    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
             (Exact Name of Registrant as Specified in its Charter)

            GEORGIA                           6025                          58-1458268
(State or other Jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)          Identification No.)

                              40 NORTH MAIN STREET
                           STATESBORO, GEORGIA 30458
                                 (912) 764-6611

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                JAMES E. HODGES
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
                              40 NORTH MAIN STREET
                           STATESBORO, GEORGIA 30458
                                 (912) 764-6611

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                WITH COPIES TO:

            WALTER G. MOELING, IV                                NEIL E. GRAYSON, ESQ.
    POWELL, GOLDSTEIN, FRAZER & MURPHY LLP            NELSON, MULLINS, RILEY & SCARBOROUGH, L.L.P.
                  SUITE 1600                                           SUITE 1400
          191 PEACHTREE STREET, N.E.                           999 PEACHTREE STREET, N.E.
            ATLANTA, GEORGIA 30303                               ATLANTA, GEORGIA 30309
                (404) 572-6600                                       (404) 817-6000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [ ]   ---------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
       TITLE OF EACH CLASS                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
          OF SECURITIES                AMOUNT TO BE         OFFERING PRICE          AGGREGATE            AMOUNT OF
         TO BE REGISTERED              REGISTERED(1)           PER UNIT         OFFERING PRICE(2)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value             877,211                N/A               $7,865,769             $2,187
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers the maximum number of shares of the common stock of the Registrant which is expected to be issued in connection with the Merger.
(2) Pursuant to Rule 457(f)(2), the registration fee was computed on the basis of the aggregate book value of the common stock of Wayne Bancorp, Inc. to be exchanged in the Merger.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              WAYNE BANCORP, INC.
                              818 S. First Street
                              Jesup, Georgia 31545

                                                                          , 1999

To the Shareholders of
Wayne Bancorp, Inc

     I am pleased to invite you to attend a Special Meeting of the shareholders of Wayne Bancorp, Inc. to be held at Wayne Bancorp, Inc.'s main office, located
at 818 S. First Street, Jesup, Georgia 31545, on           1999, at        ,
local time.

     At the Special Meeting, you will be asked to consider and vote on the merger agreement between Wayne Bancorp, Inc. and First Banking Company of Southeast Georgia. The merger agreement provides that Wayne Bancorp, Inc. will merge into First Banking Company of Southeast Georgia, and Wayne National Bank, a wholly-owned subsidiary of Wayne Bancorp, Inc., will become a wholly-owned subsidiary of First Banking Company of Southeast Georgia. As a result of the merger, each outstanding share of common stock of Wayne Bancorp, Inc. (except for shares held by Wayne Bancorp, Inc., First Banking Company of Southeast Georgia, or their subsidiaries, and shares held by shareholders of Wayne Bancorp, Inc. who exercise their dissenters' rights) will be exchanged for
1.57024 shares of First Banking Company of Southeast Georgia common stock. First Banking Company of Southeast Georgia will pay shareholders of Wayne Bancorp, Inc. cash instead of issuing fractional shares.

     Your Board believes that the merger will have many benefits. We believe that the combined company will have greater financial strength and greater opportunity and flexibility to expand and diversify. Your Board of Directors unanimously approved the merger agreement and recommends that you approve the merger agreement. Consummation of the merger is subject to certain conditions, including approval of the merger agreement by the affirmative vote by holders of a majority of the outstanding voting stock of Wayne Bancorp, Inc. and approval of the merger by various regulatory agencies.

     The accompanying Proxy Statement/Prospectus provides detailed information about the proposed merger. You should read this entire document carefully. You can also get information about First Banking Company of Southeast Georgia and Wayne Bancorp, Inc. from the Securities and Exchange Commission.

     Whether or not you plan to attend the Special Meeting, you are urged to complete, sign, and promptly return the enclosed proxy card. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed merger with First Banking Company of Southeast Georgia is a significant step for Wayne Bancorp, Inc. and your vote on this matter is of great importance.

     ON BEHALF OF THE BOARD OF DIRECTORS, I STRONGLY URGE YOU TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM ONE.

     We look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          Douglas R. Harper
                                          Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED WHETHER THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

          This Proxy Statement/Prospectus is dated             , 1999.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THE PROXY STATEMENT/ PROSPECTUS OR IN DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

     INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS ABOUT FIRST BANKING COMPANY OF SOUTHEAST GEORGIA HAS BEEN SUPPLIED BY FIRST BANKING COMPANY OF SOUTHEAST GEORGIA, AND INFORMATION ABOUT WAYNE BANCORP, INC. AND ITS SUBSIDIARY HAS BEEN SUPPLIED BY WAYNE BANCORP, INC.

     A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Each company makes forward-looking statements that are subject to risks and uncertainties in this document. First Banking Company of Southeast Georgia's public documents also contain forward-looking statements. More specifically, First Banking's current report on Form 8-K filed on January 4, 1999, pertaining to the merger of First Banking and Wayne includes forward-looking statements about possible or assumed future results of operations or the performance of First Banking Company of Southeast Georgia after the merger of Wayne Bancorp, Inc. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements. Many possible events or factors could affect the financial results and performance of each of our companies. This could cause results or performances to differ materially from those expressed in our forward-looking statements.

     You should consider these risks when you vote on the merger. These possible events or factors include the following:

 (1) our cost savings from the merger are less than we expect, or we could be unable to obtain those cost savings as soon as we expect;

 (2) we could lose more deposits, customers, or business than we expect;

 (3) competition in the banking industry could increase significantly;

 (4) our restructuring costs could be higher than we expect or our operating costs after the merger could be greater than we expect;

 (5) technological changes and systems integration could be harder to make or more expensive than we expect;

 (6) changes in the interest rate environment could reduce our margins;

 (7) general economic or business conditions could be worse than we expect;

 (8) legislative or regulatory changes could occur which adversely affect our business;

 (9) changes could occur in business conditions and inflation;

(10) changes could occur in the securities markets; and

(11) we could have more trouble obtaining regulatory approvals for the merger than we expect.

                  PROPOSED MERGER OF WAYNE BANCORP, INC. WITH
                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD             , 1999

     Wayne Bancorp, Inc. ("Wayne") will hold a Special Meeting of shareholders at the main office of Wayne, located at 818 S. First Street, Jesup, Georgia
31545, on                ,           , 1999, at                , local time, to
vote on:

          (1) Agreement and Plan of Merger, dated as of November 30, 1998 (the "Merger Agreement"), between Wayne and First Banking Company of Southeast Georgia ("First Banking"). The Merger Agreement provides that Wayne will merge with First Banking. Each outstanding share of Wayne common stock at the effective time of the merger will be exchanged for 1.57024 shares of First Banking common stock, as more fully described in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to the accompanying Proxy Statement/Prospectus as Appendix A.

          (2) Any other business as may come properly before the Special Meeting, or any adjournments or postponements.

     Only shareholders who hold their stock at the close of business on
          , 1999, will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Approval of the Merger Agreement and the transactions contemplated therein requires the affirmative vote of a majority of the issued and outstanding shares of Wayne common stock.

     The Board of Directors of Wayne unanimously recommends that shareholders vote FOR approval of the Merger Agreement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Douglas R. Harper
                                          Chief Executive Officer

Jesup, Georgia
          , 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED FORM OF PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING.

                             ---------------------

     EACH SHAREHOLDER HAS THE RIGHT TO DISSENT FROM THE MERGER AGREEMENT AND DEMAND PAYMENT OF THE FAIR VALUE OF HIS SHARES IN CASH IF THE MERGER IS CONSUMMATED. THE RIGHT OF ANY SHAREHOLDER TO RECEIVE SUCH PAYMENT IS CONTINGENT UPON STRICT COMPLIANCE WITH THE REQUIREMENTS OF TITLE 14 CHAPTER 2, ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE. THE FULL TEXT OF TITLE 14, CHAPTER 2,
ARTICLE 13, THAT DESCRIBES THE RIGHT TO DISSENT IS INCLUDED AS APPENDIX B TO THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. SEE "DESCRIPTION OF
MERGER -- DISSENTERS' RIGHTS" IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PAGE 25.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................

  THE COMPANIES.............................................
  THE MERGER................................................
  OUR REASONS FOR THE MERGER................................
  RECOMMENDATION TO WAYNE SHAREHOLDERS......................
  RECORD DATE FOR SPECIAL SHAREHOLDER MEETING...............
  VOTE REQUIRED.............................................
  WHAT WAYNE SHAREHOLDERS WILL RECEIVE......................
  REGULATORY APPROVALS......................................
  CONDITIONS TO THE MERGER..................................
  TERMINATION OF THE MERGER AGREEMENT.......................
  DISSENTERS' RIGHTS........................................
  INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER THAT ARE
     DIFFERENT FROM YOURS...................................
  IMPORTANT FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER...
  FAIRNESS OPINION..........................................
  ACCOUNTING TREATMENT OF THE MERGER........................
  CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS...............
  COMPARATIVE MARKET PRICES OF COMMON STOCK.................
  DIVIDENDS AFTER THE MERGER................................
  LISTING OF FIRST BANKING COMMON STOCK.....................
  COMPARATIVE PER SHARE DATA................................
  SELECTED FINANCIAL DATA...................................
  SELECTED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL
     DATA...................................................

RISK FACTORS................................................

  THERE IS LIMITED MARKET FOR SHARES OF FIRST BANKING COMMON
     STOCK..................................................
  THERE ARE RESTRICTIONS ON FIRST BANKING'S ABILITY TO PAY
     DIVIDENDS..............................................
  FIRST BANKING IS SUBJECT TO EXTENSIVE GOVERNMENTAL
     REGULATION.............................................
  THE FINANCIAL INSTITUTION INDUSTRY IS VERY COMPETITIVE....
  MANAGEMENT OF FIRST BANKING HOLDS A LARGE PORTION OF FIRST
     BANKING COMMON STOCK...................................
  FIRST BANKING'S ARTICLES OF INCORPORATION AND BYLAWS MAY
     PREVENT TAKEOVER BY ANOTHER COMPANY....................
  FIRST BANKING AND WAYNE COULD EXPERIENCE PROBLEMS,
     EXPENSES OR LIABILITIES RELATING TO YEAR 2000 ISSUES...

MEETING OF WAYNE SHAREHOLDERS...............................

  DATE, PLACE, TIME, AND PURPOSE............................
  RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND
     REVOCABILITY OF PROXIES................................

                                                              PAGE
                                                              ----
DESCRIPTION OF THE MERGER...................................

  GENERAL...................................................
  BACKGROUND OF AND REASONS FOR THE MERGER..................
  OPINION OF WAYNE'S FINANCIAL ADVISOR......................
  EFFECTIVE DATE OF THE MERGER..............................
  DISTRIBUTION OF FIRST BANKING CERTIFICATES................
  CONDITIONS TO CONSUMMATION OF THE MERGER..................
  REGULATORY APPROVALS......................................
  WAIVER, AMENDMENT, AND TERMINATION........................
  DISSENTERS' RIGHTS........................................
  CONDUCT OF BUSINESS PENDING THE MERGER....................
  MANAGEMENT AND OPERATIONS AFTER THE MERGER; INTERESTS OF
     CERTAIN PERSONS IN THE MERGER..........................
  CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................
  ACCOUNTING TREATMENT......................................
  EXPENSES AND FEES.........................................
  RESALES OF FIRST BANKING COMMON STOCK.....................

DESCRIPTION OF FIRST BANKING COMMON STOCK...................

EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS..............

  AUTHORIZED CAPITAL STOCK..................................
  BOARD OF DIRECTORS........................................
  REMOVAL OF DIRECTORS......................................
  VOTE REQUIRED FOR SHAREHOLDER APPROVAL....................
  SPECIAL MEETING OF SHAREHOLDERS...........................

COMPARATIVE MARKET PRICES AND DIVIDENDS.....................

BUSINESS OF WAYNE...........................................

  GENERAL...................................................
  COMPETITION...............................................
  EMPLOYEES.................................................
  MANAGEMENT STOCK OWNERSHIP................................
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS....................

BUSINESS OF FIRST BANKING...................................

  GENERAL...................................................
  COMPETITION...............................................
  EMPLOYEES.................................................
  LOAN PORTFOLIO............................................
  CREDIT UNDERWRITING AND MONITORING........................
  DIRECTORS AND EXECUTIVE OFFICERS..........................

                                                              PAGE
                                                              ----
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION OF FIRST BANKING.............................
  CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS...........

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION................

SHAREHOLDER PROPOSALS.......................................

EXPERTS.....................................................

LEGAL MATTERS...............................................

OTHER MATTERS...............................................

WHERE YOU CAN FIND MORE INFORMATION ABOUT FIRST BANKING AND
  WAYNE.....................................................

INDEX TO FIRST BANKING DATA.................................

INDEX TO WAYNE FINANCIAL DATA...............................

APPENDIX A     AGREEMENT AND PLAN OF MERGER.................   A-1

APPENDIX B     DISSENTERS' RIGHTS...........................   B-1

APPENDIX C     FAIRNESS OPINION.............................   C-1

                                    SUMMARY

     This summary highlights selected information from this Proxy
Statement/Prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire Proxy Statement/Prospectus and its appendices carefully before you decide to vote.

THE COMPANIES (Page 40 for Wayne, Page 61 for First Banking)

                              WAYNE BANCORP, INC.
                              818 S. First Street
                              Jesup, Georgia 31545
                                 (912) 427-2267

     Wayne is a bank holding company headquartered in Jesup, Georgia. Wayne is the sole shareholder of Wayne National Bank. Wayne National Bank has one banking office and offers a broad range of banking and banking-related services. As of September 30, 1998, Wayne's total assets were approximately $47 million, deposits were approximately $40 million, and shareholders' equity was approximately $7 million.

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
                              40 North Main Street
                           Statesboro, Georgia 30458
                                 (912) 764-6611

     First Banking is a bank holding company headquartered in Statesboro, Georgia. First Banking is the sole shareholder of the following depository institutions: First Bulloch Bank & Trust Company, Metter Banking Company, and First National Bank of Effingham. Through its subsidiaries, First Banking offers a full array of retail banking services through ten offices in Statesboro, Metter, Springfield and Rincon, Georgia. As of September 30, 1998, First Banking's total assets were approximately $378 million, deposits were approximately $317 million, and shareholders' equity was approximately $44 million.

THE MERGER (Page 14)

     The Merger Agreement provides for the acquisition of Wayne by First Banking through the merger of Wayne into First Banking.

     A copy of the Merger Agreement is included as Appendix A to this Proxy Statement/Prospectus. We encourage you to read the Merger Agreement since it is the legal document that governs the merger.

OUR REASONS FOR THE MERGER (Page 14)

     The Wayne Board of Directors unanimously approved the Merger Agreement. In deciding to approve the Merger Agreement, the Wayne Board of Directors considered a number of factors, including:

     1. The current and prospective economic and competitive environment facing financial institutions;
     2. The Wayne Board's review of alternatives to the merger;
     3. The business, operations, earnings, and financial condition, including the capital levels and asset quality, of First Banking on both an historical and prospective basis;

 4. The geographic and business fit of First Banking and Wayne;
 5. First Banking's decentralized style of management, which would enable Wayne to maintain its name, its Wayne County community bank image, and its responsiveness to its customers;
 6. The terms of the Merger Agreement and the opinion of Stevens & Company that the terms of the Merger Agreement were fair to the shareholders of Wayne from a financial point of view;
 7. The financial advice rendered by Stevens & Company;
 8. The expectation that the merger would be tax-free for federal income tax purposes for Wayne's shareholders (other than with respect to cash received in the merger, including any cash paid in lieu of fractional shares);
 9. The liquidity of First Banking's common stock; and
10. The strong likelihood that regulatory approval for the merger would be obtained.

     The First Banking Board of Directors believes that the merger is in the best interests of First Banking and its shareholders. The First Banking Board of Directors unanimously approved the Merger Agreement. In deciding to approve the Merger Agreement and the issuance of shares of First Banking common stock to Wayne shareholders in the merger, the First Banking Board of Directors considered a number of factors, including:

 1. The financial condition of Wayne;
 2. The likelihood of regulators approving the merger without undue conditions or delay;
 3. The financial and nonfinancial terms of the merger; and
 4. The compatibility and the community bank orientation of First Banking and Wayne.

     The Boards of Directors of Wayne and First Banking believe that the merger will result in a company with expanded opportunities for profitable growth and that the combined resources and capital of Wayne and First Banking will provide greater ability to compete in the changing and competitive financial services industry.

RECOMMENDATION TO WAYNE SHAREHOLDERS (Page 16)

     The Wayne Board believes that the merger of Wayne and First Banking is in the best interests of Wayne and Wayne's shareholders. The Wayne Board unanimously recommends that you vote FOR approval of the Merger Agreement.

WAYNE SPECIAL SHAREHOLDER MEETING (Page 12)

     The Special Meeting will be held at the main office of Wayne, located at
818 S. First Street, Jesup, Georgia, on                ,           , 1999, at
               , local time. The Wayne Board of Directors is soliciting proxies for use at the Special Meeting of Wayne shareholders. At the Special Meeting the Wayne Board of Directors will ask the Wayne shareholders to vote on a proposal to approve the merger of Wayne into First Banking.

RECORD DATE FOR SPECIAL SHAREHOLDER MEETING (Page 13)

     You may vote at the Special Meeting if you owned Wayne common stock as of
the close of business on           , 1999. You will have one vote for each share
of Wayne common stock you owned on           , 1999. You can revoke your proxy
at any time prior to the vote at the Special Meeting.

VOTE REQUIRED (Page 13)

     In order to approve the merger, shareholders holding a majority of the outstanding shares of Wayne common stock must approve the Merger Agreement. As of the Wayne record date, all directors and executive officers of Wayne as a group (12 persons) could vote approximately 279,468 shares of Wayne common stock, constituting approximately 50% of the total number of shares of Wayne common stock outstanding at that date. The Wayne directors and executive officers have committed to vote their shares of Wayne common stock in favor of the merger. First Banking holds no shares of Wayne common stock.

WHAT WAYNE SHAREHOLDERS WILL RECEIVE (Page 14)

     As a result of the merger, First Banking will pay Wayne shareholders
1.57024 shares of First Banking common stock for each share of Wayne common stock that they own. Wayne shareholders will not receive fractional shares. Instead, they will receive a check in payment for any fractional shares based on the market value of First Banking common stock. The market value is determined by the last sale price of First Banking common stock on the Nasdaq National Market (as reported by The Wall Street Journal) on the last trading day before the merger becomes effective.

     Once the merger is complete, First Banking's transfer agent will mail to you materials and instructions for you to exchange your Wayne stock certificates for First Banking stock certificates.

     WAYNE SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY ARE INSTRUCTED TO DO SO AFTER THE MERGER.

REGULATORY APPROVALS (Page 23)

     We cannot complete the merger until we receive approval of Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Georgia Department of Banking and Finance (the "GDBF"). First Banking and Wayne filed applications with the Federal Reserve and GDBF seeking approval of the merger. It is possible that the Federal Reserve or GDBF approvals will impose conditions or restrictions that First Banking or Wayne believes materially and adversely affect the economic or business benefits of the merger.

CONDITIONS TO THE MERGER (Page 22)

     The completion of the merger depends upon First Banking and Wayne satisfying a number of conditions, including:

     1. Wayne shareholders must approve the Merger Agreement;
     2. First Banking and Wayne must receive a legal opinion confirming the tax-free nature of the merger;
     3. First Banking and Wayne must receive a letter from First Banking's independent accountants stating that the merger will qualify for pooling-of-interests accounting treatment; and
     4. First Banking and Wayne must receive all required regulatory approvals and any waiting periods required by law must have passed.

TERMINATION OF THE MERGER AGREEMENT (Page 24)

     Either First Banking or Wayne can terminate the Merger Agreement without completing the merger if, among other things, any of the following occurs:

     1. The merger is not completed by April 30, 1999;
     2. The shareholders of Wayne do not approve the merger; or
     3. The other party breaches or materially fails to comply with any of its representations or warranties or obligations under the Merger Agreement.

     In certain instances, including a breach of representation, warranty, covenant or agreement or failure of the Wayne shareholders to approve the Merger Agreement, either First Banking or Wayne will be required to pay the other party the lesser of $100,000 or actual costs of the other party incurred in connection with the merger. If the merger is not consummated, First Banking will continue to operate as a bank holding company under its present management and Wayne will continue to operate as a bank holding company under its present management.

DISSENTERS' RIGHTS (Page 25 and Appendix B)

     The Georgia Business Corporation Code (the "Georgia Code") provides that a Wayne shareholder may receive cash for the "fair value" of his or her shares if the Wayne shareholder does not vote in favor of the merger and complies with certain notice requirements and other procedures. If you wish to dissent, you must follow specific procedures to exercise the right to dissent or the right to dissent may be lost. The procedures to exercise dissenters' rights are described in this Proxy Statement/Prospectus and the provisions of the Georgia Code that describe the procedures are attached as Appendix B.

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER THAT ARE DIFFERENT FROM YOURS (Page 30)

     Certain members of Wayne's management and Board of Directors have interests in the merger that are different from your interests. The Merger Agreement states that, as a condition to completing the merger, First Banking and Douglas
R. Harper, President of Wayne, will execute an Employment Agreement. The Employment Agreement provides that Mr. Harper will serve as President and Chief Executive Officer of Wayne National Bank. The Merger Agreement also provides that J. Ashley Dukes, Chairman of the Board of Wayne, will be appointed to the Board of Directors of First Banking when the merger is complete.

     The Merger Agreement also states that First Banking will indemnify the Wayne directors and officers. First Banking has also agreed to provide the officers and employees of Wayne with certain employee benefits that First Banking already provides to its officers and employees. The First Banking and Wayne Boards of Directors were aware of these interests and considered them when approving the Merger Agreement.

IMPORTANT FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (Page 31)

     We expect that First Banking, Wayne and their shareholders will not recognize any gain or loss for U.S. federal income tax purposes in the merger, except in connection with any cash that Wayne shareholders receive instead of fractional shares. Both companies have received a legal opinion that this will be the case. This legal opinion is filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part. The opinion will not bind the Internal Revenue Service, which could take a different view. This tax treatment will not apply to any Wayne shareholder who exercises dissenters' rights. Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. The tax treatment will depend on your specific situation and many variables not within our control. You should consult your own tax advisor for a full understanding of the merger's tax consequences.

FAIRNESS OPINION (Page 18)

     Wayne hired Stevens & Company ("Stevens") to act as its financial advisor in connection with the merger. Stevens is a financial consulting and investment banking firm that specializes in community bank transactions. Stevens will receive a fee for its services, a significant portion of which is contingent upon consummation of the merger. Stevens has given Wayne its written opinion that the merger is fair to the shareholders from a financial point of view. Its opinion is attached as Appendix C.

ACCOUNTING TREATMENT OF THE MERGER (Page 33)

     First Banking and Wayne intend for the merger to be accounted for as a "pooling-of-interests," which means that, for accounting and financial reporting purposes, we will treat Wayne and First Banking as if they had always been one company. First Banking has the right not to complete the merger if it does not receive a letter from First Banking's independent public accountants that the merger will qualify as a "pooling-of-interests."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS (Page 35)

     The rights of First Banking shareholders differ from the rights of Wayne shareholders in certain important respects, some of which constitute additional anti-takeover provisions provided for in First Banking's governing documents.

COMPARATIVE MARKET PRICES OF COMMON STOCK (Page 38)

     First Banking common stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "FBCG." On October 20, 1998, the last day prior to public announcement of the merger between First Banking and Wayne, the last reported sale price per share of First Banking common stock on the Nasdaq National Market was $25.125.

     On January 8, 1999, there were 951 shareholders of record of Wayne common stock. No established trading market for Wayne common stock exists. Because transactions in Wayne common stock are infrequent and because such transactions are not reported on an exchange or other organized trading system, Wayne does not have reliable data regarding recent trading activity in Wayne common stock.

     On             , 1999, the latest practicable date prior to the mailing of this Proxy Statement/ Prospectus, the last reported sale price per share of
First Banking common stock on the Nasdaq National Market was $          . The
resulting equivalent pro forma price per share of Wayne common stock was
$          . The equivalent per share price of a share of Wayne common stock at each specified date represents the closing sale price of a share of First Banking common stock on that date multiplied by the exchange ratio of 1.57024. There can be no assurance as to what the market price of First Banking common stock will be if and when the merger is consummated.

DIVIDENDS AFTER THE MERGER (Page 38)

     Wayne paid its first annual dividend in the first quarter of 1998. First Banking has paid regular cash dividends every quarter since 1990. Although First Banking currently plans to continue to pay quarterly cash dividends, First Banking cannot assure you that it will always pay dividends.

LISTING OF FIRST BANKING COMMON STOCK (Page 23)

     First Banking will list the shares of First Banking common stock to be issued in connection with the merger on the Nasdaq National Market.

RISK FACTORS (Page 11)

     In determining whether to approve the Merger Agreement, you should consider the various risks associated with an investment in First Banking common stock. These risks include:

     (1) There is a limited market for First Banking common stock;
     (2) there are restrictions on First Banking's ability to pay dividends;
     (3) First Banking is subject to extensive governmental regulations;
     (4) the financial industry is very competitive;
     (5) management of First Banking holds a large portion of First Banking common stock;
     (6) First Banking's Articles of Incorporation and Bylaws may prevent takeover by another company; and
     (7) First Banking and Wayne could experience problems, expenses or liability relating to the Year 2000.

COMPARATIVE PER SHARE DATA

     The following table shows certain data relating to income, cash dividends, and book value on (1) an historical basis for First Banking and Wayne; (2) an unaudited pro forma combined basis per share of First Banking and Wayne common stock, giving effect to the merger; and (3) an equivalent pro forma basis per share of Wayne common stock, giving effect to the merger. The Wayne and First Banking pro forma combined information and the Wayne pro forma equivalent information give effect to the merger on a pooling-of-interests accounting basis and reflects the exchange ratio of 1.57024 shares of First Banking common stock for each share of Wayne common stock. This data should be read in conjunction with the unaudited pro forma condensed financial statements and the separate historical financial statements of First Banking and Wayne and notes thereto included elsewhere in this Proxy Statement/Prospectus. You should not rely on the pro forma information as being indicative of the historical results that we would have achieved or the future results we will achieve after the merger.

                                                               AS OF AND FOR THE
                                                 ----------------------------------------------
                                                 NINE MONTHS ENDED     YEAR ENDED DECEMBER 31,
                                                 ------------------    ------------------------
                                                 SEPTEMBER 30, 1998     1997     1996     1995
                                                 ------------------    ------    -----    -----
Net Income Per Common and Potential Common
  Share -- Basic
  First Banking historical...................           0.93            1.16     1.10     1.00
  Wayne historical...........................           1.79            2.58     2.19     1.33
  First Banking and Wayne pro forma
     combined(1).............................           0.96            1.22     1.14     0.99
  Wayne pro forma equivalent(2)..............           1.51            1.92     1.79     1.55

                                                               AS OF AND FOR THE
                                                 ----------------------------------------------
                                                 NINE MONTHS ENDED     YEAR ENDED DECEMBER 31,
                                                 ------------------    ------------------------
                                                 SEPTEMBER 30, 1998     1997     1996     1995
                                                 ------------------    ------    -----    -----
Net Income Per Common and Potential Common
  Share -- Diluted
  First Banking historical...................           0.93            1.16     1.10     1.00
  Wayne historical...........................           1.64            2.35     1.99     1.22
  First Banking and Wayne pro forma
     combined (1)............................           0.95            1.21     1.12     0.98
  Wayne pro forma equivalent(2)..............           1.49            1.90     1.76     1.54
Dividends Declared Per Common Share
  Outstanding at Period End
  First Banking historical...................           0.39            0.47     0.38     0.31
  Wayne historical...........................             --            0.25       --       --
  First Banking and Wayne pro forma combined
     (1)(4)..................................           0.39            0.47     0.38     0.31
  Wayne pro forma equivalent (3).............           0.61            0.74     0.60     0.49
Book Value Per Common Share Outstanding at
  the Period End
  First Banking historical (5)...............           9.33            8.72       --       --
  Wayne historical (5).......................          15.66           14.23       --       --
  First Banking and Wayne pro forma combined
     (1).....................................           9.38(6)         8.77       --       --
  Wayne pro forma equivalent (2).............          14.73           13.77       --       --

---------------

(1) Represents the pro forma combined information of First Banking and Wayne as if the merger was consummated at the beginning of the period and was accounted for as a pooling-of-interests.
(2) Represents the pro forma combined per common share amounts multiplied by the exchange ratio of 1.57024 shares of First Banking common stock for each share of Wayne common stock.
(3) Represents historical dividends declared per share by First Banking multiplied by the exchange ratio of 1.57024 shares of First Banking common stock for each share of Wayne common stock.
(4) Represents historical dividends paid by First Banking, as it is assumed that First Banking will not change its dividend policy as a result of the merger.
(5) Historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period.
(6) First Banking and Wayne anticipate that they will incur combined direct transaction costs estimated to be $265,000 associated with the Merger, of which approximately $154,000 has been charged to operations in total for First Banking and Wayne in the fourth quarter of 1998 and the remainder will be charged to operations as incurred in 1999. The pro forma book value per share data gives effect to such estimated costs resulting in a $185,000 charge, net of tax, as if such costs had been incurred as of September 30, 1998. These costs are not included in the pro forma income per share data. See "Pro Forma Financial Information."

SELECTED FINANCIAL DATA

     The following tables present certain selected historical financial information for First Banking and Wayne and are derived from the consolidated financial statements (and related notes) of First Banking and Wayne contained in or incorporated by reference to this Proxy Statement/Prospectus. This information is only a summary and should be read in conjunction with each company's historical financial statements (and related notes), and other financial information concerning First Banking and Wayne contained in or incorporated by reference to this Proxy Statement/Prospectus.

     Interim unaudited data for the nine month periods ended September 30, 1998 and 1997 of First Banking and Wayne reflect, in the opinion of the respective managements of First Banking and Wayne, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information. Results for the nine month period ended September 30, 1998 is not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                      AS OF AND FOR
                                     THE NINE MONTHS
                                   ENDED SEPTEMBER 30,       AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                               ---------------------------   ------------------------------------------
                                   1998           1997           1997           1996           1995
                               ------------   ------------   ------------   ------------   ------------
FIRST BANKING ONLY
Interest Income..............  $ 24,299,289   $ 23,402,485   $ 31,462,731   $ 30,567,977   $ 27,447,803
Interest Expense.............    11,100,750     10,909,186     14,635,093     14,407,335     12,418,044
                               ------------   ------------   ------------   ------------   ------------
  Net Interest Income........    13,198,539     12,493,299     16,827,638     16,160,642     15,029,759
Provision for Loan Losses....       660,253        737,285        932,285        694,911        859,300
                               ------------   ------------   ------------   ------------   ------------
  Net Interest Income After
    Provision................    12,538,286     11,756,014     15,895,353     15,465,731     14,170,459
Non-Interest Income..........     2,298,320      2,090,682      2,934,843      2,539,412      2,329,914
Non-Interest Expense.........     8,714,805      8,130,247     11,107,605     10,430,664      9,841,705
                               ------------   ------------   ------------   ------------   ------------
Income Before Income Taxes...     6,121,801      5,716,449      7,722,591      7,574,479      6,658,668
Provision for Income Taxes...     1,737,942      1,707,804      2,258,707      2,400,517      1,952,700
                               ------------   ------------   ------------   ------------   ------------
  Net Income.................  $  4,383,859   $  4,008,645   $  5,463,884   $  5,173,962   $  4,705,968
                               ============   ============   ============   ============   ============
Net Income Per Common and
  Potential Common Share:
  Basic......................  $       0.93   $       0.85   $       1.16   $       1.10   $       1.00
  Diluted....................          0.93           0.85           1.16           1.10           1.00
Cash Dividends:
  Declared...................  $  1,824,673   $  1,643,565   $  2,207,930   $  1,699,119   $  1,274,321
  Per Share Outstanding at
    Period End (1)...........          0.39           0.35           0.47           0.38           0.31
Book Value at Period End --
  Per Share and Outstanding
    at Period End (1)........  $       9.33   $       8.50   $       8.72   $       7.96   $       7.27
Weighted Average Common and
  Potential Common Shares
Outstanding:
  Basic (1)..................     4,702,866      4,690,525      4,691,164      4,690,769      4,690,961
  Diluted (1)................     4,715,008      4,691,715      4,694,695      4,690,769      4,690,961
Total Assets.................  $378,487,238   $377,190,604   $411,222,876   $384,035,982   $350,366,037
Other Borrowed Money.........    11,153,016      8,960,149      9,418,343     10,917,951      7,324,447


                               AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                               ---------------------------
                                   1994           1993
                               ------------   ------------
FIRST BANKING ONLY
Interest Income..............  $ 21,319,846   $ 19,192,984
Interest Expense.............     8,271,364      7,557,384
                               ------------   ------------
  Net Interest Income........    13,048,482     11,635,600
Provision for Loan Losses....       632,073        726,768
                               ------------   ------------
  Net Interest Income After
    Provision................    12,416,409     10,908,832
Non-Interest Income..........     2,330,957      2,265,727
Non-Interest Expense.........     9,256,325      8,459,465
                               ------------   ------------
Income Before Income Taxes...     5,491,041      4,715,094
Provision for Income Taxes...     1,658,918      1,340,865
                               ------------   ------------
  Net Income.................  $  3,832,123   $  3,374,229
                               ============   ============
Net Income Per Common and
  Potential Common Share:
  Basic......................  $       0.82   $       0.72
  Diluted....................          0.82           0.72
Cash Dividends:
  Declared...................  $    998,227   $    798,582
  Per Share Outstanding at
    Period End (1)...........          0.24           0.19
Book Value at Period End --
  Per Share and Outstanding
    at Period End (1)........  $       6.24   $       5.95
Weighted Average Common and
  Potential Common Shares
Outstanding:
  Basic (1)..................     4,691,186      4,691,186
  Diluted (1)................     4,691,186      4,691,186
Total Assets.................  $296,510,542   $264,499,807
Other Borrowed Money.........     4,629,876        819,323

---------------

(1) The book value per share, cash dividends, and average shares outstanding reflect the 8-for-5 stock split effected in the form of a 60% stock dividend effective May 15, 1995, the five-for-four stock split effected in the form of a 25% stock dividend effective June 30, 1997, the five-for-four stock split effected in the form of a 25% stock dividend effective May 29, 1998, and the acquisition of Effingham Bank.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                      AS OF AND FOR
                                     THE NINE MONTHS
                                   ENDED SEPTEMBER 30,                   AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                -------------------------   -------------------------------------------------------------------
                                   1998          1997          1997          1996          1995          1994          1993
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
WAYNE ONLY
Interest Income...............  $ 2,959,036   $ 2,649,029   $ 3,621,079   $ 3,053,953   $ 2,458,153   $ 1,843,583   $ 1,455,777
Interest Expense..............    1,069,836       944,512     1,300,994     1,065,545     1,028,414       692,489       534,135
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Net Interest Income.........    1,889,200     1,704,517     2,320,085     1,988,408     1,429,739     1,151,094       921,642
Provision for Loan Losses.....      135,000       108,000       154,000        90,000            --            --        15,000
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Net Interest Income
    After Provision...........    1,754,200     1,596,517     2,166,085     1,898,408     1,429,739     1,151,094       906,642
Non-Interest Income...........      528,119       436,235       629,921       568,901       508,048       450,152       480,872
Non-Interest Expense..........    1,099,715     1,014,687     1,357,913     1,272,510     1,214,310     1,209,657     1,152,453
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income Before Income Taxes....    1,182,604     1,018,065     1,438,093     1,194,799       723,477       391,589       235,061
Provision for Income Taxes....      363,080       288,221       412,763       366,651       225,668       134,448        80,345
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net Income....................  $   819,524   $   729,844   $ 1,025,330   $   828,148   $   497,809   $   257,141   $   154,716
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
Net Income Per Common and
  Potential Common Share:
  Basic.......................  $      1.79   $      1.85   $      2.58   $      2.19   $      1.33   $      0.69   $      0.42
  Diluted.....................         1.64          1.63          2.35          1.99          1.22          0.69          0.42
Cash Dividends:
  Declared....................           --            --       114,722            --            --            --            --
  Per Share Outstanding at
    Period End................           --            --          0.25            --            --            --            --
Book Value at Year End --
  Per Share Outstanding at
    Period End................  $     15.66   $     13.99   $     14.23   $     12.25   $     10.15   $      8.50   $      7.89
Weighted Average Common and
  Potential Common Shares
  Outstanding:
  Basic.......................      457,931       394,763       397,245       377,786       374,660       370,230       370,230
  Diluted.....................      500,231       447,568       436,947       415,620       406,535       370,230       370,230
Total Assets..................  $47,271,382   $41,346,906   $51,058,542   $43,234,750   $37,650,768   $33,484,280   $23,075,246
Other Borrowed Money..........           --            --            --            --            --            --            --

SELECTED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

     The following selected unaudited pro forma financial data is derived from the unaudited pro forma condensed financial statements which give effect to the merger as of the dates and for the periods indicated, assuming the merger is accounted for as a pooling-of-interests. This information should be read in conjunction with the unaudited pro forma financial information appearing elsewhere in this Proxy Statement/Prospectus. You should not rely on the pro forma information as being indicative of the historical results that we would have achieved or the future results we will achieve after the merger. For purposes of the pro forma condensed balance sheet data, First Banking's consolidated balance sheet at September 30, 1998 has been combined with Wayne's balance sheet at that date and has been adjusted to reflect $185,000 (net of tax) of estimated costs of the transaction. For purposes of the pro forma condensed statement of income data, First Banking's consolidated results of operations for each of the fiscal years ended December 31, 1997, 1996 and 1995 and for the nine month period ended September 30, 1998 have been combined with Wayne's results of operations for each of those periods respectively.

                       SELECTED PRO FORMA FINANCIAL DATA

                                                                    FOR THE YEAR ENDED
                                        FOR THE NINE                   DECEMBER 31,
                                        MONTHS ENDED      ---------------------------------------
                                     SEPTEMBER 30, 1998      1997          1996          1995
                                     ------------------   -----------   -----------   -----------
EARNINGS DATA
  Interest Income..................     $27,258,325       $35,083,810   $33,621,930   $29,905,956
  Interest Expense.................      12,170,586        15,936,087    15,472,880    13,446,458
                                        -----------       -----------   -----------   -----------
  Net Interest Income..............      15,087,739        19,147,723    18,149,050    16,459,498
  Provision for Loan Losses........         795,253         1,086,285       784,911       859,300
  Non-interest Income..............       2,826,439         3,564,764     3,108,313     2,837,962
  Non-interest Expense.............       9,814,520        12,465,518    11,703,174    11,056,015
  Income Taxes.....................       2,101,022         2,671,470     2,767,168     2,178,368
                                        -----------       -----------   -----------   -----------
  Net Income.......................     $ 5,203,383       $ 6,489,214   $ 6,002,110   $ 5,203,777
                                        ===========       ===========   ===========   ===========
  Net Income per Common and
     Potential Common Share
  Basic............................     $      0.96       $      1.22   $      1.14   $      0.99
  Diluted..........................            0.95              1.21          1.12          0.98

                               AS OF
                         SEPTEMBER 30, 1998
                         ------------------
BALANCE SHEET DATA
  Total assets.........     $425,758,620
  Federal funds sold...       10,965,000
  Investment
     securities........       79,152,180
  Loans, net...........      285,021,179
  Deposits.............      357,189,304
  Other borrowings.....       11,153,016
  Stockholders'
     equity............       50,870,222
DIVIDEND DATA
  Cash dividends
     declared..........     $  1,824,673
  Dividends per
     share.............             0.39

                                  RISK FACTORS

     In deciding whether to approve the Merger Agreement, you should consider the various risks associated with an investment in First Banking common stock, including, but not limited to, the following:

THERE IS A LIMITED MARKET FOR SHARES OF FIRST BANKING COMMON STOCK

     While First Banking common stock is listed and traded on the Nasdaq National Market, there has only been limited trading activity of First Banking common stock. The average daily trading volume of First Banking common stock over the nine-month period ending September 30, 1998 was approximately 1,059 shares, and on some days the trading volume for shares of First Banking common stock was zero. First Banking does not anticipate that First Banking's acquisition of Wayne will cause any significant change in the trading of First Banking common stock.

THERE ARE RESTRICTIONS ON FIRST BANKING'S ABILITY TO PAY DIVIDENDS

     First Banking must comply with Georgia corporate law and rules and regulations of bank regulators before it can pay any dividends. The Board of Directors of First Banking must authorize First Banking to pay any dividends and First Banking must have sufficient funds to pay dividends. First Banking's only sources of income are dividends and other payments that the subsidiaries of First Banking make to First Banking. Certain statutes and regulations restrict the ability of First Banking's subsidiaries to pay dividends to First Banking.

FIRST BANKING IS SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION

     First Banking, Wayne, and their respective subsidiaries are currently subject to extensive governmental regulation. First Banking and Wayne, as bank holding companies, are primarily regulated by the Federal Reserve. First Bulloch Bank & Trust Company and Metter Banking Company are primarily regulated by the Federal Deposit Insurance Corporation ("FDIC") and the GDBF. First National Bank of Effingham and Wayne National Bank are primarily regulated by the Office of the Comptroller of the Currency (the "OCC") and the FDIC. The federal and state bank regulators of these entities have the ability, should the situation require, to place significant regulatory and operational restrictions upon First Banking and its subsidiaries. Any restrictions that the federal and state bank regulators impose could affect the profitability of First Banking and its subsidiaries.

THE FINANCIAL INSTITUTION INDUSTRY IS VERY COMPETITIVE

     First Banking and its subsidiaries compete directly with financial institutions that are well established. Many of First Banking's competitors have significantly greater resources and lending limits than First Banking and its subsidiaries. As a result of those greater resources, the large financial institutions that First Banking competes with may be able to provide a broader range of services to their customers than First Banking and may be able to afford newer and more sophisticated technology than First Banking. The long-term success of First Banking will be dependent on the ability of First Banking's subsidiaries to compete successfully with other financial institutions in their service areas.

MANAGEMENT OF FIRST BANKING HOLDS A LARGE PORTION OF FIRST BANKING COMMON STOCK

     The directors and executive officers of First Banking beneficially own approximately 885,000 shares of First Banking common stock, or approximately 19% of the total outstanding shares of First Banking. As a result, First Banking's management has significant control of First Banking.

FIRST BANKING'S ARTICLES OF INCORPORATION AND BYLAWS MAY PREVENT TAKEOVER BY ANOTHER COMPANY

     First Banking's Articles of Incorporation and Bylaws divide the Board of Directors of First Banking into three classes, as nearly equal in size as possible, with staggered three-year terms. One class is elected each year. The classification of the Board of Directors could have the effect of making it more difficult for a company to acquire control of First Banking. First Banking is also subject to provisions of the Georgia Code and the First Banking Articles of Incorporation which relate to business combinations with interested shareholders.

FIRST BANKING AND WAYNE COULD EXPERIENCE PROBLEMS, EXPENSES OR LIABILITIES RELATING TO YEAR 2000 ISSUES

     It is possible that First Banking's and Wayne's current computer systems, software products or other business systems, or those of First Banking's or Wayne's suppliers or customers, will not always accept input of, store, manipulate and output dates in the years 1999, 2000 or thereafter without error or interruption. First Banking and Wayne have conducted reviews of their business systems, including their computer systems, to attempt to identify ways in which problems in correctly processing date information could affect their systems. In addition, First Banking and Wayne are requesting assurances from all software vendors from which they have purchased or from which they may purchase or license software that the software will correctly process all date information at all times. First Banking and Wayne are querying their customers and suppliers about their progress in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches and is reached. However, First Banking and Wayne cannot assure that First Banking and Wayne will identify all date-handling problems in their business systems before any problems occur, or that First Banking and Wayne will be able to successfully remedy problems that are discovered. The expenses of First Banking's and Wayne's efforts to identify and address such problems, or the expenses or liabilities to which First Banking and Wayne may experience as a result of Year 2000 problems, could have a material adverse effect on First Banking's results of operations and financial condition.

                         MEETING OF WAYNE SHAREHOLDERS

DATE, PLACE, TIME, AND PURPOSE

     The Wayne Board of Directors is sending you this Proxy Statement/Prospectus in connection with the solicitation by the Wayne Board of Directors of proxies for use at the Special Meeting. At the Special Meeting, the Wayne Board of Directors will ask you to vote on a proposal to approve the Merger Agreement. Wayne will pay the costs associated with the solicitation of proxies for the Special Meeting. The Special Meeting will be held at the main office of Wayne,
located at 818 S. First Street, Jesup, Georgia, on                ,           ,
1999 at                , local time.

RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND REVOCABILITY OF PROXIES

     Wayne has set the close of business on           , 1999, as the Wayne
Record Date for determining holders of outstanding shares of Wayne common stock entitled to notice of and to vote at the Special Meeting. Only holders of Wayne common stock of record on the books of Wayne at the close of business on the Wayne Record Date are entitled to notice of and to vote at the Special Meeting. As of the Wayne Record Date, there were 558,648 shares of Wayne common stock issued and outstanding and entitled to vote at the Special Meeting, which shares were held by 951 holders of record. First Banking holds no shares of Wayne common stock.

     Wayne shareholders are entitled to one vote for each share of Wayne common stock owned on the Wayne Record Date. The vote required for the approval of the Merger Agreement is a majority of the issued and outstanding shares of Wayne common stock entitled to vote at the Special Meeting. Consequently, with respect to the proposal to approve the Merger Agreement, abstentions and broker non-votes will be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval. Thus, an abstention or a broker non-vote will have the same effect as a vote "against" such proposal.

     The designated proxy holder will vote shares of Wayne common stock, if such proxies are properly executed, received in time and not revoked, in accordance with the instructions on the proxies. IF THE PROXY DOES NOT CONTAIN INSTRUCTIONS OF HOW TO VOTE, THE PROXY HOLDERS WILL VOTE FOR APPROVAL OF THE MERGER AGREEMENT. ADDITIONALLY, IF YOU DO NOT INCLUDE INSTRUCTIONS WITH YOUR PROXY, THE PROXY HOLDER WILL USE HIS OR HER DISCRETION TO VOTE ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING. FURTHER, IF YOU DO NOT INCLUDE INSTRUCTIONS WITH YOUR PROXY ABOUT HOW TO VOTE AT THE SPECIAL MEETING, YOU WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS. SEE "DESCRIPTION OF
MERGER -- DISSENTERS' RIGHTS." If necessary, the proxy holder may vote in favor of a proposal to adjourn the Special Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the proposal at the time of the Special Meeting. No proxy that is voted against the approval of the Merger Agreement will be voted in favor of an adjournment of the Special Meeting in order to permit further solicitation of proxies.
--------------------------------------------------------------------------------
 FAILURE EITHER TO VOTE BY PROXY OR IN PERSON AT THE SPECIAL MEETING WILL HAVE
      THE EFFECT OF A VOTE CAST AGAINST APPROVAL OF THE MERGER AGREEMENT.

--------------------------------------------------------------------------------

     A Wayne shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (1) giving written notice of revocation to the President of Wayne, (2) properly submitting to Wayne a duly executed proxy bearing a later date, or (3) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Wayne Bancorp, Inc., 818 S. First Street, Jesup, Georgia 35145; Attention: Douglas Harper, President.

     As of the Wayne Record Date, all directors and executive officers of Wayne as a group (12 persons) were entitled to vote 279,488 shares of Wayne common stock, constituting approximately 50% of the total number of shares of Wayne common stock outstanding at that date, and have committed to vote their shares of Wayne common stock in favor of the Merger Agreement. As of the Wayne Record Date, First Banking held no shares of Wayne common stock. See "BUSINESS OF WAYNE -- Management Stock Ownership."

                           DESCRIPTION OF THE MERGER

     The following information describes certain aspects of the merger. This description is not complete and is qualified in its entirety by reference to the Appendices hereto, including the Merger Agreement, which is attached as Appendix A to this Proxy Statement/Prospectus and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

GENERAL

     Upon consummation of the merger, Wayne will merge with and into First Banking. First Banking will survive the merger and the separate existence of Wayne will cease. On the effective date of the merger, each share of Wayne common stock then issued and outstanding (excluding shares held by Wayne, First Banking, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Wayne shareholders who perfect their dissenters' rights) will be converted into and exchanged for the right to receive 1.57024 shares of First Banking common stock (the "Exchange Ratio").

     First Banking will not adjust the Exchange Ratio based on changes in the market value of First Banking common stock before the effective date of the merger. The market value of the First Banking common stock to be received by shareholders of Wayne who do not properly perfect their dissenters' rights may vary significantly between the date of this Proxy Statement/Prospectus and the effective date of the merger. Because consummation of the merger is subject to satisfaction of various conditions, including receipt of necessary regulatory approvals, the merger may not be consummated until a substantial period of time following the Special Meeting. During the time between the date of the Special Meeting and the effective date of the merger, shareholders of Wayne who do not properly perfect their dissenters' rights or sell their shares of Wayne common stock before the effective date of the merger will be subject to the risk of a decline in the market value of First Banking common stock.

     First Banking will not issue fractional shares. Instead, First Banking will pay cash (without interest) in lieu of any fractional share to which any Wayne shareholder would otherwise be entitled upon consummation of the merger. First Banking will calculate the cash value of any fractional shares as the amount equal to the fractional part of a share of First Banking common stock multiplied by the last sale price of First Banking common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by First Banking) on the last trading day preceding the effective date of the merger.

     As of the Wayne Record Date, Wayne had 558,648 shares of Wayne common stock issued and outstanding. Based on the number of shares of Wayne common stock outstanding on the Wayne Record Date and the Exchange Ratio of 1.57024, it is anticipated that upon consummation of the merger, First Banking would issue approximately 877,211 shares of First Banking common stock to holders of Wayne common stock. Accordingly, First Banking would then have issued and outstanding approximately 5,592,630 shares of First Banking common stock based on the number of shares of First Banking common stock issued and outstanding on the Wayne Record Date. Following the merger, and assuming no exercise of dissenters' rights, the current shareholders of Wayne will beneficially own approximately 16% of the First Banking common stock.

BACKGROUND OF AND REASONS FOR THE MERGER

     Background of the Merger. Wayne National Bank commenced business on September 26, 1990, pursuing a general commercial and retail community banking business in the Wayne County area. From the outset, the Board of Directors and management has pursued a strategy of enhancing shareholder value by focusing on profitability and asset quality. Although the Board of Directors of Wayne pursued its strategic plan with a bias toward remaining independent, the Board recognized that its strategy would make Wayne National Bank an attractive merger candidate for a financial institution seeking to enter Wayne County and southeast Georgia.

     In mid 1998, after being approached by representatives of another bank holding company about a possible acquisition of Wayne, the Board appointed a committee composed of the Chairman of the Board and two outside directors to review the company's strategic alternatives. The alternatives the committee considered included remaining independent and growing internally and potential combinations with other financial institutions that share Wayne's commitment to community banking. Over the next several months, the committee held informal discussions with a number of community bank holding companies, including First Banking, about a potential business combination with Wayne. None of the other community bank holding companies ever presented a formal written offer to Wayne, and the committee discontinued discussions with these institutions because the range of values contemplated in their informal discussions were lower than those discussed with First Banking.

     The committee continued in discussions with First Banking into October 1998. On October 12, 1998, the Board engaged Stevens as its financial advisor to assist in the consideration of suitable merger candidates and in the negotiations with First Banking.

     On October 19, 1998, the President and Chief Executive Officer of First Banking, James E. Hodges, met with Wayne's Board to discuss First Banking's history, its mission to build a financial services company comprised of autonomous community banks, and its interest in a merger with Wayne. At that meeting, First Banking delivered a written merger proposal, in the form of a letter of intent, to Wayne's Board. The proposal contemplated a merger of Wayne into First Banking in which the shareholders of Wayne would receive for each share of Wayne common stock the right to receive 1.55 shares of First Banking's common stock. The Wayne common stock would then be valued at $40.30 per share, based on a current market value for First Banking stock of $26.00 per share. The Board reviewed First Banking's proposal with its financial advisor and legal counsel at this meeting. After much discussion, the Board voted to accept the letter of intent, which was subsequently signed by all members of the Board, subject to First Banking allowing the payment by Wayne to its shareholders of a regular annual cash dividend before consummation of the merger.

     Following the execution of the letter of intent, the parties conducted additional due diligence on each other and negotiated the definitive Merger Agreement. Wayne's Board met to discuss the Merger Agreement on three additional occasions during this time, on November 9, November 16, and November 19, 1998. As a result of these negotiations with First Banking, the parties agreed to increase the exchange ratio to 1.57024 per share and set Wayne's 1998 annual dividend at approximately $.27 per share. At the conclusion of the November 19 Board meeting, following presentations by management and Wayne's legal counsel, the Board determined that the Merger Agreement was in the best interests of the Wayne shareholders, as well as the customers and employees of Wayne and the community served by Wayne, and unanimously approved the merger and authorized execution of the Merger Agreement by Wayne.

     The Board of Directors of First Banking met on October 20, 1998, to discuss the Merger proposal. After review of the matters considered by the Board of Directors of First Banking, the Board of Directors of First Banking authorized the President and Chief Executive Officer of First Banking to take the appropriate actions necessary to execute the Merger Agreement in substantially the form approved by the Board.

     The Merger Agreement was executed as of November 30, 1998. First Banking and Wayne each conducted a due diligence review of the material financial, operating and legal information relating to the other party.

     Wayne's Reasons for the Merger and Recommendation of Directors. In reaching its determination that the Merger Agreement is fair to, and in the best interests of, Wayne and its shareholders, the Wayne Board considered a number of factors. The Wayne Board did not assign any specific or relative weight to the factors in its consideration. The material factors considered by the Wayne Board included the following:

          (1) The current and prospective economic environment facing financial institutions, and the competitive pressures in the financial services industry in general and the banking industry in particular;

          (2) The Wayne Board's review of alternatives to the merger (including the alternatives of potential transactions with other merger partners, remaining independent and growing internally, remaining independent for a period of time and then selling or merging the company, and growing through future acquisitions), the range of possible values to Wayne's shareholders attainable through implementation of such alternatives, and the timing and likelihood of actually implementing such alternatives and receiving such values;

          (3) A review of (a) the business, operations, earnings, and financial condition, including the capital levels and asset quality, of First Banking on both an historical and prospective basis; (b) the geographic and business fit of First Banking and Wayne; and (c) First Banking's decentralized style of management, which would enable Wayne to maintain its name, its Wayne County community bank image, and its responsiveness to its customers;

          (4) The terms of the Merger Agreement, including the per share Exchange Ratio, the ability of Wayne to terminate the Merger Agreement under certain circumstances, and the condition that Wayne shall have received the opinion of Stevens that the terms of the Merger Agreement are fair to the shareholders of Wayne from a financial point of view;

          (5) The financial advice rendered by Stevens regarding the terms of the merger, including its opinion that the Exchange Ratio was fair to Wayne's shareholders from a financial point of view, and the Wayne Board's review of the methodology and appropriateness of the assumptions used by the Board in its analysis of the fairness of the Exchange Ratio;

          (6) The expectation that the merger would be tax-free for federal income tax purposes for Wayne's shareholders (other than with respect to cash received in the merger, including any cash paid in lieu of fractional shares);

          (7) The determination of the Wayne Board that the merger would result in increased liquidity to Wayne's shareholders who would, in the merger, receive in exchange for Wayne common stock shares of First Banking common stock that are traded on the Nasdaq National Market; and

          (8) The strong likelihood that regulatory approval for the merger will be obtained.

     While each member of the Wayne Board of Directors individually considered the foregoing and other factors, the Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Wayne Board of Directors collectively made its determination with respect to the merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the merger is in the best interests of the Wayne shareholders.

     The terms of the merger, including the Exchange Ratio, were the result of arm's-length negotiations between representatives of Wayne and representatives of First Banking. Based upon its consideration of the foregoing factors, the Board of Directors of Wayne approved the Merger Agreement and the merger as being in the best interests of Wayne and its shareholders. THE WAYNE BOARD OF DIRECTORS RECOMMENDS THAT WAYNE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     First Banking's Reasons for the Merger. First Banking's management has consistently explored opportunities that would further First Banking's goal of building a strong presence in Georgia through a network of community banks. The First Banking Board of Directors evaluated the financial, legal and market considerations relating to the merger. In reaching its conclusion that the Merger Agreement is in the best interests of First Banking and its shareholders, the First Banking Board of Directors carefully considered the following material factors:

          (1) the information presented to the directors by the management of First Banking concerning the business, operations, earnings, asset quality, and financial condition of Wayne, including the composition of the earning assets portfolio of Wayne;

          (2) the financial terms of the merger, including the relationship of the value of the consideration issuable in the merger to the market value, tangible book value, and earnings per share of Wayne common stock;

          (3) the nonfinancial terms of the merger, including the treatment of the merger as a tax-free exchange of Wayne common stock for First Banking common stock for federal income tax purposes;

          (4) the likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay;

          (5) the opportunity for reducing the noninterest expense of the operations of Wayne and the ability of the operations of Wayne after the effective date of the merger to contribute to the earnings of First Banking;

          (6) the attractiveness of the Wayne franchise, the market position of Wayne in Jesup, the compatibility of the franchise of Wayne with the operations of First Banking and the ability of Wayne to contribute to the business strategy of First Banking;

          (7) the compatibility of the community bank orientation of the operations of Wayne to that of First Banking; and

          (8) the opportunity to leverage the infrastructure of First Banking.

     While each member of the First Banking Board of Directors individually considered the foregoing and other factors, the Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The First Banking Board of Directors collectively made its determination with respect to the merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the merger is in the best interests of the First Banking shareholders.

     The terms of the merger, including the Exchange Ratio, were the result of arm's-length negotiations between representatives of Wayne and representatives of First Banking. Based upon its consideration of the foregoing factors, the Board of Directors of First Banking approved the Merger Agreement and the merger as being in the best interests of First Banking and its shareholders.

OPINION OF WAYNE'S FINANCIAL ADVISOR

     Wayne retained Stevens to act as financial advisor in connection with the merger. Stevens is a financial consulting and investment banking firm that specializes in community bank transactions. Wayne selected Stevens as its financial advisor on the basis of Stevens' experience and expertise in transactions similar to the merger, prior experience with First Banking and knowledge of the history of Wayne.

     As part of this engagement, Stevens agreed to render to Wayne's Board an opinion with respect to the fairness to the shareholders of the consideration to be received in the merger from a financial point of view. The amount of such consideration was determined pursuant to negotiations between Wayne and First Banking and not pursuant to recommendations of Stevens. No limitations were imposed by Wayne on Stevens with respect to the investigations made or procedures followed in rendering its opinion. On December 14, 1998, Stevens delivered to Wayne a letter confirming the consideration to be received as fair from a financial point of view.

     THE FULL TEXT OF STEVENS WRITTEN OPINION TO THE BOARD OF WAYNE, ATTACHED IN THE APPENDIX OF THE PROXY STATEMENT/ PROSPECTUS, IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY OF STEVENS' OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. THE FULL TEXT SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. STEVENS' OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF HOW SUCH SHAREHOLDER SHOULD VOTE ON THE PROPOSED TRANSACTION. THE FAIRNESS OPINION WAS BASED UPON INFORMATION AVAILABLE TO STEVENS AS OF THE DATE THE OPINION WAS RENDERED.

     In rendering its opinion, Stevens has, among other things: (i) reviewed certain publicly available financial and other data with respect to First Banking, including financial statements for the past five years, Wayne's audited financial statements for the past five years, and certain other relevant financial and operating records of Wayne and First Banking; (ii) reviewed the Merger Agreement; (iii) reviewed certain historical market prices and trading volumes of First Banking common stock as reported by the Nasdaq National Market, as well as the historical and current market for Wayne's common stock; (iv) considered the financial terms, to the extent publicly available, of selected recent acquisitions of financial institutions which Stevens deemed to be comparable, in whole or in part, to the merger; (v) analyzed the business prospects of Wayne and First Banking, and the economies of their respective markets; (vi) reviewed with management of Wayne alternative merger prospects;
(vii) inquired about and discussed the Agreement and other matters related thereto with Wayne's counsel; and (viii) performed such other analyses and examinations as Stevens deemed appropriate.

     In connection with this review, Stevens assumed and relied on the accuracy and completeness of the financial and other information provided to it by Wayne and First Banking. Stevens did not assume any obligations independently to verify the foregoing information and relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Wayne and First Banking provided to Stevens by each company's management, Stevens assumed for purposes of its opinion that such forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of each company's management at the time of preparation of the future financial performance of each company. Stevens also assumed that the forecasts provided by each company's management provided a reasonable basis upon which Stevens could form its opinion. In addition, such forecasts were based upon numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in this opinion. Stevens assumes no responsibility for such forecasts.

     In connection with the preparation of this review, Stevens also assumed that the merger would be consummated in a manner that complies in all respects with the applicable provisions of the Exchange Act and all other applicable federal and state statutes, rules, and regulations. In addition, Stevens assumed that the merger would be consummated in accordance with the terms described in the Merger Agreement without any amendments and without waiver by either company of any of the conditions to its respective obligations thereunder.

     Stevens did not assume responsibility for making an independent appraisal, evaluation, or physical inspection of any of the assets or liabilities (contingent or otherwise) of Wayne or First Banking, nor was Stevens furnished with any such appraisals. Stevens' opinion is based on economic, monetary, market, and other conditions in effect as of December 14, 1998. Although subsequent developments may affect that opinion, Stevens did not assume any obligation to update, revise, or reaffirm the opinion.

     This summary reflects the material analyses performed by Stevens but does not purport to be a complete description of the analyses performed by Stevens. The evaluation of the fairness, from a financial point of view, of the consideration to be received in the merger was to some extent a subjective one based on the experience and judgment of Stevens and not merely the result of mathematical analysis of financial data. The preparation of a fairness opinion involves determination of the most appropriate factors to be considered as well as relevant methods of financial analysis and the application of those factors and methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Stevens believes that its analyses must be considered as a whole and that selecting only portions of the analyses and factors considered by Stevens could create an incomplete view of the process underlying Stevens' opinion. In addition, Stevens may have given various factors more or less weight than others and may have deemed various assumptions more or less probable than other assumptions. In its analysis, Stevens incorporated numerous assumptions with respect to business, market, monetary and economic conditions, industry performance, and other matters, many of which are beyond Wayne's and First Banking's control. Any estimates contained in Stevens' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Such estimates were prepared solely as part of Stevens' analysis of the fairness to Wayne's shareholders of the consideration to be paid in the merger.

     The following is a brief summary of analyses performed by Stevens in connection with its opinion dated December 14, 1998.

     SUMMARY OF PROPOSAL. Stevens reviewed the terms of the proposed transaction as reflected in the Merger Agreement, including the terms of the Exchange Ratio. Based on a 90-day average trading price of First Banking at $26.00, the Exchange Ratio of 1.57024 on the shares of Wayne's common stock would have a value of $40.83.

     Stevens assumed that all outstanding warrants, stock options, stock appreciation rights, or stock awards granted by Wayne would be exercised prior to the Effective Date, bringing the total outstanding shares of Wayne common stock at the Effective Date to 558,648 shares.

     POSSIBLE VALUE OF WAYNE IN A SALE OF CONTROL. In determining the potential value per share of Wayne's common stock if Wayne were sold to an alternative purchaser, Stevens reviewed the historical results of Wayne and examined certain projections. Stevens computed the value of Wayne based on a multiple of 19.59 times estimated 1998 earnings and a multiple of 2.90 times Wayne's shareholders' equity. Based on this analysis, Stevens calculated an expected value to Wayne's shareholders in a sale of control transaction of $42.49 on book, and $39.18 on earnings, for an average of $40.83.

     NET PRESENT VALUE. The investment or earnings value of any bank's stock is an estimate of the present value of the future benefits, usually earnings, cash flow, or dividends, which will accrue to the stock. Stevens calculated an earnings value using an annual future earnings stream over a period of time of not less than ten years and an appropriate capitalization rate (the net present value discount rate). The computations were based on an analysis of the banking industry, the economic and competitive situations in Wayne's market area, and the current financial condition and historical levels of growth and earnings. Using a net present value discount rate of 10%, the net present value would be $18.74 per share and is not considered fully reflective of the Bank's value.

     DIVIDEND CAPACITY. Stevens' analysis also considered the dividend stream that would be afforded following the merger. Given the rapid growth of Wayne and the emphasis on expanding into new markets, Stevens concluded that there would be more limited dividend income for Wayne as an independently owned company. Stevens noted that based on the stated Exchange Ratio and current dividend of First Banking, if the merger had been completed on January 1, 1998, $0.52 per share would have been paid in dividends by First Banking to the former shareholders of Wayne, or a total of $456,150 for the year. In contrast, Wayne shareholders received a dividend of approximately $0.27 per share, or a total of $152,000, for the year-ended December 31, 1998.

     ANALYSIS OF SELECTED OTHER BANK MERGERS. Stevens reviewed in excess of fifty mergers involving transactions in the southeastern portion of the United States. Thirteen transactions were highlighted as being similar to that of the merger. Stevens calculated the prices paid in these mergers as multiples of both earnings and book value. Stevens also reviewed other data in connection with each of these mergers, including the amount of total assets, return on equity, and return on assets of the selling institutions. Stevens then compared this data to that of Wayne, and to the value to be received by the shareholders of Wayne in the merger.

     The comparison yielded values based on a multiple of the latest months earnings per share ranging from a low of 10.30 to a high of 25.50 times earnings, with the average being 19.59 times earnings. The ratio of price to book value, in this analysis, ranged from 1.58 to 3.93 times with the average being 2.90 times. Based on a 90-day average trading price of First Banking at $26.00, and the Exchange Ratio, Wayne common shares would be valued at 2.79 times book, and 20.41 times earnings.

     Stevens also analyzed the value that the merger with First Banking would add in terms of (i) liquidity; (ii) capital required to continue the growth patterns of Wayne; and (iii) the ability of senior management of Wayne to complement that of First Banking as they further expand in the state of Georgia. With respect to liquidity, First Banking is traded on Nasdaq National Market, with an average daily volume of approximately 1,000 shares. Stevens concluded that Wayne and the present management of Wayne are key factors in First Banking's ability to grow their banking franchise, especially in southeastern Georgia.

     There was no one company or transaction used in the above analysis as a comparison that is identical to Wayne, First Banking, or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading of the companies to which they are being compared. Mathematical analysis (such as determining an average or median) is not, in itself, a meaningful method of using comparable comparative data. Analysis must also be given to the consolidation issues within the services industry.

     Stevens will receive a fee for its services, a significant portion of which is contingent upon the consummation of the merger. Wayne has agreed to pay Stevens a fee equal to one quarter of one per cent (.25) of the value of the total transaction. Of this amount, $15,000 is due upon delivery of a written fairness opinion and the remaining fee is due only upon successful consummation of the merger. The fee is not contingent on the conclusions reached in the opinion of Stevens. In addition, Wayne will pay Stevens an amount equal to 4% of the difference between the value of the offer proposed by First Banking at the time of Stevens' engagement (based on an exchange ratio of 1.5385) and the value of the final transaction that is consummated.

     The foregoing description of Stevens' opinion is qualified in its entirety by reference to the full text of such opinion which is attached hereto as Appendix C.

EFFECTIVE DATE OF THE MERGER

     Subject to the conditions to the obligations of the parties to effect the merger, the effective date of the merger will occur on the date and at the time that the Secretary of State of the State of Georgia declares the certificate of Merger effective. Unless Wayne and First Banking otherwise agree in writing, and subject to the conditions to the obligations of First Banking and Wayne to effect the merger, the parties will use their reasonable efforts to cause the effective date of the merger to occur on the fifth business day following the last to occur of (1) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the merger, and (2) the date on which the shareholders of Wayne approve the Merger Agreement.

     First Banking and Wayne cannot assure you that they can obtain the necessary shareholder and regulatory approvals or that they can or will satisfy other conditions precedent to the merger. Wayne and First Banking anticipate that they will satisfy all conditions to consummation of the merger so that the merger can be completed during the first quarter of 1999. However, delays in the consummation of the merger could occur.

     The Board of Directors of either Wayne or First Banking generally may terminate the Merger Agreement if the merger is not consummated by April 30, 1999, unless the failure to consummate by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."

DISTRIBUTION OF FIRST BANKING CERTIFICATES

     Promptly after the effective date of the merger, First Banking will mail appropriate transmittal materials and instructions for use in exchanging Wayne certificates for First Banking certificates representing shares of First Banking common stock to each holder of record of a Wayne certificate or certificates which, immediately prior to the effective date of the merger, represented outstanding shares of Wayne common stock.

     HOLDERS OF WAYNE COMMON STOCK SHOULD NOT SEND IN THEIR WAYNE CERTIFICATES UNTIL THEY RECEIVE THE APPROPRIATE TRANSMITTAL MATERIALS AND INSTRUCTIONS.

     First Banking's Exchange Agent will issue and mail to each holder of Wayne common stock (other than shares as to which holders have perfected dissenters' rights) a First Banking certificate or certificates representing the number of shares of First Banking common stock to which such holder is entitled after the Exchange Agent receives the Wayne certificates and properly completed transmittal materials. The Exchange Agent will also send Wayne shareholders a check for the amount to be paid in lieu of any fractional shares (without interest), and all undelivered dividends or distributions in respect of such shares (without interest thereon).

     After the effective date of the merger, to the extent permitted by law, holders of Wayne common stock of record as of the effective date of the merger will be entitled to vote at any meeting of First Banking shareholders the number of whole shares of First Banking common stock into which their shares of Wayne common stock have been converted, regardless of whether such shareholders have surrendered their Wayne certificates. Whenever First Banking declares a dividend or other distribution on First Banking common stock, the record date for which is at or after the effective date of the merger, the declaration will include dividends or other distributions on all shares issuable pursuant to the Merger Agreement. First Banking will not pay any dividend or other distribution payable after the effective date of the merger with respect to First Banking common stock to the holder of any unsurrendered Wayne certificate until the holder duly surrenders such Wayne certificate. Upon surrender of such Wayne certificate, however, both the First Banking certificate, together with all undelivered dividends or other distributions (without interest) and any undelivered cash payments to be paid in lieu of fractional shares (without interest), will be delivered and paid with respect to each share represented by such Wayne certificate. In no event will the holder of any surrendered Wayne certificate be entitled to receive interest on any cash to be issued to such holder. In no event will First Banking or the Exchange Agent be liable to any holder of Wayne common stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     After the effective date of the merger, no transfers of shares of Wayne common stock on Wayne's stock transfer books will be recognized. If Wayne certificates are presented for transfer after the effective date of the merger, they will be canceled and exchanged for the shares of First Banking common stock and a check for the amount due in lieu of fractional shares, if any.

     After the effective date of the merger, holders of Wayne certificates will have no rights with respect to the shares of Wayne common stock other than the right to surrender such Wayne certificates and receive in exchange the shares of First Banking common stock, if any, to which such holders are entitled. After the effective date of the merger, holders of Wayne certificates who have complied with the rules and regulations of the Georgia Code relating to dissenters' rights still have the right to perfect their dissenters' rights.

     If a Wayne shareholder wishes to have a First Banking certificate issued in a name other than that in which the Wayne certificate surrendered for exchange is issued, the surrendered Wayne certificate shall be properly endorsed and otherwise in proper form for transfer. The person requesting such exchange must affix any requisite stock transfer tax stamps to the Wayne certificates surrendered, provide funds for the purchase of any stock transfer tax stamps, or establish to the exchange agent's satisfaction that such taxes are not payable.

CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the merger is subject to various conditions, including:

          (1) approval of the Merger Agreement by the shareholders of Wayne as required by any law or by the provisions of any governing instruments of Wayne;

          (2) receipt of certain regulatory approvals required for consummation of the merger (see "-- Regulatory Approvals");

          (3) receipt of all consents required for consummation of the merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect;

          (4) the absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Merger Agreement;

          (5) the Registration Statement being declared effective and the receipt of all necessary SEC and state approvals relating to the issuance or trading of the shares of First Banking common stock issuable pursuant to the Merger Agreement;

          (6) approval of the shares of First Banking common stock issuable pursuant to the Merger Agreement for listing on the Nasdaq National Market;

          (7) Douglas R. Harper shall have negotiated a mutually satisfactory employment relationship with First Banking;

          (8) receipt of an opinion of Powell, Goldstein, Frazer & Murphy LLP regarding the qualification of the merger as a tax-free reorganization (see "-- Certain Federal Income Tax Consequences");

          (9) the accuracy, as of the date of the Merger Agreement and as of the effective date of the merger, of the representations and warranties of Wayne and First Banking as set forth in the Merger Agreement;

          (10) the performance of all agreements and the compliance with all covenants of Wayne and First Banking as set forth in the Merger Agreement;

          (11) receipt by First Banking of a letter from Deloitte & Touche LLP to the effect the merger will qualify for pooling-of-interests accounting treatment; and

          (12) satisfaction of certain other conditions, including the receipt of certain agreements of the affiliates of Wayne, the execution of certain claims letters by the directors and officers of Wayne, the receipt of certain opinion letters from counsel for First Banking and counsel for Wayne, and receipt of various certificates from the officers of Wayne and First Banking.

     We cannot assure you when or whether all of the conditions precedent to the merger can or will be satisfied or waived by the party permitted to do so. If the merger is not effected on or before April 30, 1999, the Merger Agreement may be terminated and the merger abandoned by either Wayne or First Banking, unless the failure to consummate the merger by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Waiver, Amendment, and Termination."

REGULATORY APPROVALS

     The merger may not be consummated in the absence of the receipt of the requisite regulatory approvals. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE TIMING OF ANY SUCH APPROVALS. There also can be no assurance that any such approvals will not impose conditions or be restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of First Banking or Wayne would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, either of First Banking or Wayne would not, in its reasonable judgment, have entered into the Merger Agreement.

     Wayne and First Banking are not aware of any material governmental approvals or actions that are required for consummation of the merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

     The merger will require the prior approval of the Federal Reserve, pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended. First Banking has filed all required applications with the Federal Reserve. In evaluating the merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the merger if (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (ii) its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the Federal Reserve finds that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The merger may not be consummated until the 30th day (which the Federal Reserve may reduce to 15 days) following the date of the Federal Reserve approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction specifically orders otherwise. There can be no assurance that the approval of the Federal Reserve will be obtained or as to the timing or conditions of any such approval.

     Once the Federal Reserve receives the application for the merger, it must give notice to both the OCC and the GDBF. The purpose of the notice is to give these regulatory agencies an opportunity to submit views and recommendations on the proposed merger. The views and recommendations of the OCC and the GDBF must be submitted within 30 days of the date on which the Federal Reserve's notice is given. Both the OCC and the GDBF take into account considerations similar to those applied by the Federal Reserve.

WAIVER, AMENDMENT, AND TERMINATION

     To the extent permitted by applicable law, Wayne and First Banking may amend the Merger Agreement by written agreement at any time before approval of the Merger Agreement by the Wayne shareholders. After the Wayne shareholders approve the Merger Agreement no amendment shall be made to the Merger Agreement that, pursuant to the Georgia Code, requires further shareholder approval without receiving such shareholder approval. In addition, prior to or at the effective date of the merger, either Wayne or First Banking, or both, acting through their respective Boards of Directors, chief executive officers or other authorized officers may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless signed by a duly authorized officer of Wayne or First Banking, as the case may be.

     The Merger Agreement may be terminated and the merger abandoned at any time prior to the effective date of the merger (1) by the mutual consent of Wayne and First Banking or (2) by Wayne or First Banking (a) in the event of any material breach of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which breach is reasonably likely, in the opinion of the non-breaching party, to have, individually or in the aggregate, a Wayne or First Banking Material Adverse Effect (as defined in the Merger Agreement), as applicable, on the breaching party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement); (b) in the event of a material breach by the other party of any covenant or agreement contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement); (c) if the merger is not consummated by April 30, 1999, provided that the failure to consummate is not due to a breach by the party electing to terminate; or (d) provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement, if (i) any approval of any regulatory authority required for consummation of the merger and the other transactions contemplated by the Merger Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (ii) the shareholders of Wayne fail to vote their approval of the matters submitted for the approval by such shareholders at the Special Meeting.

     If the merger is terminated as described in this section, the Merger Agreement will become void and have no effect, except that certain provisions of the Merger Agreement, including those relating to the obligations to maintain the confidentiality of certain information obtained, will survive. In addition, termination of the Merger Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

DISSENTERS' RIGHTS

     If the Merger Agreement and the transactions contemplated thereby are consummated, any shareholder of Wayne common stock who properly dissents from the merger in connection with the Special Meeting may be entitled to receive in cash the fair value of such shareholder's shares of Wayne common stock determined immediately prior to the merger, excluding any appreciation or depreciation in anticipation of the merger.
--------------------------------------------------------------------------------
 FAILURE TO COMPLY WITH THE PROCEDURES PRESCRIBED BY APPLICABLE LAW WILL RESULT
                       IN THE LOSS OF DISSENTERS' RIGHTS.

--------------------------------------------------------------------------------

     In accordance with the applicable provisions of the Georgia Code, the holders of shares of Wayne common stock are entitled to dissent from the Merger and to receive an appraised value of such shares in cash. Subject to the resale restrictions applicable to executive officers, directors and 10% shareholders described under "-- Resales of First Banking Common Stock," holders of Wayne common stock may also sell the shares of First Banking common stock they receive in the merger on Nasdaq. The holders of Wayne common stock should note that appraised value is determined without regard to the merger.

     Pursuant to the provisions of Article 13 of the Georgia Code, if the merger is consummated, any shareholder who (i) gives to Wayne, prior to the vote at the meeting with respect to the approval of the Agreement, written notice of such holder's intent to demand payment for such holder's shares and (ii) does not vote in favor thereof, shall be entitled to receive, upon compliance with the statutory requirements summarized below, the fair value of such holder's shares as of the effective date of the merger.

     A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in such holder's name only if such holder dissents with respect to all shares beneficially owned by any one beneficial shareholder and such holder notifies Wayne in writing of the name and address of each person on whose behalf such holder asserts dissenters' rights. The rights of such a partial dissenter are determined as if the shares as to which such holder dissents and such holder's other shares were registered in the names of different shareholders.

     The written objection requirement referred to above will not be satisfied under the Georgia Code by merely voting against approval of the Merger Agreement by proxy or in person at the Special Meeting. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the merger and will not be entitled to assert dissenters' rights. In addition to not voting in favor of the Merger Agreement, a shareholder wishing to preserve the right to dissent and seek appraisal must give a separate written notice of such holder's intent to demand payment for such holder's shares if the merger is effected, as hereinabove provided.

     Any written objection to the Merger Agreement satisfying the requirements discussed above should be addressed to Wayne Bancorp, Inc., 818 S. First Street, Jesup, Georgia 35145, Attention: Douglas R. Harper, President.

     If the merger is authorized at the Special Meeting, Wayne must deliver a written dissenters' notice (the "Dissenters' Notice") to all of its shareholders who satisfied the foregoing requirements. The Dissenters' Notice must be sent within 10 days after the effective date of the merger and must (i) state where the demand for payment must be sent and where and when certificates for the shares must be deposited; (ii) inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received; (iii) set a date by which Wayne must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and (iv) be accompanied by a copy of Article 13 of the Georgia Code.

     A record shareholder who receives the Dissenters' Notice must demand payment and deposit such holder's certificates in accordance with the Dissenters' Notice. Such shareholder will retain all other rights of a shareholder until those rights are canceled or modified by the consummation of the merger. A record shareholder who does not demand payment or deposit such holder's share certificates where required, each by the date set in the Dissenters' Notice, is not entitled to payment for such holder's shares under
Article 13 of the Georgia Code.

     Except as described below, the surviving corporation must, within 10 days of the later of the effective date of the merger or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount the surviving corporation estimates to be the fair value of such holder's shares, plus accrued interest from the effective date of the merger. Such offer of payment must be accompanied by (i) certain recent financial statements of Wayne; (ii) the surviving corporation's estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter's right to demand payment under Section 14-2-1327 of the Georgia Code; and (v) a copy of
Article 13 of the Georgia Code. If the shareholder accepts the surviving corporation's offer by written notice to the surviving corporation within 30 days after the surviving corporation's offer, payment must be made within 60 days after the later of the making of the offer or the effective date of the merger.

     If the Merger is not effected within 60 days after the date set forth demanding payment and depositing share certificates, Wayne must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If, after such return and release, the merger is effected, the surviving corporation must send a new Dissenters' Notice and repeat the payment demand procedure described above.

     Section 14-2-1327 of the Georgia Code provides that a dissenting shareholder may notify the surviving corporation in writing of such holder's own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate, if (i) such holder believes that the amount offered by the surviving corporation is less than the fair value of such holder's shares or that the interest due has been calculated incorrectly, or (ii) Wayne, having failed to effect the merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. A dissenting shareholder waives such holder's right to demand payment under
Section 14-2-1327 unless such holder notifies the surviving corporation of such holder's demand in writing within 30 days after the surviving corporation makes or offers payment for such holder's shares. If the surviving corporation does not offer payment within 10 days of the later of the effective date of the merger or receipt of a payment demand, then (i) the shareholder may demand the financial statements and other information required to accompany the surviving corporation's payment offer, and the surviving corporation must provide such information within 10 days after receipt of the written demand, and (ii) the shareholder may notify the surviving corporation of such holder's own estimate of the fair value of such holder's shares and the amount of interest due, and may demand payment of that estimate.

     If a demand for payment under Section 14-2-1327 remains unsettled, the surviving corporation must commence a nonjury equity valuation proceeding in the Superior Court of Bulloch County, Georgia, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If the surviving corporation does not commence the proceeding within those 60 days, it is required to pay each dissenting shareholder whose demand remains unsettled the amount demanded. The surviving corporation is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each dissenting shareholder. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

     The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against the surviving corporation, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against the surviving corporation if the court finds the surviving corporation did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Code, or against either the surviving corporation or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Code.

     If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against the surviving corporation, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the effective date of the merger, regardless of whether notice of the merger and of the right to dissent was given by Wayne or the surviving corporation in compliance with the Dissenters' Notice and payment offer requirements.

     The foregoing is a summary of the material rights of a dissenting shareholder, but is qualified in its entirety by reference to Article 13 of the Georgia Code, included as Appendix B to this Proxy Statement/Prospectus. Any shareholder who intends to dissent from approval of the Merger Agreement should carefully review the text of such provisions and should also consult with such holder's attorney. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to shareholders, except as indicated above or otherwise required by law.

     Any dissenting shareholder who perfects such holder's right to be paid the value of such holder's shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "-- Certain Federal Income Tax Consequences."

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, Wayne and First Banking have agreed that unless the prior written consent of the other party has been obtained, and except as otherwise expressly contemplated in the Merger Agreement, each of Wayne and First Banking will, and will cause its respective subsidiaries to (1) operate its business only in the usual, regular, and ordinary course; (2) preserve intact its business organization and assets and maintain its rights and franchises; and (3) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Merger Agreement without the imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of the Merger Agreement, or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Merger Agreement.

     In addition, Wayne has agreed that, from the date of the Merger Agreement until the earlier of the effective date of the merger or the termination of the Merger Agreement, unless First Banking has given prior written consent, and except as otherwise expressly contemplated by the Merger Agreement, Wayne will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

          (1) amend the Articles of Incorporation, Bylaws or other governing instruments of any Wayne entity;

          (2) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Wayne entity to another Wayne entity) in excess of an aggregate of $100,000 (for the Wayne entities on a consolidated basis) except in the ordinary course of the business of the Wayne subsidiaries consistent with past practices (which shall include, for Wayne subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of any Wayne entity of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Merger Agreement that were previously disclosed to First Banking by Wayne);

          (3) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Wayne entity, or declare or pay any dividend or make any other distribution in respect of Wayne's capital stock;

          (4) except for the Merger Agreement, or pursuant to the exercise of stock options or warrants outstanding as of the date thereof and pursuant to the terms thereof in existence on the date thereof, or as previously disclosed to First Banking by Wayne, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Wayne common stock or any other capital stock of any Wayne entity, or any stock appreciation rights, or any option, warrant, or other equity right;

          (5) adjust, split, combine or reclassify any capital stock of any Wayne entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Wayne common stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any Wayne subsidiary (unless any such shares of stock are sold or otherwise transferred to another Wayne entity);

          (6) enter into or amend any employment contract between any Wayne entity and any person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by law) that the Wayne entity does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the effective date of the merger;

          (7) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any entity other than a wholly-owned Wayne subsidiary, or otherwise acquire direct or indirect control over any entity, other than in connection with
     (a) foreclosures in the ordinary course of business, (b) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (c) the creation of new wholly-owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

          (8) grant any increase in compensation or benefits to the employees or officers of any Wayne entity, except in accordance with past practice previously disclosed to First Banking by Wayne or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement and previously disclosed to First Banking by Wayne; enter into or amend any severance agreements with officers of any Wayne entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Wayne entity except in accordance with past practice previously disclosed to First Banking by Wayne; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other equity rights;

          (9) adopt any new employee benefit plan of any Wayne entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Wayne entity other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice;

          (10) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

          (11) commence any litigation other than in accordance with past practice or except as previously disclosed to First Banking by Wayne, settle any litigation involving any liability of any Wayne entity for material money damages or restrictions upon the operations of any Wayne entity; or

          (12) except in the ordinary course of business, enter into, modify, amend or terminate any material contract (including any loan contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

     The Merger Agreement also provides that from the date of the Merger Agreement until the earlier of the effective date of the merger or the termination of the Merger Agreement, unless Wayne has given prior written consent, and except as otherwise expressly contemplated by the Merger Agreement, First Banking will not amend the Articles of Incorporation or Bylaws of First Banking in any manner adverse to the holders of Wayne common stock or take any action that will materially adversely impact the ability of the First Banking entities to consummate the merger.

MANAGEMENT AND OPERATIONS AFTER THE MERGER; INTERESTS OF CERTAIN PERSONS IN THE MERGER

     First Banking will be the surviving corporation resulting from the merger. Certain members of Wayne's management and the Wayne Board of Directors have interests in the merger in addition to their interests as shareholders of Wayne generally. These include, among other things, provisions in the Merger Agreement relating to indemnification of directors and officers and eligibility for certain First Banking employee benefits. The directors of First Banking in office immediately prior to the effective date of the merger and J. Ashley Dukes, Chairman of the Board of Wayne, and such other additional persons as may thereafter be elected, will serve as the directors of First Banking from and after the effective date of the merger in accordance with First Banking's Bylaws. The officers of First Banking in office immediately prior to the effective date of the merger, together with such additional persons as may thereafter be elected, will serve as the officers of First Banking from and after the effective date of the merger in accordance with First Banking's Bylaws. Additionally, the Merger Agreement provides that First Banking and Douglas Harper, President of Wayne, will enter into an employment agreement. As of the Wayne Record Date, none of the directors and officers of Wayne beneficially owned any shares of First Banking common stock.

     Indemnification and Advancement of Expenses. The Merger Agreement provides that First Banking will indemnify, defend and hold harmless each person entitled to indemnification from a Wayne entity against all liabilities arising out of actions or omissions occurring at or prior to the effective date of the merger (including the transactions contemplated by the Merger Agreement) to the fullest extent permitted under Georgia law and by Wayne's Charter and Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by First Banking is required to effectuate any indemnification, First Banking will direct, at the election of the indemnified party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between First Banking and the indemnified party.

     Other Matters Relating to Employee Benefit Plans. The Merger Agreement also provides that, after the effective date of the merger, First Banking will either (1) continue to provide to officers and employees of the Wayne entities employee benefits under Wayne's existing employee benefit and welfare plans or,
(2) if First Banking determines to provide to officers and employees of the Wayne entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the Wayne entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of First Banking common stock), on terms and conditions which, when taken as a whole are substantially similar to those currently provided by the First Banking entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under First Banking's employee benefit plans, (1) service under any qualified defined benefit plan of Wayne will be treated as service under First Banking's defined benefit plan, if any; (2) service under any qualified defined contribution plans of Wayne will be treated as service under First Banking's qualified defined contribution plans; and (3) service under any other employee benefit plans of Wayne will be treated as service under any similar employee benefit plans maintained by First Banking. With respect to officers and employees of the Wayne entities who, at or after the effective date of the merger, become employees of a First Banking entity and who, immediately prior to the effective date of the merger, are participants in one or more employee welfare benefit plans maintained by the Wayne entities, First Banking will cause each comparable employee welfare benefit plan which is substituted for a Wayne welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plan. First Banking also will cause the surviving corporation and its subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation contracts previously disclosed to First Banking by Wayne between any Wayne entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the effective date of the merger under the Wayne benefit plans.

     Employment Agreement. The Merger Agreement provides that, as a condition to consummation of the merger, First Banking and Mr. Harper will execute an Employment Agreement pursuant to which Mr. Harper will serve as President and Chief Executive Officer of Wayne National Bank. The Employment Agreement also provides that in the event the Employment Agreement is terminated under certain circumstances, Mr. Harper will not for a period of six months from the date of the termination (1) compete with First Banking or its subsidiaries in Wayne and Long Counties, (2) solicit customers of First Banking or its subsidiaries, or
(3) solicit employees of First Banking or its subsidiaries.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated federal income tax consequences of the merger. This summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial decisions or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences of the merger and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not address the federal income tax consequences of the merger to shareholders in light of their particular circumstances or status (for example, as foreign persons, tax-exempt entities, dealers in securities, and insurance companies, among others). Nor does this summary address any consequences of the merger under any state, local, estate, or foreign tax laws. Shareholders, therefore, are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the application and effect of federal, foreign, state, local, and other tax laws, and the implications of any proposed changes in the tax laws.

     A federal income tax ruling with respect to this transaction was not requested from the Internal Revenue Service ("IRS"). Instead, Powell, Goldstein, Frazer & Murphy LLP, counsel to First Banking, will render an opinion to Wayne and First Banking concerning material federal income tax consequences of the proposed merger under federal income tax law. It is such firm's opinion that, based upon the assumption the merger is consummated in accordance with the Merger Agreement and the representations made by the management of Wayne and First Banking, the merger will constitute a reorganization within the meaning of
Section 368(a) of the Code.

     Assuming the merger qualifies as a reorganization pursuant to Section 368(a) of the Code, tax consequences to First Banking, Wayne and Wayne shareholders will be as follows:

          (1) No gain or loss will be recognized by either Wayne or First Banking upon consummation of the merger of Wayne with and into First Banking, except for deferred gain or loss recognized in accordance with the provisions of Treasury Regulations issued under Code Section 1502;

          (2) The basis of the assets received by First Banking from Wayne, including the stock of Wayne National Bank, will equal Wayne's basis in such assets immediately prior to the merger, and First Banking's holding period with respect to such assets will include the period such assets were held by Wayne;

          (3) The shareholders of Wayne will recognize no gain or loss upon the exchange of all of their Wayne common stock solely for shares of First Banking common stock;

          (4) The aggregate tax basis of the First Banking common stock received by the Wayne shareholders in the merger will, in each instance, be the same as the aggregate tax basis of the Wayne common stock surrendered in exchange therefor, less the basis of any fractional share of First Banking common stock settled by cash payment;

          (5) The holding period of the First Banking common stock received by the Wayne shareholders will, in each instance, include the period during which the Wayne common stock surrendered in exchange therefor was held, provided that the Wayne common stock was held as a capital asset on the date of the exchange;

          (6) The payment of cash to Wayne shareholders in lieu of fractional share interests of First Banking common stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by First Banking. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed. Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share would constitute a capital asset in the hands of the exchanging shareholder; and

          (7) Where solely cash is received by a Wayne shareholder in exchange for Wayne common stock pursuant to the exercise of dissenters' rights, the former Wayne shareholder will be subject to federal income tax as a result of such transaction. The cash will be treated as having been received in redemption of such holder's Wayne common stock and subject to the taxation in accordance provisions and limitations of Section 302 of the Code.

     Tax consequences to dealers in First Banking common stock, non-United States holders of First Banking common stock or others who have a special tax status (including, without limitation, financial institutions, insurance companies and tax-exempt entities) or to persons who received their shares through the exercise of employee stock options or otherwise as compensation may be different and such persons should consult their tax advisors as to the tax consequences of a sale or exchange of First Banking common stock.

     Each Wayne shareholder who receives First Banking common stock in the merger will be required to attach a statement to such shareholder's federal income tax return for the year of the merger which describes the facts of the merger, including the shareholder's basis in the Wayne common stock exchanged, and the number of shares of First Banking common stock received in exchange for Wayne common stock. Each shareholder should also keep as part of such shareholder's permanent records information necessary to establish such shareholder's basis in, and holding period for, the First Banking common stock received in the merger.

     If the merger fails to qualify as a tax-free reorganization for any reason, the principal federal income tax consequences, under currently applicable law, would be as follows: (1) gain or loss would be recognized to Wayne as a result of the merger; (2) gain or loss would be recognized by the holders of Wayne common stock upon the exchange of such shares in the merger for shares of First Banking common stock; (3) the tax basis of the First Banking common stock to be received by the holders of Wayne common stock in the merger would be the fair market value of such shares of First Banking common stock at the effective date of the merger; and (4) the holding period of such shares of First Banking common stock to be received by Wayne shareholders pursuant to the merger would begin the day after the effective date of the merger.

     CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON YOUR PARTICULAR CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU (INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX
LAWS).

ACCOUNTING TREATMENT

     First Banking and Wayne anticipate that the merger will be accounted for as a pooling-of-interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Wayne will be carried forward at their previously recorded amounts.

     In order for the merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Wayne common stock must be exchanged for First Banking common stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the effective date of the merger.

     For information concerning certain conditions to be imposed on the exchange of Wayne common stock for First Banking common stock in the merger by affiliates of Wayne and certain restrictions to be imposed on the transferability of the First Banking common stock received by those affiliates in the merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "-- Resales of First Banking Common Stock."

EXPENSES AND FEES

     The Merger Agreement provides that each of the parties will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Merger Agreement, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

     In the event the Merger Agreement is terminated by First Banking as a result of a material breach by Wayne of any representation, warranty, covenant or agreement, which cannot be or has not been cured within 30 days after First Banking has given Wayne written notice of such breach, and the breach of any representation or warranty, in the opinion of First Banking is reasonably likely to have a material adverse effect or if the Wayne shareholders do not approve the Merger Agreement, then Wayne shall pay to First Banking an amount equal to the lesser of $100,000 or First Banking's actual out of pocket expenses incurred in connection with the merger transaction.

     In the event that the Merger Agreement is terminated by Wayne as a result of a material breach by First Banking of any representation, warranty, covenant or agreement, which cannot or has not been cured within 30 days after Wayne has given First Banking written notice of such breach, and the breach of any representation or warranty, in the opinion of Wayne, is reasonably likely to have a material adverse effect, then First Banking shall pay to Wayne an amount equal to the lesser of $100,000 or Wayne's actual out of pocket expenses incurred in connection with the merger transaction.

RESALES OF FIRST BANKING COMMON STOCK

     The issuance of First Banking common stock to shareholders of Wayne in connection with the merger will be registered under the Securities Act. All shares of First Banking common stock received by holders of Wayne common stock and all shares of First Banking common stock issued and outstanding immediately prior to the effective date of the merger will, upon consummation of the merger, be freely transferable by those shareholders of Wayne and First Banking not deemed to be "affiliates" of Wayne or First Banking. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Wayne or First Banking at the time of the Special Meeting (generally, directors, executive officers and 10% shareholders).

     Affiliates would be permitted to resell First Banking common stock received in the merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Proxy Statement/Prospectus does not cover any resales of First Banking common stock received by persons who may be deemed to be affiliates of Wayne or First Banking. One exemption that may be available to such affiliates is contained in Rules 144 and 145 under the Securities Act. Rules 144 and 145 restrict the sale of First Banking common stock received in the merger by affiliates and certain of their family members and related interests. Generally speaking, during the one-year period following the effective date of the merger, affiliates of Wayne or First Banking may publicly resell the First Banking common stock received by them in the merger within certain limitations as to the amount of First Banking common stock sold in any three-month period and as to the manner of sale. After this one-year period, affiliates of Wayne who are not affiliates of First Banking may resell their shares without restriction. The ability of affiliates to resell shares of First Banking common stock received in the merger under Rule 144 or 145 will be subject to First Banking's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates will receive additional information regarding the effect of Rules 144 and 145 on their ability to resell First Banking common stock received in the merger.

     Each person who is deemed to be an affiliate of Wayne has delivered to First Banking an agreement (each, a "Wayne Affiliate Agreement") providing that such affiliate will not sell, pledge, transfer, or otherwise dispose of any First Banking common stock obtained as a result of the merger (1) except in compliance with the Securities Act and the rules and regulations of the SEC thereunder and (2) in any case, until after results covering 30 days of post-merger operations of First Banking have been published. The receipt of the Wayne Affiliate Agreements by First Banking is also a condition to First Banking's obligations to consummate the merger. The stock certificates representing First Banking common stock issued to affiliates in the merger may bear a legend summarizing the foregoing restrictions. See "-- Conditions to Consummation of the Merger."

                   DESCRIPTION OF FIRST BANKING COMMON STOCK

     First Banking's authorized capital stock consists of 10,000,000 shares of $1.00 par value common stock. As of December 31, 1998, there were 4,715,419 shares of First Banking common stock outstanding and held of record by 1,155 shareholders. The holders of the First Banking common stock have unlimited voting rights and are entitled to one vote per share for all purposes. Holders of First Banking common stock are entitled to such dividends, if any, as may be declared by the Board of Directors of First Banking in compliance with the provisions of the Georgia Code and the regulations of the appropriate regulatory authorities, and to receive the net assets of the corporation upon dissolution. The First Banking common stock does not have any preemptive rights with respect to acquiring additional shares of First Banking common stock, and the shares are not subject to any conversion, redemption or sinking fund provisions. The outstanding shares of First Banking common stock are, and the shares to be issued by First Banking in connection with the Merger Agreement will be, when issued, fully-paid and nonassessable. The First Banking Board of Directors is divided into three classes, as nearly equal in number as possible. First Banking common stock does not have cumulative voting rights in the election of First Banking directors.

                 EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

     On the effective date of the merger, Wayne shareholders will become shareholders of First Banking, and their rights as shareholders will be determined by First Banking's Articles of Incorporation and Bylaws. The following is a summary of the material differences in the rights of shareholders of First Banking and Wayne. Both First Banking and Wayne are Georgia corporations governed by the Georgia Code. Accordingly, there are no material differences between the rights of a First Banking shareholder and the rights of an Wayne shareholder solely under the Georgia Code. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of shareholders of their respective entities, and it is qualified in its entirety by reference to the Georgia Code, First Banking's Articles of Incorporation and Bylaws, and Wayne's Articles of Incorporation and Bylaws.

AUTHORIZED CAPITAL STOCK

     First Banking. The First Banking Articles authorize the issuance of an aggregate of 10,000,000 shares of common stock, $1.00 par value, of which 4,715,419 shares were issued and outstanding as of the December 31, 1998.

     Shares of First Banking common stock have unlimited voting rights and are entitled to receive the net assets of First Banking upon the dissolution of the corporation. The First Banking Bylaws provide that each share of First Banking common stock is entitled to one vote per share for all purposes.

     First Banking's Board of Directors may authorize the issuance of authorized but unissued shares of First Banking common stock without further action by First Banking's shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which First Banking's capital stock may be listed. First Banking's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of First Banking common stock or any option or warrant for the purchase thereof.

     The authority to issue additional shares of First Banking common stock provides First Banking with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued shares of First Banking common stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of First Banking. In addition, the sale of a substantial number of shares of First Banking common stock to persons who have an understanding with First Banking concerning the voting of such shares, or the distribution or declaration of a dividend of shares of First Banking common stock (or the right to receive First Banking common stock) to First Banking shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of First Banking.

     Wayne. Wayne's authorized capital stock consists of 10,000,000 shares of Wayne common stock, $1.00 par value, of which 558,648 shares were issued and outstanding as of the Wayne record date. Each share of Wayne common stock is entitled to one vote per share for all purposes, except as described below.

     The Wayne Articles of Incorporation provide that any shareholder who directly or indirectly acquires beneficial ownership of more than ten percent of any class of equity securities of the Company through a control share acquisition is not entitled to vote any stock in excess of ten percent. Control share acquisition does not include acquiring beneficial ownership of stock through descent, as satisfaction of a security interest, pursuant to a merger or through any employee benefit plan. The Wayne Articles of Incorporation permit a person who has made a control share acquisition to vote those shares exceeding ten percent if approved by either a majority of the interested shares or by seventy-five percent of the eligible members of the Board of Directors.

     Wayne's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of Wayne common stock or any option or warrant for the purchase thereof. In addition, the Board of Directors of Wayne has the ability to increase the number of issued and outstanding shares of Wayne common stock without the approval of the shareholders, within the maximum number of shares authorized by the Wayne Articles of Incorporation.

BOARD OF DIRECTORS

     First Banking. First Banking's Board of Directors is divided into three classes. Each class is to consist, as nearly as possible, of one-third of the total number of directors. At each annual meeting of shareholders, successors to the class of directors whose term expired as of the annual meeting are elected for a three-year term. The affirmative vote of the holders of at least 80% of the shares of First Banking common stock entitled to vote in an election of directors is required to amend or rescind the provision of the Articles of Incorporation establishing a classified Board.

     The effect of having a classified Board is that only approximately one-third of the directors is selected each year. Consequently, two annual meetings are effectively required for shareholders to change a majority of the members of the Board. This provision, coupled with the 80% vote required to amend or rescind it, renders it more difficult to gain control of First Banking and may have the effect of discouraging such attempts.

     Wayne. Wayne's Board of Directors is also divided into three classes. Each class is to consist, as nearly as possible of one-third of the total number of directors. At each annual meeting of shareholders, successors to the class of directors whose terms have expired as of the annual meeting are elected for a three-year term. The affirmative vote of the holders of at least 75% of the shares of Wayne common stock present and entitled to vote are required to amend or rescind the provision of the Articles of Incorporation establishing a board that is divided into different classes.

REMOVAL OF DIRECTORS

     First Banking. First Banking's Bylaws provide that any director may be removed at a meeting with respect to which notice of such purpose is given: (i) without cause, only upon the affirmative vote of the holders of at least 80% of the issued and outstanding shares of First Banking common stock; and (ii) for cause only upon the affirmative vote of the holders of a majority of the issued and outstanding shares of First Banking common stock.

     Wayne. Wayne's Bylaws provide that any director or the entire Board of Directors may be removed from office with or without cause by a majority of the holders of the shares entitled to vote at an election of directors. In addition, the Board of Directors may, upon a vote of 75 % of its members, remove a director from office if the director is (1) adjudicated an incompetent by a court; (2) if he has been grossly negligent in the performance of his duties;
(3) if he has intentionally violated the provisions of certain federal banking laws; (3) if he is convicted of a felony; (4) if he does not, within sixty days of his election, accept the office in writing or by attendance at a meeting of the Board of Directors and fulfills any other requirements for holding the office of director; or (5) if he fails to attend regular meetings of the Board of Directors for six consecutive meetings without having been excused by the Board of Directors.

VOTE REQUIRED FOR SHAREHOLDER APPROVAL

     First Banking. The Georgia Code requires that unless a greater vote is required elsewhere under the Act or under the corporation's Articles of Incorporation or Bylaws, more votes must be cast in favor of a proposal than against it in order to approve a proposal. However, the Georgia Code requires the vote of a majority of the votes entitled to be cast in order to approve certain mergers or dispositions of assets and amendments to the Articles of Incorporation.

     First Banking's Bylaws state that the affirmative vote of a majority of the shares of First Banking common stock represented at the meeting and entitled to vote on the subject matter will represent the act of the shareholders, except as otherwise provided by law or First Banking's Articles of Incorporation or Bylaws.

     Under First Banking's Articles of Incorporation, unless 80% of the directors then in office have approved the following matters, action on these matters requires the affirmative vote of the holders of at least 80% of the issued and outstanding shares of First Banking common stock entitled to vote in an election of directors:

          (1) amendment of the provision of the Articles of Incorporation establishing a classified Board;

          (2) a change in the number of directors;

          (3) amendment of the provision of the Bylaws prescribing the vote required to amend the Bylaws;

          (4) amendment of the provision of the Articles of Incorporation setting forth the grounds and vote required for removal of directors;

          (5) a merger or consolidation of First Banking with or into any other corporation or the sale, lease, exchange or other disposition of all or substantially all of its assets if the other party to the transaction is the beneficial owner of 5% or more of the outstanding First Banking common stock;

          (6) amendment of the provision of the Articles of Incorporation prescribing the vote required for the transactions described in clause (v) above; or

          (7) amendment of the provision of the Articles of Incorporation listing the factors permitted to be considered by the Board in evaluating a potential change of control of the corporation.

     Wayne. Wayne's Bylaws state that at all meetings of the shareholders, the presence in person or by proxy, of the holders of more than a majority of the shares outstanding and entitled to vote will constitute a quorum for shareholder action. If a quorum is present, action on a matter, other than the election of directors, is approved if the votes cast in favor of the action exceed the votes cast opposing the action, unless the Georgia Code, the Articles of Incorporation, or the Bylaws requires a different vote.

     Under Wayne's Articles of Incorporation, any action by the shareholders to adopt a modification to the Bylaws or to the Articles of Incorporation requires the approval of at least 75% of the shares present and entitled to vote. The Board of Directors may amend Wayne's Bylaws without shareholder approval if the amendment is approved by at least 75% of the directors present and entitled to vote.

SPECIAL MEETING OF SHAREHOLDERS

     First Banking. First Banking's Bylaws state that special meetings of the shareholders may be called at any time by the President of First Banking or upon the request of any one or more shareholders owning an aggregate of not less than 25% of the outstanding capital stock. Notice must be given in writing not less than 10 or more than 50 days before the date of the meeting and must state the purpose for which the meeting is called.

     Wayne. Wayne's Bylaws state that special meetings of the shareholders may be called by a majority of the Board of Directors or upon the written request of the holders of 25% or more of the shares outstanding of common stock. Notice must be given in writing, not less than 10 or more than 60 days before the date of the meeting and must state the purpose for which the meeting is called.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

     First Banking common stock is traded on the Nasdaq National Market under the symbol "FBCG." The following table sets forth the high and low sale prices per share of First Banking common stock on the Nasdaq National Market and the dividends paid per share of First Banking common stock for the indicated periods, adjusted for the 25% stock dividend paid in June 1997 and a 25% stock dividend paid in May 1998.

                                                      SALE PRICE PER
                                                  SHARE OF FIRST BANKING
                                                       COMMON STOCK            DIVIDENDS DECLARED
                                                  ----------------------   PER SHARE OF FIRST BANKING
                                                    HIGH          LOW             COMMON STOCK
                                                  --------      --------   --------------------------
1996
First Quarter...................................   $17.28        $12.80              $0.095
Second Quarter..................................    17.92         16.64               0.095
Third Quarter...................................    17.60         15.36               0.095
Fourth Quarter..................................    16.32         14.48               0.095
1997
First Quarter...................................    15.68         14.00              0.1175
Second Quarter..................................    18.24         14.00              0.1175
Third Quarter...................................    19.90         17.20              0.1175
Fourth Quarter..................................    26.40         18.80              0.1175
1998
First Quarter...................................    27.20         20.80               0.130
Second Quarter..................................    27.00         23.80               0.130
Third Quarter...................................    28.75         24.00               0.130
Fourth Quarter..................................    26.50         22.25               0.130

                                                      SALE PRICE PER
                                                  SHARE OF FIRST BANKING
                                                       COMMON STOCK            DIVIDENDS DECLARED
                                                  ----------------------   PER SHARE OF FIRST BANKING
                                                    HIGH          LOW             COMMON STOCK
                                                  --------      --------   --------------------------
1999
First Quarter (through        ).................

     On October 20, 1998, the last day prior to the public announcement of the proposed merger between First Banking and Wayne, the last reported sale price per share of First Banking common stock on the Nasdaq National Market was $25.125 and the resulting share of Wayne common stock (based on the 1.57024
Exchange Ratio) was $39.45. On           , 1999 the latest practicable date
prior to the mailing of this Proxy Statement/Prospectus, the last reported sale price per share of First Banking common stock on the Nasdaq National Market was
$       and the resulting equivalent pro forma price per share of Wayne common
stock was $       . The equivalent per share price of a share of Wayne common stock at each specified date represents the last reported sale price of a share of First Banking common stock on such date multiplied by the Exchange Ratio.

     The market price of First Banking common stock on the effective date of the merger may be higher or lower than the market price at the time the merger proposal was announced, at the time the Merger Agreement was executed, at the time of mailing of this Proxy Statement/Prospectus, or at the time of the Special Meeting. Holders of Wayne common stock are not assured of receiving any specific market value of First Banking common stock on the effective date of the merger, and such value may be substantially more or less than the current value of First Banking common stock.

     As of the Wayne Record Date, there were 951 shareholders of record of Wayne common stock. No established trading market for Wayne common stock exists. Because transactions in Wayne common stock are infrequent and because such transactions are not reported on an exchange or other organized trading systems, Wayne does not have reliable data regarding recent trading activity in Wayne common stock.

     First Banking is a legal entity separate and district from its subsidiaries and its revenues depend in significant part on the payment of dividends from its subsidiary depository institutions. First Banking's subsidiaries are subject to certain legal restriction on the amount of dividends they are permitted to pay. First Banking may pay dividends in any year in an amount up to 50% of the previous year's net income, or $2,854,039 in 1999, without the approval of the GDBF. The holders of First Banking common stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. First Banking has paid regularly quarterly cash dividends on its common stock since 1990. Although First Banking intends to continue to a pay quarterly cash dividends on First Banking common stock, First Banking cannot assure that its dividend policy will not change after consummation of the merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. For information with respect to the provisions of the Merger Agreement relating to First Banking's and Wayne's abilities to pay dividends on their respective common stock during the pendency of the merger, see "DESCRIPTION OF MERGER -- Conduct of Business Pending the Merger."

                               BUSINESS OF WAYNE

GENERAL

     Wayne was organized under the Georgia Code on September 5, 1989, to become a one-bank holding company by acquiring all the capital stock of Wayne National Bank upon its formation. Wayne National Bank commenced business on September 26, 1990, and the only activity of Wayne since then has been the ownership and operation of Wayne National Bank. Wayne National Bank was organized as a banking association under the laws of the United States. Wayne National Bank is engaged in a general commercial and retail banking business, emphasizing in its marketing Wayne National Bank's local management and ownership, from its main office in Jesup, Georgia. The products offered include commercial and retail checking accounts, NOW accounts, money market accounts and certificates of deposit. Wayne National Bank offers commercial loans, agricultural loans, real estate loans and installment loans. Wayne National Bank is an issuing agent for U.S. savings bonds, traveler's checks, money orders and cashier's checks, and it offers collection teller services, including wire transfer services. Wayne National Bank also offers a night depository facility, safe deposit boxes, and ATM service.

COMPETITION

     Wayne County is Wayne National Bank's primary service area ("PSA"), which encompasses the cities of Jesup, Screven and Odum. Wayne National Bank competes in the Wayne County market with three commercial banks and two credit unions. Barnett Bank of Southeast Georgia, N.A., which was recently acquired by NationsBank, Heritage Bank, headquartered in Hinesville, Georgia, and Sun Trust Bank, Southeast Georgia, N.A., are branch banks of larger holding companies and constitute the major commercial bank competition in Wayne National Bank's PSA. In addition, Patterson Bank, headquartered in Patterson, Georgia, opened a branch bank in Jesup in May 1998. As of December 31, 1998, Wayne National Bank, which is the only locally-owned commercial bank in the county, held 31% of all bank deposits in Wayne County.

     The credit unions have gained a considerable share of the market in part because of their close relationship with several significant employers. The two major credit unions, Altamaha Federal and Interstate Unlimited, have a presence in Jesup due to the existence of the paper plant and county government. These institutions cater primarily to specific industry groups. They do not extend commercial loans and are not a factor in Wayne National Bank's commercial business. However, these institutions do compete for the retail deposit and consumer loan business in the PSA.

     Competition for deposit and loan opportunities in Wayne National Bank's PSA is intense because of existing competitors, the accelerating pace of deregulation and the geographic likelihood of expansion into the PSA by other institutions.

EMPLOYEES

     As of December 31, 1998, Wayne National Bank had 25 employees, 20 of which were full-time. Wayne's operations are conducted through Wayne National Bank. Consequently, Wayne does not have any separate employees. None of the employees of Wayne National Bank are represented by any collective bargaining unit. Wayne National Bank considers its relations with its employees to be good.

MANAGEMENT STOCK OWNERSHIP

     The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned at the Record Date by (a) each executive officer of Wayne, (b) each director of Wayne, and (c) all executive officers and directors of Wayne as a group. There are no persons who own more than 5% of the outstanding Wayne common stock who are not also directors or executive officers. Information relating to beneficial ownership of common stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934. Under these rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty days. Under the rules, more than one person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

                                                            NUMBER OF SHARES        PERCENT
                                                          BENEFICIALLY OWNED AT       OF
NAME(1)                                                   THE WAYNE RECORD DATE   TOTAL(%)(2)
-------                                                   ---------------------   -----------
Patricia B. Armstrong...................................          20,120              3.60
Leonard D. Brannen......................................          19,085              3.42
C. Revis Clary..........................................          38,355              6.87
J. Ashley Dukes.........................................          65,937(3)          11.80
Tommie C. Fuller, Sr....................................          10,150              1.82
Douglas R. Harper.......................................          10,845              1.94
J. Lex Kenerly, III, M.D................................          15,100              2.70
James L. Lott...........................................          15,550              2.78
Jerry D. McDaniel.......................................          18,841              3.37
Ferrell L. O'Quinn......................................          31,480              5.64
Bernon W. Sapp..........................................          21,750              3.89
W. Donald Whitaker......................................          10,650              1.91
Executive officers and directors as a group (12 persons)
  (4)...................................................         277,863             49.74%

---------------

(1) The address for all persons listed is 818 South First Street, Jesup, Georgia 31545.

(2) Percentage is determined on the basis of 558,648 shares of common stock issued and outstanding.

(3) Pursuant to Article 8 of Wayne's Articles of Incorporation, Mr. Dukes is not entitled to vote those shares beneficially owned by him which are in excess of 10% of the total outstanding shares of common stock of Wayne. As of the Record Date, based on 558,648 shares of common stock then outstanding, Mr. Dukes beneficially owned 10,073 shares of common stock which he was not entitled to vote.

(4) Includes the twelve directors and executive officers listed above.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS OF WAYNE

     The following discussion of Wayne's financial condition and results of operation should be read in conjunction with Wayne's Consolidated Financial Statements and related notes and the statistical information included elsewhere herein.

FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 1998

     Wayne experienced a net profit during the quarter ended September 30, 1998, of $286,674, compared to $281,818 during the same period of 1997. This brings net profits for the nine months ended September 30, 1998 to $819,524 compared to $729,844 for the nine months ended September 30, 1997. The improvement in earnings for the third quarter is attributed to higher net interest income which is up 9.4% from the third quarter of 1997. The improvement in net interest income can be attributed to a 9.8% increase in earning assets to $42.4 million as of September 30, 1998, from $38.6 million as of September 30, 1997. The segment of earning assets showing the most significant increase was loans which grew $4.7 million, or 16.2%, during the twelve months ending September 30, 1998. Wayne's net interest margin was unchanged at 6.4% for the quarter ended September 30, 1998, compared to 6.4% for the same period of 1997.

     Noninterest income for the quarter ended September 30, 1998, was $182,517, up 9.1% from $167,355 for the same quarter of 1997. For the nine months ended September 30, 1998, noninterest income increased $91,884, or 21.1%, to $528,119 from $436,235 for the same period of 1997. The increase was primarily the result of improved mortgage origination fees which were up 93.7% to $87,218 for the nine months ended September 30, 1998, compared to $45,026 for the same period of 1997. This increase is primarily attributable to an increase in mortgage loan activity resulting from falling mortgage loan interest rates.

     Noninterest expenses for the quarter ended September 30, 1998, was $377,757, an increase of $47,559, or 14.4%, from $330,198 for the same period of 1997. Salaries and benefits were up $25,698, or 16.6%, to $180,095 for the quarter ended September 30, 1998, from $154,397 for the same period of 1997, primarily as a result of increases in staffing levels at Wayne National Bank, and overtime pay. Other operating expenses were up $16,154, or 12.8%, to $142,219 for the quarter ended September 30, 1998, from $126,065 for the same period of 1997. This increase is primarily a result of data processing expenditures associated with Wayne National Bank's efforts to prepare for the year 2000. For the nine month period ended September 30, 1998, noninterest expense increased $85,028, or 8.4%, to $1,099,715 from $1,014,687 for the same period of 1997. This increase in noninterest expense can also be attributed to increases in staffing levels at Wayne National Bank and year 2000 expenditures.

     Loan losses, net of recoveries, during the quarter ended September 30, 1998, were $34,895 compared to $37,480 for the same period one year ago. Loan losses, net of recoveries, amounted to $65,695 for the nine months ended September 30, 1998, compared to $87,480 for the nine months ended September 30, 1997. The majority of loan losses continue to be the result of consumer bankruptcies on secured loans. Past due loans amounted to 1.02% of total loans as of September 30, 1998, well below the national average of our peer group of 2.99%.

     During the nine month period ended September 30, 1998, the loan loss reserve increased by $69,305, bringing the allowance for loan losses to 1.03% of loans, compared to .81% of loans at September 30, 1997. Based on its review, management believes the allowances for loan losses is adequate at this time. However, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required.

     Return on average assets and average equity, on an annualized basis, for the quarter ended September 30, 1998, were 2.51% and 16.10%, respectively, compared to 2.76% and 20.43%, respectively, for the same quarter of 1997. Return on average assets and average equity, on an annualized basis, for the nine months ended September 30, 1998, were 2.43% and 16.15%, respectively, compared to 2.49% and 18.98%, respectively, for the same period of 1997. Earnings per share, on a basic basis, for the nine and three month periods ended September 30, 1998, amounted to $1.79 and $.62, respectively, compared to $1.85 and $.71, respectively for the same periods of 1997. Earnings per share, on a diluted basis, for the nine and three month periods ended September 30, 1998, amounted to $1.64 and $.56, respectively, compared to $1.63 and $.64, respectively, for the same periods of 1997.

     Wayne's assets ended the third quarter of 1998 at $47.3 million, down 7.4% from $51.1 million at December 31, 1997. This decrease can be attributed to the reduction in seasonal local government tax deposits of approximately $7.7 million at December 31, 1997, which deposits were subsequently withdrawn by mid-January 1998. Total deposits ended the quarter at $39.7 million, down 11.0% from $44.6 million at December 31, 1997, which decrease is also related to the reduction in seasonal local government tax deposits, offset by normal growth in Bank deposits. At September 30, 1998, Wayne's loan to deposit ratio was 83.8%, compared to 63.7% at December 31, 1997.

     Management expects earnings to improve slightly during the final quarter of 1998 over that experienced in the quarter just ended, contingent upon no deterioration within the loan portfolio which would require excessive provisions to the loan loss reserve. Although such expectations are based on management's best judgment, actual results will depend upon a number of factors that cannot be predicted with certainty and fulfillment of management's expectations cannot be assured.

  Liquidity and Sources of Capital

     The $4.8 million reduction in deposits during the nine month period ended September 30, 1998, is primarily reflected in federal funds sold which decreased $9.6 million, offset by the $4.9 million increase in loans. The reduction in federal funds sold is primarily attributed to the seasonal local government tax deposits of approximately $7.7 million at December 31, 1997, which deposits were withdrawn by mid-January 1998. During the first nine months of 1998, management has expanded the held-to-maturity portion of the investment portfolio by approximately $1.3 million through the purchase of municipal bonds. The available-for-sale portion of the portfolio has increased approximately $1.0 million through the purchase of U.S. Treasury securities and equities. During the first nine months of 1998, loans have increased by approximately $4.9 million, meeting management's expectations. Wayne's liquid assets at September 30, 1998, represented 11.4% of total assets, compared to 30.8% at December 31, 1997.

     During the first quarter of 1998, three directors of Wayne exercised warrants for Wayne's common stock, par value $1.00 per share, resulting in the issuance of 34,000 shares of the common stock. The exercise price was $10.00 per share, resulting in an injection of $340,000 into Wayne's capital during the first quarter of 1998. At September 30, 1998, Wayne's risk based capital ratio was 20.9% and its leverage ratio was 15.8%, compared to 20.2% and 14.8%, respectively, at December 31, 1997. Both Wayne and Wayne National Bank are, at this time, in compliance with the Federal Reserve Board's and the OCC's capital requirements. Management expects asset growth to continue at a deliberate and controllable pace during the coming months and capital should continue to be adequate. However, no assurances can be given in this regard, as rapid growth, deterioration in loan quality and poor earnings, or a combination of these factors, could change Wayne's capital position in a relatively short period of time.

RESULTS OF OPERATIONS FOR THE YEAR ENDED 1997

     Wayne had net income of $1.0 million in 1997, compared to $828,148 in 1996, an increase of 24%. Earnings per share, on a basic basis, were $2.58 in 1997, compared to $2.19 in 1996. Earnings per share, on a diluted basis, were $2.35 in 1997, compared to $1.99 in 1996. Wayne's earnings in 1997 resulted in a return on average assets and return on average equity of 2.55% and 19.03%, respectively, compared to 2.41% and 19.65%, respectively, in 1996.

     The improvements in earnings in 1997 can be attributed primarily to higher net interest income, which grew 17% to $2.3 million in 1997 on net interest margin of 6.48% and an interest spread of 5.30%. This improvement in net interest income can be attributed primarily to a 19% increase in average earning assets brought about by the 16% increase in average deposits. Deposits grew $6.5 million, or 17%, between December 31, 1996, and December 31, 1997.

     Wayne had $41,064 in nonperforming assets at year end 1997, compared to no nonperforming assets at year end 1996. Net charge-offs amounted to .35% of average loans in 1997, unchanged from 1996. During 1997, Wayne National Bank provided $154,000 to the allowance for loan losses, compared to $90,000 in 1996. The allowance for loan losses totaled $273,405 at year end 1997, which represents .95% of net year end loans.

     Noninterest income grew $61,020, or 11%, to $629,921 in 1997, from $568,901 in 1996. This increase resulted primarily from a $65,036, or 16%, increase in service charges on deposits. Other operating income declined $2,715, or 2%, while securities gains declined $1,301, or 9%.

     Noninterest expense grew $85,403, or 7%, to $1.4 million in 1997. Occupancy expenses were up $11,064, or 6%, in 1997 compared to 1996, while other expenses were up $73,835, or 15%, compared to 1996, primarily as a result of a $13,000 increase in advertising and a $19,000 increase in professional fees. Wayne's efficiency ratio, which is noninterest expense as a percentage of net interest income after the provision for loan losses plus noninterest income, net of gains and losses on the sale of assets, improved to 48.8% in 1997, compared to 51.9% in 1996.

  Net Interest Income/Margins

     The primary source of revenue for Wayne is net interest income, which is the difference between income on interest-earning assets, such as investment securities and loans, and interest incurred on interest-bearing sources of funds, such as deposits and borrowings. The level of net interest income is determined primarily by the average balances ("volume") of interest-earning assets and the various rate spreads between the interest-earning assets and Wayne's funding sources. The table "Average Balances, Income and Expenses, and Rates" below indicates Wayne's average volume of interest-earning assets and interest-bearing liabilities for 1997 and 1996 and average yields and rates. Changes in net interest income from period to period result from increases or decreases in the volume of interest-earning assets and interest-bearing liabilities, increases or decreases in the average rates earned and paid on such assets and liabilities, the ability to manage the earning asset portfolio (which includes loans), and the availability of particular sources of funds, such as noninterest bearing deposits. The table "Analysis of Changes in Net Interest Income" below indicates the changes in Wayne's net interest income as a result of changes in volume and rate from 1996 to 1997 and from 1995 and 1996.

     Net interest income was $2.3 million for 1997, a 17% increase from 1996. Net interest income increased primarily as a result of an increase in average earning assets, as earning assets averaged $37.6 million in 1997, up 19% from $31.7 million in 1996. Wayne National Bank increased the amount of loans outstanding during 1997, however, there was a slight decline in the yield earned on loans. Loans averaged $27.0 million in 1997, up 30% from $20.8 million in 1996, and the average yield decreased to 11.23% in 1997, from 11.72% in 1996. The combination of this increase in loans and the decline in loan yield served to increase loan interest income 25% to $3.0 million in 1997, from $2.4 million in 1996. Wayne's net interest spread, the difference between the taxable equivalent yield on earning assets and the cost of interest-bearing liabilities, grew slightly in 1997 to 5.30%, from 5.28% in 1996, primarily as a result of the increased lending activity.

     The key performance measure for net interest income is the "net interest margin," or net interest income divided by average interest-earning assets. Unlike net interest spread, net interest margin is affected by the level of interest-free funding used to support earning assets. Wayne's net interest margin on a taxable equivalent basis rose slightly to 6.48% for 1997 from 6.45% for 1996. Net interest margin is expected to decline slightly during 1997, reflecting increased competition for loans, resulting in a decline in the yield on loans. Although such expectations are based on management's judgment, actual results will depend on a number of factors that cannot be predicted with certainty, and fulfillment of management's expectations cannot be assured.

     The following table depicts interest income on earning assets and related average yields as well as interest expense on interest-bearing liabilities and related average rates paid for the periods indicated.

                AVERAGE BALANCES, INCOME AND EXPENSES, AND RATES
                             (DOLLARS IN THOUSANDS)

                                                              YEAR ENDED DECEMBER 31,
                                                  -----------------------------------------------
                                                        1997                          1996
                                                  ----------------             ------------------
                                        AVERAGE   INCOME/   YIELD/   AVERAGE   INCOME/    YIELD/
                                        BALANCE   EXPENSE    RATE    BALANCE   EXPENSE     RATE
                                        -------   -------   ------   -------   -------   --------
                                             ASSETS
Earning Assets
  Loans(1)............................  $27,040   $3,036    11.23%   $20,768   $2,433      11.72%
  Securities:(2)
     Taxable..........................    1,751      108    6.17%      5,978      355       5.94%
     Tax exempt(3)....................    4,507      363    8.05%      2,189      180       8.22%
  Interest-bearing deposits...........      137        7    5.11%         60        3       5.00%
  Funds sold..........................    3,642      201    5.52%      2,326      124       5.33%
  Other earning assets(3).............      562       25    4.45%        440       20       4.55%
                                        -------   ------    -----    -------   ------    --------
          Total earning assets........   37,639    3,740    9.94%     31,761    3,115       9.81%
                                                  ------    -----              ------    --------
Cash and due from banks...............    1,481                        1,401
Premises and equipment................      957                        1,019
Other assets..........................      430                          422
Allowance for loan losses.............     (234)                        (207)
                                        -------                      -------
          Total assets................  $40,273                      $34,396
                                        =======                      =======

                                           LIABILITIES
Interest-Bearing Liabilities
  Interest-bearing transaction
     accounts (1).....................  $ 4,628       90    1.94%    $ 4,446      109       2.45%
  Savings deposits (1)................    4,125      117    2.84%      3,851       97       2.52%
  Time deposits (1)...................   19,306    1,094    5.67%     15,227      859       5.64%
  Other short-term borrowings.........        2        0       0%         18        1       5.50%
  Long-term debt......................        0        0       0%          0        0       0.00%
                                        -------   ------    -----    -------   ------    --------
          Total interest-bearing
             liabilities..............   28,061    1,301    4.64%     23,542    1,066       4.53%
                                                  ------    -----              ------    --------
Demand deposits (1)...................    6,430                        6,241
Accrued interest and other
  liabilities.........................      393                          399
Shareholders' equity..................    5,389                        4,214
                                        -------                      -------
          Total liabilities and
             shareholders' equity.....  $40,273                      $34,396
                                        =======                      =======
Net interest spread...................                      5.30%                           5.28%
                                                            =====                        ========
Net interest income/margin on a
  taxable Equivalent basis............            $2,439                       $2,049
                                                  ======                       ======
          Net interest
             income/margin............                      6.48%                           6.45%
                                                            =====                        ========

---------------

(1) Average loans include nonaccrual loans. All loans and deposits are domestic.
(2) Yield on securities is based on amortized cost. Changes in market value are not considered.
(3) Tax exempt income converted to taxable equivalent.

     Analysis of Changes in Net Interest Income. The following tables set forth, on a taxable equivalent basis, the effect which the varying levels of earning assets and interest-bearing liabilities and the applicable rates have had on changes in net interest income from 1995 to 1996 and 1996 to 1997. The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the change of each.

                   ANALYSIS OF CHANGES IN NET INTEREST INCOME
                             (DOLLARS IN THOUSANDS)

                                                       YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------
                                         1996 COMPARED WITH 1995     1997 COMPARED WITH 1996
                                             VARIANCE DUE TO             VARIANCE DUE TO
                                         -----------------------    -------------------------
                                         VOLUME   RATE     TOTAL     RATE     VOLUME    TOTAL
                                         ------   -----    -----    ------    ------    -----
EARNING ASSETS
  Loans................................    704    $(101)   $603      $646      $ 33     $679
  Securities:
     Taxable...........................   (261)      14    (247)      (87)       (3)     (90)
     Tax exempt........................    187       (4)    183        78        14       92
  Funds sold...........................     73        4      77       (33)      (12)     (45)
  Interest-bearing deposits with
     banks.............................      4        0       4       (11)       (1)     (12)
  Other earning assets.................      5        0       5         2         2        4
                                         -----    -----    ----      ----      ----     ----
          Total interest income........    712      (87)    625       595        33      628
                                         -----    -----    ----      ----      ----     ----
INTEREST-BEARING LIABILITIES
  Interest-bearing deposits:
     Interest-bearing transaction
       accounts........................      4      (23)    (19)       26       (27)      (1)
     Savings and market rate
       investments.....................      8       12      20         5       (24)     (19)
     Certificates and other time
       deposits........................    231        4     235        78       (21)      57
                                         -----    -----    ----      ----      ----     ----
          Total interest-bearing
             deposits..................    243       (7)    236       109       (72)      37
  Other short-term borrowings..........     (1)       0      (1)        1         0        1
  Long-term debt.......................      0        0       0         0         0        0
                                         -----    -----    ----      ----      ----     ----
          Total interest expense.......    242       (7)    235       110       (72)      38
                                         -----    -----    ----      ----      ----     ----
          Net interest income on a
             taxable Equivalent
             basis.....................    470      (80)    390       485       105      590
          Less taxable equivalent
             adjustment................     58        0      58        32         0       32
                                         -----    -----    ----      ----      ----     ----
          Net interest income..........  $ 412    ($ 80)   $332      $453      $105     $558
                                         =====    =====    ====      ====      ====     ====

     Interest Sensitivity. Wayne monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on its net interest income. The principal monitoring technique employed by Wayne is the measurement of Wayne's interest sensitivity "gap," which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available-for-sale, replacing an asset or liability at maturity or by adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities repricing in this same time interval helps to hedge the risk and minimize the impact on net interest income of rising or falling interest rates.

     Wayne evaluates interest sensitivity risk and then formulates guidelines regarding asset generation and repricing, funding sources and pricing, and off-balance sheet commitments in order to decrease interest sensitivity risk.

     The following table illustrates Wayne's interest rate sensitivity at December 31, 1997.

                         INTEREST SENSITIVITY ANALYSIS
                             (DOLLARS IN THOUSANDS)

                                                    DECEMBER 31, 1997
                       ----------------------------------------------------------------------------
                                    AFTER ONE      AFTER THREE               GREATER THAN
                        WITHIN       THROUGH         THROUGH       WITHIN    ONE YEAR OR
                       ONE MONTH   THREE MONTHS   TWELVE MONTHS   ONE YEAR   NONSENSITIVE    TOTAL
                       ---------   ------------   -------------   --------   ------------   -------
ASSETS
Earning Assets(1)
  Loans..............   $ 8,146      $ 2,817         $ 5,379      $16,342      $12,289      $28,631
  Securities (2).....         0            0             100          100        5,414        5,514
  Interest-bearing
     deposits with
     banks...........       124            0               0          124            0          124
  Funds sold.........    11,970            0               0       11,970            0       11,970
                        -------      -------         -------      -------      -------      -------
          Total
            earning
            assets...   $20,240      $ 2,817         $ 5,479      $28,536      $17,703      $46,239
                        =======      =======         =======      =======      =======      =======
LIABILITIES
Interest-bearing
  liabilities
Interest-bearing
  deposits
  Demand deposits....   $ 5,086      $     0         $     0      $ 5,086      $     0      $ 5,086
     Savings
       deposits......     4,073            0               0        4,073            0        4,073
     Time
       deposits(3)...     2,004        5,223          11,620       18,847        2,769       21,616
                        -------      -------         -------      -------      -------      -------
          Total
            interest-
            bearing
          deposits...    11,163        5,223          11,620       28,006        2,769       30,775
Other short-term
  borrowings.........         0            0               0            0            0            0
  Long-term debt.....         0            0               0            0            0            0
                        -------      -------         -------      -------      -------      -------
          Total
            interest-
            bearing
       liabilities...   $11,163      $ 5,223         $11,620      $28,006      $ 2,769      $30,775
                        =======      =======         =======      =======      =======      =======
Period gap...........   $ 9,077      $(2,406)        $(6,141)     $   530      $14,934      $15,464
Cumulative gap.......   $ 9,077      $ 6,671         $   530      $   530      $15,464      $15,464
Ratio of cumulative
  gap to total
  earning assets.....      19.6%        14.4%            1.1%         1.1%        33.4%        33.4%

---------------

(1) Excludes nonaccrual loans and securities.
(2) Excludes investment equity securities of $535,451.
(3) Excludes matured certificates which have not been redeemed by the customer and on which no interest is accruing.

     Wayne generally would benefit from increasing market rates of interest when it has an asset-sensitive gap and generally would benefit from decreasing market rates of interest when it is liability sensitive. Wayne is asset sensitive over the one month and one year time frames and liability sensitive over the one through three months and three through twelve months time frames. However, Wayne's gap analysis is not a precise indicator of its interest sensitivity position. The analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but those rates are viewed by management as significantly less interest-sensitive than market-based rates such as those paid on non-core deposits. Accordingly, management believes a liability-sensitive gap position is not as indicative of Wayne's true interest sensitivity as it would be for an organization which depends to a greater extent on purchased funds to support earning assets. Net interest income may be impacted by other significant factors in a given interest rate environment, including changes in the volume and mix of earning assets and interest-bearing liabilities.

  Provision and Allowance for Loan Losses

     General. Wayne National Bank has developed policies and procedures for evaluating the overall quality of its credit portfolio and for the timely identification of potential problem credits. On a quarterly basis, management of Wayne National Bank recommends, and the Board of Directors of Wayne National Bank approves, the appropriate level for the allowance for loan losses based on the results of the internal monitoring and reporting system, analysis of economic conditions in its market, and a review of historical statistical data for both Wayne National Bank and other financial institutions. Management's judgment as to the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable, but which may or may not be valid. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required. The adequacy of the allowance for loan losses and the effectiveness of Wayne National Bank's monitoring and analysis system are also reviewed periodically by the banking regulators and Wayne National Bank's independent auditors and independent loan review firm.

     Additions to the allowance for loan losses, which are expensed as the provision for loan losses on Wayne's income statement, are made periodically to maintain the allowance at an appropriate level based on management's analysis of the potential risk in the loan portfolio. Loan losses and recoveries are charged or credited directly to the allowance. The amount of the provision is a function of the level of loans outstanding, the level of nonperforming loans, historical loan loss experience, the amount of loan losses actually charged against the reserve during a given period, and current and anticipated economic conditions.

     The table below summarizes certain information with respect to Wayne National Bank's allowance for loan losses and the composition of charge-offs and recoveries for each of the last two years.

                           ALLOWANCE FOR LOAN LOSSES
                             (DOLLARS IN THOUSANDS)

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
Total loans outstanding at end of period, net of unearned
  income....................................................  $28,671    $23,382
Average amount of loans outstanding, net of unearned
  income....................................................  $27,040    $20,768
Balance of allowance for loan losses at beginning of
  period....................................................  $   214    $   197

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
Loan losses:
  Commercial, financial and agricultural....................       18          0
  Real estate -- mortgage...................................       20          7
  Consumer..................................................       97         81
                                                              -------    -------
          Total loan losses.................................      135         88
                                                              -------    -------
Recoveries of previous loan losses:
  Commercial, financial and agricultural....................        0          0
  Real estate -- mortgage...................................        4          3
  Consumer..................................................       36         12
                                                              -------    -------
          Total recoveries..................................       40         15
                                                              -------    -------
Net loan losses.............................................       95         73
Provision for loan losses...................................      154         90
                                                              -------    -------
Balance of allowance for loan losses at end of period.......  $   273    $   214
                                                              =======    =======
Allowance for loan losses to period end loans...............      .95%       .92%
Net charge-offs to average loans............................      .35%       .35%

     The provision for loan losses charged to earnings for the year ended December 31, 1997, amounted to $154,000, compared to $90,000 in 1996. Net charge-offs amounted to .35% of average loans in 1997, unchanged from 1996. The provision set aside for loan losses during 1997 was primarily the result of management's assessment that, even though asset quality remains at a desirable level, the allowance for loan losses should be increased to reflect the growth experienced in the loan portfolio. Management feels the allowance is adequate at this time; however, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required.

     Allocation of Allowance. The table below sets forth the amount of the allowance for loan losses allocated by Wayne by loan categories.

                    ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
                             (DOLLARS IN THOUSANDS)

                                                                     DECEMBER 31,
                                                         ------------------------------------
                                                               1997                1996
                                                         ----------------    ----------------
                                                         AMOUNT   PERCENT    AMOUNT   PERCENT
                                                         ------   -------    ------   -------
Commercial, financial and agricultural.................   $ 56      20.5%     $ 23      10.7%
Real estate............................................     93      34.1%       67      31.3%
Consumer...............................................     68      24.9%       41      19.2%
Unallocated............................................     56      20.5%       83      38.8%
                                                          ----     -----      ----     -----
          Total........................................   $273     100.0%     $214     100.0%
                                                          ====     =====      ====     =====

     Nonperforming Assets. The following table presents Wayne's nonperforming assets for the dates indicated.

                              NONPERFORMING ASSETS
                             (DOLLARS IN THOUSANDS)

                                                                 DECEMBER 31,
                                                                --------------
                                                                 1997     1996
                                                                ------    ----
Nonaccrual loans............................................    $   41    $  0
  Restructured loans........................................         0       0
                                                                ------    ----
          Total nonperforming loans.........................        41       0
  Nonaccruing securities....................................         0       0
  Other real estate owned...................................         0       0
                                                                ------    ----
          Total nonperforming assets........................    $   41    $  0
                                                                ======    ====
Loans past due 90 days or more..............................    $   13    $  0
Allowance for loan losses to period end loans...............       .95%    .92%
Allowance for loan losses to period end nonperforming
  loans.....................................................     665.9%    N/A
Allowance for loan losses to period end nonperforming
  assets....................................................     665.9%    N/A
Net charge-offs to average loans............................       .35%    .35%
Nonperforming assets to period end loans and foreclosed
  property..................................................       .14%    N/A

     Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is doubtful. A delinquent loan is generally placed in nonaccrual status when it becomes 90 days or more past due. When a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain. When a problem loan is finally resolved, there may ultimately be an actual writedown or charge-off of the principal balance of the loan which would necessitate additional charges to earnings. Nonperforming assets totaled $41,064 at year-end 1997, or .14% of period end loans.

     Potential Problem Loans. A potential problem loan is one in which management has serious doubts about the borrower's future performance under the terms of the loan contract. These loans are current as to principal and interest and, accordingly, they are not included in the nonperforming assets categories. Management monitors these loans closely in order to ensure that Wayne's interests are protected. At December 31, 1997, Wayne held fifteen loans considered by management to be potential problem loans totaling approximately $413,352. The level of potential problem loans is factored into the determination of the adequacy of the allowance for loan losses.

  Noninterest Income and Expense

     Noninterest income. The largest component of noninterest income is service charges on deposit accounts, which totaled $461,931 in 1997, a 16% increase over the 1996 level of $396,895. There was very little change in the other components of noninterest income during 1997 as compared to 1996.

     The following table sets forth, for the periods indicated, the principal components of noninterest income:

                               NONINTEREST INCOME
                             (DOLLARS IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                              1997    1996
                                                              ----    ----
Service charges on deposit Accounts.........................  $462    $397
Securities gains............................................    14      15
Other.......................................................   154     157
                                                              ----    ----
          Total noninterest income..........................  $630    $569
                                                              ====    ====

     Noninterest Expense. The following table sets forth, for the periods indicated, the primary components of noninterest expense:

                              NONINTEREST EXPENSE
                             (DOLLARS IN THOUSANDS)

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               1997      1996
                                                              ------    ------
Salaries and employee benefits..............................  $  605    $  604
Net occupancy expense.......................................      79        73
Furniture and equipment expense.............................     121       116
Director and committee fees.................................      42        42
Data processing.............................................      23        21
Insurance...................................................      18        16
Advertising.................................................      35        22
Banking assessments.........................................      24        21
Professional fees...........................................      70        51
Postage and freight and couriers............................      53        50
Supplies....................................................      74        74
Travel, meetings, seminars, entertainment...................      19        20
Other.......................................................     194       163
                                                              ------    ------
          Total noninterest expense.........................  $1,357    $1,273
                                                              ======    ======
Efficiency ratio............................................    48.8%     51.9%

     Noninterest expense increased 7% to $1.4 million in 1997 primarily as a result of increases in advertising expenses, professional fees, and other expenses. Advertising expense increased $12,838, or 59%, to $34,655 in 1997, from $21,817 in 1996, as Wayne National Bank increased its advertising efforts in response to increased competition. Professional fees increased $18,768, or 36%, to $70,278 in 1997, from $51,510 in 1996, primarily as a result of increased legal fees at both Wayne and Wayne National Bank.

  Earning Assets

     Loans. Loans are the largest category of earning assets and typically provide higher yields than the other types of earning assets. Associated with the higher loan yields are the inherent credit and liquidity risks which management attempts to control and counterbalance. Loans averaged $27.0 million in 1997, compared to $20.8 million in 1996, an increase of $6.2 million, or 30%. At December 31, 1997, total loans were $28.7 million, compared to $23.4 million at the end of 1996.

     In 1997, growth in Wayne's loan portfolio accelerated as the local economy remained strong. The following table shows the composition of the loan portfolio by category at the dates indicated.

                         COMPOSITION OF LOAN PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                     DECEMBER 31,
                                                        ---------------------------------------
                                                         1997     PERCENT     1996     PERCENT
                                                        AMOUNT    OF TOTAL   AMOUNT    OF TOTAL
                                                        -------   --------   -------   --------
Commercial, financial and agricultural................  $ 5,267     18.4%    $ 3,361     14.4%
Real estate Construction..............................    1,421      4.9%      2,066      8.8%
Mortgage -- residential...............................    7,343     25.6%      6,044     25.8%
Mortgage -- commercial................................    5,248     18.3%      3,341     14.3%
Consumer..............................................    9,390     32.7%      8,261     35.3%
Other.................................................       29       .1%        337      1.4%
                                                        -------    -----     -------    -----
          Total gross loans...........................   28,698    100.0%     23,410    100.0%
                                                                   =====                =====
Unearned income.......................................       27                   28
                                                        -------              -------
          Total loans net of unearned income..........   28,671               23,382
Allowance for loan losses.............................      273                  214
                                                        -------              -------
          Total net loans.............................  $28,398              $23,168
                                                        =======              =======

     The principal component of Wayne's loan portfolio is consumer loans. At year end 1997, this category totaled $9.4 million and represented 33% of the total loan portfolio, compared to $8.3 million, or 35%, at the end of 1996. Consumer loans increased $1.1 million, or 14%, at December 31, 1997, compared to December 31, 1996. The growth in 1997 was primarily a result of the strong local economy.

     Residential mortgage loans increased $1.3 million, or 21%, to $7.3 million at December 31, 1997, from $6.0 million at year end 1996. This increase is the result of management's decision to allocate more funds to residential mortgage loans, primarily to low and moderate income borrowers. Nonresidential mortgage loans, which include commercial loans and other loans secured by multi-family properties and farmland, increased $1.9 million, or 57%, to $5.2 million at December 31, 1997, from $3.3 million at year end 1996. This increase is due primarily to management's ability to attract several new commercial borrowers. Construction loans declined $644,188, or 31%, due to a slow down in new home building.

     Commercial, financial and agriculture loans grew by $1.9 million, or 57%, to $5.3 million at December 31, 1997, from $3.4 million at December 31, 1996. This increase is due primarily to management's efforts to increase Wayne National Bank's commercial customer base and to increase lending to farmers.

     The repayment of loans in the loan portfolio as they mature is also a source of liquidity for Wayne. The following table sets forth Wayne's loans maturing within specified intervals at December 31, 1997.

      LOAN MATURITY SCHEDULE AND SENSITIVITY TO CHANGES IN INTEREST RATES
                             (DOLLARS IN THOUSANDS)

                                                                DECEMBER 31, 1997
                                                  ----------------------------------------------
                                                             OVER ONE YEAR
                                                  ONE YEAR      THROUGH      OVER FIVE
                                                  OR LESS     FIVE YEARS       YEARS      TOTAL
                                                  --------   -------------   ---------   -------
Commercial, financial and agricultural..........  $ 3,673       $ 1,351       $  243     $ 5,267
Real estate.....................................    6,388         3,607        4,017      14,012
Consumer........................................    2,786         5,477        1,127       9,390
Other...........................................       29             0            0          29
                                                  -------       -------       ------     -------
          Total.................................  $12,876       $10,435       $5,387     $28,698
                                                  =======       =======       ======     =======
Fixed interest rate.............................  $ 6,004       $10,435       $5,387     $21,826
Variable interest rate..........................    6,872             0            0       6,872
                                                  -------       -------       ------     -------
          Total.................................  $12,876       $10,435       $5,387     $28,698
                                                  =======       =======       ======     =======

     The information presented in the above table is based on the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity. Consequently, management believes this treatment presents fairly the maturity and repricing structure of the loan portfolio shown on the above table.

     Investment Securities. The investment securities portfolio is a significant component of Wayne's total earning assets. Total investment securities averaged $6.3 million in 1997, compared to $8.2 million in 1996. At December 31, 1997, the total securities portfolio was $6.0 million, compared to $8.7 million at December 31, 1996. The decrease in the portfolio during 1997 was primarily due to management's decision to increase Wayne National Bank's liquidity position to enable it to respond more quickly to a change in interest rates and to partially offset the investment in long term tax exempt municipal bonds. The decrease in the portfolio also reflects the increased lending activity experienced in 1997.

     The following table sets forth the book value of the securities held by Wayne at the dates indicated.

                            BOOK VALUE OF SECURITIES
                             (DOLLARS IN THOUSANDS)

                                                               DECEMBER 31,
                                                              ---------------
                                                               1997     1996
                                                              ------   ------
U.S. Treasury...............................................  $    0   $4,273
U.S. government agencies....................................       0      500
State, county and municipal securities......................   5,514    3,623
Other.......................................................     485      331
                                                              ------   ------
          Total securities..................................  $5,999   $8,727
                                                              ======   ======

     The following table shows the scheduled maturities and average yields of securities held at December 31, 1997.

             INVESTMENT SECURITIES MATURITY DISTRIBUTION AND YIELDS
                             (DOLLARS IN THOUSANDS)

                                                                   DECEMBER 31, 1997
                                          --------------------------------------------------------------------
                                                            AFTER ONE BUT     AFTER FIVE BUT
                                            WITHIN ONE       WITHIN FIVE        WITHIN TEN        AFTER TEN
                                               YEAR             YEARS             YEARS             YEARS
                                          --------------    --------------    --------------    --------------
                                          AMOUNT   YIELD    AMOUNT   YIELD    AMOUNT   YIELD    AMOUNT   YIELD
                                          ------   -----    ------   -----    ------   -----    ------   -----
State and political subdivisions(1).....   $100    6.00%     $399    6.23%      $0       0%     $5,015   8.12%
                                           ----    ----      ----    ----       --       --     ------   ----
         Total(2).......................   $100    6.00%     $399    6.23%      $0       0%     $5,015   8.12%
                                           ====    ====      ====    ====       ==       ==     ======   ====

---------------

(1) Yields based on taxable equivalent.

(2) Excludes $535,451 in investment equity securities.

     In accordance with the Financial Accounting Standards Board (the "FASB") Statement of Financial Accounting Standards ("SFAS") 115, Wayne classifies its investment securities into the following three categories: trading, available-for-sale and held-to-maturity. Debt securities that Wayne has the intent and ability to hold until maturity are classified as held-to-maturity and reported at amortized cost. Trading securities and available-for-sale securities are reported at market value with unrealized gains and losses on trading securities reported in income and unrealized gains and losses on available-for-sale securities reported as a net amount in a separate component of shareholders' equity until realized. At December 31, 1997, Wayne held $535,451 in securities classified available-for-sale and $5.5 million in securities classified held-to-maturity and reflected an unrealized gain after tax of $33,377 as a separate component in shareholders' equity. There can be no assurance that as interest rates change in the future the amount of unrealized gain will not decrease, but if these securities are held until they mature and are repaid in accordance with their terms, these gains will not be realized. Other attributes of the securities portfolio, including yields and maturities, are discussed elsewhere in "-- Net Interest Income/Margins -- Interest Sensitivity."

     Short-Term Investments. Short-term investments, which consist primarily of federal funds sold, equities, and interest-bearing deposits with other banks, averaged $4.2 million in 1997, compared to $2.8 million in 1996. At December 31, 1997, short-term investments totaled $12.5 million. These funds are a primary source of Wayne National Bank's liquidity and are generally invested in an earning capacity on an overnight basis.

  Deposits and Other Interest-Bearing Liabilities

     Average interest-bearing deposits increased $4.5 million, or 19%, to $28.1 million in 1997, from $23.5 million in 1996. This increase resulted from increases in all categories of interest-bearing deposits, primarily as a result of normal deposit growth similar to growth experienced in prior years. Wayne rarely utilizes interest-bearing liabilities other than deposits.

     Deposits. Average total deposits increased $4.7 million, or 16%, to $34.5 million during 1997, from $29.8 million during 1996. At December 31, 1997, total deposits were $44.6 million, compared to $38.0 million a year earlier, an increase of 17%. Seasonal local government deposits amounted to $7.8 million at December 31, 1997, compared to $7.4 million at December 31, 1996. In both years these seasonal deposits are reflected as noninterest bearing deposits, and were temporarily invested in federal funds sold until withdrawn in mid-January of the following year.

     The following table sets forth the deposits of Wayne by category at the dates indicated.

                                    DEPOSITS
                             (DOLLARS IN THOUSANDS)

                                                                    DECEMBER 31,
                                                     -------------------------------------------
                                                             1997                   1996
                                                     --------------------   --------------------
                                                               PERCENT OF             PERCENT OF
                                                     AMOUNT     DEPOSITS    AMOUNT     DEPOSITS
                                                     -------   ----------   -------   ----------
Demand deposit accounts............................  $13,779      30.9%     $12,971      34.1%
NOW accounts.......................................    5,086      11.4%       4,508      11.9%
Money market accounts..............................    1,924       4.3%       1,613       4.2%
Savings accounts...................................    2,148       4.8%       2,228       5.9%
Time deposits less than $100,000...................   15,633      35.1%      12,263      32.3%
Time deposits of $100,000 or over..................    5,984      13.5%       4,434      11.6%
                                                     -------     -----      -------     -----
          Total deposits...........................  $44,554     100.0%     $38,017     100.0%
                                                     =======     =====      =======     =====

     Core deposits, which exclude certificates of deposit of $100,000 or more and seasonal government deposits, provide a relatively stable funding source for Wayne's loan portfolio and other earning assets. Wayne's core deposits increased $4.6 million in 1997, primarily as a result of normally recurring deposit growth.

     Deposits, and particularly core deposits, have historically been Wayne's primary source of funding and have enabled Wayne to meet successfully both its short-term and long-term liquidity needs. Management anticipates that such deposits will continue to be Wayne's primary source of funding in the future. Wayne's loan-to-deposit ratio was 64% at December 31, 1997, and 61% at the end of 1996, and the ratio averaged 78% during 1997. Wayne's loan-to-core deposits ratio was 92% at December 31, 1997, and 88% at December 31, 1996, and the ratio averaged 90% during 1997. The maturity distribution of Wayne's time deposits of $100,000 or more at December 31, 1997, is shown in the following table.

                     MATURITIES OF CERTIFICATES OF DEPOSIT
                  AND OTHER TIME DEPOSITS OF $100,000 OR MORE
                             (DOLLARS IN THOUSANDS)

                                                              DECEMBER 31, 1997
                                          ----------------------------------------------------------
                                                          AFTER
                                                          THREE    AFTER SIX
                                                         THROUGH    THROUGH
                                          WITHIN THREE     SIX      TWELVE     AFTER TWELVE
                                             MONTHS      MONTHS     MONTHS        MONTHS      TOTAL
                                          ------------   -------   ---------   ------------   ------
Certificates of deposit of $100,000 or
  more..................................     $2,251       $900      $1,642        $1,191      $5,984
Other time deposits of $100,000 or
  more..................................          0          0           0             0           0
                                             ------       ----      ------        ------      ------
          Total.........................     $2,251       $900      $1,642        $1,191      $5,984
                                             ======       ====      ======        ======      ======

     More than a third, 38%, of Wayne's time deposits of $100,000 or more had scheduled maturities within three months. Large certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits. Some financial institutions partially fund their balance sheets using large certificates of deposit obtained through brokers. These brokered deposits are generally expensive and are unreliable as long-term funding sources. Accordingly, Wayne does not actively solicit brokered deposits.

     Borrowed funds. Borrowed funds consist primarily of short-term borrowings in the form of federal funds purchased from correspondent banks. Wayne strives to fund its loan growth and other investments from deposits. Accordingly, Wayne has relied only occasionally upon borrowed funds to fund its operations. Borrowed funds, in the form of federal funds purchased, averaged $2,082 during 1997.

  Capital

     Under the capital guidelines of the Federal Reserve and the OCC, Wayne and Wayne National Bank are currently required to maintain a minimum risk-based total capital ratio of 8%, with at least 4% being Tier 1 capital. Tier 1 capital consists of common shareholders' equity, qualifying perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries, less goodwill. In addition, Wayne and Wayne National Bank must maintain a minimum Tier 1 leverage ratio (Tier 1 capital to total assets) of at least 3%, but this minimum ratio is increased by 100 to 200 basis points for other than the highest-rated institutions.

     At December 31, 1997, Wayne and Wayne National Bank exceeded their regulatory capital ratios, as set forth in the following table.

                              ANALYSIS OF CAPITAL

                                                                               REQUIRED
                                                              COMPANY   BANK   MINIMUMS
                                                              -------   ----   --------
Tier 1 risk-based capital ratio.............................   19.4%    16.2%    4.0%
Total risk-based capital ratio..............................   20.2%    17.1%    8.0%
Tier 1 leverage ratio.......................................   14.8%    11.7%    3.0%

  Liquidity Management and Capital Resources

     Liquidity management involves monitoring Wayne's sources and uses of funds in order to meet its day-to-day cash flow requirements while maximizing profits. Liquidity represents the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Without proper liquidity management, Wayne will not be able to perform the primary function of a financial intermediary and would, therefore, not be able to meet the needs of the communities it serves.

     Increased liquidity in typical interest rate environments often involves decreasing profits by investing in earning assets with shorter maturities. Liquidity management is made more complex because different balance sheet components are subject to varying degrees of management control. For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made. However, net deposit inflows and outflows are far less predictable and are not subject to nearly the same degree of control.

     Wayne's funds sold position, its primary source of liquidity, averaged $3.6 million during the year ended December 31, 1997, and was $11.9 million at December 31, 1997, and averaged $2.3 million during the year ended December 31, 1996, and was $8.3 million at December 31, 1996. Reflected in the unusually large funds sold position at December 31, 1997, and December 31, 1996, was approximately $7.8 million and $7.4 million, respectively, of seasonal government deposits. Within days of each respective year end, the funds sold position returned to a more normal level. Liquidity can also be managed using the overnight and short-term borrowed fund markets. Wayne maintains overnight borrowing lines with several financial institutions, and utilizes these lines on rare occasions.

     Wayne, as a stand alone corporation, has more limited access to liquidity sources than Wayne National Bank and depends on dividends from Wayne National Bank as its primary source of liquidity. The ability of Wayne National Bank to pay dividends is subject to general regulatory restrictions which may, but are not expected to, have a material negative impact on the liquidity available to Wayne. If circumstances warrant, Wayne's liquidity needs can also be met by borrowings from third parties, subject to the availability of loan funds on appropriate terms and Wayne's ability to service the debt.

  Impact of Inflation

     Unlike most industrial companies, the assets and liabilities of financial institutions such as Wayne and Wayne National Bank are primarily monetary in nature. Therefore, interest rates have a more significant effect on Wayne's performance than do the effects of changes in the general rate of inflation and change in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. As discussed previously, management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation. See "-- Net Interest Income/Margins -- Interest Sensitivity."

  Industry Developments

     Certain recently enacted and proposed legislation could have an effect on both the costs of doing business and the competitive factors facing the financial institutions industry. Wayne is unable at this time to assess the impact of this legislation on its financial condition or results of operations.

YEAR 2000 ISSUES

     Year 2000 issues relate to the anticipated failure of computer systems to accurately process dates falling in the next century as a result of a common programming convention of representing years with two digits rather than four digits. Programs that are time sensitive may recognize a date using "00" as the Year 1900 rather than the Year 2000. This misrepresentation of the year could result in an incorrect computation or a computer shutdown.

  Assessment

     Wayne has completed an evaluation of its computer information systems and has identified those systems which will require program modifications or new software installations in order to function properly for the Year 2000. Wayne believes that its computer systems will be Year 2000 compliant in a timely manner. Most systems are made compliant through periodic software upgrades provided by the various vendors as part of the license agreements. Wayne expects the costs of becoming Year 2000 compliant will not be material to its financial position or operating results; however, Wayne can not assure you that the costs it incurs will not have a material effect.

  Internal Infrastructure

     Wayne uses an in-house data processing system for most of its accounting functions. Wayne believes that it has identified substantially all of the major computers, software applications, and related equipment used in connection with its internal operations that must be modified, upgraded, or replaced to minimize the possibility of a material disruption of its business. Wayne also has a number of personal computers, some of which, due to their age, are not Year 2000 compliant. Management has spent approximately $200,000 to get all of its systems Year 2000 compliant. Wayne does not believe that the cost related to these efforts will be material to its business, financial condition, or operating results.

     Wayne has developed a testing strategy in which all mission critical systems, such as heating and air, security and phone systems, as well as information systems, will be tested and documented by March 31, 1999. Wayne has already incurred costs of approximately $200,000 to get its systems Year 2000 compliant, and it does not expect to incur any additional material costs. Wayne estimates that its total cost of completing any required modifications, upgrades, or replacements of these internal systems will not have a material effect on its business, financial condition or operating results.

  Vendors, Suppliers and Other Third Parties

     Wayne is in the process of surveying its vendors and suppliers to determine their Year 2000 readiness. To date, Wayne has not identified any vendor, supplier, or other third party on which Wayne relies whose noncompliance with Year 2000 would have a material effect on Wayne. However, Wayne has limited or no control over the actions of its vendors, suppliers and others. While Wayne expects that it will be able to resolve any significant Year 2000 problems with its own system, Wayne can not guarantee that its vendors, suppliers or other will resolve any Year 2000 problems with their systems before the occurrence of a material disruption to their business. If Wayne's vendors, suppliers or others fail to resolve any Year 2000 problems with their systems in a timely manner, it could have a material adverse effect on Wayne's business, financial condition or operating results.

  Customers

     Wayne is in the process of assessing the loan portfolio for the greatest areas of risk and designing a survey form for loan officers and the riskier large loan customers. Once Wayne develops this form, it plans to survey these customers to determine their readiness. If Wayne's large borrowers do not sufficiently address Year 2000 problems, Wayne may experience an increase in loan defaults. Wayne has evaluated the adequacy of its loan loss reserve and believes the reserve is presently sufficient to cover current estimates of losses.

  Most Likely Consequences of Year 2000 Problems

     Wayne expects to identify and resolve all Year 2000 problems that could materially adversely affect its business, financial condition, or operating results. However, Wayne believes that it is not possible to determine with complete certainty that all Year 2000 problems affecting it have been identified or corrected. The number of devices that could be affected and the interactions among these devices are simply too numerous. In addition, Wayne cannot accurately predict how many failures related to the Year 2000 problem will occur with its suppliers, customers, or other third parties or the severity, duration, or financial consequences of such failures. As a result, Wayne expects that it could possibly suffer the following consequences:

     - A number of operational inconveniences and inefficiencies for Wayne, its service providers, or its customers that may divert Wayne's time and attention and financial and human resources from its ordinary business activities;

     - System malfunctions that may require significant efforts by Wayne, its service providers, or its customers to prevent or alleviate material business disruptions.

  Contingency Plan

     Wayne is currently developing a Year 2000 contingency plan to be implemented as part of its efforts to identify and correct Year 2000 problems affecting its internal systems. Wayne expects to complete its contingency plans by the end of the first quarter of 1999. Depending on the systems affected, these plans could include: (a) accelerated replacement of affected equipment or software; (b) short term use of back up equipment and software; (c) increased work hours of Wayne's personnel or use of contract personnel to correct on an accelerated schedule any Year 2000 problems that arise; and (d) other similar approaches. If Wayne is required to implement these contingency plans, it could have a material adverse effect on its business, financial condition or operating results.

     Wayne has also been subject to regulatory review of its overall Year 2000 plan and will continue to be monitored closely by its regulators for its progress.

                           BUSINESS OF FIRST BANKING

GENERAL

     First Banking is a bank holding company organized on October 27, 1981. All of First Banking's business is presently conducted by its wholly-owned subsidiaries, First Bulloch Bank & Trust Company ("Bulloch Bank") Metter Banking Company ("Metter Bank") and First National Bank of Effingham ("Effingham Bank") (collectively, the "Banks"), which are engaged in bank and bank-related activities. First Banking does not engage in any non-bank activities. Bulloch Bank was organized under the laws of the State of Georgia in 1934 as a state banking corporation. On December 31, 1985, Metter Financial Services, Inc. ("Metter Financial") combined with First Banking and Metter Financial's subsidiary, Metter Bank, became a wholly-owned subsidiary of First Banking. On August 27, 1996 FNB Bancshares, Inc. combined with First Banking and Effingham Bank because a wholly-owned subsidiary of First Banking.

     As of September 30, 1998, First Banking had consolidated assets of approximately $378 million, consolidated deposits of approximately $317 million and consolidated shareholders' equity of approximately $44 million.

     The Banks accept customary types of demand and time deposits, make installment and commercial loans and offer safe deposit services and individual retirement accounts to their customers. Bulloch Bank also performs corporate, pension and personal trust services as well as other financial services for its customers and for those of Metter Bank and Effingham Bank.

     As of December 31, 1998, Bulloch Bank had a headquarters building, four branches and eight ATM installations, and Metter Bank had a headquarters building, a drive-in facility, three ATM installations and a supermarket branch office. Effingham Bank had a headquarters building, two branch offices and three ATM installations.

COMPETITION

     The banking business is highly competitive. The Banks emphasize the quality of services they provide. The prices of the Banks' financial products relative to those of other financial institutions is another important variable influencing customer choice. Bulloch Bank's primary market area consists of Bulloch County, Georgia, which has a population of approximately 50,400. Bulloch Bank competes for all types of loans, deposits, and other financial services with four other commercial banks in Bulloch County. As of December 31, 1998, Bulloch Bank was the largest of the five commercial banks located in Bulloch County, based upon total deposits and total assets.

     Metter Bank's primary market area consists of Candler County, Georgia, which is adjacent to Bulloch County. Candler County has a population of approximately 9,000. Metter Bank competes for all types of loans, deposits and other financial services with one other commercial bank and a local thrift in the county, as well as other providers of financial services in adjacent counties. Metter Bank is the largest of the three local financial institutions, based upon total deposits and total assets.

     Effingham's Bank's primary market area consists of Effingham County, Georgia, which is included in the Savannah-Chatham County Metropolitan Statistical Area. The county has been recognized as one of the "bedroom" communities of Savannah and had an estimated population of 33,400 at December 31, 1997. Effingham Bank competes for all types of loans, deposits and other financial services with one community bank and two branches of a regional bank. As of December 31, 1997, Effingham Bank was the largest of two community banks in its market area, based upon total deposits and total assets.

     First Banking also competes with other financial institutions that are located in Bulloch, Candler and Effingham counties as well as with commercial banks, savings and loan associations, other financial institutions and brokerage houses located in Chatham, Evans, Bryan, Screven, Tattnall and Jenkins Counties. To a lesser extent, First Banking competes for loans with insurance companies, regulated small loan companies, credit unions and certain governmental agencies. Recent legislation, together with other regulatory changes by the primary regulators of the various financial institutions and competition from unregulated entities, has resulted in the elimination of many traditional distinctions between commercial banks, thrift institutions and other providers of financial services. Consequently, competition among financial institutions of all types is virtually unlimited with respect to legal ability and authority to provide most financial services.

EMPLOYEES

     Except for the six officers of First Banking, who are also officers of the Banks, First Banking does not have any employees. As of December 31, 1998, Bulloch Bank had 89 full-time employees and 17 part-time employees, and Metter Bank had 37 full-time employees and seven part-time employees and Effingham Bank had 26 full-time employees and seven part-time employees. Management considers employee relations to be generally good. Neither First Banking nor the Banks have collective bargaining agreements with any employees.

LOAN PORTFOLIO

     First Banking's loan portfolio consists of the following categories of loans:

     Commercial, Financial and Agricultural. Commercial, Financial and Agricultural loans consist of all business and agricultural loans not secured by real estate. The borrowers in this category are small to medium sized businesses located in First Banking's market area. Most loans in this category are collateralized. Types of collateral include accounts receivable, inventory, equipment, furniture and fixtures, and certificates of deposit. Risks associated with these types of loans include bankruptcy, economic downturn, deteriorating collateral, and, in the case of agricultural loans, crop failure as a result of extreme or poor weather, and changes in market prices for underlying crops. Management seeks to reduce the risks associated with these loans by reviewing the borrower's management, financial strength, and cash flow position and, to a lesser extent, the value of the collateral before extending the loan. Commercial and financial loans represented approximately 64% of net charge-offs for 1997.

     Agriculturally Related. Agriculturally related loans are defined as those loans secured by farmland as well as those originated to finance agricultural production. Risks associated with such loans are typically those identified above in "Commercial, Financial and Agricultural," as well as those associated with declining commodity prices and inclement weather. First Banking limits such loans to operators who exhibit strong financial ability and proven performance and can offer the collateral deemed necessary for their individual lines of credit. Farm visits and inspections are also performed periodically to assess the collateral and the overall soundness of the operation. Agriculturally related loans represented approximately 5% of net-charge-offs in 1997.

     Real Estate -- Construction. Loans classified as construction loans are typically made short-term to finance the construction of residential (1-4 family) dwellings, have permanent take-out mortgages approved and will be fully repaid upon completion of construction. Builder financing is generally discouraged. Such loans require site inspections and evaluations prior to the payment of any draws. Risks associated with these loans include cost overruns, interest rate movements, and the nature of changing economic conditions. First Banking avoids these risks by obtaining a takeout commitment letter for each loan to be extended. No construction loans were charged off in 1997.

     Real Estate -- Mortgage. Loans classified as mortgage real estate include all loans secured by real estate which were made for commercial, financial or agricultural purposes and which are not construction loans. The primary collateral on such loans is first lien mortgages, but also includes second-mortgage positions. Risks associated with this type of loan include title defects, fraud, bankruptcy, deteriorating or non-existing collateral, and changes in interest rates. Management seeks to reduce the risks associated with real estate mortgage loans by investigating thoroughly the borrower's creditworthiness, obtaining an independent appraisal of the collateral and obtaining appropriate insurance coverage. Real estate mortgage loans represented approximately 13% of net charge-offs for 1997.

     Installment Loans to Individuals. Installment loans to individuals consists of consumer loans made for personal, household and family purposes, such as home improvement and automobile purchases. Types of collateral include automobiles, mobile homes, savings accounts and stock. Risks associated with such loans include deteriorating collateral, general economic downturn, changes in interest rates and bankruptcy. Management seeks to reduce these risks by investigating thoroughly the borrower's creditworthiness and verifying the existence and value of the collateral. Installment loans represented approximately 18% of net charge-offs in 1997.

CREDIT UNDERWRITING AND MONITORING

     It is First Banking's practice to meet the credit needs of qualified borrowers within its market area at a reasonable price. The extent and amount of collateral required is based on factors such as the character of the borrower, his financial condition, his ability to service the debt according to a predetermined repayment plan, his credit history, and the loan purpose. Because each loan is evaluated on its own merit, there are no predetermined or minimal loan-to-value ratios or lien positions, except as provided by bank regulators in the case of real estate loans. State banking regulations require that, in the absence of other acceptable collateral, a real estate loan be less than or equal to 90% and 75% of the appraised value of the real estate taken as security in the case of an amortizing loan and of a nonamortizing loan, respectively.

     Agriculturally related loans made for real estate or for equipment follow the general guidelines discussed above. Crop production and livestock operation loans typically require liens on the livestock or the current year crop production. Farm visits and inspections are also performed periodically to assess the collateral and the overall soundness of the operation. A customized repayment plan is developed for each operator based upon his projected cash flow from crop production or livestock sales.

     First Banking has adopted and implemented a comprehensive loan policy which individually addresses the various types and purposes of loans the Banks can make and defines acceptable collateral. The lending policy emphasizes the financial strength and cash flow position of the borrower and considers collateral as the last resort source of repayment. First Banking has a formal loan classification and grading system, performed as a separate and independent function within the company. All loans are assigned a grade and are subject to review based on the perceived risk of loss to First Banking. Such review includes verification of all necessary documentation as well as financial statement analysis and compliance with regulations and bank policy.

DIRECTORS AND EXECUTIVE OFFICERS

     First Banking's Board of Directors is divided into three classes: Class I, Class II and Class III. The current terms of the Class I directors expire in 2001; those of the Class II directors expire in 1999; and those of the Class III directors expire in 2000.

     The table set forth below shows for each director (a) his current class and term of office; (b) his name; (c) his age at December 31, 1998; (d) the year he was first elected as a director of First Banking; (e) any positions held by him with First Banking or its subsidiary banks, the Bulloch Bank, the Metter Bank and the Effingham Bank, other than as a director; and (f) his business experience for the past five years.

     Upon completion of the merger, J. Ashley Dukes will be appointed to the Board of Directors of First Banking. J. Ashley Dukes, was born in Wayne County, Georgia on August 14, 1941. He graduated from the Wayne County school system and received a B.S. degree in pharmacy from the University of Georgia in 1971. Mr. Dukes has been self-employed in the retail pharmaceutical business since 1973 and is a licensed pharmacist in Georgia, Florida and South Carolina. He is president of three corporations that provide retail drug and pharmaceutical products from seven locations. Mr. Dukes has served as the president of the Georgia State Board of Pharmacy and has been a member of that organization since 1984. He has served as the president of the University of Georgia College of Pharmacy Alumni Association and he is a member of the Wayne Chamber of Commerce, Kiwanis Club, Georgia Pharmaceutical Association, National Association of Retail Druggists, and various other civic and social organizations. He has served as Chairman of Wayne's Board of Directors since 1991.

                              CLASS I -- DIRECTORS

                          CURRENT TERM EXPIRES IN 2001

                                             YEAR FIRST           POSITIONS WITH FIRST BANKING
NAME                                   AGE    ELECTED               AND BUSINESS EXPERIENCE
----                                   ---   ----------   --------------------------------------------
E. Raybon Anderson(1)................  60       1981      Chairman of the Board, Bulloch Fertilizer
                                                          Co., Inc.
A. M. Braswell, Jr.(2)...............  78       1981      Chairman of the Board, A.M. Braswell, Jr.
                                                          Food Company, Inc. (Manufacturer of
                                                          Preserves and Other Condiments)
W. A. Crider, Jr.(1).................  59       1986      Chairman, Crider Poultry, Inc. (Wholesale
                                                          Poultry
Dan J. Parrish, Jr.(1,2).............  63       1986      Owner, Candler Computers (Computer
                                                          Consulting)

                             CLASS II -- DIRECTORS

                          CURRENT TERM EXPIRES IN 1999

                                             YEAR FIRST           POSITIONS WITH FIRST BANKING
NAME                                   AGE    ELECTED               AND BUSINESS EXPERIENCE
----                                   ---   ----------   --------------------------------------------
James Eli Hodges.....................  57       1981      President and Chief Executive Officer of
                                                          First Banking and the Bulloch Bank
C. Arthur Howard(1)..................  57       1984      President, Claude Howard Lumber Company,
                                                          Inc.
Lanier A. Hunnicutt(2)...............  71       1986      Retired Farmer
Joe P. Johnston(2)...................  64       1981      Realtor
Harry S. Mathews(1)..................  47       1996      Private investor since April 1994;
                                                          President, Statesboro Telephone Company
                                                          until April 1994
Douglas E. Wren......................  51       1998      Vice President of First Banking, Executive
                                                          Vice President and Chief Operating Officer
                                                          of the Bulloch Bank; President and Chief
                                                          Operating Officer of First State
                                                          Corporation, Albany, Georgia from 1986 until
                                                          April 1998; and President and Chief
                                                          Executive Officer of First State Bank &
                                                          Trust Company, Albany, Georgia from 1986
                                                          until April 1998

                             CLASS III -- DIRECTORS

                          CURRENT TERM EXPIRES IN 2000

                                             YEAR FIRST      YEAR FIRS POSITIONS WITH FIRST BANKING
NAME                                   AGE    ELECTED               AND BUSINESS EXPERIENCE
----                                   ---   ----------   --------------------------------------------
Julian C. Lane, Jr...................  50       1988      Vice President of First Banking and
                                                          President and Chief Executive Officer of the
                                                          Metter Bank
Charles M. Robbins, Jr.(2)...........  78       1981      Retired Chairman of the Board, Robbins
                                                          Packing Company (Meat Packing &
                                                          Distribution)
Larry D. Weddle(2)...................  58       1996      Retired District Sales Manager, Purina
                                                          Mills, Inc.; President, Harvest Properties,
                                                          Inc.
Alvin Williams(2)....................  71       1986      Retired Executive Vice President of the
                                                          Metter Bank

---------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     The following table sets forth for each executive officer of First Banking
(a) the person's name; (b) his age at December 31, 1998; (c) the year he was first elected as an executive officer of First Banking; and (d) his position with First Banking and its subsidiary banks. Unless otherwise indicated, each executive officer has been employed by the Bulloch Bank or Metter Bank for more than five years.

                                             YEAR FIRST   POSITIONS WITH FIRST BANKING AND THE BULLOCH OR METER
NAME                                   AGE    ELECTED                  BANKS; BUSINESS EXPERIENCE
----                                   ---   ----------   -----------------------------------------------------
James Eli Hodges.....................  57       1981      President and Chief Executive Officer of First
                                                          Banking and the Bulloch Bank
Julian C. Lane, Jr...................  50       1985      Vice President of First Banking and President and
                                                          Chief Executive Officer of the Metter Bank
Douglas E. Wren......................  51       1998      Vice President of First Banking, Executive Vice
                                                          President and Chief Operating Officer of the Bulloch
                                                          Bank; President and Chief Operating Officer of First
                                                          State Corporation, Albany, Georgia from 1986 until
                                                          April 1998; and President and Chief Executive Officer
                                                          of First State Bank & Trust Company, Albany, Georgia
                                                          from 1986 until April 1998
Dwayne E. Rocker.....................  34       1992      Secretary and Treasurer of First Banking; Vice
                                                          President and Secretary of the Bulloch Bank

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
              CONDITION AND RESULTS OF OPERATIONS OF FIRST BANKING

FINANCIAL RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

     This discussion relates to the consolidated financial condition and results of operations of First Banking and its wholly-owned subsidiaries, Bulloch Bank, Metter Bank and Effingham Bank. Since First Banking has no subsidiaries other than the Banks and no activities other than those of the Banks, the following narrative refers to the operations of the Banks.

  Financial Condition

     First Banking functions as the sole owner of three commercial banks, and its financial condition should be examined in terms of trends in sources and uses of funds. First Banking's primary use of funds historically comes from loan demand. Loans outstanding have increased $6,137,000 or 2.5% since year-end. Interest bearing deposits in other banks and federal funds sold have increased $1,658,000 (10.1%) and $4,850,000 (128.5%), respectively, while investment securities have decreased $34,996,000 (33.3%) since year-end.

     Total assets have decreased $32,736,000 (8.0%) since year-end, while total funds (deposits plus Other Borrowed Money) have decreased $35,603,000 (9.8%). Total deposits have decreased $37,338,000 (10.5%) since year-end, and Other Borrowed Money has increased $2,095,000 (22.2%). Demand deposits have increased $1,944,000 (4.2%), and savings deposits (including NOW accounts and the liquid money market accounts) have decreased $28,525,000 (23.8%). Time deposits over $100,000 have decreased approximately $9,836,000 (11.1%), while other time deposits have decreased approximately $921,000 (0.9%).

     The decrease in deposits since year end is primarily the result of a movement of approximately $24.7 million of public funds out of the Banks. Public funds in savings deposits that have moved out of the Banks total $19.5 million, while those in time deposits over $100,000 moving out of the Banks total $5.2 million. The flow of public funds out of the Banks is the result of several factors, including special construction projects with one local public entity, the awarding of a banking services bid to another local financial institution for a state public entity, the distribution of tax deposits among the various local public entities, and the reinvestment outside the local economy of matured public fund time deposits over $100,000 for still another local public entity. The $1.9 million increase in demand deposits is the result of a $5.2 million shift from NOW accounts into demand deposits for one specific public fund account. The remaining $3.8 million decrease in savings deposits, the $4.6 million decrease in time deposits over $100,000 and the $0.9 million decrease in other time deposits is the result of a movement of both business and individual accounts out of the Banks.

     Effective May 29, 1998, First Banking declared a 5-for-4 stock split of its common stock effected in the form of a 25 percent stock dividend. All references to number of shares and to per share amounts have been retroactively adjusted to reflect the split.

  Capital Resources

     The Banks are required to maintain minimum amounts of capital to total "risk-weighted" assets, as defined by the banking regulators. At September 30, 1998, the Banks were required to have minimum Tier 1 and Total Risk-Based Capital ratios of 4% and 8%, respectively, and a leverage ratio of at least 3%. At that date the Banks' actual ratios were as follows:

                                                    BULLOCH BANK   METTER BANK   EFFINGHAM BANK
                                                    ------------   -----------   --------------
Tier 1 Risk-based Capital ratio...................      20.1%         15.9%           10.0%
Total Risk-based Capital ratio....................      21.4          17.1            11.3
Leverage ratio....................................      13.0          10.6             7.2

     These ratios qualify each Bank for the "well-capitalized" classification as defined by the banking regulators. First Banking's ratio of shareholders' equity to total assets was 11.6% at September 30, 1998 and 10.0% at December 31, 1997.

  Liquidity

     The percentage of net loans to total funds was 77.5% at September 30, 1998 and 70.3% at December 31, 1997. At September 30, 1998 the Banks had $41,384,000 in cash and due from banks, interest bearing deposits in other banks and federal funds sold as compared with $44,774,000 at December 31, 1997. The Banks' liquidity policies typically require that the ratio of cash and certain short-term investments to net withdrawable deposit accounts be at least 20.0%. At September 30, 1998, all three banks reflected a liquidity ratio of 21.3% or better. The liquidity of First Banking and the Banks is considered adequate to repay deposits and other obligations, meet expected loan demand and pay dividends.

     Presented below is an interest rate sensitivity analysis of First Banking at September 30, 1998. NOW, money market, and savings accounts have been included in "less than three months". The analysis results in a negative one year gap of $45,315,000, which means that First Banking is liability-sensitive through one year (a greater amount of liabilities are maturing or repricing than assets), which is beneficial in a falling rate environment. However, the Banks' experience has indicated that

NOW, money market, and savings accounts of $91,216,000 are not interest rate sensitive. Beyond one year, First Banking is asset-sensitive, which is beneficial in a rising rate environment.

                       INTEREST RATE SENSITIVITY ANALYSIS
                               SEPTEMBER 30, 1998

                                                        TERM TO REPRICING OR MATURITY
                                         ------------------------------------------------------------
                                                     OVER THREE    OVER ONE
                                         LESS THAN     MONTHS        YEAR       OVER FIVE
                                           THREE      THROUGH      THROUGH      YEARS AND
                                          MONTHS      ONE YEAR    FIVE YEARS   INSENSITIVE    TOTAL
                                         ---------   ----------   ----------   -----------   --------
Interest Earning Assets:
  Interest Bearing Deposits in Other
  Banks................................  $ 18,026                                            $ 18,026
  Investment Securities................     7,310     $ 16,663     $ 31,082     $ 15,716       70,771
  Federal Funds Sold...................     8,625                                               8,625
  Loans................................    97,817       57,175       76,668       24,201      255,861
                                         --------     --------     --------     --------     --------
  Total Interest Earning Assets........   131,778       73,838      107,750       39,917      353,283
  Non-interest Earning Assets..........                                           25,204       25,204
          Total Assets.................  $131,778     $ 73,388     $107,750     $ 65,121     $378,487
                                         ========     ========     ========     ========     ========
Interest Bearing Liabilities:
  Interest Bearing Deposits............  $133,868     $114,232     $ 21,442                  $269,542
  Other Borrowed Money and Repurchase
     Agreements........................       334        2,497        5,029     $  4,693       12,553
                                         --------     --------     --------     --------     --------
  Total Interest Bearing Liabilities...   134,202      116,729       26,471        4,693      282,095
  Interest Free Deposits...............                                           47,925       47,925
  Other Interest Free Liabilities and
     Equity............................                                           48,467       48,467
                                         --------     --------     --------     --------     --------
          Total Liability and Equity...  $134,202     $116,729     $ 26,471     $101,085     $378,487
                                         ========     ========     ========     ========     ========
Net Interest Rate:
  Sensitivity Gap......................  $ (2,424)    $(42,891)    $ 81,279     $(35,964)
  Cumulative Gap.......................  $ (2,424)    $(45,315)    $ 35,964
Net Interest Rate:
  Sensitivity Gap as a Percent of
     Interest Earning Assets...........      (1.8)%      (58.1)%       75.4%       (55.2)%
Cumulative Gap as a Percent of
  Cumulative Interest Earning Assets...      (1.8)%      (22.0)%       11.5%

RESULTS OF OPERATIONS

  Interest Income

     Total interest income increased $897,000 (3.8%) in the first nine months of 1998 as compared to the first nine months of 1997 and increased $103,000 (1.3%) in the third quarter of 1998 as compared to the third quarter of 1997. Interest on loans increased $852,000 (4.6%) in the first nine months of 1998 as compared to the first nine months of 1997 and increased $198,000 (3.1%) in the third quarter of 1998 as compared to the third quarter of 1997, as a result of an increase of $7,257,000 in the year-to-date average balance of loans outstanding from September 30, 1997 to September 30, 1998 as well as an increase in yield on the loan portfolio of approximately 0.2% for that period. Interest on investments decreased $190,000 (4.4%) in the first nine months of this year as compared to the first nine months of 1997 and decreased $199,000 (15.1%) in the third quarter of 1998 from the third quarter of 1997, primarily as a result of a nominal decrease in yield on the portfolio from 6.4% during the first nine months of 1997 to 6.3% during the first nine months of 1998, as well as a decrease in the average balance of the investment portfolio of $2,851,000 for that period.

     During the first nine months of 1998, interest on federal funds sold increased $25,000 (16.1%) from the first nine months of 1997 and increased $24,000 (60.0%) in the third quarter of 1998 as compared to the third quarter of 1997. Interest on Interest-bearing Deposits in Other Banks increased $210,000 (47.7%) during the first nine months of 1998 from the first nine months of 1997 and increased $80,000 (53.0%) in the third quarter of 1998 from the third quarter of 1997. These increases were the result of an increase of 0.2% in the weighted average yield on these short-term investments from September 30, 1997 to September 30, 1998 as well as an increase of $4,979,000 in the combined average balance carried in interest bearing deposits in other banks and federal funds sold for that period, which are the two means of investing any excess cash from day to day.

  Interest Expense

     During the first nine months of 1998, the total interest expense increased $192,000 (1.8%) from the first nine months of 1997 and decreased $95,000 (2.6%) in the third quarter of 1998 from the third quarter of 1997. Interest on deposits increased $187,000 (1.8%) in the first nine months of 1998 from the first nine months of 1997 and decreased $113,000 (3.1%) in the third quarter of this year from the third quarter of 1997. The increase for the first nine months is attributable to an increase in the year-to-date average balance of interest bearing deposits of $6,560,000 from September 30, 1997 to September 30, 1998 offset by a nominal decrease in the cost of these funds from 4.90% to 4.87% for that period. Interest on Other Borrowed Money increased $5,000 (0.9%) in the first nine months of 1998 from the first nine months of 1997 and increased $18,000 (9.7%) in the third quarter of 1998 as compared to the third quarter of 1997. This increase is the result of an increase of $436,000 from September 30, 1997 to September 30, 1998 in the year-to-date average balance outstanding of Other Borrowed Money offset by a lower average interest rate of 6.70% for the first nine months of 1998 as compared to 7.14% for the first nine months of 1997.

  Provisions for Loan Losses

     Provisions for loan losses for the first nine months of 1998 decreased $77,000 (10.4%) from the first nine months of 1997 and decreased $50,000 (18.5%) in the third quarter of 1998 from the third quarter of 1997. After considering the credit worthiness of the loan portfolios, it is the opinion of the management of the Banks that the allowance for loan losses is adequate. At September 30, 1998 the allowance for loan losses was 1.6% of outstanding loans less unearned interest.

     Nonperforming loans were $1,508,000 at September 30, 1998 and $1,217,000 at December 31, 1997. These loans included those on a nonaccrual status of $596,000 and $434,000, respectively, accruing loans contractually past due at least 90 days of $293,000 and $134,000, respectively, and restructured loans of $619,000 and $649,000, respectively. Net loans charged off totaled $445,000 during the first nine months of 1998 as compared to $854,000 during the first nine months of 1997.

  Noninterest Income and Expense

     Noninterest income increased $207,000 (9.9%) in the first nine months of 1998 from the first nine months of 1997 and increased $41,000 (5.5%) in the third quarter of 1998 from the third quarter of 1997. These increases are reflected primarily in an increase in Other Service Charges of $239,000 and of $39,000 and in Service Charges on Deposit Accounts of $46,000 and of $40,000 during the first nine months of this year and during the third quarter, respectively, offset by a decrease of $78,000 and $38,000 in Fees for Trust Services for the first nine months of this year and for the third quarter, respectively. The year to date increases in Other Service Charges is the result of a $152,000 increase in income from long-term mortgage loans (which are acquired by other banks on a non-recourse basis concurrent with the closing of the loan), a $60,000 increase in commissions on life insurance and mutual funds, and a $24,000 increase in ATM fees. The increase in Service Charges on Deposit Accounts is primarily the result of increases in deposit account fees implemented in the late second quarter and early third quarter of 1998 and of increases in the volume of accounts subject to service charge. The nine month and quarterly decreases in Trust Fees are the result of having outsourced trust administration activities and sharing fees with the third party.

     Noninterest expense increased $584,000 (7.2%) in the first nine months of 1998 compared to the first nine months of 1997 and increased $145,000 (5.2%) in the third quarter of 1998 as compared to the third quarter of 1997. These increases are the result of increases in salary and personnel expense of $190,000 and $40,000, respectively, increases in occupancy and equipment expense of $160,000 and $39,000, respectively, and increases in Other Expense of $234,000 and $66,000, respectively, during the first nine months of 1998 as compared to the first nine months of 1997 and during the third quarter of 1998 as compared to the third quarter of 1997. The increase in salary and personnel expense is primarily the result of nine month increases in salaries of $161,000 and in medical insurance premiums of $24,000. The increase in occupancy and equipment expense is the result of increases in maintenance and repairs and in depreciation expense related to equipment installation and upgrades in the latter part of 1997. The increase in Other Expense is the result of nine month increases in several items, including a $70,000 increase in advertising and public relations, a $34,000 increase in charge card processing fees, a $34,000 increase in data processing and electronic banking expense, a $28,000 increase in director fees and a $25,000 increase in check fraud losses.

FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31,
1997

  Organization

     First Banking owns all of the outstanding stock in Bulloch Bank, Metter Bank and Effingham Bank. Effective August 27, 1996, First Banking consummated its merger of the Effingham Bank into First Banking. First Banking exchanged 425,386 shares of its common stock and cash of approximately $2,800 for all of the outstanding common stock and options to acquire the common stock of FNB Bancshares, Inc. ("FNB"), parent company of Effingham Bank. The merger was accounted for as a pooling-of-interests. The financial statements of First Banking for the year ended December 31, 1995 have been restated to include FNB and the Effingham Bank. All of the operations of First Banking are conducted by the Banks. Management's discussion and analysis, which follows, relates primarily to the Banks.

  Capital Resources

     First Banking and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on First Banking's consolidated financial statements. Under capital adequacy guidelines First Banking and the Banks must meet specific capital guidelines that involve quantitative measures of First Banking's and the Banks' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. First Banking's and the Banks' classifications under the regulatory framework for prompt corrective action are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require First Banking and the Banks to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets, as defined in the regulations and as set forth in the table below. Management believes that as of December 31, 1997 First Banking and the Banks meet all capital adequacy requirements to which they are subject.

     As of December 31, 1997, the most recent notifications from the FDIC categorized each bank as "well-capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well-capitalized", each bank must maintain minimum total capital to risk-weighted assets, Tier I capital to risk-weighted assets, and Tier 1 capital to average assets as set forth in the table. There are no conditions or events since that notification that management believes have changed such institutions' category.

     First Banking's and the Banks' actual capital amounts and ratios as of December 31, 1997 are as follows (dollars in thousands):

                                                                                TO BE WELL
                                                            FOR CAPITAL     CAPITALIZED UNDER
                                                             ADEQUACY       PROMPT CORRECTIVE
                                            ACTUAL           PURPOSES       ACTION PROVISIONS
                                        ---------------   ---------------   ------------------
AS OF DECEMBER 31, 1997                 AMOUNT    RATIO   AMOUNT    RATIO   AMOUNT       RATIO
-----------------------                 -------   -----   -------   -----   -------      -----
Total Capital (to Risk-weighted
  Assets):
  Company.............................  $43,529   17.4%   $19,983    8.0%     Not Applicable
  Bulloch Bank........................   27,639   19.7%    11,200    8.0%   $14,000      10.0%
  Metter Bank.........................   11,201   16.9%     5,302    8.0%     6,628      10.0%
  Effingham Bank......................    4,527   10.3%     3,499    8.0%     4,374      10.0%
Tier I Capital (to Risk-weighted
  Assets):
  Company.............................  $40,397   16.3%   $ 9,991    4.0%     Not Applicable
  Bulloch Bank........................   25,884   18.5%     5,600    4.0%   $ 8,400       6.0%
  Metter Bank.........................   10,369   15.6%     2,651    4.0%     3,977       6.0%
  Effingham Bank......................    3,980    9.1%     1,750    4.0%     2,624       6.0%
Tier I Capital (to Average Assets):
  Company.............................  $40,397   10.5%   $15,396    4.0%     Not Applicable
  Bulloch Bank........................   25,884   11.5%     6,724    3.0%   $11,207       5.0%
  Metter Bank.........................   10,369   10.4%     2,995    3.0%     4,992       5.0%
  Effingham Bank......................    3,980    6.5%     2,431    4.0%     3,039       5.0%

  Liquidity

     The percentage of net loans to deposits was 69.4% at December 31, 1997 and 68.9% at December 31, 1996. At December 31, 1997, the Banks held $44,773,861 in cash and due from banks, interest bearing deposits and federal funds sold as compared to $37,736,228 at December 31, 1996. The Banks' liquidity policies require a minimum ratio of 20.0% of cash and certain investments to net with drawable deposits and short-term maturities of other borrowed money. At December 31, 1997, each Bank's liquidity ratio exceeded 20.1%. Management considers First Banking and the Banks' liquidity to be adequate to repay deposits and other obligations, to meet expected loan demands, and to pay cash dividends.

     Operating activities provided cash to First Banking of $7,991,966 and $5,368,714 in 1997 and 1996, respectively. Investing activities, which primarily consist of granting loans to customers and purchasing investment securities, used cash of $26,033,610 and $27,909,705 in 1997 and 1996, respectively. The Banks invested $983,951 and $2,405,496 in premises and equipment in 1997 and

1996, respectively. Cash provided by financing activities was $21,062,243 and $29,146,202 in 1997 and 1996, respectively. Financing activities consist primarily of accepting deposits from customers, the payment of dividends to shareholders, and occasional strategic borrowing from the Federal Home Loan Bank. Dividend payments were $2,207,930 in 1997 and $1,699,119 in 1996.

     Effective May 15, 1995, First Banking declared an eight-for-five split of its common stock effected in the form of a 60% stock dividend, and effective June 30, 1997, First Banking declared a five-for-four split of its common stock effected in the form of a 25% stock dividend. All references to share and per share amounts have been retroactively adjusted to reflect these splits. Further, effective May 29, 1998, First Banking declared a five-for-four stock split effective in the form of a 25% stock dividend.

FINANCIAL CONDITION

     Total assets increased $27,186,894 (7.1%) at December 31, 1997 from December 31, 1996 and increased $33,669,945 (9.6%) at December 31, 1996 from December 31, 1995. The 1997 customer growth was primarily in interest-bearing deposits and loans and was funded by an increase in total deposits of $25,158,005 and by operations of $7,991,966. The 1996 increase was primarily in investment securities and loans and was funded by an increase in total deposits of $25,164,629, other borrowings of $5,683,504 and by operations of $5,368,714. A detailed discussion of the major components of the changes follows.

     Investment Securities. First Banking has classified its investment securities as either available for sale or held to maturity depending upon whether First Banking has the intent and ability to hold investment securities to maturity. At December 31, 1997 and 1996, $84,476,788 and $85,865,947,
respectively, of investment securities were classified as available for sale. A net unrealized gain of $217,470 at December 31, 1997 and a net unrealized loss of $22,824 at December 31, 1996 were included in shareholders' equity related to available for sale securities. There were no realized losses from the sale or call of investment securities in 1997 and 1996. Gross unrealized losses for all investment securities at December 31, 1997 were $101,800. Such losses are not expected to have any adverse impact on future operations of First Banking.

     The following table sets forth the carrying amounts of investment securities available for sale at the dates indicated:

                                                                DECEMBER 31
                                                 -----------------------------------------
                                                    1997           1996           1995
                                                 -----------    -----------    -----------
U.S. Treasury Securities.......................  $13,331,884    $22,156,402    $22,594,548
U.S. Government Agencies.......................   62,398,551     55,678,161     24,923,867
States and Political Subdivisions..............    6,197,101      5,421,832      4,899,323
Other..........................................    2,549,252      2,609,552      1,597,452
                                                 -----------    -----------    -----------
                                                 $84,476,788    $85,865,947    $54,015,190
                                                 ===========    ===========    ===========

     The following table sets forth the maturities of investment securities available for sale at December 31, 1997, and the weighted average yields of such securities (calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security):

                                                            MATURING
                       -----------------------------------------------------------------------------------
                             WITHIN             AFTER ONE BUT        AFTER FIVE BUT           AFTER
                            ONE YEAR          WITHIN FIVE YEARS     WITHIN TEN YEARS        TEN YEARS
                       -------------------   -------------------   ------------------   ------------------
                         AMOUNT      YIELD     AMOUNT      YIELD     AMOUNT     YIELD     AMOUNT     YIELD
                       -----------   -----   -----------   -----   ----------   -----   ----------   -----
U.S. Treasury
  Securities.........  $ 9,496,291   5.65%   $ 3,835,593   5.93%
U.S. Government
  Agencies...........  $23,792,817   5.72     34,053,389   5.69    $1,913,613   5.76%   $2,638,732   5.99%
States and Political
  Subdivisions(1)....                          1,387,028   6.85     2,532,987   6.69     2,277,086   6.84
  Other..............                                                                    2,549,252
                       -----------   ----    -----------   ----    ----------   ----    ----------   ----
                       $33,289,108   5.70%   $39,276,010   5.75%   $4,446,600   6.29%   $7,465,070   6.38%
                       ===========   ====    ===========   ====    ==========   ====    ==========   ====

     The following table sets forth the carrying amounts of investment securities held to maturity at the dates indicated:

                                                                  DECEMBER 31,
                                                     ---------------------------------------
                                                        1997          1996          1995
                                                     -----------   -----------   -----------
U.S. Treasury Securities...........................  $ 3,701,283   $ 1,199,082   $ 6,985,104
U.S. Government Agencies...........................    1,264,194     2,377,268    17,221,506
States and Political Subdivisions..................   15,881,638    13,781,394    11,571,495
                                                     -----------   -----------   -----------
                                                     $20,847,115   $18,157,744   $35,778,105
                                                     ===========   ===========   ===========

     The following table sets forth the maturities of investment securities held to maturity at December 31, 1997, and the weighted average yields of such securities (calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security):

                                                            MATURING
                       -----------------------------------------------------------------------------------
                             WITHIN             AFTER ONE BUT        AFTER FIVE BUT           AFTER
                            ONE YEAR          WITHIN FIVE YEARS     WITHIN TEN YEARS        TEN YEARS
                       -------------------   -------------------   ------------------   ------------------
                         AMOUNT      YIELD     AMOUNT      YIELD     AMOUNT     YIELD     AMOUNT     YIELD
                       -----------   -----   -----------   -----   ----------   -----   ----------   -----
U.S. Treasury
  Securities.........  $ 3,701,283   5.55%
U.S. Government
  Agencies...........  $   999,904   8.16    $   248,283   9.21%                        $   16,007   10.42%
States and Political
  Subdivisions(1)....    2,038,015   9.75      5,563,887   7.17    $4,061,990   7.48%    4,217,746    7.52
                       -----------   ----    -----------   ----    ----------   ----    ----------   -----
                       $ 6,739,202   7.24    $ 5,812,170   7.26%   $4,061,990   7.48%   $4,233,753    7.53%
                       ===========   ====    ===========   ====    ==========   ====    ==========   =====

---------------

(1) Weighted average yields on tax exempt obligations have been computed on a fully tax-equivalent basis assuming a tax rate of 34 percent. The tax equivalent rate has been reduced by 0.35% to allow for estimated disallowance of interest expense.

     No securities of a single issuer held by First Banking, excluding U. S. Treasury and U. S. Government Agencies, exceeded 10% of total shareholders' equity in 1997, 1996, and 1995.

     Loans. Loans net of unearned interest increased $20,673,289 or 8.3% in 1997 as compared to 1996 and increased $15,934,923 or 7.4% in 1996 as compared to 1995. These increases were the result of continued strong economic activity, both consumer and commercial, in First Banking's market.

     First Banking's loan portfolio consists of the following categories of loans:

     Commercial, Financial and Agricultural. Commercial, Financial and Agricultural loans consist of all business and agricultural loans not secured by real estate. The borrowers in this category are generally small to medium sized businesses located in the market area of First Banking. Most loans in this category are collateralized. Types of collateral include accounts receivable, inventory, equipment, furniture and fixtures, and certificates of deposit. Risks associated with these types of loans include bankruptcy, economic downturn, deteriorating collateral, crop failure as a result of extreme or poor weather, and changes in market prices for underlying crops in the case of agricultural loans.

     Real Estate -- Construction. Loans classified as construction loans are typically made short-term to finance the construction of residential (1-4 family) dwellings, have permanent take-out mortgages approved and will be fully repaid upon completion of construction. Builder financing is generally discouraged. Such loans require site inspections and evaluations prior to the payment of any draws. Risks associated with such loans include cost overruns and interest rate movements.

     Real Estate -- Mortgage. Loans classified as mortgage real estate include all loans secured by real estate which were made for commercial, financial or agricultural purposes and which are not construction loans. The primary collateral on such loans is first lien mortgages, but also includes second-mortgage positions. Risks associated with this type loan are typically bankruptcy, economic downturn, and deteriorating collateral.

     Installment Loans to Individuals. Installment loans to individuals consist of consumer loans made for personal, household and family purposes, such as home improvement and automobile purchases. Types of collateral include automobiles, mobile homes, savings accounts, and stock. Risks associated with such loans include deteriorating collateral, general economic downturn, and bankruptcy.

     Agriculturally-related loans. Agriculturally related loans comprise approximately 8.9% of the total loan portfolio at December 31, 1997. Agriculturally related loans are defined as those loans secured by farmland as well as those originated to finance agricultural production, which includes irrigated and non-irrigated row crops, food and feed grain, livestock and other enterprises, such as timber and pecans. First Banking limits such loans to operators who exhibit strong financial ability and proven performance and can offer the collateral deemed necessary for their individual lines of credit. Agriculturally related loans made for real estate or for equipment follow the general guidelines discussed below in "Credit Underwriting and Monitoring." Crop production and livestock operation loans typically require liens on the livestock or the current year crop production. Farm visits and inspections are performed periodically to assess the collateral and the overall soundness of the operation. A customized repayment plan is developed for each operator based upon his projected cash flow from crop production or livestock sales. Risks associated with such loans are typically those identified above in "Commercial, Financial and Agricultural," but also include poor production associated with unfavorable weather conditions as well as an unfavorable farm-to-market economic relationship.

     Credit Underwriting and Monitoring. It is the practice of First Banking to meet the credit needs of qualified borrowers within its market area at a reasonable price. The extent and amount of collateral required is based on factors such as the character of the borrower, his financial condition, his ability to service the debt according to a predetermined repayment plan, his credit history, and the loan purpose. Because each loan is evaluated on its own merit, there are no predetermined or minimal loan-to-value ratios or lien positions, except as provided by bank regulators in the case of real estate loans. State banking regulations require that, in the absence of other acceptable collateral, a real estate loan be less than or equal to 90% and 75% of the appraised value of the real estate taken as security in the case of an amortizing loan and of a nonamortizing loan, respectively.

     First Banking operates under a comprehensive loan policy which individually addresses the various types and purposes of loans the Banks can make and defines acceptable collateral. The lending policy emphasizes the financial strength and cash flow position of the borrower and considers collateral as the last resort source of repayment. First Banking also has in place a formal loan classification and grading system, performed as a separate and independent function within First Banking. All loans are assigned a grade and are subject to review based on the perceived risk of loss to First Banking. Such review includes verification of all necessary documentation as well as financial statement analysis and compliance with regulations and bank policy.

     Economy of the Market Area. First Banking's primary market area is comprised of Bulloch, Candler, Effingham, and contiguous counties of southeast Georgia. The local economy is a diversified mix of retail and service, manufacturing and agriculture. Statesboro-Bulloch County is a retail hub which draws from an eight county area and is also the home of Georgia Southern University, enrolling 14,000 students and employing 2,000 faculty and staff. Ogeechee Technical Institute is a drawing card for industries looking to locate in southeast Georgia. Metter-Candler County has also experienced commercial development in terms of motels, restaurants, and other retail businesses around the Interstate 16 interchange which cater to travelers. Ceran Language Institute, a language school headquartered in Belgium, recently established its first U. S. facility in Metter-Candler County and is designed to provide intense instruction in the English language to foreign executives. Springfield-Rincon-Effingham County is included as part of the Savannah-Chatham County, Georgia Metropolitan Statistical Area. This area has experienced tremendous growth in recent years as a result of population movement from Savannah-Chatham County, and the correlating growth in retail and service businesses from the increased population, and of the establishment of a large paper mill in the county.

     In the manufacturing sector First Banking's market area is home to seventy manufacturers, ranging from meat packing, lumber mills, a paper mill, grey-iron foundry, meter and valve production, and garment manufacturing to computer form production, steel recycling, and lawn mower engines. Agriculture and agribusiness account for approximately one-third of the local economy in terms of economic impact. Major cash producers include Vidalia onions, peanuts, cotton, forestry, tobacco, corn, poultry, beef and swine. The resurgence of cotton has led to the construction of three cotton gins in the area and the major upgrading of an existing one. A technological advance in controlled atmospheric storage enables Vidalia onion growers to store their crop and ship year-round all across the nation.

     The following tables present the composition of First Banking's loan portfolio at December 31 for the past five years as well as the maturities and sensitivities of loans to changes in interest rates.

                                 LOAN PORTFOLIO

                                                      DECEMBER 31,
                        ------------------------------------------------------------------------
                            1997           1996           1995           1994           1993
                        ------------   ------------   ------------   ------------   ------------
Commercial, Financial
  and Agricultural....  $ 52,950,189   $ 49,837,280   $ 54,600,117   $ 64,999,750   $ 63,548,257
Real Estate --
  Construction........    14,175,794     17,366,129     12,505,746      7,534,115      7,272,112
Real
  Estate -- Mortgage..   161,563,698    141,015,449    127,203,963     93,688,443     77,795,102
Installment Loans to
  Individuals.........    21,622,026     22,838,620     21,686,523     22,945,822     23,307,496
                        ------------   ------------   ------------   ------------   ------------
          Total.......  $250,311,707   $231,057,478   $215,996,349   $189,168,130   $171,922,967
                        ============   ============   ============   ============   ============

     The maturities of the indicated loans at December 31, 1997 are as follows:

                                    MATURING

                                                       AFTER ONE
                                          WITHIN      BUT WITHIN       AFTER
                                         ONE YEAR     FIVE YEARS    FIVE YEARS       TOTAL
                                       ------------   -----------   -----------   ------------
Commercial, Financial and
  Agricultural.......................  $ 28,858,989   $13,611,143   $10,480,057   $ 52,950,189
Real Estate -- Construction..........    10,712,954       956,838     2,506,002     14,175,794
Real Estate -- Mortgage..............    66,172,253    66,743,447    28,647,998    161,563,698
Installment Loans to Individuals.....     9,463,231    11,905,775       253,020     21,622,026
                                       ------------   -----------   -----------   ------------
          Total......................  $115,207,427   $93,217,203   $41,887,077   $250,311,707
                                       ============   ===========   ===========   ============

                              INTEREST SENSITIVITY

                                                               DECEMBER 31, 1997
                                                   -----------------------------------------
                                                      FIXED        VARIABLE
                                                       RATE          RATE          TOTAL
                                                   ------------   -----------   ------------
Due Within One Year..............................  $ 84,837,405   $30,370,022   $115,207,427
Due After One But Within Five Years..............    59,235,554    33,981,649     93,217,203
Due After Five Years.............................    22,179,287    19,707,790     41,887,077
                                                   ------------   -----------   ------------
          Total..................................  $166,252,246   $84,059,461   $250,311,707
                                                   ============   ===========   ============

     The risks associated with granting loans at fixed rates is that the deposits funding such loans may reprice at higher rates prior to the loan's maturity. First Banking mitigates such risk by managing the maturity match of interest bearing assets and liabilities. See "Market Risk."

     The Banks have no foreign loans or significant potential problem loans that are not already disclosed herein nor any other significant interest bearing assets required to be disclosed.

     Nonperforming Assets. The following table presents a history of First Banking's nonperforming assets at year-end for the past five years.

                  NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS

                                                           DECEMBER 31,
                                  --------------------------------------------------------------
                                     1997         1996         1995         1994         1993
                                  ----------   ----------   ----------   ----------   ----------
Nonaccrual Loans................  $  434,296   $  353,389   $  549,297   $  474,045   $  562,123
Accruing Loans Past Due at least
  90 days.......................     133,712      207,420      367,663      419,115      241,560
Restructured Loans..............     648,751      855,515      750,550    1,039,729      413,897
                                  ----------   ----------   ----------   ----------   ----------
Total Nonperforming Loans.......   1,216,759    1,416,324    1,667,510    1,932,889    1,217,580
Other Real Estate...............     368,524      446,500      306,500      492,692      504,000
                                  ----------   ----------   ----------   ----------   ----------
          Total Nonperforming
             Assets.............  $1,585,283   $1,862,824   $1,974,010   $2,425,581   $1,721,580
                                  ==========   ==========   ==========   ==========   ==========

     Interest income that would have been recorded on these nonperforming loans in accordance with their original terms amounted to $163,401, $171,952, $110,345, $115,293 and $94,358 in 1997, 1996, 1995, 1994 and 1993, respectively, compared with amounts received of $96,369, $52,193, $53,462, $53,961 and $23,553 for such years, respectively. Restructured loans are performing in accordance with their restructured terms.

     Nonaccrual loans by loan category in 1997 included $140,500 in real estate-construction, $41,011 in real estate-mortgage, $51,324 in consumer loans $148,621 in commercial loans, and $52,840 in agricultural loans.

     Loans are placed on non-accrual status when management does not consider the collection of interest to be reasonably assured. It is First Banking's policy to allow any loan past due greater than 90 days to remain on an accrual basis if it is well collateralized and in process of collection. All loans 120 days past due, however, are charged-off.

     Deposits. Average deposits increased $9,869,870 in 1997 and $38,891,138 in 1996. The 1997 increase is primarily the result of a net increase of $11,565,185 in total time deposits, of $4,352,212 in demand deposits and $3,108,412 in NOW accounts offset by a $10,426,124 decrease in money market accounts. The overall cost of funds decreased 0.10% from 1996 to 1997. The decrease in money market accounts in 1997 is primarily the result of a transfer out of First Banking of $8,300,000 from an established public fund account. The increase in time deposits is in time deposits over $100,000. The 1996 increase in NOW accounts is primarily attributable to one new public fund account obtained through competitive bid and opened on January 2, 1996. This account maintained an average balance of approximately $5,900,000 in 1997 and $10,700,000 during 1996. At December 31, 1997 and 1996, time deposits $100,000 and above comprised 25.0% and 24.9% of total deposits and 21.6% and 21.4% of total assets, respectively. Peer average of time deposits $100,000 and above to total assets was 9.5% at December 31, 1996. At December 31, 1997 and 1996, 30.1% and 33.8%, respectively, of total time deposits over $100,000 were deposits of state and local governmental entities. Such deposits are acquired from, and rates paid are based on, competitive bids with other local commercial banks in the market area. State banking regulations require such deposits in excess of the FDIC coverage of $100,000 be collateralized by pledging securities in the investment portfolio. Because of the volatility of such deposits, securities are generally purchased to match maturities of the corresponding time deposit.

     The following table presents the average amount outstanding and the average rate paid on deposits by First Banking for the years 1997, 1996 and 1995.

                                                    YEAR ENDED DECEMBER 31,
                                ---------------------------------------------------------------
                                       1997                  1996                  1995
                                -------------------   -------------------   -------------------
                                  AVERAGE               AVERAGE               AVERAGE
                                   AMOUNT      RATE      AMOUNT      RATE      AMOUNT      RATE
                                ------------   ----   ------------   ----   ------------   ----
Deposits:
  Demand......................  $ 40,128,073   0.00%  $ 35,775,861   0.00%  $ 32,728,690   0.00%
  NOW.........................    57,994,847   3.23%    54,886,435   3.27%    39,170,751   2.95%
  Money Market................    26,797,217   3.21%    37,223,341   3.40%    36,363,393   3.56%
  Savings.....................    14,380,510   3.12%    13,110,326   3.19%    12,181,251   3.17%
  Time ($100,000 and above)...    84,007,293   6.02%    74,498,750   6.08%    66,101,805   6.05%
  Other Time..................   100,672,800   5.62%    98,616,158   5.87%    88,673,843   5.85%
                                ------------   ----   ------------   ----   ------------   ----
          Total...............  $323,980,740   4.29%  $314,110,871   4.39%  $275,219,733   4.37%
                                ============   ====   ============   ====   ============   ====

     As of December 31, 1997, time deposits of $100,000 or more totaled $88,807,158. The maturities of all time deposits over $100,000 are as follows:

Three months or less........................................  $33,788,512
Over three months through six months........................   23,140,502
Over six months through twelve months.......................   22,904,418
Over twelve months..........................................    8,973,726
                                                              -----------
          Total.............................................  $88,807,158
                                                              ===========

     Other Borrowed Money. Other borrowed money decreased $1,499,608 from December 31, 1996 to December 31, 1997 and increased $3,683,504 from December 31, 1995 to December 31, 1996. Funds are strategically borrowed from the Federal Home Loan Bank of Atlanta as a means of providing funding for long-term credit products to First Banking's loan customers. Maturities and principal repayments of other borrowed money are structured to generally match those of the loans funded by these borrowings. At December 31, 1997, First Banking also had short-term borrowings outstanding of $1,400,000 in repurchase agreements.

     There were no short-term borrowings for which the average balance outstanding during the period was more than 30% of shareholders' equity for each of the years ended December 31, 1997, 1996 and 1995.

  Market Risk

     Asset and Liability Management. First Banking's principal business is the making of loans, funded by customer deposits and, occasionally, other borrowed funds. Consequently, a significant portion of First Banking's assets and liabilities are monetary in nature and fluctuations in interest rates will affect First Banking's future net interest income and cash flows. This interest rate risk is First Banking's primary market risk exposure. First Banking does not enter into derivative financial instruments such as futures, forwards, swaps, and options. Also, First Banking has no market risk-sensitive instruments held for trading purposes. First Banking's exposure to market risk is reviewed on a regular basis by its management.

     First Banking measures interest rate sensitivity as the difference between amounts of interest-earning assets and interest-bearing liabilities which either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities and is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest-rate sensitive assets. Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income, and during a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would have the opposite effect.

     The table below depicts First Banking's interest risk at December 31, 1997. The time period indicated in the table represents the shorter of the time remaining before the asset or liability either matures or is subject to repricing. NOW, money market, and savings accounts have been included in "less than three months." The analysis results in a negative one year gap of $63,227,000 (excess of interest bearing liabilities over interest earning assets repricing within one year). However, the Banks' experience has indicated that NOW, money market, and savings deposits of $119,740,750 are not interest rate sensitive.

                       INTEREST RATE SENSITIVITY ANALYSIS
                    DECEMBER 31, 1997 (DOLLARS IN THOUSANDS)

                                                              TERM TO REPRICING OR MATURITY
                                            -----------------------------------------------------------------
                                                           OVER THREE     OVER ONE      OVER FIVE
                                             LESS THAN       MONTHS     YEAR THROUGH    YEARS AND
                                            THREE MONTHS    ONE YEAR     FIVE YEARS    INSENSITIVE    TOTAL
                                            ------------   ----------   ------------   -----------   --------
Interest Earning Assets:
  Interest Bearing Deposits in Other
    Banks.................................    $ 16,367                                               $ 16,367
  Investment Securities...................      20,199      $ 19,830      $ 45,088      $ 20,207      105,324
  Federal Funds Sold......................       3,775                                                  3,775
  Loans...................................     112,410        52,854        62,194        22,854      250,312
                                              --------      --------      --------      --------     --------
         Total Interest
  Earning Assets..........................     152,751        72,684       107,282        43,061      375,778
  Non-interest Earning Assets.............                                                35,445       35,445
                                              --------      --------      --------      --------     --------
  Total Assets............................    $152,751      $ 72,684      $107,282      $ 78,506     $411,223
                                              ========      ========      ========      ========     ========
Interest Bearing Liabilities:
  Interest Bearing Deposits...............    $190,185      $ 95,964      $ 22,675                   $308,824
  Short-term Borrowings...................         300           700           400                      1,400
  Other Borrowed Money....................         785           728         4,022      $  3,883        9,418
                                              --------      --------      --------      --------     --------
         Total Interest Bearing
           Liabilities....................     191,270        97,392        27,097         3,883      319,642
Interest Free Deposits....................                                                45,981       45,981
Other Interest Free Liabilities and
  Equity..................................                                                45,600       45,600
                                              --------      --------      --------      --------     --------
         Total Liabilities & Equity.......    $191,270      $ 97,392      $ 27,097      $ 95,464     $411,223
                                              ========      ========      ========      ========     ========
Net Interest Rate Sensitivity Gap.........    $(38,519)     $(24,708)     $ 80,185      $(16,958)
  Cumulative Gap..........................    $(38,519)     $(63,227)     $ 16,958
Net Interest Rate
  Sensitivity Gap as a Percent of Interest
    Earning Assets........................      (25.22)%      (33.99)%       74.74%        (39.38)%
Cumulative Gap as a Percent of Cumulative
  Interest Earning Assets.................      (25.22)%      (28.05)%        5.10%

     The following table sets forth the consolidated average balance sheets for First Banking, total interest earned on earning assets, total interest paid on deposits, and average rates earned on earning assets and paid on interest bearing liabilities. This information is presented for the years ended December 31, 1997, 1996 and 1995.

                             AVERAGE BALANCE SHEETS, INCOME/EXPENSE AND AVERAGE
                                        YIELDS EARNED AND RATES PAID
                                          YEAR ENDED DECEMBER 31,
                             --------------------------------------------------
                                            1997                       1996
                             -----------------------------------   ------------
                                             INTEREST
                               AVERAGE        EARNED/     YIELD/     AVERAGE
                               BALANCE         PAID        RATE      BALANCE
                             ------------   -----------   ------   ------------
ASSETS
Interest Earning Assets:
  Interest Bearing.........  $ 11,910,890   $   672,159   5.64%    $ 10,633,446
  Deposits In Other Banks
    Investment
    Securities(1):
  Taxable..................    76,139,093     4,571,210    6.00      83,224,586
  Tax Exempt(2)............    20,193,215     1,084,100    7.60      16,981,576
  Federal Funds Sold.......     3,191,193       199,988    5.53       8,263,873
  Loans (Less Unearned):
  Taxable(3)...............   236,880,257    24,613,628   10.39     218,746,182
  Tax Exempt(2)............     4,828,943       321,646    9.56       2,976,186
                             ------------   -----------   -----    ------------
  Interest Earning
    Assets(2)..............   353,143,591    31,462,731    9.08     340,825,849
Non-Interest Earning
  Assets:
  Cash and Non-interest
    bearing................    13,931,555                            12,690,146
  Deposits Interest
    Receivable.............     4,844,170                             4,652,260
  Premises and Equipment,
    Net....................     7,254,940                             6,389,377
  Other Real Estate........       630,429                               369,197
  Other Assets.............     2,264,412                             2,314,288
  Less: Allowance for Loan
    Losses.................    (4,056,133)                           (4,075,648)
                             ------------                          ------------
        Total..............  $378,012,964                          $363,165,469
                             ============                          ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing
  Liabilities:
  Deposits:
    NOW....................  $ 57,994,847     1,875,013   3.23%    $ 54,886,435
    Money Market Deposit
      Accounts.............    26,797,217       859,518    3.21      37,223,341
    Savings................    14,380,510       448,766    3.12      13,110,326
Time:
  Certificates of Deposits
    over $100,000..........    84,007,293     5,057,137    6.02      74,498,750
Other Time.................   100,672,800     5,656,899    5.62      98,616,158
Other Borrowed Money.......    10,651,997       737,760    6.93       9,194,557
                             ------------   -----------   -----    ------------
        Total Interest
          Bearing
          Liabilities......   294,504,664    14,635,093    4.97     287,529,567
Non-Interest Bearing
  Liabilities:
  Demand Deposits..........    40,128,073                            35,775,861
  Interest Payables........     3,203,323                             3,174,297
  Other Liabilities........     1,086,226                             1,057,999
Shareholders' Equity.......    39,090,678                            35,627,745
                             ------------                          ------------
        Total..............  $378,012,964                          $363,165,469
                             ------------                          ------------
Net Interest Earnings......                 $16,827,638
                                            ===========
Net Yield on Interest
  Earning Assets(2)........                               4.93%
                                                          =====

                               AVERAGE BALANCE SHEETS, INCOME/EXPENSE AND AVERAGE
                                            YIELDS EARNED AND RATES PAID
                                               YEAR ENDED DECEMBER 31,
                             -----------------------------------------------------------
                                     1996                      1995
                             --------------------   ---------------------------
                              INTEREST                               INTEREST
                               EARNED/     YIELD/     AVERAGE        EARNED/      YIELD/
                                PAID        RATE      BALANCE          PAID        RATE
                             -----------   ------   ------------   ------------   ------
ASSETS
Interest Earning Assets:
  Interest Bearing.........  $   584,746   5.50%    $ 12,556,038   $    755,892   6.01%
  Deposits In Other Banks
    Investment
    Securities(1):
  Taxable..................    5,111,510    6.14      63,315,691      3,815,850    6.03
  Tax Exempt(2)............      859,929    7.14      14,342,909        881,278    8.78
  Federal Funds Sold.......      418,504    5.35       4,909,650        268,331    5.47
  Loans (Less Unearned):
  Taxable(3)...............   23,358,479   10.68     198,786,488     21,477,088   10.80
  Tax Exempt(2)............      234,809   11.42       3,498,118        249,364   10.27
                             -----------   -----    ------------   ------------   -----
  Interest Earning
    Assets(2)..............   30,567,977    9.10     297,408,894     27,447,803    9.39
Non-Interest Earning
  Assets:
  Cash and Non-interest
    bearing................                           10,391,126
  Deposits Interest
    Receivable.............                            4,026,487
  Premises and Equipment,
    Net....................                            5,251,465
  Other Real Estate........                              450,852
  Other Assets.............                            2,406,137
  Less: Allowance for Loan
    Losses.................                           (3,517,734)
                                                    ------------
        Total..............                         $316,417,227
                                                    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing
  Liabilities:
  Deposits:
    NOW....................    1,793,576   3.27%    $ 39,170,751      1,155,231   2.95%
    Money Market Deposit
      Accounts.............    1,265,473    3.40      36,363,393      1,292,854    3.56
    Savings................      418,777    3.19      12,181,251        386,571    3.17
Time:
  Certificates of Deposits
    over $100,000..........    4,528,026    6.08      66,101,805      3,998,332    6.05
Other Time.................    5,783,882    5.87      88,673,843      5,184,666    5.85
Other Borrowed Money.......      617,601    6.72       5,539,147        400,390    7.23
                             -----------   -----    ------------   ------------   -----
        Total Interest
          Bearing
          Liabilities......   14,407,335    5.01     248,030,190     12,418,044    5.01
Non-Interest Bearing
  Liabilities:
  Demand Deposits..........                           32,728,690
  Interest Payables........                            2,464,105
  Other Liabilities........                            1,250,224
Shareholders' Equity.......                           31,944,018
                                                    ------------
        Total..............                         $316,417,227
                                                    ------------
Net Interest Earnings......  $16,160,642                           $ 15,029,759
                             ===========                           ============
Net Yield on Interest
  Earning Assets(2)........                4.88%                                  5.22%
                                           =====                                  =====

---------------

(1) Yield on securities is based on amortized cost. Changes in market value are not considered.

(2) Yields have been calculated on a tax equivalent basis assuming a tax rate of 34 percent. The tax equivalent rate has been reduced by 0.35 percent to allow for estimated disallowance of interest expense.

(3) Total interest income includes loan fees of $797,924 in 1997, $789,618 in 1996 and $721,902 in 1995. No separate treatment has been made for non-accrual loans.

     The following table sets forth a summary of the changes in interest income and interest expense resulting from changes in volume and rate for the periods indicated. There were no out-of-period items and adjustments required to be excluded from the table.

                              1997 COMPARED TO 1996                 1996 COMPARED TO 1995
                           INCREASE (DECREASE) DUE TO             INCREASE (DECREASE) DUE TO
                       -----------------------------------   ------------------------------------
                       VOLUME(1)     RATE(1)       NET        VOLUME(1)     RATE(1)       NET
                       ----------   ---------   ----------   -----------   ---------   ----------
Interest Income:
Interest Bearing
  Deposits...........  $   72,130   $  15,283   $   87,413   $  (110,119)  $ (61,027)  $ (171,146)
Loans:
  Taxable............   1,866,519    (611,370)   1,255,149     2,115,491    (234,100)   1,881,391
  Tax-Exempt.........     117,607     (30,770)      86,837       (58,336)     43,781      (14,555)
Investments:
  Taxable............    (426,165)   (114,135)    (540,300)    1,223,860      64,440    1,288,300
  Tax-Exempt.........     167,210      56,961      224,171        14,085     (12,476)       1,609
Federal Funds Sold...    (231,188)     12,672     (218,516)      168,680     (18,506)     150,174
                       ----------   ---------   ----------   -----------   ---------   ----------
Total Interest
  Income.............   1,566,113    (671,359)     894,754     3,353,661    (217,888)   3,135,773
                       ----------   ---------   ----------   -----------   ---------   ----------
Interest Expense:
  NOW................     103,873     (22,436)      81,437       502,488     135,857      638,345
  Savings............      38,770      (8,781)      29,989        29,745       2,461       32,206
  Money Market
     Deposit
     Accounts........    (338,434)    (67,521)    (405,955)       30,407     (57,788)     (27,381)
Certificate of
  Deposits Over
  $100,000...........     573,449     (44,338)     529,111       509,794      19,900      529,694
Other Time...........     121,845    (248,828)    (126,983)      581,485      17,730      599,215
Other Borrowed
  Money..............     100,371      19,788      120,159       243,208     (25,996)     217,212
                       ----------   ---------   ----------   -----------   ---------   ----------
Total Interest
  Expense............     599,874    (372,116)     227,758    1,897,1279       2,164    1,989,291
                       ----------   ---------   ----------   -----------   ---------   ----------
Net Interest
  Earnings...........  $  966,239   $(299,243)  $  666,996   $ 1,456,534   $(310,052)  $1,146,482
                       ==========   =========   ==========   ===========   =========   ==========

---------------

(1) The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the change of each.

RESULTS OF OPERATIONS

  Interest Income

     Total interest income increased $894,754 (2.9%) in 1997 from 1996 and increased $3,120,174 (11.4%) in 1996 from 1995. Interest on loans increased $1,341,986 in 1997 from 1996 and increased $1,866,836 in 1996 from 1995. The increase in 1997 is the result of an increase in average loans outstanding of $19,986,832 offset by a decrease in the taxable equivalent yield on the loan portfolio from 10.7% in 1996 to 10.4% in 1997. The increase in 1996 is primarily the result of an increase in average loans outstanding of $19,437,762. The loan growth in 1997 and 1996 is reflected primarily in Real Estate-Mortgage loans, which are made for commercial, financial or agricultural purposes.

     Interest on investments decreased $316,129 (5.3%) in 1997 from 1996 and increased $1,274,311 (27.1%) in 1996 from 1995. The decrease in 1997 is the result of a decrease in the average investment portfolio of $3,873,854 offset by a nominal increase in taxable equivalent yield of 0.03% from 1996 to 1997. The increase in 1996 is the result of an increase in the average investment portfolio of $22,547,562 offset by lower average yields within the portfolio from 6.5% in 1995 to 6.3% in 1996.

     During 1997, interest on federal funds sold decreased $218,516 (52.2%) from 1996 and increased $150,173 (56.0%) in 1996 from 1995, while interest on interest bearing deposits increased $87,413 (14.9%) in 1997 from 1996 and decreased $171,146 (22.6%) in 1996 from 1995. The decrease in income from federal funds sold and the increase in income from interest bearing deposits in other banks during 1997 is primarily the result of an overall decrease in total funds available for short-term investment offset by higher rates paid on these short-term investments from 5.4% in 1996 to 5.6% in 1997. The net decrease of $20,972 in total interest on interest bearing deposits and federal funds sold in 1996 is the result of a decrease in the yield on such investments from 5.86% in 1995 to 5.31% in 1996 offset by an increase in the average balance of $1,431,631.

  Interest Expense

     During 1997 interest paid on deposits increased $107,599 (0.8%) from 1996 and increased $1,772,080 (14.7%) in 1996 from 1995. The 1997 increase is the result of an increase in average interest bearing deposits of $5,517,657 offset by a decrease in the average rate paid on deposits from 5.0% in 1996 to 4.9% in 1997. The 1996 increase is solely the result of an increase of $35,843,967 in average interest bearing deposits.

  Net Interest Margin

     The interest margin of First Banking, calculated as interest income divided by average interest earning assets, was 4.9% in both 1997 and 1996 and 5.2% in 1995. The margin is the result of careful management of both the growth and the pricing of loans and deposits in a competitive interest rate environment.

  Provision for Loan Losses

     Provision for loan losses increased $237,374 in 1997 from 1996 and decreased $164,389 in 1996 from 1995. Changes in the amount of the provision for loan losses are the result of judgments made by management of the Banks after considering the credit worthiness and growth of the loan portfolios. At December 31, 1997 and 1996, the allowance for loan losses was 1.6% and 1.8%, respectively, of outstanding loans less unearned interest. Total nonperforming loans were $1,216,759 at December 31, 1997 and $1,416,324 at December 31, 1996.
The allowance for loan losses was 3.2 and 2.8 times total nonperforming loans at December 31, 1997 and 1996, respectively. Net charge-offs amounted to $1,036,289 in 1997 as compared to $526,693 in 1996. The increase in net charge-offs in 1997 is directly the result of a charge-off of $632,110 on one credit line. The amount of the allowance for loan losses is determined by management after considering, among other things, factors such as classified and past due loans as well as portfolio growth and diversification. Management believes such allowance is adequate to absorb future probable losses on loans outstanding at December 31, 1997.

                        SUMMARY OF LOAN LOSS EXPERIENCE

     The following table summarizes average loan balances; changes in the allowance for possible loan losses arising from loans charged off and recoveries on loans previously charged off, by loan category; and additions to the allowance which have been charged to expense:

                                                 YEAR ENDED DECEMBER 31,
                         ------------------------------------------------------------------------
                             1997           1996           1995           1994           1993
                         ------------   ------------   ------------   ------------   ------------
Average Amount of
  Loans................  $241,709,200   $221,722,368   $202,284,606   $180,191,264   $171,448,186
                         ============   ============   ============   ============   ============
Analysis of the
  Allowance for Loan
  Losses:
  Balance at Beginning
     of Period.........  $  4,024,539   $  3,856,321   $  3,274,587   $  2,852,712   $  2,783,559
                         ------------   ------------   ------------   ------------   ------------
  Loans Charged off:
     Commercial,
       Financial and
       Agricultural....       851,356        254,876         88,777         70,117        312,463
     Real Estate --
       Mortgage........       155,341            336             --          2,514         34,738
     Installment Loans
       to
       Individuals.....       222,733        403,947        253,294        254,231        406,597
                         ------------   ------------   ------------   ------------   ------------
     Total Loans
       Charged off.....     1,229,430        659,159        342,071        326,862        753,798
                         ------------   ------------   ------------   ------------   ------------
     Recoveries on
       Loans Previously
       Charged off:
       Commercial,
          Financial and
         Agriculture...        63,934         55,393         12,907         33,123         35,904
       Real Estate --
          Mortgage.....         5,450
       Installment
          Loans to
         Individuals...       123,757         77,073         51,598         83,541         60,279
                         ------------   ------------   ------------   ------------   ------------
          Total
           Recoveries..       193,141        132,466         64,505        116,664         96,183
                         ------------   ------------   ------------   ------------   ------------
Net Loans Charged
  off..................     1,036,289        526,693        277,566        210,198        657,615
  Additions to
     Allowance Charged
     to Expense........       932,285        694,911        859,300        632,073        726,768
                         ------------   ------------   ------------   ------------   ------------
Balance at End of
  Period...............  $  3,920,535   $  4,024,539   $  3,856,321   $  3,274,587   $  2,852,712
                         ============   ============   ============   ============   ============
Ratio of Net
  Charge-offs during
  the period to Average
  Loans Outstanding....          0.43%          0.24%          0.14%          0.12%          0.38%
Provision for Loan
  Losses shown on the
  Selected Financial
  Data.................  $    932,285   $    694,911   $    859,300   $    632,073   $    726,768

     First Banking's provision for loan losses is based upon management's continuing review and evaluation of the portfolio and is intended to create an allowance adequate to absorb losses on loans outstanding as of the end of each reporting period. For individually significant amounts, management's review consists of evaluations of the financial strength of the borrowers and the related collateral. Such evaluation is made by classifying loans based on values for financial strength. These classifications are assigned by responsible loan officers and reviewed by the Loan Review Officer. The totals by loan classification, along with related historical loss ratios, are used to determine the allowance required to provide for probable losses. The review of groups of loans which are individually insignificant is based upon delinquency status of the group, lending policies and previous collection experience by each category. Also, the effects of current economic conditions on specific industries or classes of borrowers are considered in determining allowance for loan loss requirements.

     The approximate anticipated amount of charge-offs by category during 1998 is as follows:

Commercial, Financial and Agricultural......................  $175,000
Real Estate -- Mortgage.....................................    25,000
Installment Loans to Individuals............................  $200,000
                                                              --------
          Total.............................................  $400,000
                                                              ========

  Non-interest Income and Expense

     Non-interest income increased $395,431 in 1997 from 1996 and increased $209,498 in 1996 from 1995. The increase in 1997 non-interest income is the result of increases in service charges on deposit accounts of $181,393 and in other income of $221,120 offset by a $7,082 decrease in trust income. The increase in service charges on deposit accounts is the result of a full year effect of service charge adjustments made in the later part of 1996, and the increase in Other Service Charges is primarily the result of an increase of $54,154 in income from long-term mortgage loans originated for other banks, of an increase of $27,455 in commissions on mutual funds, annuities, and life insurance, and from a gain of $110,516 from the sale of a pool of SBA-guaranteed loans. The increase in non-interest income in 1996 is primarily the result of an increase of $166,617 in service charges on deposit accounts, of $15,710 in trust income, and of $26,188 in income from long-term mortgage loans originated for other banks.

     Non-interest expense increased $676,941 in 1997 from 1996 and $588,959 in 1996 from 1995. The increases in non-interest expense resulted from an increase in total salary and personnel expense of $476,329 in 1997 and $134,204 in 1996, an increase in total occupancy and equipment expense of $388,378 in 1997 and $208,865 in 1996, and a decrease in Other Expense of $187,766 in 1997 and an increase in such expense of $245,890 in 1996. The increase in salary and employee expense is the result of increases in health insurance premiums, the adoption of benefit plans for employees of Effingham Bank, and increases in benefit plan expense at Bulloch Bank and Metter Bank related to the restatement of the benefit plans in prior years. The increase in occupancy and equipment expense is primarily the result of an increase in depreciation expense of $238,000 related to various capital projects in 1996. The decrease in Other Expense was offset by an increase of $94,578 in assessments paid to the FDIC and OCC for deposit insurance premiums and for FICO bond payments and also offset by an increase in service charges paid to correspondent banks of $64,837. The increase in other expense in 1996 included approximately $374,000 in non-recurring merger expenses related to the Effingham Bank transaction.

  Income Taxes

     The decrease in the provision for income taxes of $141,810 in 1997 and the increase of $447,817 in 1996 resulted from changes in taxable income. The effective tax rate for 1997, 1996 and 1995 was 29%, 32%, and 29%, respectively. The effective tax rate is lower than the statutory rate of 34% because of the Banks' investments in tax-exempt securities and loans.

  New Accounting Standards

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for, among other things, reporting information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS 131 is effective for annual financial statements issued for periods beginning after December 15, 1997.

     In June 1998, FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes standards for derivative instruments and hedging activities and requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. First Banking does not expect SFAS 133 to have an effect on First Banking's financial statements.

YEAR 2000 ISSUES

     Year 2000 issues relate to the anticipated failure of computer systems to accurately process dates falling in the next century as a result of a common programming convention of representing years with two digits rather than four digits. Programs that are time sensitive may recognize a date using "00" as the year 1900 rather than the year 2000. This misrepresentation of the year could result in an incorrect computation or a computer shutdown.

  Assessment

     First Banking has completed an evaluation of its computer information systems and has identified those systems which will require program modifications or new software installations in order to function properly for the Year 2000. First Banking has developed a plan that provides for, among other things, the replacement or modification of existing information systems as necessary. Because the primary hardware and software systems are presently certified by their vendors as Year 2000 compliant, First Banking has not incurred any significant costs to date relating to software modifications or new installations for the other systems. Most systems are made compliant through periodic software upgrades provided by the various vendors as part of the license agreements. First Banking expects that the costs of becoming Year 2000 compliant will not be material to its financial position or any year's operating results; however, First Banking cannot assure you that the costs it incurs will not have a material effect.

  Internal Infrastructure

     First Banking has developed a testing strategy in which all mission critical systems, such as heating and air, security and phone systems, as well as information systems, will be tested and documented by March 31, 1999. First Banking has assigned responsibility for specific areas in the testing plan to different teams of employees, and these teams report on the progress of this testing to the Boards of Directors of the subsidiary banks and of First Banking on a regular basis. First Banking's primary systems have been tested by proxy with the software provider, who has tested in environments with like software and hardware systems as First Banking. Banking regulators have approved this type of testing as a valid means of testing. First Banking has received results and the results are available for review. This testing process did not reveal any problems relating to the Year 2000. First Banking has not incurred any material costs related to Year 2000 remediation and does not expect to incur any such material cost. First Banking estimates that its total cost of completing any required modifications, upgrades, or replacements of these internal systems will not have a material effect on its business, financial condition or operating results.

  Vendors, Suppliers and Other Third Parties

     First Banking has completed a survey of its vendors, suppliers, and other third parties to determine their Year 2000 readiness. If any vendor, supplier or other third party had not provided a Year 2000 compliant application or product or a statement of compliance schedule by December 31, 1998, First Banking planned to search for a replacement. Through this survey, however, First Banking has not identified any vendors, suppliers or other third parties that First Banking relies on which is not year 2000 compliant. If First Banking determines any vendor, supplier or other third party to be noncompliant during the testing phase, which concludes March 31, 1999, then First Banking will select a replacement product or application and install it prior to June 30, 1999. While First Banking expects that it will be able to resolve any significant Year 2000 problems with its own systems, First Banking cannot guarantee that its vendors, suppliers or others will resolve any Year 2000 problems with their systems before the occurrence of a material disruption to their business. If First Banking's vendors, suppliers or others fail to resolve any Year 2000 problems with their systems in a timely manner, there could be a material adverse effect on First Banking's business, financial condition or operating results.

  Customers

     In surveying its large loan customers, First Banking has not received an adequate response. Less than 30% of loan customers contacted from each subsidiary bank have responded to date. First Banking is in the process of assessing the loan portfolio for the greatest areas of risk and designing a survey form for loan officers and the riskier large loan customers. Once First Banking completes this form, it will make diligent efforts to survey these customers to determine their readiness. If First Banking's large borrowers do not sufficiently address Year 2000 problems, First Banking may experience an increase in loan defaults. First Banking has evaluated the adequacy of its loan loss reserve and believes that the reserve is presently sufficient to cover current estimates of losses.

  Most Likely Consequences of Year 2000 Problems

     First Banking expects to identify and resolve all Year 2000 problems that could materially adversely affect its business, financial condition, or operating results. However, First Banking believes that it is not possible to determine with complete certainty that all Year 2000 problems affecting it have been identified or corrected. The number of devices that could be affected and the interactions among these devices are simply too numerous. In addition, First Banking cannot accurately predict how many failures related to the Year 2000 problem will occur with its suppliers, customers, or other third parties or the severity, duration, or financial consequences of such failures. As a result, First Banking expects that it could possibly suffer the following consequences:

     - A number of operational inconveniences and inefficiencies for First Banking, its service providers, or its customers that may divert First Banking's time and attention and financial and human resources from its ordinary business activities;

     - System malfunctions that may require significant efforts by First Banking, its service providers, or its customers to prevent or alleviate material business disruptions.

  Contingency Plan

     First Banking has adopted a Year 2000 Business Continuity and Contingency Plan (the "Year 2000 Contingency Plan."). Should the primary processing system fail as a result of any natural or other disaster or as a result of Year 2000 problems, First Banking has contracted with its software provider to process for First Banking on systems that are Year 2000 complaint in another location. Back-up documentation of account and department information will be stored at two off-site locations. The Year 2000 Contingency Plan also addresses a plan of action in the event of failure of systems such as telephones, water, and heating and air. First Banking has identified local vendors that can provide services and equipment in case of Year 2000 failure and has included contact information for these vendors in the Year 2000 Contingency Plan. First Banking plans to make arrangements by June 30, 1999 to reserve these products and services in order to ensure availability at year-end.

     First Banking has also been subject to regulatory review of its overall Year 2000 plan and will continue to be monitored closely by its regulators for its progress.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     First Banking and the Banks have banking and other transactions in the ordinary course of business with the directors and officers of First Banking and the Bank and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price or interest rates, and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions do not involve more than the normal risk of collectibility or present other unfavorable features to First Banking and the Bank. Loans to individual directors and officers must comply with Bank's lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     First Banking entered into a definitive agreement to acquire all of the outstanding common stock of Wayne in the merger as described in this Proxy Statement/Prospectus effective November 30, 1998. The merger is expected to close by the end of the first quarter of 1999, and is expected to be accounted for under the "pooling of interests" method of accounting. Under the terms of the merger, each share of Wayne common stock is expected to be exchanged for
1.57024 shares of First Banking common stock.

     The following unaudited pro forma condensed financial statements give effect to the merger as contemplated herein. These pro forma financial statements are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the merger occurred as of an earlier date, nor are they necessarily indicative of the operating results and financial position which may occur in the future.

     The pro forma condensed balance sheet as of September 30, 1998 gives effect to the merger as though the transaction had been consummated on that date. Pro forma condensed income statements for the nine-month period ended September 30, 1998 and for the fiscal years ended December 31, 1997, 1996 and 1995 give effect to the merger as though the transaction had occurred at the beginning of the earliest period presented. Certain pro forma adjustments to the pro forma condensed balance sheet have been made to give effect to transaction costs at September 30, 1998. No pro forma adjustments were necessary for any of the pro forma income statements presented; however, integration costs related to the proposed merger will be recorded in the historical statements of income as incurred.

     The pro forma condensed financial statements are derived from the historical consolidated financial statements of First Banking and Wayne as of September 30, 1998 and for the nine-month period ended September 30, 1998 and for the fiscal years ended December 31, 1997, 1996 and 1995 and should be read in conjunction with First Banking's and Wayne's historical financial statements and "Management's Discussions and Analysis of Financial Condition and Results of Operations" incorporated by reference or contained elsewhere in this Prospectus/Proxy Statement.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998

                                         HISTORICAL     HISTORICAL     PRO FORMA     PRO FORMA
                                        FIRST BANKING      WAYNE      ADJUSTMENTS     COMBINED
                                        -------------   -----------   -----------   ------------
ASSETS
Cash and Due From Banks...............  $ 14,733,304    $ 1,487,732                 $ 16,221,036
Interest Bearing Deposits in Other
  Banks...............................    18,025,547         37,580                   18,063,127
Federal Funds Sold....................     8,625,000      2,340,000                   10,965,000
Investment Securities:
  Available for Sale..................    56,575,948      1,529,513                   58,105,461
  Held to Maturity....................    14,194,610      6,852,109                   21,046,719
Loans.................................   255,877,219     33,639,096                  289,516,315
  Allowance for Loan Losses...........    (4,136,196)      (342,711)                  (4,478,907)
  Unearned Interest...................       (16,229)            --                      (16,229)
                                        ------------    -----------    ---------    ------------
Loans, Net............................   251,724,794     33,296,385           --     285,021,179
                                        ------------    -----------    ---------    ------------
Interest Receivable...................     4,968,557                                   4,968,557
Premises and Equipment, Net...........     7,321,150      1,098,286                    8,419,436
Other Real Estate.....................       360,174                                     360,174
Other Assets..........................     1,958,154        629,777                    2,587,931
                                        ------------    -----------    ---------    ------------
          TOTAL ASSETS................  $378,487,238    $47,271,382           --    $425,758,620
                                        ============    ===========    =========    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
  Demand..............................  $ 47,925,209    $ 6,978,297                 $ 54,903,506
  Interest Bearing....................   269,542,576     32,743,222                  302,285,798
                                        ------------    -----------    ---------    ------------
          Total Deposits..............   317,467,785     39,721,519                  357,189,304
Repurchase Agreements.................     1,400,000                                   1,400,000
Other Borrowed Money..................    11,153,016                                  11,153,016
Interest Payable......................     3,288,811        285,405                    3,574,216
Other Liabilities.....................     1,309,068         77,794    $ 185,000       1,571,862
                                        ------------    -----------    ---------    ------------
          Total Liabilities...........   334,618,680     40,084,718      185,000     374,888,398
Shareholders' Equity:
  Common Stock........................     4,702,607        458,888      261,676       5,423,171
  Additional Paid-In Capital..........     6,521,987      4,084,020     (261,676)     10,344,331
  Retained Earnings...................    32,134,043      2,627,295     (185,000)     34,576,338
  Accumulated Other Comprehensive.....
  Income, net of tax..................       509,921         16,461                      526,382
                                        ------------    -----------    ---------    ------------
          Total Shareholders'
             Equity...................    43,868,558      7,186,664     (185,000)     50,870,222
          Total Liabilities and
             Shareholders' Equity.....  $378,487,238    $47,271,382    $      --    $425,758,620
                                        ============    ===========    =========    ============

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998

                                                       HISTORICAL     HISTORICAL    PRO FORMA
                                                      FIRST BANKING     WAYNE       COMBINED
                                                      -------------   ----------   -----------
Interest Income
  Loans (including fees)............................   $19,369,143    $2,513,957   $21,883,100
  Interest Bearing Deposits.........................       650,212         1,544       651,756
  Investment Securities.............................     4,099,455       308,651     4,408,106
  Federal Funds Sold................................       180,479       134,884       315,363
                                                       -----------    ----------   -----------
          Total Interest Income.....................    24,299,289     2,959,036    27,258,325
                                                       -----------    ----------   -----------
Interest Expense
  Deposits..........................................    10,535,404     1,069,375    11,604,779
  Other.............................................       565,346           461       565,807
                                                       -----------    ----------   -----------
          Total Interest Expense....................    11,100,750     1,069,836    12,170,586
Net Interest Income.................................    13,198,539     1,889,200    15,087,739
Provision for Loan Losses...........................       660,253       135,000       795,253
                                                       -----------    ----------   -----------
Net Interest Income After Provision for Loan........    12,538,286     1,754,200    14,292,486
Losses..............................................
Non-Interest Income
  Service Charges on Deposits.......................     1,604,072       344,010     1,948,082
  Fees for Trust Services...........................        80,507                      80,507
  Other.............................................       613,741       184,109       797,850
                                                       -----------    ----------   -----------
          Total Non-Interest Income.................     2,298,320       528,119     2,826,439
Non-Interest Expense
  Salaries and Other Personnel Expense..............     4,479,716       503,995     4,983,711
  Occupancy and Equipment Expense, Net..............     1,755,284       158,080     1,913,364
  Other.............................................     2,479,805       437,640     2,917,445
                                                       -----------    ----------   -----------
          Total Non-Interest Expense................     8,714,805     1,099,715     9,814,520
Income Before Income Taxes..........................     6,121,801     1,182,604     7,304,405
Provision for Income Taxes..........................     1,737,942       363,080     2,101,022
                                                       -----------    ----------   -----------
Net Income..........................................     4,383,859       819,524     5,203,383
OTHER COMPREHENSIVE INCOME:
  Unrealized holding gains (losses) on Securities
     Available for Sale arising during the period...       356,650       (16,916)      339,734
                                                       -----------    ----------   -----------
Comprehensive Income................................   $ 4,740,509    $  802,608   $ 5,543,117
                                                       ===========    ==========   ===========
Net Income per Common and Potential Common Share:
  Basic.............................................   $      0.93    $     1.79   $      0.96
  Diluted...........................................          0.93          1.64          0.95
Weighted Average Common and Potential Common
  Outstanding
  Basic.............................................     4,702,866       457,931     5,421,669
  Diluted...........................................     4,715,008       500,231     5,500,491

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                       HISTORICAL     HISTORICAL    PRO FORMA
                                                      FIRST BANKING     WAYNE       COMBINED
                                                      -------------   ----------   -----------
Interest Income
  Loans (including fees)............................   $24,935,274    $3,036,348   $27,971,622
  Interest Bearing Deposits.........................       672,159         7,463       679,622
  Investment Securities.............................     5,655,310       376,179     6,031,489
  Federal Funds Sold................................       199,988       201,089       401,077
                                                       -----------    ----------   -----------
          Total Interest Income.....................    31,462,731     3,621,079    35,083,810
                                                       -----------    ----------   -----------
Interest Expense
  Deposits..........................................    13,897,333     1,300,994    15,198,327
  Other.............................................       737,760                     737,760
                                                       -----------    ----------   -----------
          Total Interest Expense....................    14,635,093     1,300,994    15,936,087
Net Interest Income.................................    16,827,638     2,320,085    19,147,723
Provision for Loan Losses...........................       932,285       154,000     1,086,285
                                                       -----------    ----------   -----------
Net Interest Income After Provision for Loan
  Losses............................................    15,895,353     2,166,085    18,061,438
Non-Interest Income
  Service Charges on Deposits.......................     2,099,425       461,931     2,561,356
  Fees for Trust Services...........................       208,864       154,113       362,977
  Other.............................................       626,554        13,877       640,431
                                                       -----------    ----------   -----------
          Total Non-Interest Income.................     2,934,843       629,921     3,564,764
Non-Interest Expense
  Salaries and Other Personnel Expense..............     5,743,529       604,599     6,348,128
  Occupancy and Equipment Expense, Net..............     2,207,788       200,253     2,408,041
  Other.............................................     3,156,288       553,061     3,709,349
                                                       -----------    ----------   -----------
          Total Non-Interest Expense................    11,107,605     1,357,913    12,465,518
Income Before Income Taxes..........................     7,722,591     1,438,093     9,160,684
Provision for Income Taxes..........................     2,258,707       412,763     2,671,470
                                                       -----------    ----------   -----------
Net Income..........................................     5,463,884     1,025,330     6,489,214
OTHER COMPREHENSIVE INCOME:
  Unrealized holding gains on Securities Available
     for Sale arising during the period.............       240,294        34,661       274,955
                                                       -----------    ----------   -----------
Comprehensive Income................................   $ 5,704,178    $1,059,991   $ 6,764,169
                                                       ===========    ==========   ===========
Earnings per Share:
  Basic.............................................   $      1.16    $     2.58   $      1.22
  Diluted...........................................          1.16          2.35          1.21
Weighted Average Number of Shares Outstanding
  Basic.............................................     4,691,164       397,245     5,314,934
  Diluted...........................................     4,694,695       436,947     5,380,807

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                       HISTORICAL     HISTORICAL    PRO FORMA
                                                      FIRST BANKING     WAYNE       COMBINED
                                                      -------------   ----------   -----------
Interest Income
  Loans (including fees)............................   $23,593,288    $2,433,258   $26,026,546
  Interest Bearing Deposits.........................       584,746         3,077       587,823
  Investments:......................................     5,971,439       493,556     6,464,995
  Federal Funds Sold................................       418,504       124,062       542,566
                                                       -----------    ----------   -----------
          Total Interest Income.....................    30,567,977     3,053,953    33,621,930
                                                       -----------    ----------   -----------
Interest Expense
  Deposits..........................................    13,789,734     1,065,545    14,855,279
  Other.............................................       617,601                     617,601
                                                       -----------    ----------   -----------
          Total Interest Expense....................    14,407,335     1,065,545    15,472,880
Net Interest Income.................................    16,160,642     1,988,408    18,149,050
Provision for Loan Losses...........................       694,911        90,000       784,911
                                                       -----------    ----------   -----------
Net Interest Income After Provision for Loan
  Losses............................................    15,465,731     1,898,408    17,364,139
Non-Interest Income
  Service Charges on Deposits.......................     1,918,032       396,895     2,314,927
  Fees for Trust Services...........................       215,946                     215,946
  Other.............................................       405,434       172,006       577,440
                                                       -----------    ----------   -----------
          Total Non-Interest Income.................     2,539,412       568,901     3,108,313
Non-Interest Expense
  Salaries and Other Personnel Expense..............     5,267,200       604,095     5,871,295
  Occupancy and Equipment Expense, Net..............     1,819,410       189,189     2,008,599
  Other.............................................     3,344,054       479,226     3,823,280
                                                       -----------    ----------   -----------
          Total Non-Interest Expense................    10,430,664     1,272,510    11,703,174
Income Before Income Taxes..........................     7,574,479     1,194,799     8,769,278
Provision for Income Taxes..........................     2,400,517       366,651     2,767,168
                                                       -----------    ----------   -----------
Net Income..........................................     5,173,962       828,148     6,002,110
OTHER COMPREHENSIVE INCOME:
  Unrealized holding losses on securities Available
     for Sale arising during the period.............      (279,271)      (35,621)     (314,892)
                                                       -----------    ----------   -----------
Comprehensive Income................................   $ 4,894,691    $  792,527   $ 5,687,218
                                                       ===========    ==========   ===========
Earnings per Share:
  Basic.............................................   $      1.10    $     2.19   $      1.14
  Diluted...........................................          1.10          1.99          1.12
Weighted Average Number of Shares Outstanding
  Basic.............................................     4,690,769       377,786     5,283,983
  Diluted...........................................     4,690,769       415,620     5,343,392

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                       HISTORICAL     HISTORICAL    PRO FORMA
                                                      FIRST BANKING     WAYNE       COMBINED
                                                      -------------   ----------   -----------
Interest Income
  Loans (including fees)............................   $21,726,452    $1,753,619   $23,480,071
  Interest Bearing Deposits.........................       755,892        14,721       770,613
  Investments.......................................     4,697,128       520,448     5,217,576
  Federal Funds Sold................................       268,331       169,365       437,696
                                                       -----------    ----------   -----------
          Total Interest Income.....................    27,447,803     2,458,153    29,905,956
                                                       -----------    ----------   -----------
Interest Expense
  Deposits..........................................    12,017,654     1,028,414    13,046,068
  Other.............................................       400,390                     400,390
                                                       -----------    ----------   -----------
          Total Interest Expense....................    12,418,044     1,028,414    13,446,458
Net Interest Income.................................    15,029,759     1,429,739    16,459,498
Provision for Loan Losses...........................       859,300                     859,300
                                                       -----------    ----------   -----------
Net Interest Income After Provision for Loan
  Losses............................................    14,170,459     1,429,739    15,600,198
Non-Interest Income
  Service Charges on Deposits.......................     1,751,415       342,515     2,093,930
  Fees for Trust Services...........................       200,236                     200,236
Other...............................................       378,263       165,533       543,796
                                                       -----------    ----------   -----------
          Total Non-Interest Income.................     2,329,914       508,048     2,837,962
Non-Interest Expense
  Salaries and Other Personnel Expense..............     5,132,996       536,383     5,669,379
  Occupancy and Equipment Expense, Net..............     1,610,545       195,093     1,805,638
  Other.............................................     3,098,164       482,834     3,580,998
                                                       -----------    ----------   -----------
          Total Non-Interest Expense................     9,841,705     1,214,310    11,056,015
Income Before Income Taxes..........................     6,658,668       723,477     7,382,145
Provision for Income Taxes..........................     1,952,700       225,668     2,178,368
                                                       -----------    ----------   -----------
Net Income..........................................     4,705,968       497,809     5,203,777
OTHER COMPREHENSIVE INCOME:
  Unrealized holding gains on Securities Available
     for Sale arising during the period.............     1,444,508       128,371     1,572,879
                                                       -----------    ----------   -----------
Comprehensive Income................................   $ 6,150,476    $  626,180   $ 6,776,656
                                                       ===========    ==========   ===========
Earnings per Share:
  Basic.............................................   $      1.00    $     1.33   $      0.99
  Diluted...........................................          1.00          1.22          0.98
Weighted Average Number of Shares Outstanding
  Basic.............................................     4,690,961       374,660     5,279,267
  Diluted...........................................     4,690,961       406,535     5,329,319

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                              FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The unaudited pro forma combined financial statements are presented for illustrative purposes only and give effect to the merger of First Banking and Wayne, as contemplated herein, with the transaction accounted for as a "pooling of interests." In accordance with SEC reporting rules, the pro forma condensed statements of income, and the historical statements from which they are derived, present only income from continuing operations before extraordinary items and the cumulative effect of accounting changes.

     Because the transaction has not been completed and transition plans are currently being developed, transaction costs expected to be incurred can only be estimated at this time. With respect to the merger of First Banking and Wayne, the pro forma condensed statement of income for the nine-month period ended September 30, 1998 excludes: (i) the positive effects of potential cost savings which may be achieved upon combining the resources of the companies, and (ii) merger and non-recurring costs to integrate the companies, currently estimated to be approximately $265,000, including investment broker, legal, and miscellaneous transactions costs of the merger, and other nonrecurring costs and expenses expected to be incurred subsequent to the merger.

     The pro forma condensed balance sheet as of September 30, 1998 includes, in accordance with SEC reporting rules, the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date. Therefore, current liabilities and stockholders' equity reflect a pro forma adjustment of $185,000, net of tax, determined based on the $265,000 of amounts for transaction costs related to the Merger of First Banking and Wayne as contemplated herein.

2. OTHER PRO FORMA ADJUSTMENTS

     Intercompany Transactions. There were no intercompany transactions which required elimination from the pro forma combined operating results or balance sheet.

     Common Shareholders' Equity. Pro forma common shareholders' equity as of September 30, 1998 has been adjusted to reflect the following:

          Common stock accounts are adjusted for the assumed issuance of approximately 720,564 shares of First Banking common stock in exchange for approximately 458,888 shares of Wayne common stock issued and outstanding as of September 30, 1998 utilizing the Exchange Ratio.

     Income per Common and Common Equivalent Share. Pro forma weighted average common shares outstanding for the three years ended December 31, 1997 and for the nine-month period ended September 30, 1998 are based upon First Banking's and Wayne's historical weighted average shares as of the end of the respective period, after adjustment of Wayne's historical number of shares by the Exchange Ratio.

                             SHAREHOLDER PROPOSALS

     First Banking expects to hold its next annual meeting of shareholders after the merger during April 1999. Proposals with respect to First Banking's 1999 annual meeting of shareholders may be submitted until the date specified in First Banking's 1998 annual meeting proxy statement.

                                    EXPERTS

     The consolidated financial statements of First Banking as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included and incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP independent auditors, as stated in their reports which are included and incorporated by reference herein, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Wayne as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been included herein in reliance upon the report of McNair, McLemore, Middlebrooks & Co. LLP, independent public accountants, included herein, and upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The legality of the shares of First Banking common stock to be issued in the Merger and certain tax consequences of the transaction will be passed upon by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia.

                                 OTHER MATTERS

     Management of Wayne does not know of any matters to be brought before the Special Meeting other than those described above. If any other matters properly come before the Special Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

       WHERE YOU CAN FIND MORE INFORMATION ABOUT FIRST BANKING AND WAYNE

     First Banking and Wayne file annual, quarterly and special reports, proxy statements and other information with the SEC. You can receive copies of such reports, proxy and information statements, and other information, at prescribed rates, from the SEC by addressing written requests for to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities and at the regional offices of the SEC, Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as First Banking and Wayne that file electronically with the SEC. The address of the SEC Web site is http://www.sec.gov.

     First Banking has filed with the SEC a registration statement on Form S-4 to register the shares that First Banking will issue to Wayne shareholders. This document is a part of the registration statement. This Proxy Statement/Prospectus does not include all of the information contained in the Registration statement. For further information about First Banking and the securities offered in this Proxy Statement/Prospectus, you should review the registration statement. You can inspect or copy the registration statement, at prescribed rates, at the SEC's public reference facilities at the addresses listed above.

     The SEC allows First Banking and Wayne to "incorporate by reference" information into the Proxy Statement/Prospectus, which means that First Banking and Wayne can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this Proxy Statement/Prospectus, except for any information superseded by information contained directly in this Proxy Statement/Prospectus or in later filed documents incorporated by reference in this Proxy Statement/Prospectus.

     This Proxy Statement/Prospectus incorporates by reference the documents listed below that First Banking previously filed with the SEC. These documents contain important information about First Banking and its finances. Some filings have been amended by later filings, which are also listed.

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

     (c) Current Report on Form 8-K dated January 4, 1998.

     First Banking also incorporates by reference additional documents that it may file with the SEC between the date of this Proxy Statement/Prospectus and the completion of the merger or the termination of the Merger Agreement. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

     This Proxy Statement/Prospectus incorporates by reference the documents listed below that Wayne previously filed with the SEC. These documents contain important information about Wayne and its finances. Some filings have been amended by later filings, which are also listed.

     (a) Annual Report on Form 10-KSB for the fiscal year ended December 31,
         1997;

     (b) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

     (c) Current Report on Form 8-K dated December 21, 1998

     Wayne also incorporates by reference additional documents that it may file with the SEC between the date of this Proxy Statement/Prospectus and the completion of the merger or the termination of the Merger Agreement. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

     SHAREHOLDERS MAY OBTAIN DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/ PROSPECTUS BY REQUESTING THEM FROM:

         INVESTOR RELATIONS
         FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
         40 NORTH MAIN STREET
         STATESBORO, GEORGIA 30458
         TELEPHONE: (912) 764-6611

     IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, YOU SHOULD MAKE A
REQUEST FOR DOCUMENTS NO LATER THAN             , 1999.

                          INDEX TO FIRST BANKING DATA

                                                              PAGE
                                                              ----
Consolidated Balance Sheet as of September 30, 1998
  (unaudited)...............................................   F-2
Consolidated Statements of Income and Comprehensive Income
  for the Three Months Ended September 30, 1998 and 1997
  (unaudited)...............................................   F-3
Consolidated Statements of Income and Comprehensive Income
  for the Nine Months Ended September 30, 1998 and 1997
  (unaudited)...............................................   F-5
Consolidated Statements of Cash Flows for the Nine Months
  Ended September 30, 1998 and 1997 (unaudited).............   F-7
Notes to Consolidated Financial Statements (unaudited)......   F-9
Independent Auditors' Report................................  F-10
Consolidated Balance Sheets as of December 31, 1997 and
  1996......................................................  F-11
Consolidated Statements of Income and Comprehensive Income
  for the Years Ended December 31, 1997, 1996 and 1995......  F-12
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995..........................  F-14
Consolidated Statements of Shareholders' Equity for the
  Years Ended December 31, 1997, 1996 and 1995..............  F-16
Notes to Consolidated Financial Statements..................  F-17

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

                           CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                                                      AS OF
                                                                SEPTEMBER 30, 1998
                                                                ------------------
                                                                  (THOUSANDS OF
                                                                     DOLLARS)
                           ASSETS
Cash and Due From Banks.....................................         $ 14,733
Interest Bearing Deposits in Other Banks....................           18,026
Federal Funds Sold..........................................            8,625
Investment Securities:
  Available for Sale........................................           56,576
  Held to Maturity (Estimated Value of $14,932 in 1998).....           14,195
Loans.......................................................          255,877
  Less: Unearned Interest...................................              (16)
        Allowance for Loan Losses...........................           (4,136)
                                                                     --------
  Loans, Net................................................          251,725
                                                                     --------
Interest Receivable.........................................            4,968
Premises and Equipment, Net.................................            7,321
Other Real Estate...........................................              360
Other Assets................................................            1,958
                                                                     --------
          Total Assets......................................         $378,487
                                                                     ========

                       LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits:
     Demand.................................................         $ 47,925
     Interest Bearing:
       NOW Accounts.........................................           48,410
       Money Market Deposit Accounts........................           27,319
       Savings..............................................           15,487
       Time ($100,000 and above)............................           78,971
       Other Time...........................................           99,355
                                                                     --------
       Total Deposits.......................................          317,467
  Repurchase Agreements.....................................            1,400
  Other Borrowed Money......................................           11,153
  Interest Payable..........................................            3,289
  Other Liabilities.........................................            1,309
                                                                     --------
Total Liabilities...........................................          334,618
                                                                     --------
Shareholders' Equity (Note 3):
  Common Stock, 4,702,607 Shares Issued And Outstanding in
     1998...................................................            4,703
  Additional Paid-In Capital................................            6,522
  Retained Earnings.........................................           32,134
  Accumulated Other Comprehensive Income, net of tax of
     $262,687...............................................              510
                                                                     --------
          Shareholders' Equity..............................           43,869
                                                                     --------
          Total Liabilities and Shareholders' Equity........         $378,487
                                                                     ========

See notes to consolidated financial statements.

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

                     CONSOLIDATED STATEMENTS OF INCOME AND
                              COMPREHENSIVE INCOME
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                               FOR THE THREE
                                                                MONTHS ENDED
                                                               SEPTEMBER 30,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
                                                               (THOUSANDS OF
                                                                  DOLLARS)
INTEREST INCOME
  Loans (Including fees)....................................  $6,569    $6,371
  Interest Bearing Deposits.................................     231       151
  Investments:
     U.S. Treasury..........................................     100       301
     U.S. Government Agencies...............................     718       696
     States and Political Subdivisions......................     272       274
     Dividend Income........................................      27        45
  Federal Funds Sold........................................      64        40
                                                              ------    ------
          Total Interest Income.............................   7,981     7,878
                                                              ------    ------
INTEREST EXPENSE
  NOW Accounts..............................................     418       454
  Money Market Deposits Accounts............................     243       220
  Savings...................................................     122       114
  Time Deposits ($100,000 and above)........................   1,191     1,247
  Other Time Deposits.......................................   1,354     1,406
  Other.....................................................     203       185
                                                              ------    ------
          Total Interest Expense............................   3,531     3,626
                                                              ------    ------
  NET INTEREST INCOME.......................................   4,450     4,252
  Provision for Loan Losses.................................     220       270
                                                              ------    ------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.......   4,230     3,982
                                                              ------    ------
NON-INTEREST INCOME
  Service Charges on Deposits...............................     565       525
  Fees for Trust Services...................................      31        69
  Other.....................................................     184       145
                                                              ------    ------
          Total Non-interest Income.........................     780       739
                                                              ------    ------
NON-INTEREST EXPENSE
  Salaries..................................................   1,112     1,082
  Other Personnel Expense...................................     396       386
  Occupancy Expense, Net....................................     243       225
  Equipment Expense.........................................     354       333
  Other.....................................................     814       748
                                                              ------    ------
          Total Non-interest Expense........................   2,919     2,774
                                                              ------    ------

                                                               FOR THE THREE
                                                                MONTHS ENDED
                                                               SEPTEMBER 30,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
                                                               (THOUSANDS OF
                                                                  DOLLARS)
Income Before Income Taxes..................................  $2,091    $1,947
Provision for Income Taxes..................................     601       580
                                                              ------    ------
NET INCOME..................................................   1,490     1,367
Other Comprehensive Income:
  Unrealized holding gains (losses) on Securities Available
     for Sale arising during the period, net of taxes of
     $116 in 1998 and $66 in 1997...........................     226       129
                                                              ------    ------
COMPREHENSIVE INCOME........................................  $1,716    $1,496
                                                              ======    ======
EARNINGS PER SHARE:
  Basic.....................................................  $ 0.32    $ 0.29
                                                              ======    ======
  Diluted...................................................  $ 0.32    $ 0.29
                                                              ======    ======

See notes to consolidated financial statements.

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

                     CONSOLIDATED STATEMENTS OF INCOME AND
                              COMPREHENSIVE INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                               FOR THE NINE MONTHS
                                                                      ENDED
                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                                1998         1997
                                                              ---------    ---------
                                                              (THOUSANDS OF DOLLARS)
INTEREST INCOME
  Loans (Including fees)....................................   $19,369      $18,517
  Interest Bearing Deposits.................................       650          440
  Investments:
     U.S. Treasury..........................................       428        1,012
     U.S. Government Agencies...............................     2,724        2,319
     States and Political Subdivisions......................       837          817
     Dividend Income........................................       111          142
  Federal Funds Sold........................................       180          155
                                                               -------      -------
          Total Interest Income.............................    24,299       23,402
                                                               -------      -------
INTEREST EXPENSE
  NOW Accounts..............................................     1,711        1,367
     Money Market Deposits Accounts.........................       702          618
  Savings...................................................       357          334
  Time Deposits ($100,000 and above)........................     3,617        3,797
  Other Time Deposits.......................................     4,149        4,233
  Other.....................................................       565          560
                                                               -------      -------
          Total Interest Expense............................    11,101       10,909
                                                               -------      -------
NET INTEREST INCOME.........................................    13,198       12,493
Provision for Loan Losses...................................       660          737
                                                               -------      -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........    12,538       11,756
                                                               -------      -------
NON-INTEREST INCOME
  Service Charges on Deposits...............................     1,604        1,558
  Fees for Trust Services...................................        80          158
  Other.....................................................       614          375
                                                               -------      -------
          Total Non-interest Income.........................     2,298        2,091
                                                               -------      -------

                                                               FOR THE NINE MONTHS
                                                                      ENDED
                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                                1998         1997
                                                              ---------    ---------
                                                              (THOUSANDS OF DOLLARS)
NON-INTEREST EXPENSE
  Salaries..................................................   $ 3,308      $ 3,142
  Other Personnel Expense...................................     1,172        1,148
  Occupancy Expense, Net....................................       691          648
  Equipment Expense.........................................     1,063          946
  Other.....................................................     2,480        2,246
                                                               -------      -------
          Total Non-interest Expense........................     8,714        8,130
                                                               -------      -------
Income Before Income Taxes..................................     6,122        5,717
Provision for Income Taxes..................................     1,738        1,708
                                                               -------      -------
NET INCOME..................................................     4,384        4,009
Other Comprehensive Income:
  Unrealized holding gains on Securities Available for Sale
     arising during the period, net of taxes of $151 in 1998
     and $91 in 1997........................................       357          176
                                                               -------      -------
COMPREHENSIVE INCOME........................................   $ 4,741      $ 4,185
                                                               =======      =======
EARNINGS PER SHARE:
  Basic.....................................................   $  0.93      $  0.85
                                                               =======      =======
  Diluted...................................................   $  0.93      $  0.85
                                                               =======      =======

See notes to consolidated financial statements.

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                              FOR THE NINE MONTHS
                                                                     ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
                                                                 (THOUSANDS OF
                                                                    DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income................................................  $  4,384    $  4,009
  Adjustments to Reconcile Net Income to Net Cash Provided
    by Operating Activities:
    Provision for Depreciation..............................       847         784
    Provision for Loan Losses...............................       660         737
    Loss on Sale of Other Assets............................         5
    Loss on Sale of Other Real Estate.......................         8           6
    Gain on Call of Securities..............................       (13)         (6)
    Loss on Sale of Premises and Equipment..................         1          15
    Net Accretion of Premiums and Discounts on Securities...      (282)       (152)
    Changes in Assets and Liabilities:
      Decrease in Interest Receivable.......................       190         311
      Decrease in Other Assets..............................        17          46
      Decrease in Interest Payable..........................      (262)        (30)
      Increase in Other Liabilities.........................       289         398
                                                              --------    --------
         Net Cash Provided by Operating Activities..........     5,844       6,118
                                                              --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net Increase in Interest Bearing Deposits in Other
    Banks...................................................    (1,658)     (2,908)
  (Increase) Decrease in Federal Funds Sold.................    (4,850)      2,895
  Available-for-Sale Securities:
    Proceeds from Maturity..................................    84,950      37,761
    Purchases...............................................   (57,293)    (21,905)
  Held-to-Maturity Securities:
    Proceeds from Maturity..................................     8,188       6,645
    Purchases...............................................      (554)     (7,952)
  Net Increase in Loans.....................................    (6,137)    (15,099)
  Purchases of Premises and Equipment.......................    (1,079)       (860)
  Improvements to Other Real Estate.........................       (25)
  Proceeds from Sale of Other Assets........................         4
  Proceeds from Sale of Other Real Estate...................       151         285
                                                              --------    --------
         Net Cash Used in Investing Activities..............    21,697      (1,138)
                                                              --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net Decrease in Deposits..................................   (37,338)     (6,989)
  Increase in Other Borrowed Money..........................     6,600       1,800
  Repayment of Note Payable.................................    (4,865)     (4,558)
  Purchase and Retirement of Fractional Shares..............       (12)         (7)
  Dividends Paid............................................    (1,824)     (1,644)
                                                              --------    --------
         Net Cash Provided by Financing Activities..........   (37,439)    (11,398)
                                                              --------    --------
DECREASE IN CASH AND DUE FROM BANKS.........................    (9,898)     (6,418)
CASH AND DUE FROM BANKS AT BEGINNING OF YEAR................    24,631      21,611
                                                              --------    --------
         CASH AND DUE FROM BANKS AT END OF PERIOD...........  $ 14,733    $ 15,193
                                                              ========    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest................................................  $ 11,363    $ 10,939
    Income Taxes............................................     1,789       1,435
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
  Other Real Estate Acquired through Loan Foreclosure.......       280         990
  Loans granted to facilitate the Sale of Other Real
    Estate..................................................       154         302
  Change in Net Unrealized Gain (Loss) on Investment
    Securities Available for Sale...........................       292         176

See notes to consolidated financial statements.

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

     The consolidated financial statements of First Banking Company of Southeast Georgia (the "Company") include the financial statements of First Bulloch Bank & Trust Company, Metter Banking Company and First National Bank of Effingham, wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

     The consolidated statements contained in this report are unaudited but reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods reflected. The results of operations for the interim periods reported herein are not necessarily indicative of results to be expected for the full year.

     The consolidated financial statements included herein should be read in conjunction with the financial statements and notes thereto, and the Independent Auditors' Report for the consolidated balance sheets as of December 31, 1997 and 1996 and the related statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, in this Proxy Statement/Prospectus.

2. ACCOUNTING POLICIES

     Reference is made to the accounting policies of the Company described in the notes to consolidated financial statements consolidated balance sheets as of December 31, 1997 and 1996 and the related statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, included elsewhere in this Proxy Statement/Prospectus. The Company has followed those policies in preparing this report.

3. COMMON STOCK

     The par value of the Company's common stock is $1, and 10,000,000 shares are authorized. The Banks may pay dividends to the Company in any year up to 50% of the previous year's net income or $2,732,000 in 1998 without the approval of the Georgia Department of Banking and Finance.

     Effective May 29, 1998, the Company declared a 5-for-4 split of its common stock effected in the form of a 25% stock dividend. In connection with the split, $940,617 has been transferred from surplus to common stock. All references to number of shares and to per share amounts have been retroactively adjusted to reflect the split.

4. EARNINGS PER SHARE

     In February 1997, Statement of Financial Accounting Standards ("SFAS") 128, "Earnings Per Share" was issued. SFAS 128 establishes standards for computing and presenting basic and diluted earnings per share information for entities with publicly held common stock. All per share amounts conform to SFAS 128.

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (UNAUDITED) -- (CONTINUED)

     The number of shares used in computing basic and diluted per share amounts is as follows:

                                                  THREE MONTHS ENDED       NINE MONTHS ENDED
                                                     SEPTEMBER 30,           SEPTEMBER 30,
                                                 ---------------------   ---------------------
                                                   1998        1997        1998        1997
                                                 ---------   ---------   ---------   ---------
Weighted average shares outstanding --
  Basic Earnings Per Share.....................  4,702,607   4,690,273   4,702,866   4,690,525
Effect of dilutive outstanding stock options...     12,401       3,565      12,142       1,190
                                                 ---------   ---------   ---------   ---------
Weighted average shares outstanding --
  Diluted Earnings Per Share...................  4,715,008   4,693,838   4,715,008   4,691,715
                                                 =========   =========   =========   =========

5. IMPACT OF NEW ACCOUNTING STANDARDS

     In June 1997, Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") was issued. SFAS 131 establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas and major customers. Adoption of this statement will not impact the Company's consolidated financial position, results of operations or cash flows. The Company will adopt this statement in its annual financial statements for the year ending December 31, 1998.

     In February 1998, Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132") was issued. SFAS 132 standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair value of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. SFAS 132 is effective for fiscal years beginning after December 15, 1997. The Company currently does not hold any derivative instruments and therefore this statement is not expected to have an effect on the Company's financial statements.

     In June 1998, Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") was issued. SFAS 133 establishes standards for derivative instruments and hedging activities and requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Statement is not expected to have an effect on the Company's financial statements.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
First Banking Company of Southeast Georgia:

     We have audited the consolidated balance sheets of First Banking Company of Southeast Georgia and subsidiaries (the "Company") as of December 31, 1997 and 1996 and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits. The consolidated financial statements give retroactive effect to the 1996 merger of First Banking Company of Southeast Georgia and FNB Bancshares, Inc., which was accounted for as a pooling of interests as described in Note 2 to the consolidated financial statements. We did not audit the related consolidated statements of income, stockholders' equity, and cash flows of FNB Bancshares, Inc. and subsidiary for the year ended December 31, 1995, which statements reflect total revenues of $4,012,435 for the year ended December 31, 1995. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for FNB Bancshares, Inc. and subsidiary for 1995, is based solely on the report of such other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/  Deloitte & Touche LLP

Atlanta, Georgia
January 30, 1998 (May 29, 1998 as to the effects of the 1998 stock split in Note 9 and February 8, 1999 as to the last paragraph of Note 1)

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                 1997            1996
                                                             ------------    ------------
                                         ASSETS
Cash and Due from Banks (Note 14)..........................  $ 24,631,342    $ 21,610,743
Interest Bearing Deposits in Other Banks...................    16,367,519       9,905,485
Federal Funds Sold.........................................     3,775,000       6,220,000
Investment Securities:
  Available for Sale, at Fair Value (Amortized Cost of
     $84,147,288 in 1997 and $85,900,522 in 1996) (Note
     3)....................................................    84,476,788      85,865,947
  Held to Maturity, at Cost (Estimated Fair Value of
     $21,543,556 in 1997 and $18,738,071 in 1996) (Note
     4)....................................................    20,847,115      18,157,744
  Loans (Notes 5 and 11)...................................   250,311,707     231,057,478
  Less: Unearned Interest Income...........................       (16,698)        (15,127)
  Allowance for Loan Losses (Note 5).......................    (3,920,535)     (4,024,539)
  Loans -- Net.............................................   246,374,474     227,017,812
Interest Receivable........................................     5,157,819       5,383,067
Premises and Equipment, Net (Note 6).......................     7,089,559       7,193,309
Other Real Estate..........................................       368,524         446,500
Other Assets...............................................     2,134,736       2,235,375
                                                             ------------    ------------
          Total Assets.....................................  $411,222,876    $384,035,982
                                                             ============    ============

                          LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits (Note 12):
  Demand...................................................  $ 45,981,051    $ 43,367,783
  Interest Bearing:
     NOW Accounts..........................................    76,036,196      56,265,610
     Money Market Deposit Accounts.........................    29,111,446      33,331,641
     Savings...............................................    14,593,108      13,185,253
     Time Certificates ($100,000 and above)................    88,807,158      82,203,709
     Other Time............................................   100,276,241     101,293,199
                                                             ------------    ------------
          Total Deposits...................................   354,805,200     329,647,195
Federal Funds Purchased....................................                       800,000
Repurchase Agreements......................................     1,400,000       1,200,000
Other Borrowed Money (Note 12).............................     9,418,343      10,917,951
Interest Payable...........................................     3,550,857       3,279,336
Other Liabilities..........................................     1,019,691         870,739
                                                             ------------    ------------
          Total Liabilities................................   370,194,091     346,715,221
Commitments and Contingencies (Note 5)
Shareholders' Equity (Notes 9 and 10):
  Common Stock, $1.00 Par Value, 10,000,000
  Shares Authorized, 4,703,085 Shares Issued and
     Outstanding at December 31, 1997 and 4,690,656 Shares
     Issued and Outstanding at December 31, 1996...........     4,703,085       4,690,656
  Additional Paid-in Capital...............................     6,533,555       6,334,208
  Retained Earnings........................................    29,574,675      26,318,721
  Accumulated Other Comprehensive Income, net of tax of
     ($112,000) in 1997 and $12,000 in 1996................       217,470         (22,824)
                                                             ------------    ------------
  Total Shareholders' Equity...............................    41,028,785      37,320,761
                                                             ------------    ------------
          Total Liabilities and Shareholders' Equity.......  $411,222,876    $384,035,982
                                                             ============    ============

See notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF INCOME AND
                              COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                        1997          1996          1995
                                                     -----------   -----------   -----------
INTEREST INCOME
Loans (Including Fees).............................  $24,935,274   $23,593,288   $21,726,452
Interest Bearing Deposits..........................      672,159       584,746       755,892
Investment Securities:
  U.S. Treasury....................................    1,257,456     1,438,107     1,817,279
  U.S. Government Agencies.........................    3,113,072     3,398,383     1,865,014
  States and Political Subdivisions................    1,098,739       983,163       881,278
  Dividend Income..................................      186,043       151,786       133,557
Federal Funds Sold.................................      199,988       418,504       268,331
                                                     -----------   -----------   -----------
          Total Interest Income....................   31,462,731    30,567,977    27,447,803
                                                     -----------   -----------   -----------
INTEREST EXPENSE
  NOW Accounts.....................................    1,875,013     1,793,576     1,155,231
  Money Market Deposit Accounts....................      859,518     1,265,473     1,292,854
  Savings..........................................      448,766       418,777       386,571
  Time Certificates($100,000 and above)............    5,057,137     4,528,026     3,998,332
  Other Time.......................................    5,656,899     5,783,882     5,184,666
  Other............................................      737,760       617,601       400,390
                                                     -----------   -----------   -----------
          Total Interest Expense...................   14,635,093    14,407,335    12,418,044
                                                     -----------   -----------   -----------
NET INTEREST INCOME................................   16,827,638    16,160,642    15,029,759
PROVISION FOR LOAN LOSSES..........................      932,285       694,911       859,300
                                                     -----------   -----------   -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES...........................................   15,895,353    15,465,731    14,170,459
                                                     -----------   -----------   -----------
NON-INTEREST INCOME
  Service Charges on Deposit Accounts..............    2,099,425     1,918,032     1,751,415
  Fees for Trust Services..........................      208,864       215,946       200,236
  Other............................................      626,554       405,434       378,263
                                                     -----------   -----------   -----------
          Total Non-interest Income................    2,934,843     2,539,412     2,329,914
                                                     -----------   -----------   -----------
NON-INTEREST EXPENSE
  Salaries.........................................    4,249,429     4,110,004     3,835,909
  Other Personnel Expense..........................    1,494,100     1,157,196     1,297,087
  Occupancy Expense, Net...........................      893,338       767,941       699,277
  Equipment Expense................................    1,314,450     1,051,469       911,268
  Other (Note 13)..................................    3,156,288     3,344,054     3,098,164
                                                     -----------   -----------   -----------
          Total Non-interest Expense...............   11,107,605    10,430,664     9,841,705
                                                     -----------   -----------   -----------
INCOME BEFORE INCOME TAXES.........................    7,722,591     7,574,479     6,658,668
PROVISION FOR INCOME TAXES (NOTE 7)................    2,258,707     2,400,517     1,952,700
                                                     -----------   -----------   -----------
NET INCOME.........................................    5,463,884     5,173,962     4,705,968

                                                        1997          1996          1995
                                                     -----------   -----------   -----------
OTHER COMPREHENSIVE INCOME:
  Unrealized holding gains (losses) on Securities
     Available for Sale arising during the period,
     net of tax of ($112,000), $12,000, and
     ($132,000) in 1997, 1996 and 1995,
     respectively..................................      240,294      (279,271)    1,444,508
                                                     -----------   -----------   -----------
COMPREHENSIVE INCOME...............................  $ 5,704,178   $ 4,894,691   $ 6,150,476
                                                     ===========   ===========   ===========
EARNINGS PER SHARE:
  Basic............................................  $      1.16   $      1.10   $      1.00
  Diluted..........................................  $      1.16   $      1.10   $      1.00
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
  Basic............................................    4,691,164     4,690,769     4,690,961
                                                     ===========   ===========   ===========
  Diluted..........................................    4,694,695     4,690,769     4,690,961
                                                     ===========   ===========   ===========

See notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                      1997           1996           1995
                                                  ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income....................................  $  5,463,884   $  5,173,962   $  4,705,968
     Adjustments to Reconcile Net Income to Net
     Cash Provided by Operating Activities:
       Provision for Depreciation...............     1,084,048        845,621        656,059
       Provision for Loan Losses................       932,285        694,911        859,300
       Gain on Sale of Other Assets.............                                      (1,619)
       Loss (Gain) on Sale of Other Real
          Estate................................        42,487         (3,607)       (26,693)
       Gain on Sale and Call of Securities......        (6,090)        (7,359)        (2,723)
       (Gain) Loss on Sale of Premises and
          Equipment.............................         3,653         11,751         (6,070)
       Net Accretion of Premiums and Discounts
          on Securities.........................      (150,874)      (537,317)      (126,317)
       Amortization of Goodwill.................        37,688         37,688         37,688
     Changes in Assets and Liabilities:
       (Increase) Decrease in Interest
          Receivable............................       225,248       (426,124)    (1,419,086)
       Increase in Other Assets.................       (60,836)       (49,864)      (135,022)
       Increase in Interest Payable.............       271,521         61,334      1,222,327
       Increase (Decrease) in Other
          Liabilities...........................       148,952       (432,282)       168,801
                                                  ------------   ------------   ------------
          Net Cash Provided by Operating
             Activities.........................     7,991,966      5,368,714      5,932,613
                                                  ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net (Increase) Decrease in Interest Bearing
     Deposits in Other Banks....................    (6,462,034)     2,386,061        746,402
  Net (Increase) Decrease in Federal Funds
     Sold.......................................     2,445,000      1,950,000     (1,955,000)
  Available For Sale Securities:
     Proceeds from Calls and Maturity...........    49,498,081     46,577,991     20,535,193
     Purchases..................................   (47,610,844)   (78,462,013)   (24,016,143)
  Held To Maturity Securities:
     Proceeds from Maturity.....................     6,685,322     23,121,405      7,215,196
     Purchases..................................    (9,351,725)    (5,346,240)   (25,389,464)
  Net Increase in Loans.........................   (20,673,289)   (15,934,923)   (27,060,604)
  Purchases of Premises and Equipment...........      (983,951)   (92,405,496)    (1,797,173)
  Proceeds from Sale of Premises and
     Equipment..................................                        1,886          8,660
  Proceeds from Sale of Other Assets............                                       1,621
  Proceeds from Sales of Other Real Estate......       419,830        201,624        138,030
                                                  ------------   ------------   ------------
          Net Cash Used in Investing
             Activities.........................   (26,033,610)   (27,909,705)   (51,573,282)
                                                  ------------   ------------   ------------

                                                      1997           1996           1995
                                                  ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net Increase in Deposits......................     25,158,00    525,164,629     44,968,802
  Borrowings from the Federal Home Loan Bank....     2,530,000      9,041,000      5,332,000
  Repayment of Other Borrowed Money.............    (4,029,608)    (5,357,496)    (2,727,429)
  (Decrease) Increase in Fed Funds Purchased....      (800,000)       800,000
  Increase in Repurchase Agreements.............       200,000      1,200,000
  Purchase and Retirement of Fractional
     Shares.....................................        (6,754)        (2,812)        (3,137)
  Proceeds from Exercise of Stock Options.......       218,530
  Dividends Paid................................    (2,207,930)    (1,699,119)    (1,274,321)
                                                  ------------   ------------   ------------
          Net Cash Provided by Financing
             Activities.........................    21,062,243     29,146,202     46,295,915
                                                  ------------   ------------   ------------
INCREASE IN CASH AND DUE FROM BANKS.............     3,020,599      6,605,211        655,246
CASH AND DUE FROM BANKS, BEGINNING OF YEAR......    21,610,743     15,005,532     14,350,286
                                                  ------------   ------------   ------------
CASH AND DUE FROM BANKS, END OF YEAR............  $ 24,631,342   $ 21,610,743   $ 15,005,532
                                                  ============   ============   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the year for:
     Interest...................................  $ 14,363,572   $ 14,346,000   $ 11,194,917
     Income Taxes...............................     1,953,000      2,439,418      2,208,452
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
  ACTIVITIES:
  Other Real Estate Acquired through Loan
     Foreclosure................................  $  1,092,524   $    414,917   $    170,096
  Loans granted to facilitate the Sale of Other
     Real Estate................................       708,183         76,900        268,405
  Change in Net Unrealized Gain (Loss) on
     Securities Available for Sale..............       240,294       (279,271)     1,513,979

See notes to consolidated financial statements.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                    ACCUMULATED
                                                        ADDITIONAL                     OTHER
                                             COMMON      PAID-IN      RETAINED     COMPREHENSIVE
                                             STOCK       CAPITAL      EARNINGS        INCOME
                                           ----------   ----------   -----------   -------------
Balance at December 31, 1994.............  $4,691,186   $6,339,627   $19,412,231    $(1,188,061)
Net Income...............................                              4,705,968
Cash Dividends, $.31 per share...........                             (1,274,321)
Change in Net Unrealized Gain (Loss) on
  Investment Securities Available for
  Sale...................................                                             1,444,508
Purchase & Retirement of Fractional
  Shares.................................        (356)      (2,781)
                                           ----------   ----------   -----------    -----------
Balance at December 31, 1995.............   4,690,830    6,336,846    22,843,878        256,447
Net Income...............................                              5,173,962
Cash Dividends, $.38 per share...........                             (1,699,119)
Change in Net Unrealized Gain (Loss) on
  Investment Securities Available for
  Sale...................................                                              (279,271)
Purchase & Retirement of Fractional
  Shares.................................        (174)      (2,638)
                                           ----------   ----------   -----------    -----------
Balance at December 31, 1996.............   4,690,656    6,334,208    26,318,721        (22,824)
Net Income...............................                              5,463,884
Cash Dividends, $.47 per share...........                             (2,207,930)
Change in Net Unrealized Gain (Loss) on
  Investment Securities Available for
  Sale...................................                                               240,294
Purchase and Retirement of Fractional
  Shares.................................        (384)      (6,370)
Exercise of Stock Options................      12,813      205,717
                                           ----------   ----------   -----------    -----------
Balance at December 31, 1997.............  $4,703,085   $6,533,555   $29,574,675    $   217,470
                                           ==========   ==========   ===========    ===========

See notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting and reporting policies of First Banking Company of Southeast Georgia (the "Company") conform with generally accepted accounting principles and to general practice within the banking industry. The following is a summary of the more significant policies:

CONSOLIDATION

     The consolidated financial statements of the Company include the financial statements of First Bulloch Bank & Trust Company ("Bulloch Bank"), Metter Banking Company ("Metter Bank") and First National Bank of Effingham ("Effingham Bank"), (collectively, the "Banks"), wholly owned subsidiaries. Intracompany balances and transactions have been eliminated in consolidation.

NATURE OF OPERATIONS

     The Company's banks have eleven banking locations in Bulloch, Candler and Effingham counties located in southeast Georgia. The Company's primary source of revenue is interest from loans to businesses and individuals located in its market area.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTEREST RATE RISK

     The Company's assets and liabilities are generally monetary in nature, and interest rate changes have an impact on the Company's performance. The Company decreases the effect of interest rate changes on its performance by striving to match maturities and interest sensitivity between loans, investment securities, deposits and other borrowings. However, a significant change in interest rates could have an effect on the Company's results of operations.

CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and demand deposits due from banks.

INVESTMENT SECURITIES AVAILABLE FOR SALE

     Investment securities available for sale are carried at fair value, and the related unrealized gain or loss, net of deferred income taxes, is included as other comprehensive income. Gains and losses on sales and calls are based on the net proceeds and adjusted carrying amounts of the securities sold or called, using the specific identification method.

INVESTMENT SECURITIES HELD TO MATURITY

     Investment securities held to maturity are stated at cost adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income. The Company has the intent and ability to hold these investment securities to maturity.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is maintained at a level estimated to be adequate to absorb probable losses in the loan portfolio. Management's estimate of the adequacy of the allowance is based upon reviews of individual loans, recent loss experience, the estimated value of any underlying collateral, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance.

PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using accelerated and straight line methods over the estimated useful life of each asset. Significant additions and improvements are capitalized. Maintenance and repairs are charged to expense. The Company evaluates the estimated useful lives of assets on a periodic basis to determine whether events or circumstances warrant revised estimated useful lives or whether any impairment exists. Management believes no material impairment of premises and equipment exists at December 31, 1997.

INTEREST INCOME ON LOANS

     Interest income on commercial, real estate and simple interest installment loans is recognized based upon the principal amount outstanding. The Banks discontinue accruing interest income on loans when, in the opinion of management, the interest is not collectible currently.

OTHER REAL ESTATE

     Other real estate represents properties acquired through foreclosure and is carried at the lower of cost or estimated fair market value less estimated costs to sell.

GOODWILL

     Goodwill is included in other assets and is being amortized over 25 years. The carrying value of goodwill is periodically reviewed to assess recoverability based on expected undiscounted cash flows and operating income for the Company. Impairments would be recognized in operating results if a permanent diminution in value was expected. The Company also evaluates the amortization period to determine whether events or circumstances warrant revision to the amortization period. Management believes no material impairment of goodwill exists at December 31, 1997.

INCOME TAXES

     Provisions for income taxes are based upon amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes for temporary differences between financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the temporary differences are expected to reverse.

NET INCOME PER SHARE

     In February 1997, Statement of Financial Accounting Standards ("SFAS") 128, "Earnings Per Share" was issued. SFAS 128 establishes standards for computing and presenting earnings per share information for entities with publicly held common stock. All per share amounts conform to SFAS 128.

     Net income and average common shares outstanding used to compute both basic and diluted earnings per share were the same for 1996 and 1995. Average common shares used to compute basic earnings per share differed from average common shares used to compute diluted earnings per share by 3,531 equivalent shares related to the issuance of stock options in 1997.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 1996 and 1995 financial statements to conform to the 1997 presentation.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for, among other things, reporting information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS 131 is effective for annual financial statements issued for periods beginning after December 15, 1997.

     As of January 1, 1999, the Company adopted Statement of Financial Accounting Standards 130, "Reporting Comprehensive Income" ("SFAS 130"), and restated prior periods to conform to the presentation required by SAFS 130. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. The adoption of SFAS 130 had no impact on the Company's net income or shareholders' equity.

2. ACQUISITION

     Effective August 27, 1996, the Company consummated its merger of the Effingham Bank into the Company. The Company exchanged 425,386 shares of its common stock and cash of approximately $2,800 for all the outstanding common stock and options to acquire common stock of FNB Bancshares, Inc. ("FNB"), parent company of Effingham Bank. The merger was accounted for as a pooling-of-interests. The financial statements of the Company for the year ended December 31, 1995 have been restated to include FNB and the Effingham Bank.

3. INVESTMENT SECURITIES AVAILABLE FOR SALE

     The amortized cost, estimated fair value and gross unrealized gains and losses of investment securities available for sale are as follows:

                                                 GROSS        GROSS        GROSS       ESTIMATED
                                               AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                 COST         GAINS        LOSSES        VALUE
                                              -----------   ----------   ----------   -----------
DECEMBER 31, 1997
  U.S. Treasury.............................  $13,311,448    $ 32,293     $ 11,857    $13,331,884
  U.S. Government Agencies..................   62,329,447     158,803       89,699     62,398,551
  States and Political Subdivisions.........    5,957,141     239,960                   6,197,101
  Equity securities.........................    2,549,252                               2,549,252
                                              -----------    --------     --------    -----------
          Total.............................  $84,147,288    $431,056     $101,556    $84,476,788
                                              ===========    ========     ========    ===========
DECEMBER 31, 1996
  U.S. Treasury.............................  $22,150,564    $ 39,534     $ 33,696    $22,156,402
  U.S. Government Agencies..................   55,803,683     109,467      234,989     55,678,161
  States and Political Subdivisions.........    5,336,723     100,581                   5,421,832
  Equity securities.........................    2,609,552                               2,609,552
                                              -----------    --------     --------    -----------
          Total.............................  $85,900,522    $249,582     $284,157    $85,865,947
                                              ===========    ========     ========    ===========

     The amortized cost and estimated fair value of these securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the borrower may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities, which are included above in U. S. Government Agencies, are included in the year of their final maturity. Equity securities are included in the category "Due after ten years".

                                                               AMORTIZED     ESTIMATED
                                                                 COST       FAIR VALUE
                                                              -----------   -----------
  Due in one year or less...................................  $33,279,299   $33,289,108
  Due after one year through five years.....................   39,179,368    39,276,010
  Due after five years through ten years....................    4,343,890     4,446,600
  Due after ten years.......................................    7,344,731     7,465,070
                                                              -----------   -----------
          Total.............................................  $84,147,288   $84,476,788
                                                              ===========   ===========

     During 1997, 1996, and 1995, there were realized gains of $4,414, $991 and $2,723 from sales and calls of securities of $2,000,000, $800,991 and $50,000, respectively.

     Securities with a fair value of $61,876,541 at December 31, 1997 were pledged as collateral for public deposits and trust assets.

4. INVESTMENT SECURITIES HELD TO MATURITY

     The amortized cost, estimated fair value and gross unrealized gains and losses of investment securities held to maturity are as follows:

                                                              GROSS        GROSS       ESTIMATED
                                               AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                 COST         GAINS        LOSSES        VALUE
                                              -----------   ----------   ----------   -----------
DECEMBER 31, 1997
  U.S. Treasury.............................  $ 3,701,283    $    191     $    18     $ 3,701,456
  U.S. Government Agencies..................    1,264,194      22,686                   1,286,880
  States and Political Subdivisions.........   15,881,638     673,808         226      16,555,220
                                              -----------    --------     -------     -----------
          Total.............................  $20,847,115    $696,685     $   244     $21,543,556
                                              ===========    ========     =======     ===========
DECEMBER 31, 1996
  U.S. Treasury.............................  $ 1,999,082    $  6,548                 $12,005,630
  U.S. Government Agencies..................    2,377,268      53,329                   2,430,597
  States and Political Subdivisions.........   13,781,394     532,680     $12,230      14,301,844
                                              -----------    --------     -------     -----------
          Total.............................  $18,157,744    $592,557     $12,230     $18,738,071
                                              ===========    ========     =======     ===========

     The amortized cost and estimated fair value of these securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the borrower may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities, which are included above in U. S. Government Agencies, are included in the year of their final maturity.

                                                               AMORTIZED     ESTIMATED
                                                                 COST       FAIR VALUE
                                                              -----------   -----------
Due in one year or less.....................................  $ 6,739,202   $ 6,768,859
Due after one year through five years.......................    5,812,170     5,937,149
Due after five years through ten years......................    4,061,990     4,349,723
Due after ten years.........................................    4,233,753     4,487,825
                                                              -----------   -----------
          Total.............................................  $20,847,115   $21,543,556
                                                              ===========   ===========

     During 1997 and 1996, there were realized gains of $1,676 and $6,368 from total proceeds from calls of securities of $65,000 and $396,800, respectively. There were no sales or calls of held to maturity securities in 1995 and, therefore, no gains or losses.

     Securities with a carrying amount of $18,793,764 at December 31, 1997 were pledged as collateral for public deposits and trust assets.

5. LOANS

     Loans are summarized as follows:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Real Estate:
  Construction..............................................  $ 14,175,794   $ 17,366,129
  Other.....................................................   161,563,698    141,015,449
Commercial and Agricultural.................................    52,950,189     49,837,280
Installment and Other Consumer..............................    21,622,026     22,838,620
                                                              ------------   ------------
          Total.............................................  $250,311,707   $231,057,478
                                                              ============   ============

     The Banks' loans are concentrated with customers in the Banks' market area of southeast Georgia, primarily in Bulloch, Candler, Effingham and contiguous counties.

     An analysis of the allowance for loan losses follows:

                                                          1997          1996         1995
                                                       -----------   ----------   ----------
Balance, Beginning of Year...........................  $ 4,024,539   $3,856,321   $3,274,587
Provision for Loan Losses............................      932,285      694,911      859,300
Loans Charged Off....................................   (1,229,430)    (659,159)    (342,070)
Recoveries...........................................      193,141      132,466       64,504
                                                       -----------   ----------   ----------
Balance, End of Year.................................  $ 3,920,535   $4,024,539   $3,856,321
                                                       ===========   ==========   ==========

     Nonperforming loans were $1,216,759, $1,416,324, and $1,667,510 at December 31, 1997, 1996, and 1995, respectively. These loans included those on a non-accrual status of $434,296, $353,389, and $549,297, accruing loans contractually past due at least 90 days of $133,712, $207,420, and $367,663 and restructured loans of $648,751, $855,515, and $750,550 at December 31, 1997,
1996, and 1995, respectively. Interest income that would have been recorded on these nonperforming loans in accordance with their original terms was $163,401 in 1997, $171,952 in 1996, and $110,345 in 1995, compared with amounts received of $96,369, $52,193 and $53,462, respectively.

     The Company considers a loan to be impaired when it is probable that it will be unable to collect all amounts due according to the original terms of the loan agreement. The Company measures impairment of a loan on a loan by loan basis for real estate, commercial and agricultural loans. Installment and other consumer loans are considered smaller balance, homogeneous loans. Amounts of impaired loans that are not probable of collection are charged off immediately. The Company had impaired loans of $434,296, $353,389, and $549,297 as of December 31, 1997, 1996, and 1995, respectively. The average amount of impaired loans during 1997 was $1,361,500. No specific allowance was necessary for such loans. The interest income recognized on such loans was $56,975 in 1997, $5,562 in 1996, and $17,649 in 1995 as compared to $56,975, $5,562, and $2,635 respectively, of interest received on a cash basis.

     The Banks are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.

The Banks use the same credit policies in making these commitments as they do for on-balance-sheet instruments. The Banks expect no loss from loan commitments of $25,513,505, $24,837,764 and $26,704,692 and standby letters of credit of
$924,185, $1,070,250 and $757,450 at December 31, 1997, 1996 and 1995,
respectively. The loan commitments and standby letters of credit include $12,209,044 and $533,100, respectively, of fixed rate commitments and $13,304,461 and $391,085, respectively, of variable rate commitments at December 31, 1997. The Banks evaluate each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained for these commitments, if deemed necessary by the Banks, is based on management's credit evaluation of the customer. Collateral held varies, but may include inventory, equipment, and real estate.

6. PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Land........................................................  $   923,253    $   923,253
Buildings...................................................    4,593,420      4,471,265
Leasehold Improvements......................................      584,746        527,279
Furniture and Equipment.....................................    7,560,613      6,886,549
                                                              -----------    -----------
          Total.............................................   13,662,032     12,808,346
Less: Accumulated Depreciation..............................    6,572,473      5,615,037
                                                              -----------    -----------
Premises and Equipment, Net.................................  $ 7,089,559    $ 7,193,309
                                                              ===========    ===========

7. INCOME TAXES

     The Company provides deferred income taxes based on temporary differences between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the temporary differences are expected to reverse. The provisions for income taxes for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                                           1997         1996         1995
                                                        ----------   ----------   ----------
Current...............................................  $2,189,707   $2,433,517   $2,262,981
Deferred..............................................      69,000      (33,000)    (310,281)
                                                        ----------   ----------   ----------
          Total.......................................  $2,258,707   $2,400,517   $1,952,700
                                                        ==========   ==========   ==========

     At December 31, 1997 and 1996, the significant components of the Company's net deferred tax assets and liabilities are as follows:

                                                                 1997         1996
                                                              ----------   ----------
Deferred Tax Assets:
  Allowance for Possible Loan Losses........................  $1,181,000   $1,255,000
  Other Postretirement Benefits.............................      95,000      106,000
  Other Liabilities.........................................      63,000       17,000
  Unrealized Loss on Investment Securities Available for
     Sale...................................................                   12,000
                                                              ----------   ----------
          Total Deferred Tax Assets.........................   1,339,000    1,390,000
                                                              ----------   ----------

                                                                 1997         1996
                                                              ----------   ----------
Deferred Tax Liabilities:
  Accumulated Depreciation..................................     (44,000)     (55,000)
  Other Assets..............................................    (158,000)    (117,000)
  Unrealized Gain on Investment Securities..................
  Available for Sale........................................    (112,000)
                                                              ----------   ----------
          Total Deferred Tax Liabilities....................    (314,000)    (172,000)
                                                              ----------   ----------
Net Deferred Tax Assets.....................................  $1,025,000   $1,218,000
                                                              ==========   ==========

     No valuation allowance has been recorded by the Company, as management considers it more likely than not that all deferred tax assets will be realized.

     The provision for income taxes is less than that computed by applying the federal statutory rate of 34% to pretax income as indicated by following:

                                                           1997         1996         1995
                                                        ----------   ----------   ----------
Income Tax Computed at
  Statutory Rate......................................  $2,625,681   $2,573,323   $2,263,947
  Increases (Decreases) Resulting from:
  Tax Exempt Interest.................................    (419,957)    (303,852)    (375,512)
  Other...............................................      52,983      131,046       64,265
                                                        ----------   ----------   ----------
  Income Tax Expense..................................  $2,258,707   $2,400,517   $1,952,700
                                                        ==========   ==========   ==========

8. BENEFIT PLANS

     At December 31, 1997 and 1996, the Company had recorded liabilities of approximately $249,322 and $279,451, respectively, for other post-retirement benefits. The Company did not recognize any expense for other post-retirement benefits in 1997 and recognized expenses during each of the years ended December 31, 1996 and 1995 of approximately $8,919 and $23,600, respectively. A discount of 7.5% and an annual medical insurance cost trend rate of 12% reduced by 1% each year until 6.5% were used in calculating the other post-retirement benefit obligation. If the annual medical insurance cost trend rate assumption were increased by 1%, the liability would be increased by 8% at December 31, 1997.

     The Company sponsors a contributory profit sharing plan under Internal Revenue Code Section 401(k), (the "401(k) plan"), which covers substantially all employees of the Banks. Employees may contribute up to 10% of their compensation to the 401(k) plan, up to a maximum amount of $9,500 in 1997. The Banks contribute between 50% and 187.5% of the participant's initial 4% contribution. The Banks may make an additional contribution each year under certain circumstances.

     The Company also sponsors a Target Benefit Plan which covers substantially all employees of the Banks. Under the terms of this plan, a participant's target benefit will be based on service of up to twenty years subsequent to January 1, 1986 for employees of the Bulloch Bank, subsequent to January 1, 1989 for employees of the Metter Bank, and subsequent to January 1, 1997 for employees of the Effingham Bank. For each year of service performed, the Banks contribute percentages of the participant's compensation as set forth in the plan.

     A summary of profit-sharing and target benefit expenses follows:

                                                               1997       1996       1995
                                                             --------   --------   --------
Profit Sharing Plan........................................  $460,418   $283,198   $288,284
Target Benefit Plan........................................   150,129    113,027    134,331
                                                             --------   --------   --------
          Total............................................  $610,547   $396,225   $422,615
                                                             ========   ========   ========

9. SHAREHOLDERS' EQUITY

     Effective May 15, 1995, the Company declared an 8-for-5 stock split of its common stock effected in the form of a 60% stock dividend. Additional paid-in capital has been charged and common stock has been credited retroactively with $998,227 to reflect this stock split. Also, effective June 30, 1997, the Company declared a five-for-four stock split of its common stock effected in the form of a 25% stock dividend. Additional paid-in capital has been charged and common stock has been credit retroactively with $750,505 to reflect this stock split. Effective May 29, 1998, the Company declared a 5-for-4 stock split of its common stock effected in the form of a 25% stock dividend. Additional paid-in capital has been charged and common stock has been credited retroactively with $940,617 to reflect this stock split. All references to share and per share amounts have been retroactively adjusted to reflect these splits.

     The primary source of funds for payment of dividends by the Company to its shareholders is dividends received from the Banks. The Banks may pay dividends to the Company in any year in an amount up to 50% of the previous year's net income, or $2,731,942 in 1998, without the approval of the Georgia Department of Banking and Finance.

     During the third quarter of 1997, the Company established a Dividend Reinvestment Plan which allows its shareholders to reinvest their dividends in shares of the Company at market price average, as defined. The Company has reserved and registered 125,000 shares for issuance under the Plan.

     The Company and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines the Company and the Banks must meet specific capital guidelines that involve quantitative measures of the Company's and the Banks' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Banks' capital amounts and the Bank's classifications under the regulatory framework for prompt corrective action are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and the Banks to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets, as defined in the regulations and as set forth in the table below. Management believes that as of December 31, 1997 the Company and the Banks meet all capital adequacy requirements to which they are subject.

     As of December 31, 1997, the most recent notifications from the Federal Deposit Insurance Corporation categorized each bank as "well-capitalized" under the regulatory framework for prompt corrective action and as of December 31, 1996 categorized Bulloch Bank and Metter Bank as "well capitalized" and Effingham Bank as "adequately capitalized." As a result, Effingham Bank was not allowed to accept brokered deposits without regulatory approval at December 31, 1996. To be categorized as "well-capitalized", each bank must maintain minimum total risk-based, Tier I risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed such institutions' categories.

     The Company's and the Banks' actual capital amounts and ratios as of December 31, 1997 and 1996 are as follows (dollars in thousands):

                                                                                  TO BE WELL
                                                                                 CAPITALIZED
                                                              FOR CAPITAL        UNDER PROMPT
                                                               ADEQUACY           CORRECTIVE
                                              ACTUAL           PURPOSES       ACTION PROVISIONS
                                          ---------------   ---------------   ------------------
                                          AMOUNT    RATIO   AMOUNT    RATIO   AMOUNT     RATIO
                                          -------   -----   -------   -----   -------   --------
AS OF DECEMBER 31, 1997:
Total Capital (to Risk-weighted Assets):
  Company...............................  $43,529   17.4%   $19,983    8.0%   Not Applicable
  Bulloch Bank..........................   27,639   19.7%    11,200    8.0%   $14,000       10.0%
  Metter Bank...........................   11,201   16.9%     5,302    8.0%     6,628       10.0%
  Effingham Bank........................    4,527   10.3%     3,499    8.0%     4,374       10.0%
Tier I Capital (to Risk-weighted
  Assets):
  Company...............................  $40,397   16.3%   $ 9,991    4.0%   Not Applicable
  Bulloch Bank..........................   25,884   18.5%     5,600    4.0%   $ 8,400        6.0%
  Metter Bank...........................   10,369   15.6%     2,651    4.0%     3,977        6.0%
  Effingham Bank........................    3,980    9.1%     1,750    4.0%     2,624        6.0%
Tier I Capital (to Average Assets):
  Company...............................  $40,397   10.5%   $15,396    4.0%   Not Applicable
  Bulloch Bank..........................   25,884   11.5%     6,724    3.0%   $11,207        5.0%
  Metter Bank...........................   10,369   10.4%     2,995    3.0%     4,992        5.0%
  Effingham Bank........................    3,980    6.5%     2,431    4.0%     3,039        5.0%
AS OF DECEMBER 31, 1996:
Total Capital (to Risk-weighted Assets):
  Company...............................  $39,831   17.0%   $18,730    8.0%   Not Applicable
  Bulloch Bank..........................   25,603   19.3%    10,585    8.0%   $13,232       10.0%
  Metter Bank...........................   10,164   16.6%     4,899    8.0%     6,124       10.0%
  Effingham Bank........................    3,994    9.7%     3,278    8.0%     4,097       10.0%
Tier I Capital (to Risk-weighted
  Assets):
  Company...............................  $36,891   15.8%   $ 9,365    4.0%   Not Applicable
  Bulloch Bank..........................   23,940   18.1%     5,293    4.0%   $ 7,939        6.0%
  Metter Bank...........................    9,393   15.3%     2,450    4.0%     3,675        6.0%
  Effingham Bank........................    3,584    8.7%     1,639    4.0%     2,458        6.0%
Tier I Capital (to Average Assets):
  Company...............................  $36,891    9.8%   $14,959    4.0%   Not Applicable
  Bulloch Bank..........................   23,940   10.8%     6,624    3.0%   $11,040        5.0%
  Metter Bank...........................    9,393    9.8%     2,863    3.0%     4,772        5.0%
  Effingham Bank........................    3,584    6.2%     2,326    4.0%     2,908        5.0%

10. STOCK OPTIONS

     In 1997 the Company adopted the First Banking Company of Southeast Georgia 1997 Stock Option Plan, which provides that key employees may be granted nonqualified stock options to purchase shares of common stock of the Company. The Plan limits the total number of shares which may be awarded to 64,063, which have been reserved for the Plan. The Options expire five years from the date of grant. During the year ended December 31, 1997, nonqualified options were granted to two key employees to purchase 64,063 shares of stock at an exercise price which increases each year over the five-year term of each option from $15.04 per share to a maximum of $22.02 per share in the final year of the option term. Options were immediately exercisable as to 20% of the shares subject to options and the remaining balance of the options outstanding shall become exercisable in equal 20% increments on the first day of January in 1998, 1999, 2000, and 2001. For any option increment, 80% of the unexercised portion of that increment will be carried forward to remain exercisable for the remainder of the option term.

     During 1997, 12,813 stock options were exercised at an exercise price of $15.04 per share. As of December 31, 1997 the Company had 51,250 options to purchase common stock outstanding at a weighted average exercise price of $19.20, and no options were exercisable.

     The following table summarizes information about stock options outstanding at December 31, 1997:

             NUMBER       REMAINING
EXERCISE   OUTSTANDING   CONTRACTUAL   WEIGHTED AVERAGE
 PRICE     AT 12-31-97      LIFE        EXERCISE PRICE
--------   -----------   -----------   ----------------
 $16.54      12,813          4.0            $16.54
  18.20      12,813          4.0             18.20
  20.02      12,812          4.0             20.02
  22.02      12,812          4.0             22.02

     The Company accounts for its stock-based compensation plan under Accounting Principles Board 25. The Company has adopted SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") for disclosure purposes. For SFAS 123 purposes, the fair value of each option grant of $2.94 has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Expected Life (years).......................................   2.85%
Risk-free interest rate.....................................   5.88%
Dividend Rate...............................................   2.55%
Expected Volatility.........................................  37.82%
Forfeiture Rate.............................................   0.00%

     Had compensation cost for the Company's stock options granted been determined based on the fair value at the grant dates for awards under this plan consistent with a method prescribed in SFAS 123 utilizing the assumptions described above, the Company's net income and net income per share for the year ended December 31, 1997 would have changed to the pro-forma amounts indicated below:

Net Income:
  As reported...............................................  $5,463,884
  Pro Forma.................................................   5,407,040
Net income per share -- diluted:
  As reported...............................................  $     1.16
  Pro Forma.................................................        1.15

11. RELATED PARTY TRANSACTIONS

     Certain directors, executive officers and principal shareholders of the Company and the Banks, including their associates and companies in which they are principal owners, were loan customers of the Banks during 1997 and 1996. Such loans are made in the ordinary course of business at the Banks' normal credit terms, including interest rates and collateralization, and do not represent more than a normal risk of collection. An analysis of the activity in loans to executive officers, directors, and principal shareholders is as follows:

                                                           1997           1996
                                                       ------------   ------------
Balance, Beginning of Year...........................  $ 11,591,083   $  9,573,707
Amounts Advanced.....................................    10,041,133     25,738,381
Repayments...........................................   (12,096,007)   (23,721,005)
                                                       ------------   ------------
Balance, End of Year.................................  $  9,536,209   $ 11,591,083
                                                       ============   ============

12. DEPOSITS AND OTHER BORROWED MONEY

     At December 31, 1997, the scheduled maturities of time deposits were as follows:

Within three months.........................................  $ 64,128,761
Over three months through six months........................    49,068,665
Over six months through one year............................    53,012,995
Over one year...............................................    22,872,978
                                                              ------------
Total.......................................................  $189,083,399
                                                              ============

     Other borrowed money at December 31, 1997 and 1996 consists of $9,418,343 and $10,917,951, respectively, advanced from the Federal Home Loan Bank of Atlanta to the Banks. Contractual repayments of these advances are $1,513,164 in 1998, $1,253,081 in 1999, $1,039,312 in 2000, $869,778 in 2001, $859,778 in
2002, and $3,883,230 in 2003 and beyond. Average interest rates on such advances outstanding were 7.00% at December 31, 1997 and 6.98% at December 31, 1996.

13. OTHER EXPENSE

     Items comprising other expense for the years ended December 31, 1997, 1996 and 1995 follow:

                                                           1997         1996         1995
                                                        ----------   ----------   ----------
Office Supplies.......................................  $  425,374   $  441,952   $  400,785
Outside Services......................................     491,164      568,065      533,259
Computer Services.....................................      98,196      164,753      143,455
Advertising and Public Relations......................     547,343      526,176      512,102
Directors' Fees.......................................     165,400      195,860      192,800
Postage...............................................     260,747      247,450      224,382
FDIC, FICO and OCC Assessments........................     103,279        8,521      257,578
Correspondent Service Charges.........................     198,362      133,525      105,000
Other.................................................     866,423    1,057,752      728,803
                                                        ----------   ----------   ----------
          Total.......................................  $3,156,288   $3,344,054   $3,098,164
                                                        ==========   ==========   ==========

14. CASH RESTRICTIONS

     The Federal Reserve System requires that a certain level of average cash be maintained. At December 31, 1997 and 1996, such required balances were $4,778,000 and $3,120,000, respectively.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                          1997                  1996
                                                   -------------------   -------------------
                                                   CARRYING     FAIR     CARRYING     FAIR
                                                    AMOUNT     VALUE      AMOUNT     VALUE
                                                   --------   --------   --------   --------
                                                     (IN THOUSANDS)        (IN THOUSANDS)
Assets:
  Cash and Due from Banks........................  $ 24,631   $ 24,631   $ 21,611   $ 21,611
  Interest Bearing Deposits in Other Banks.......    16,368     16,368      9,905      9,905
  Federal Funds Sold.............................     3,775      3,775      6,220      6,220
  Investment.....................................   105,324    106,020    104,024    104,604
  Loans..........................................   250,295    244,069    231,042    226,121
Liabilities:
  Deposits.......................................   354,805    356,934    329,647    332,138
  Other Borrowed Money...........................    10,818     11,485     12,918     13,419

                                                          1997                  1996
                                                   -------------------   -------------------
                                                   CARRYING     FAIR     CARRYING     FAIR
                                                    AMOUNT     VALUE      AMOUNT     VALUE
                                                   --------   --------   --------   --------
                                                     (IN THOUSANDS)        (IN THOUSANDS)
Off-Balance-Sheet Instruments:
  Commitments to Extend Credit...................             $ 25,514              $ 24,838
  Standby Letters of Credit......................                  924                 1,070

     The carrying amounts of cash and due from banks, interest bearing deposits in other banks, and federal funds sold are a reasonable estimate of their fair value due to the short-term nature of these financial instruments. The fair value of investment securities is based on quoted market prices and dealer quotes. The fair value of loans, deposits, and other borrowed money is estimated by discounting the future cash flows using the Banks' current interest rates for such financial instruments. No adjustment was made to the entry-value interest rates for changes in credit of performing loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories. Management believes that the risk factor embedded in the entry-value interest rates along with the general reserves applicable to the performing loan portfolio for which there are no known credit concerns result in a fair valuation of such loans on an entry-value basis. The fair value of nonperforming loans with a recorded book value of $1,216,759 at December 31, 1997 and $1,416,324 at December 31, 1996 has been estimated to be the recorded book value based on the fair value of the underlying collateral.

     As required by SFAS 107, demand deposits are shown at their face value. No additional value has been ascribed to core deposits, which generally bear a low rate of or no interest and do not fluctuate in response to changes in interest rates. The fair value of commitments to extend credit and standby letters of credit is estimated to approximate the amount outstanding (see Note 5).

     The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

16. CONDENSED FINANCIAL STATEMENTS OF FIRST BANKING COMPANY OF SOUTHEAST GEORGIA (PARENT ONLY)

     The condensed financial statements of First Banking Company of Southeast Georgia (parent only) are as follows:

                            CONDENSED BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1997          1996
                                                              -----------   -----------
ASSETS
Cash and Due from Banks.....................................  $   237,632   $     2,338
Investment in Subsidiaries..................................   40,864,338    37,345,826
Other Assets................................................                     51,287
                                                              -----------   -----------
          Total Assets......................................  $41,101,970   $37,399,451
                                                              ===========   ===========
LIABILITIES
Other Liabilities...........................................  $    73,185   $    78,690
                                                              -----------   -----------
          Total Liabilities.................................  $    73,185        78,690
                                                              -----------   -----------
SHAREHOLDERS' EQUITY
Common Stock................................................    4,703,085     4,690,656
Additional Paid-in Capital..................................    6,533,555     6,334,208
Retained Earnings...........................................   29,574,675    26,318,721
Accumulated Other Comprehensive Income, net of tax of
  ($112,000) in 1997 and $12,000 in 1996....................      217,470       (22,824)
                                                              -----------   -----------
          Total Shareholders' Equity........................   41,028,785    37,320,761
                                                              -----------   -----------
          Total Liabilities and Shareholders' Equity........  $41,101,970   $37,399,451
                                                              ===========   ===========

            CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                           1997         1996         1995
                                                        ----------   ----------   ----------
Dividends from Subsidiaries...........................  $2,458,425   $2,070,243   $1,489,895
Fees from Subsidiaries................................                               436,116
                                                        ----------   ----------   ----------
          Total Income................................   2,458,425    2,070,243   $1,926,011
General and Administrative Expenses...................     446,347      738,595      649,542
                                                        ----------   ----------   ----------
Income Before Income Taxes and Equity in Undistributed
  Income of Subsidiaries..............................   2,012,078    1,331,648    1,276,469
Income Tax Benefit....................................     135,900      264,594       59,139
                                                        ----------   ----------   ----------
Income Before Equity in Undistributed Income of
  Subsidiaries........................................   2,147,978    1,596,242    1,335,608
Equity in Undistributed Income of Subsidiaries........   3,315,906    3,577,720    3,370,360
                                                        ----------   ----------   ----------
          Net Income..................................  $5,463,884   $5,173,962   $4,705,968
                                                        ==========   ==========   ==========
Other Comprehensive Income:
  Unrealized holding gains (losses) on Securities
  Available for Sale arising during the period, net of
  taxes...............................................     240,294     (279,271)   1,444,508
                                                        ----------   ----------   ----------
Comprehensive Income..................................  $5,704,178   $4,894,691   $6,150,476
                                                        ----------   ----------   ----------

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                        1997          1996          1995
                                                     -----------   -----------   -----------
Cash Flows From Operating Activities:
  Net Income.......................................  $ 5,463,884   $ 5,173,962   $ 4,705,968
  Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
     Amortization of Goodwill......................       37,688        37,688        37,688
     Earnings of Subsidiaries......................   (5,774,331)   (5,647,962)   (4,860,256)
     Changes in Assets and Liabilities:
       (Increase) Decrease in Other Assets.........       51,287        70,099       (98,819)
       Increase (Decrease) in Other Liabilities....       (5,505)      (18,308)       16,718
                                                     -----------   -----------   -----------
          Net Cash Used by Operating Activities....     (226,977)     (384,521)     (198,701)
                                                     -----------   -----------   -----------
Cash Flows From Investing Activities:
  Dividends Received From Subsidiaries.............    2,458,425     2,070,243     1,489,895
                                                     -----------   -----------   -----------

                                                        1997          1996          1995
                                                     -----------   -----------   -----------
Cash Flows From Financing Activities:
  Exercise of Stock Options........................      218,530
  Purchase and Retirement of Fractional Shares.....       (6,754)       (2,813)       (3,137)
  Dividends Paid...................................   (2,207,930)   (1,699,119)   (1,274,321)
                                                     -----------   -----------   -----------
          Net Cash Used by Financing Activities....   (1,996,154)   (1,701,932)   (1,277,458)
                                                     -----------   -----------   -----------
Increase (Decrease) in Cash and Due From Banks.....      235,294       (16,210)       13,736
Cash and Due From Banks, Beginning of Year.........        2,338        18,548         4,812
                                                     -----------   -----------   -----------
Cash and Due From Banks, End of Year...............  $   237,632   $     2,338   $    18,548
                                                     ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash Paid (Received) During the Year for:
  Income Taxes.....................................  $  (282,540)  $  (227,063)  $   (67,950)

17. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Quarterly financial data for the years ended December 31, 1997 and 1996 is summarized as follows (thousands, except per share amounts):

                                                            FIRST    SECOND     THIRD    FOURTH
                                                           QUARTER   QUARTER   QUARTER   QUARTER
                                                           -------   -------   -------   -------
1997
Interest Income..........................................  $7,731    $7,793    $7,878    $8,060
Interest Expense.........................................   3,648     3,635     3,626     3,726
                                                           ------    ------    ------    ------
          Net Interest Income............................   4,083     4,158     4,252     4,334
Provision for Loan Losses................................     231       236       270       195
                                                           ------    ------    ------    ------
  Net Interest Income after Provision for Loan Losses....   3,852     3,922     3,982     4,139
Non-Interest Income......................................     653       699       739       844
Non-Interest Expense.....................................   2,588     2,769     2,774     2,977
                                                           ------    ------    ------    ------
Income Before Income Taxes...............................   1,917     1,852     1,947     2,006
Provision for Income Taxes...............................     583       544       580       551
                                                           ------    ------    ------    ------
          Net Income.....................................  $1,334    $1,308    $1,367    $1,455
                                                           ======    ======    ======    ======
Earnings Per Share:
  Basic..................................................  $ 0.28    $ 0.28    $ 0.29    $ 0.31
                                                           ======    ======    ======    ======
  Diluted................................................  $ 0.28    $ 0.28    $ 0.29    $ 0.31
                                                           ======    ======    ======    ======
1996
Interest Income..........................................  $7,497    $7,490    $7,740    $7,841
Interest Expense.........................................   3,619     3,495     3,603     3,690
                                                           ------    ------    ------    ------
          Net Interest Income............................   3,878     3,995     4,137     4,151
Provision for Loan Losses................................     228       233       169        65
                                                           ------    ------    ------    ------
          Net Interest Income after Provision for Loan
             Losses......................................   3,650     3,762     3,968     4,086

                                                            FIRST    SECOND     THIRD    FOURTH
                                                           QUARTER   QUARTER   QUARTER   QUARTER
                                                           -------   -------   -------   -------
Non-Interest Income......................................     600       662       602       675
Non-Interest Expense.....................................   2,426     2,447     2,885     2,673
                                                           ------    ------    ------    ------
Income Before Income Taxes...............................   1,824     1,977     1,685     2,088
Provision for Income Taxes...............................     547       582       549       722
                                                           ------    ------    ------    ------
          Net Income.....................................  $1,277    $1,395    $1,136    $1,366
                                                           ======    ======    ======    ======
Earnings Per Share:
  Basic..................................................  $ 0.27    $ 0.29    $ 0.24    $ 0.30
                                                           ======    ======    ======    ======
  Diluted................................................  $ 0.27    $ 0.29    $ 0.24    $ 0.30
                                                           ======    ======    ======    ======

                         INDEX TO WAYNE FINANCIAL DATA

                                                              PAGE
                                                              ----
Consolidated Balance Sheet as of September 30, 1998
  (unaudited)...............................................  F-36
Consolidated Statements of Operations and Comprehensive
  Income for the Three Months Ended and Nine-Months Ended
  September 30, 1998 and 1997 (unaudited)...................  F-37
Consolidated Statements of Cash Flows for the Nine Months
  Ended September 30, 1998 and 1997 (unaudited).............  F-38
Notes to Consolidated Financial Statements (unaudited)......  F-39
Independent Auditors' Report................................  F-40
Consolidated Balance Sheets as of December 31, 1997 and
  1996......................................................  F-41
Consolidated Statements of Income for the Years Ended
  December 31, 1997, 1996 and 1995..........................  F-42
Consolidated Statements of Comprehensive Income for the
  Years Ended December 31, 1997, 1996 and 1995..............  F-43
Consolidated Statements of Changes in Stockholders' Equity
  for the Years Ended December 31, 1997, 1996 and 1995......  F-44
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995..........................  F-45
Notes to Consolidated Financial Statements..................  F-46

                       WAYNE BANCORP, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                                              SEPTEMBER 30,
                                                                  1998
                                                              -------------
                                  ASSETS

Cash and due from banks.....................................   $ 1,487,732
Interest-bearing deposits...................................        37,580
Federal funds sold..........................................     2,340,000
Investment securities:
  Held-to-maturity..........................................     6,852,109
  Available-for-sale........................................     1,529,513
Loans, less allowances for loan losses of $342,711 and
  $273,405, respectively....................................    33,296,385
Premises and equipment, net.................................     1,098,286
Deferred income taxes.......................................        79,379
Other assets................................................       550,398
                                                               -----------
          Total assets......................................   $47,271,382
                                                               ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Noninterest-bearing deposits..............................   $ 6,978,297
  Interest-bearing deposits.................................    32,743,222
                                                               -----------
          Total deposits....................................    39,721,519
  Accrued interest expense..................................       285,405
  Accrued income taxes......................................         3,622
  Other liabilities.........................................        74,172
                                                               -----------
          Total liabilities.................................    40,084,718
                                                               -----------
Commitments and contingencies
Stockholders' equity:
  Common stock, $1 par value; authorized 10,000,000 shares;
     458,888 shares issued and outstanding..................       458,888
  Surplus...................................................     4,084,020
  Retained earnings.........................................     2,627,295
  Accumulated other comprehensive income....................        16,461
                                                               -----------
          Total stockholders' equity........................     7,186,664
                                                               -----------
          Total liabilities and stockholders' equity........   $47,271,382
                                                               ===========

See accompanying Notes to Consolidated Financial Statements.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
             AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (Unaudited)

                                                              THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                 SEPTEMBER 30,            SEPTEMBER 30,
                                                             ---------------------   -----------------------
                                                                1998        1997        1998         1997
                                                             ----------   --------   ----------   ----------
Interest income:
  Loans, including fees....................................  $  889,682   $803,083   $2,513,957   $2,222,402
  Interest-bearing deposits................................         522      1,945        1,544        6,074
  Federal funds sold.......................................      15,077     42,774      134,884      123,853
  Investment securities:
    Taxable................................................      20,643     14,402       50,064      101,623
    Nontaxable.............................................      83,565     68,505      242,528      180,523
    Dividends..............................................       3,605      2,870       16,059       14,554
                                                             ----------   --------   ----------   ----------
         Total interest income.............................   1,013,094    933,579    2,959,036    2,649,029
                                                             ----------   --------   ----------   ----------
Interest expense:
  Deposits.................................................     360,696    337,672    1,069,375      944,394
  Federal funds purchased..................................         461          0          461          118
                                                             ----------   --------   ----------   ----------
         Total interest expense............................     361,157    337,672    1,069,836      944,512
                                                             ----------   --------   ----------   ----------
Net interest income........................................     651,937    595,907    1,889,200    1,704,517
Provision for loan losses..................................      45,000     36,000      135,000      108,000
                                                             ----------   --------   ----------   ----------
         Net interest income after provision for loan
           losses..........................................     606,937    559,907    1,754,200    1,596,517
                                                             ----------   --------   ----------   ----------
Other income:
  Service charges on deposits..............................     126,989    120,490      344,010      345,182
  Other operating income...................................      55,528     46,865      157,865      118,385
  Securities gains (losses), net...........................           0          0       26,244      (27,332)
                                                             ----------   --------   ----------   ----------
         Total other income................................     182,517    167,355      528,119      436,235
                                                             ----------   --------   ----------   ----------
Other expenses:
  Salaries and employee benefits...........................     180,095    154,397      503,995      454,037
  Net occupancy and equipment expense......................      55,443     49,736      158,080      149,238
  Other operating expenses.................................     142,219    126,065      437,640      411,412
                                                             ----------   --------   ----------   ----------
         Total other expenses..............................     377,757    330,198    1,099,715    1,014,687
                                                             ----------   --------   ----------   ----------
Income before income taxes.................................     411,697    397,064    1,182,604    1,018,065
Income tax expense.........................................     125,023    115,246      363,080      288,221
                                                             ----------   --------   ----------   ----------
         Net Income........................................  $  286,674   $281,818   $  819,524   $  729,844
                                                             ==========   ========   ==========   ==========
Other Comprehensive Income:
  Unrealized holding gains (losses) on securities available
    for sale, arising during the period, net of tax........     (43,536)    15,393      (16,916)      33,371
                                                             ----------   --------   ----------   ----------
         Comprehensive Income..............................  $  243,138   $297,211   $  802,608   $  763,215
                                                             ==========   ========   ==========   ==========
BASIC:
Earnings per common share..................................  $     0.62   $   0.71   $     1.79   $     1.85
                                                             ==========   ========   ==========   ==========
Weighted average shares outstanding........................     458,888    397,900      457,931      394,763
                                                             ==========   ========   ==========   ==========
DILUTED:
Earnings per common share fully diluted....................  $     0.56   $   0.64   $     1.64   $     1.63
                                                             ==========   ========   ==========   ==========
Weighted average fully diluted shares outstanding..........     511,918    440,341      500,231      447,568
                                                             ==========   ========   ==========   ==========

See accompanying Notes to Consolidated Financial Statements.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (Unaudited)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                  1998          1997
                                                              ------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net profit................................................  $    819,524   $   729,844
  Adjustments to reconcile net profit to net cash provided
     by operating activities:
     Depreciation, amortization, and accretion, net.........        80,040        71,575
     Provision for loan losses..............................       135,000       108,000
     Securities (gains) losses, net.........................       (26,244)       27,332
     Net decrease (increase) in available-for-sale
      securities............................................        25,631       (50,560)
     Net decrease (increase) in deferred taxes..............       (33,843)        1,900
     Net decrease (increase) in other assets................       (61,561)     (108,192)
     Net increase (decrease) in accrued interest payable....        27,220        43,963
     Net increase (decrease) in accrued income taxes........       (15,678)     (325,895)
     Net increase (decrease) in other liabilities...........      (108,400)      (31,031)
     Net increase (decrease) in unrealized gain (loss) AFS
      investments...........................................       (16,916)       33,370
                                                              ------------   -----------
          Net cash provided by operating activities.........       824,773       500,306
                                                              ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of investment securities held-to-maturity........    (1,336,719)   (1,754,154)
  Purchase of investment securities available-for-sale......    (1,139,275)     (371,617)
  Proceeds from maturities of interest-bearing time
     deposits...............................................        86,424        98,864
  Proceeds from maturities of securities held-to-maturity...             0       135,000
  Proceeds from maturities of securities
     available-for-sale.....................................             0     1,500,000
  Proceeds from sales of securities available-for-sale......       145,928     3,200,776
  Net increase in loans.....................................    (5,033,480)   (5,675,670)
  Purchase of fixed assets..................................      (272,405)       (8,623)
                                                              ------------   -----------
          Net cash used by investing activities.............    (7,549,527)   (2,875,424)
                                                              ------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net decrease in deposits..................................    (4,832,910)   (2,604,115)
  Proceeds from issuance of common stock....................       340,000       266,020
                                                              ------------   -----------
  Net cash used by financing activities.....................    (4,492,910)   (2,338,095)
                                                              ------------   -----------
  Net decrease in cash and cash equivalents.................   (11,217,664)   (4,713,213)
  Cash and cash equivalents at beginning of period..........    15,045,396     9,665,896
                                                              ------------   -----------
  Cash and cash equivalents at end of period................  $  3,827,732   $ 4,952,683
                                                              ============   ===========
SUPPLEMENTAL DISCLOSURES OF CASH PAID FOR:
  Interest..................................................  $  1,042,155   $   900,431
  Income taxes..............................................  $    521,997   $   633,409

See accompanying Notes to Consolidated Financial Statements.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310 (b) of Regulation S-B of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1998, are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, please refer to the consolidated financial statements and footnotes thereto for the Company's fiscal year ended December 31, 1997, included in the Company's Form 10-KSB for the year ended December 31, 1997.

NOTE 2.  ADOPTION OF NEW ACCOUNTING PRINCIPLES

     During the fourth quarter of 1997, the Company adopted Financial Accounting Standards Board Statement No. 128, "Earnings Per Share." SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share and it requires a dual presentation of basic and diluted earnings per share on the face of the income statement. SFAS 128 was effective for financial statements issued for periods ending after December 15, 1997. The adoption of this pronouncement by the Company in 1997 resulted in the restatement of the Company's prior period earnings per share disclosures.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Wayne Bancorp, Inc.

     We have audited the accompanying consolidated balance sheets of WAYNE BANCORP, INC. AND SUBSIDIARY as of December 31, 1997 and 1996 and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wayne Bancorp, Inc. and Subsidiary as of December 31, 1997 and 1996 and the consolidated results of operations and cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

Macon, Georgia
February 20, 1998, Except for
  Footnote 1, Comprehensive
  Income, for which the date
  is January 8, 1999.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1997 AND 1996

                                                                 1997          1996
                                                              -----------   -----------
                                        ASSETS
CASH AND DUE FROM BANKS.....................................  $ 3,075,396   $ 1,385,896
                                                              -----------   -----------
FEDERAL FUNDS SOLD..........................................   11,970,000     8,280,000
                                                              -----------   -----------
INTEREST-BEARING DEPOSITS WITH BANKS........................      124,003       255,152
                                                              -----------   -----------
INVESTMENT SECURITIES
  Available for Sale, at Fair Value.........................      535,451     5,102,326
  Held to Maturity, at Cost (Fair Value at December 31, 1997
     and 1996 of $5,791,094 and $3,695,352, Respectively)...    5,514,009     3,622,528
                                                              -----------   -----------
                                                                6,049,460     8,724,854
                                                              -----------   -----------
LOANS.......................................................   28,698,690    23,410,171
  Allowance for Loan Losses.................................     (273,405)     (213,969)
  Unearned Loan Fees........................................      (27,380)      (27,967)
                                                              -----------   -----------
                                                               28,397,905    23,168,235
                                                              -----------   -----------
BANK PREMISES AND EQUIPMENT.................................      907,405       997,013
                                                              -----------   -----------
OTHER ASSETS................................................      534,373       423,600
                                                              -----------   -----------
TOTAL ASSETS................................................  $51,058,542   $43,234,750
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
  Noninterest-Bearing.......................................  $13,779,191   $12,970,694
  Interest-Bearing..........................................   30,775,238    25,045,809
                                                              -----------   -----------
                                                               44,554,429    38,016,503
OTHER LIABILITIES...........................................      460,057       590,480
                                                              -----------   -----------
TOTAL LIABILITIES...........................................   45,014,486    38,606,983
                                                              -----------   -----------
STOCKHOLDERS' EQUITY
  Common Stock, Par Value $1 Per Share; 10,000,000 Shares
     Authorized, 424,888 and 377,786 Shares Issued and
     Outstanding as of December 31, 1997 and 1996,
     Respectively...........................................      424,888       377,786
  Surplus...................................................    3,778,020     3,354,102
  Retained Earnings.........................................    1,807,771       897,163
  Accumulated Comprehensive Income, Net of Tax (Benefit) of
     $17,194 in 1997 and $(661) in 1996.....................       33,377        (1,284)
                                                              -----------   -----------
TOTAL STOCKHOLDERS' EQUITY..................................    6,044,056     4,627,767
                                                              -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $51,058,542   $43,234,750
                                                              ===========   ===========

The accompanying notes are an integral part of these balance sheets.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                1997         1996         1995
                                                             ----------   ----------   ----------
INTEREST INCOME
  Interest and Fees on Loans...............................  $3,036,348   $2,433,258   $1,753,619
  Interest on Federal Funds Sold...........................     201,089      124,062      169,365
  Interest on Investment Securities
     U.S. Treasury.........................................      86,534      287,587      276,425
     U.S. Government Agencies..............................       2,605       48,884      153,802
     Municipals............................................     268,928      142,297       80,982
  Interest on Deposits in Other Banks......................       7,463        3,077       14,721
  Dividends on Other Investments...........................      18,112       14,788        9,239
                                                             ----------   ----------   ----------
                                                              3,621,079    3,053,953    2,458,153
INTEREST EXPENSE
  Interest on Deposits.....................................   1,300,994    1,065,545    1,028,414
                                                             ----------   ----------   ----------
NET INTEREST INCOME........................................   2,320,085    1,988,408    1,429,739
  Provision for Loan Losses................................     154,000       90,000           --
                                                             ----------   ----------   ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES........   2,166,085    1,898,408    1,429,739
                                                             ----------   ----------   ----------
OTHER INCOME
  Service Charges on Deposits..............................     461,931      396,895      342,515
  Other Operating Income...................................     154,113      156,827      144,317
  Gain on Sale of Securities...............................      13,877       15,179       21,216
                                                             ----------   ----------   ----------
                                                                629,921      568,901      508,048
                                                             ----------   ----------   ----------
OTHER EXPENSES
  Salaries and Employee Benefits...........................     604,599      604,095      536,383
  Occupancy and Equipment..................................     200,253      189,189      195,093
  Other Operating Expenses.................................     408,760      358,868      383,324
  Office Supplies..........................................      74,023       68,848       50,539
  Professional Fees........................................      70,278       51,510       48,971
                                                             ----------   ----------   ----------
                                                              1,357,913    1,272,510    1,214,310
                                                             ----------   ----------   ----------
INCOME BEFORE INCOME TAXES.................................   1,438,093    1,194,799      723,477
INCOME TAXES...............................................     412,763      366,651      225,668
                                                             ----------   ----------   ----------
NET INCOME.................................................  $1,025,330   $  828,148   $  497,809
                                                             ==========   ==========   ==========
BASIC EARNINGS PER SHARE...................................  $     2.58   $     2.19   $     1.33
                                                             ==========   ==========   ==========
DILUTED EARNINGS PER SHARE.................................  $     2.35   $     1.99   $     1.22
                                                             ==========   ==========   ==========

          The accompanying notes are an integral part of these statements.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                              1997        1996       1995
                                                           ----------   --------   --------
NET INCOME...............................................  $1,025,330   $828,148   $497,809
OTHER COMPREHENSIVE INCOME, NET OF TAX
  Gains (Losses) on Securities Arising During the Year...      43,820    (25,603)   143,374
  Reclassification Adjustment............................      (9,159)   (10,018)   (14,003)
                                                           ----------   --------   --------
  Unrealized Gains (Losses) on Securities................      34,661    (35,621)   129,371
                                                           ----------   --------   --------
Comprehensive Income.....................................  $1,059,991   $792,527   $627,180
                                                           ==========   ========   ========

The accompanying notes are an integral part of these statements.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                        ACCUMULATED
                                                           RETAINED        OTHER
                                   COMMON                  EARNINGS    COMPREHENSIVE
                                   STOCK      SURPLUS     (DEFICIT)       INCOME         TOTAL
                                  --------   ----------   ----------   -------------   ----------
BALANCE, DECEMBER 31, 1994......  $370,230   $3,299,359   $ (428,794)    $(95,034)     $3,145,761
  Net Income....................                             497,809                      497,809
  Net Unrealized Gain on
     Securities Available for
     Sale, Net of Tax...........                                          129,371         129,371
  Issuance of 7,556 Shares of
     Stock......................     7,556       54,743                                    62,299
                                  --------   ----------   ----------     --------      ----------
BALANCE, DECEMBER 31, 1995......   377,786    3,354,102       69,015       34,337       3,835,240
  Net Income....................                             828,148                      828,148
  Net Unrealized Loss on
     Securities Available for
     Sale, Net of Tax...........                                          (35,621)        (35,621)
                                  --------   ----------   ----------     --------      ----------
BALANCE, DECEMBER 31, 1996......   377,786    3,354,102      897,163       (1,284)      4,627,767
  Exercise of Stock Options.....     7,556       68,004                                    75,560
  Exercise of Stock Warrants....    39,546      355,914                                   395,460
  Net Income....................                           1,025,330                    1,025,330
  Cash Dividends................                            (114,722)                    (114,722)
  Net Unrealized Gain on
     Securities Available for
     Sale, Net of Tax...........                                           34,661          34,661
                                  --------   ----------   ----------     --------      ----------
BALANCE, DECEMBER 31, 1997......  $424,888   $3,778,020   $1,807,771     $ 33,377      $6,044,056
                                  ========   ==========   ==========     ========      ==========

The accompanying notes are an integral part of these statements.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                             1997          1996          1995
                                                          -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income............................................  $ 1,025,330   $   828,148   $   497,809
  Adjustments to Reconcile Net Income to Net
     Cash Flows from Operating Activities
     Depreciation, Amortization and Accretion...........      100,790       111,372       117,804
     Provision for Loan Losses..........................      154,000        90,000            --
     Gain on Sale of Securities.........................      (13,877)      (15,179)      (21,216)
     Deferred Taxes.....................................      (32,595)       (4,003)      184,897
     CHANGE IN
       Interest Receivable..............................      (56,037)          767       (67,950)
       Interest Payable.................................       77,134       (20,217)       88,961
       Other............................................     (227,987)      314,553        23,879
                                                          -----------   -----------   -----------
                                                            1,026,758     1,305,441       824,184
                                                          -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Investment Securities
     Available for Sale.................................     (528,007)   (2,697,802)   (3,491,633)
     Held to Maturity...................................   (2,024,055)   (1,579,546)   (2,761,536)
  Proceeds from Maturities of Interest-Bearing Deposits
     in Other Banks.....................................           --            --       600,000
  Proceeds from Maturities of Securities
     Held to Maturity...................................      135,000       130,000       250,000
     Available for Sale.................................    1,750,000     2,000,000     3,065,000
  Proceeds from Sales of Securities
     Available for Sale.................................    3,408,950     1,356,155     3,525,446
     Held to Maturity...................................           --            --       609,824
  Proceeds from Sales of OREO...........................        5,000        33,200            --
  Loans, Net............................................   (5,404,942)   (6,981,865)   (2,982,332)
  Bank Premises and Equipment...........................      (14,577)      (93,382)      (41,381)
  Interest-Bearing Deposits.............................      131,149      (141,867)     (113,285)
                                                          -----------   -----------   -----------
                                                           (2,541,482)   (7,975,107)   (1,339,897)
                                                          -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Demand, Interest-Bearing Demand and Savings
     Accounts...........................................    1,618,154     2,823,545     1,357,684
  Time Deposits.........................................    4,919,772     1,706,588     1,975,316
  Cash Dividends........................................     (114,722)
  Issuance of Stock.....................................      471,020            --        62,299
                                                          -----------   -----------   -----------
                                                            6,894,224     4,530,133     3,395,299
                                                          -----------   -----------   -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........    5,379,500    (2,139,533)    2,879,586
CASH AND CASH EQUIVALENTS, BEGINNING....................    9,665,896    11,805,429     8,925,843
                                                          -----------   -----------   -----------
CASH AND CASH EQUIVALENTS, ENDING.......................  $15,045,396   $ 9,665,896   $11,805,429
                                                          ===========   ===========   ===========

The accompanying notes are an integral part of these statements.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements include the accounts of Wayne Bancorp, Inc. and its wholly-owned subsidiary, Wayne National Bank (the Bank) located in Jesup, Georgia. All significant intercompany accounts have been eliminated.

     The accounting and reporting policies of Wayne Bancorp, Inc. are presented on the basis of generally accepted accounting principles and practices utilized in the commercial banking industry. The following is a description of the more significant of those policies.

BASIS OF PRESENTATION

     In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the period. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans and the valuation of deferred tax assets.

INVESTMENT SECURITIES

     Investment securities are recorded under the provisions of Statement of Financial Accounting Standards No. 115 whereby the Bank must classify its securities as trading, available for sale or held to maturity. Trading securities are purchased and held for sale in the near term. Securities held to maturity are those which the Bank has the ability and intent to hold until maturity. All other securities not classified as trading or held to maturity are considered available for sale. As of December 31, 1997 and 1996, all investment securities held by the Bank are classified as available for sale and held to maturity.

     Securities available for sale are measured at fair value with unrealized gains and losses reported net of deferred taxes as a separate component of stockholders' equity. Fair value represents an approximation of realizable value as of December 31, 1997 and 1996. Realized and unrealized gains and losses are determined using the specific identification method. Premiums and discounts are recognized in interest income using the straight-line method over the period to maturity.

LOANS

     Loans are generally reported at principal amount less unearned interest and fees. The Bank records impaired loans under Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan and SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures. Impaired loans are loans for which principal and interest are unlikely to be collected in accordance with the original loan terms and, generally, represent loans delinquent in excess of 90 days which have been placed on nonaccrual status and for which collateral values are less than outstanding principal and interest. Small balance, homogeneous loans are excluded from impaired loans. Generally, interest payments received on impaired loans are applied to principal. Upon receipt of all loan principal, additional interest

                       WAYNE BANCORP, INC. AND SUBSIDIARY
payments are recognized as interest income on the cash basis. As of December 31, 1997, the Bank had no significant loans classified as impaired loans.

     Other nonaccrual loans are loans for which payments of principal and interest are considered doubtful of collection under original terms but collateral values equal or exceed outstanding principal and interest.

     Wayne National Bank's loans consist of commercial, financial and agricultural loans, real estate mortgage loans and consumer loans primarily to individuals and entities located throughout coastal and southeast Georgia. Accordingly, the ultimate collectibility of the loans is largely dependent upon economic conditions in those Georgia areas.

ALLOWANCE FOR LOAN LOSSES

     The allowance method is used in providing for losses on loans. Accordingly, all loan losses are charged to the allowance and all recoveries are credited to it. The provision for loan losses is based on factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such factors considered by management include growth and composition of the loan portfolio, economic conditions and the relationship of the allowance for loan losses to outstanding loans.

     When impaired loans exist, an allowance for impaired loan losses is maintained. Provisions are made for impaired loans upon changes in expected future cash flows or estimated net realizable value of collateral. When determination is made that impaired loans are wholly or partially uncollectible, the uncollectible portion is charged off.

     Management believes the allowance for possible loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgment about information available to them at the time of their examination.

BANK PREMISES AND EQUIPMENT

     Premises and equipment are recorded at acquisition cost net of accumulated depreciation.

     Depreciation is charged to operations over the estimated useful lives of the assets. The estimated useful lives and methods of depreciation are as follows:

DESCRIPTION                                                   LIFE IN YEARS      METHOD
-----------                                                   -------------   -------------
Banking Premises............................................        25        Straight-Line
Furniture and Equipment.....................................      5-20        Straight-Line

     Expenditures for major renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. When property and equipment are retired or sold, the cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in other income or expense.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods for financial statement and income tax purposes) and allowance for loan losses (use of the allowance method for financial statement purposes and the direct write-off method for tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     Wayne Bancorp and its subsidiary file consolidated federal and state income tax returns. Consolidated current and deferred tax expense (benefit) is allocated to each of the entities based on the separate return method.

OTHER REAL ESTATE

     Other real estate owned includes property acquired through foreclosure. These properties are carried at the lower of cost or current appraisal values. Losses from the acquisition of property in full or partial satisfaction of debt are recorded as loan losses. Subsequent declines in value, routine holding costs and gains or losses upon disposition are included in other expense.

CASH FLOWS

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks and federal funds sold.

     Cash payments made during 1997, 1996 and 1995 for interest totaled $1,231,431, $1,087,710 and $942,201, respectively.

     Cash payments for income taxes were $755,956 and $62,481 for the years ended December 31, 1997 and 1996, respectively. Due to net operating loss carryforwards, no cash payments for income taxes were made in 1995.

     Noncash financing and investing activities for the year ended December 31, 1997 included a real estate sale resulting from a loan foreclosure totaling $5,000 in recoveries and net unrealized gains (losses) on securities available for sale totaling $50,571, $(1,945) and $52,026 for the years ended December 31, 1997, 1996 and 1995, respectively.

COMPREHENSIVE INCOME

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 130, Reporting Comprehensive Income, with an effective date for fiscal years beginning after December 15, 1997. Earlier application is encouraged and upon adoption, comparative statements for prior years must be reclassified. The consolidated statements of comprehensive income represent retroactive applications herein of SFAS 130.

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains

                       WAYNE BANCORP, INC. AND SUBSIDIARY
and losses on securities available for sale are reported as a separate component of the equity section of the consolidated balance sheets, such items, along with net income are components of comprehensive income. The adoption of SFAS 130 had no effect on Wayne Bancorp, Inc. and Subsidiary's consolidated net income or stockholders' equity.

(2) STOCK WARRANTS AND OPTIONS

     Organizers purchasing shares of the Company's common stock during the initial public offering were granted one warrant for each of the original shares purchased. Each warrant grants the holder the right to acquire one share of common stock at any time through September 26, 2000 at $10 per share. Except as specified in the Warrant Agreement, warrants are nontransferable and nonassignable. As of December 31, 1997 and 1996, warrants outstanding totaled 116,650 and 156,196, respectively.

     Stock options have been granted at various times to the Bank's president and certain vice-presidents pursuant to the "Wayne Bancorp, Inc. 1990 Stock Option Plan." The maximum number of shares of stock which may be issued or sold shall not exceed 36,000.

     As of December 31, 1997, the status of stock options is as follows:

                                                        SHARES
                                             OPTIONS    SUBJECT    EXERCISE
YEAR GRANTED                                 GRANTED   TO OPTION    PRICE      EXPIRATION DATE
------------                                 -------   ---------   --------   ------------------
1991.......................................   3,778      3,778      $10.00    September 26, 2000
1992.......................................   3,702      3,702      $10.00    September 26, 2000
1992.......................................   7,556      7,556      $ 7.25     December 31, 1999
1993.......................................   2,074      2,074      $10.00    September 26, 2000
                                             ------     ------
                                             17,110     17,110
                                             ======     ======

     A summary of warrant and option transactions since issuance follows:

                                                                  SHARES UNDER
                                                              --------------------
                                                                         INCENTIVE
                                                              ORIGINAL     STOCK
                                                              WARRANTS    OPTIONS
                                                              --------   ---------
Granted.....................................................  156,196     24,666
Canceled....................................................       --         --
Exercised...................................................   39,546      7,556
                                                              -------     ------
Outstanding, December 31, 1997..............................  116,650     17,110
                                                              =======     ======
Eligible to be Exercised December 31, 1997..................  116,650     17,110
                                                              =======     ======

     Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock Based Compensation, requires new disclosures about employee stock options in financial statements for fiscal years beginning after December 15, 1994. The disclosures are required for the proforma effects of options and other awards granted in fiscal years beginning after December 15, 1994 based upon their fair value at the date of grant. SFAS 123 is inapplicable to Wayne Bancorp, Inc. for years presented herein.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

(3) INVESTMENT SECURITIES

     The carrying amount of investment securities and their approximate fair values as of December 31 are summarized as follows:

                                                               GROSS        GROSS
                                                AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                   COST        GAINS        LOSSES       VALUE
                                                ----------   ----------   ----------   ----------
1997
SECURITIES AVAILABLE FOR SALE
Equity Securities.............................  $  385,880    $ 51,767     $ (1,196)   $  436,451
Other.........................................      99,000                                 99,000
                                                ----------    --------     --------    ----------
                                                $  484,880    $ 51,767     $ (1,196)   $  535,451
                                                ==========    ========     ========    ==========
SECURITIES HELD TO MATURITY
Municipals....................................  $5,514,009    $277,087     $     (2)   $5,791,094
                                                ==========    ========     ========    ==========

1996
SECURITIES AVAILABLE FOR SALE
Equity Securities.............................  $  232,525    $ 11,873     $ (4,127)   $  240,271
U.S. Treasury and U.S Government Agencies.....   4,772,744       9,905      (19,594)    4,763,055
Other.........................................      99,000                                 99,000
                                                ----------    --------     --------    ----------
                                                $5,104,269    $ 21,778     $(23,721)   $5,102,326
                                                ==========    ========     ========    ==========
SECURITIES HELD TO MATURITY
Municipals....................................  $3,622,528    $ 84,150     $(11,326)   $3,695,352
                                                ==========    ========     ========    ==========

     Gross realized gains and gross realized losses on sales of securities available for sale were:

                                                               1997      1996      1995
                                                              -------   -------   -------
GROSS REALIZED GAINS
  Equity Securities.........................................  $60,090   $24,778   $24,393
  U.S. Treasury and U.S. Government Agencies................       --     2,774    20,935
                                                              -------   -------   -------
                                                              $60,090   $27,552   $45,328
                                                              =======   =======   =======
GROSS REALIZED LOSSES
  Equity Securities.........................................  $ 6,210   $ 9,682   $ 2,912
  U.S. Treasury and U.S. Government Agencies................   40,003     2,691    21,200
                                                              -------   -------   -------
                                                              $46,213   $12,373   $24,112
                                                              =======   =======   =======

                       WAYNE BANCORP, INC. AND SUBSIDIARY

     The scheduled maturities of securities held to maturity and securities available for sale as of December 31, 1997 were as follows:

                                                                  SECURITIES
                                                ----------------------------------------------
                                                 AVAILABLE FOR SALE       HELD TO MATURITY
                                                --------------------   -----------------------
                                                AMORTIZED     FAIR     AMORTIZED       FAIR
                                                  COST       VALUE        COST        VALUE
                                                ---------   --------   ----------   ----------
Due in One Year or Less.......................  $385,880    $436,451   $   99,647   $   99,811
Due After One Year Through Five Years.........                            399,904      400,378
Due After Five Years Through Ten Years........
Due After Ten Years...........................                          5,014,458    5,290,905
Federal Reserve Stock.........................    99,000      99,000
                                                --------    --------   ----------   ----------
                                                $484,880    $535,451   $5,514,009   $5,791,094
                                                ========    ========   ==========   ==========

     Proceeds from sales of investments in debt securities during 1997, 1996 and 1995 were $2,983,711, $1,356,155 and $4,135,270, respectively.

     Investment securities having a carrying value and market value of $1,884,498 and $2,101,639 as of December 31, 1997 and 1996, respectively, were pledged to secure public and trust deposits and for other purposes required or permitted by law.

     Interest income on taxable investment securities during 1997, 1996 and 1995 was $105,177, $353,320 and $444,500, respectively. In 1997, 1996 and 1995 nontaxable interest income was $252,890, $125,448 and $66,709, respectively.

(4) LOANS

     Loans by type as of December 31 are:

                                                                 1997          1996
                                                              -----------   -----------
Commercial, Financial and Agricultural......................  $ 5,267,114   $ 3,361,241
Real Estate -- Construction.................................    1,421,506     2,065,694
Real Estate -- Other........................................   12,591,205     9,384,490
Consumer....................................................    9,389,510     8,261,451
Other.......................................................       29,355       337,295
                                                              -----------   -----------
                                                              $28,698,690   $23,410,171
                                                              ===========   ===========

     As of December 31, 1997, nonaccrual loans totaled $41,064. The related reduction in interest income for the year ended December 31, 1997 was approximately $800. For the years ended December 31, 1996 and 1995, there were no nonaccrual loans.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

(5) ALLOWANCE FOR LOAN LOSSES

     Transactions in the allowance for loan losses for the years ended December 31 are summarized as follows:

                                                               1997       1996       1995
                                                             --------   --------   --------
Balance, January 1.........................................  $213,969   $196,669   $339,719
Provision Charged to Operating Expenses....................   154,000     90,000         --
Loan Losses................................................  (134,959)   (88,223)  (162,192)
Recoveries.................................................    40,395     15,523     19,142
                                                             --------   --------   --------
Balance, December 31.......................................  $273,405   $213,969   $196,669
                                                             ========   ========   ========

(6) BANK PREMISES AND EQUIPMENT

     The detail of bank premises and equipment as of December 31 is as follows:

                                                                 1997         1996
                                                              ----------   ----------
Land........................................................  $  186,825   $  186,825
Bank Buildings and Improvements.............................     682,801      677,919
Furniture, Fixtures and Equipment...........................     681,292      695,598
                                                              ----------   ----------
                                                               1,550,918    1,560,342
Accumulated Depreciation....................................    (643,513)    (563,329)
                                                              ----------   ----------
                                                              $  907,405   $  997,013
                                                              ==========   ==========

     Depreciation charged to operations totaled $104,185, $102,061 and $112,874 in 1997, 1996 and 1995, respectively.

(7) INCOME TAXES

     The Bank reports income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

     The components of income tax expense for the years ended December 31 are:

                                                               1997       1996       1995
                                                             --------   --------   --------
Current Federal............................................  $443,840   $370,654   $ 40,771
Deferred Federal...........................................   (32,595)    (4,003)   184,897
                                                             --------   --------   --------
Federal Income Tax Expense.................................   411,245    366,651    225,668
State Income Tax Expense...................................     1,518         --         --
                                                             --------   --------   --------
                                                             $412,763   $366,651   $225,668
                                                             ========   ========   ========

     The sources of temporary differences and the resulting net deferred income tax are as follows:

                                                                1997      1996       1995
                                                              --------   -------   --------
Utilization of Net Operating Loss Carryforward..............  $     --   $    --   $139,493
Provision for Loan Losses...................................   (20,209)   (5,882)    48,637
Depreciation................................................    (8,632)   (3,221)      (454)
Discount Accretion on Investment Securities.................    (4,859)    4,309     (5,345)
Tax in Excess of Book Loss on Sale of Equipment.............     1,105       791         --
Alternative Minimum Tax.....................................        --        --      7,861
Other.......................................................        --        --     (5,295)
                                                              --------   -------   --------
NET DEFERRED TAX............................................  $(32,595)  $(4,003)  $184,897
                                                              ========   =======   ========

     Income tax expense amounted to $412,763, $366,651 and $225,668 in 1997, 1996 and 1995, respectively, which is more than the tax expense computed by applying the federal statutory tax rate of 34 percent to income before income taxes. The reasons for the differences are as follows:

                                                               1997       1996       1995
                                                             --------   --------   --------
STATUTORY FEDERAL TAXES....................................  $488,952   $406,231   $245,982
Increase (Reductions) Resulting from
  Tax-Free Interest on Municipals..........................   (85,319)   (42,060)   (22,348)
  Tefra Interest Disallowance..............................    10,008      4,672      2,758
  Officers' Life Insurance.................................       319        298        261
  Meals and Entertainment..................................       597        492        484
  Other....................................................    (3,312)    (2,982)    (1,469)
                                                             --------   --------   --------
ACTUAL FEDERAL TAXES.......................................  $411,245   $366,651   $225,668
                                                             ========   ========   ========

                       WAYNE BANCORP, INC. AND SUBSIDIARY

     The components of the net deferred tax assets included in other assets in the accompanying consolidated balance sheets as of December 31 are as follows:

                                                                1997       1996
                                                              --------   --------
DEFERRED TAX ASSETS
Net Unrealized Loss on Securities Available for Sale........  $     --   $    661
Reserve for Loan Losses.....................................    92,958     72,749
                                                              --------   --------
                                                                92,958     73,410
                                                              --------   --------
DEFERRED TAX LIABILITIES
Net Unrealized Gain on Securities Available for Sale........   (17,194)        --
Depreciation and Disposal of Premises and Equipment.........   (22,047)   (29,575)
Investment Securities Accretion.............................    (2,135)    (6,993)
Other.......................................................    (4,333)    (4,333)
                                                              --------   --------
                                                               (45,709)   (40,901)
                                                              --------   --------
NET DEFERRED TAX ASSETS.....................................  $ 47,249   $ 32,509
                                                              ========   ========

(8) DEPOSITS

     Components of interest-bearing deposits as of December 31 are as follows:

                                                                 1997          1996
                                                              -----------   -----------
Interest-Bearing Demand.....................................  $ 7,011,059   $ 6,120,488
Savings.....................................................    2,147,507     2,228,421
Time $100,000 and Over......................................    5,983,606     4,434,446
Other Time..................................................   15,633,066    12,262,454
                                                              -----------   -----------
                                                              $30,775,238   $25,045,809
                                                              ===========   ===========

     The aggregate amount of short-term jumbo certificates of deposit, each with a minimum denomination of $100,000, approximated $4,793,000 and $3,816,900 in 1997 and 1996, respectively.

     As of December 31, 1997, the scheduled maturities of time deposits are as follows:

YEAR                                                   AMOUNT
----                                                 -----------
       1998........................................  $18,846,577
       1999........................................    2,048,213
       2000........................................      400,132
       2001........................................       66,490
2002 and thereafter................................      255,260
                                                     -----------
                                                     $21,616,672
                                                     ===========

(9) COMMITMENTS AND CONTINGENCIES

     In the normal course of business, certain commitments and contingencies are incurred which are not reflected in the financial statements. As of December 31, 1997 and 1996, the Company had unfunded loan commitments and commitments under standby letters of credit totaling $3,141,000 and

                       WAYNE BANCORP, INC. AND SUBSIDIARY

$2,134,376, respectively. These commitments were made under normal terms and rates. No losses are anticipated as a result of these commitments.

     The Bank is committed to purchase equipment and software approximating $140,000 during 1998.

(10) RELATED PARTY TRANSACTIONS

     The aggregate balance of direct and indirect loans to directors, executive officers or principal holders of equity securities of the Bank was $570,013 and $373,953 as of December 31, 1997 and 1996, respectively. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. A summary of activity of related party loans is shown below:

                                                                1997       1996
                                                              --------   --------
BALANCE, DECEMBER 31........................................  $373,953   $ 60,070
  New Loans.................................................   238,227    365,410
  Repayments................................................   (42,167)   (51,527)
                                                              --------   --------
BALANCE, DECEMBER 31........................................  $570,013   $373,953
                                                              ========   ========

(11) OTHER INCOME

     Significant components of other operating income are:

                                                               1997      1996      1995
                                                              -------   -------   -------
Commissions on Credit Life Insurance........................  $39,795   $43,403   $37,648
Mortgage Origination Fees...................................   60,478    63,967    49,697

(12) OTHER EXPENSES

     Significant components of other operating expenses are:

                                                               1997      1996      1995
                                                              -------   -------   -------
Office Supplies.............................................  $74,023   $74,195   $55,193
Postage and Freight.........................................   46,776    42,857    37,400
Audit, Tax, Accounting and Consulting.......................   39,298    40,858    30,120
ATM Fees and Expense........................................   39,209    36,455    38,122
Amortization and Organizational Cost........................       --        --    20,704
Advertising and Public Relations............................   34,655    21,817    24,520
FDIC Assessment.............................................    3,719     2,000    30,280
Clearing House and Federal Reserve Processing Fees..........   26,021    26,188    29,651
Directors' Fees.............................................   41,750    41,900    24,000
Data Processing.............................................   22,541    20,944    17,789
Legal Fees..................................................   29,980     9,652    17,851

                       WAYNE BANCORP, INC. AND SUBSIDIARY

(13) EARNINGS PER SHARE

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 128 (Statement 128), Earnings per Share. Statement 128 establishes standards for computing and presenting earnings per share (EPS), and supersedes Accounting Principles Board Opinion No. 15 (APB 15) and its related interpretations. It replaces the presentation of primary EPS with basic EPS, which excludes dilution, and requires dual presentation of basic and diluted EPS for all entities with complex capital structures. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB 15. Statement 128 is effective for periods ending after December 15, 1997, including interim periods, and will require restatement of all prior period EPS data presented; earlier application is not permitted. The following presents earnings per share for the years ended December 31, 1997, 1996 and 1995 as if Statement 128 had been in effect.

                                                               1997      1996      1995
                                                              -------   -------   -------
BASIC EARNINGS PER SHARE
  Net Income Per Common Share...............................    $2.58     $2.19     $1.33
  Weighted Average Common Shares............................  397,245   377,786   374,660
DILUTED EARNINGS PER SHARE
  Net Income Per Common Share...............................    $2.35     $1.99     $1.22
  Weighted Average Common Shares............................  436,947   415,620   406,535

     The difference in weighted average common shares for basic and diluted earnings per share is attributed solely to the dilutive effect of stock options and warrants.

(14) FINANCIAL INFORMATION OF WAYNE BANCORP, INC. (PARENT ONLY)

     Wayne Bancorp, Inc.'s (parent only) balance sheets as of December 31, 1997 and 1996 and the related statements of income and cash flows for each of the years in the three-year period ended December 31, 1997 are as follows:

                       WAYNE BANCORP, INC. AND SUBSIDIARY

                                 BALANCE SHEETS

                                  DECEMBER 31

                                                                 1997         1996
                                                              ----------   ----------
                                       ASSETS
Cash........................................................  $    7,493   $   37,239
Interest-Bearing Deposits in Bank...........................     565,425      181,612
Investment Securities Available for Sale....................     436,451      240,271
Investment in Wayne National Bank...........................   5,065,832    4,173,036
Other Assets................................................     114,722           --
                                                              ----------   ----------
                                                              $6,189,923   $4,632,158
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued Expenses............................................  $    8,000   $       --
Deferred Taxes..............................................      18,907        4,346
Accrued Income Taxes........................................       4,238           45
Other.......................................................     114,722           --
                                                              ----------   ----------
                                                                 145,867        4,391
                                                              ----------   ----------
Common Stock................................................     424,888      377,786
Surplus.....................................................   3,778,020    3,354,102
Retained Earnings...........................................   1,807,771      897,163
Accumulated Other Comprehensive Income, Net of Tax (Benefit)
  of $17,194 in 1997 and $(661) in 1996.....................      33,377       (1,284)
                                                              ----------   ----------
                                                               6,044,056    4,627,767
                                                              ----------   ----------
                                                              $6,189,923   $4,632,158
                                                              ==========   ==========

                       WAYNE BANCORP, INC. AND SUBSIDIARY

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                        FOR THE YEARS ENDED DECEMBER 31

                                                          1997         1996        1995
                                                       ----------    --------    --------
Interest Income......................................  $   10,094    $  4,468    $ 11,184
Dividends............................................     126,894       8,847       3,316
Gain on Sale of Securities...........................      53,881      15,096      21,481
                                                       ----------    --------    --------
                                                          190,869      28,411      35,981
                                                       ----------    --------    --------
Expenses
  Amortization.......................................          --          --       9,835
  Printing and Supplies..............................       5,229       5,346       4,655
  Postage............................................       1,558       1,730       1,861
  Legal and Professional.............................      26,942      10,367      18,401
  Taxes..............................................         250         250         278
  Miscellaneous......................................       8,363       2,961       1,388
                                                       ----------    --------    --------
                                                           42,342      20,654      36,418
                                                       ----------    --------    --------
Income (Loss) Before Income Tax Benefit and Equity in
  Undistributed Earnings of Subsidiary...............     148,527       7,757        (437)
Income Tax Benefit...................................       9,598          --         938
                                                       ----------    --------    --------
Income Before Equity in Undistributed Earnings of
  Subsidiary.........................................     138,929       7,757         501
Equity in Undistributed Earnings of Subsidiary.......     886,401     820,391     497,308
                                                       ----------    --------    --------
NET INCOME...........................................  $1,025,330    $828,148    $497,809
                                                       ==========    ========    ========
Other Comprehensive Income, Net of Tax:
  Gains (Losses) on Securities Arising During the
     Year............................................      43,820     (25,603)    143,374
  Reclassification Adjustment........................      (9,159)    (10,018)    (14,003)
                                                       ----------    --------    --------
  Unrealized Gains (Losses) on Securities............      34,661     (35,621)    129,371
                                                       ----------    --------    --------
Comprehensive Income.................................  $1,059,991    $792,527    $627,180
                                                       ==========    ========    ========

                       WAYNE BANCORP, INC. AND SUBSIDIARY

                            STATEMENTS OF CASH FLOWS

                        FOR THE YEARS ENDED DECEMBER 31

                                                            1997        1996        1995
                                                         ----------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income...........................................  $1,025,330   $ 828,148   $ 497,809
  Adjustments to Reconcile Net Income to Net Cash Flows
     from Operating Activities
     Amortization and Accretion........................          --          --       9,835
     Equity in Undistributed Earnings of Subsidiary....    (886,401)   (820,391)   (497,308)
     Gain on Sale of Securities........................     (53,881)    (15,096)    (21,481)
     Deferred Taxes....................................          --      52,798        (939)
     CHANGE IN
       Other...........................................      12,195          45          --
                                                         ----------   ---------   ---------
                                                             97,243      45,504     (12,084)
                                                         ----------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Interest-Bearing Deposits in Bank....................    (383,813)     33,683    (131,204)
  Purchases of Investment Securities Available for
     Sale..............................................    (528,007)   (397,763)   (520,510)
  Proceeds from Maturities of Securities Available for
     Sale..............................................          --          --     300,000
  Proceeds from Sales of Securities Available for
     Sale..............................................     428,533     355,764     294,930
                                                         ----------   ---------   ---------
                                                           (483,287)     (8,316)    (56,784)
                                                         ----------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash Dividends.......................................    (114,722)         --          --
  Issuance of Stock....................................     471,020          --      62,299
                                                         ----------   ---------   ---------
                                                            356,298          --      62,299
                                                         ----------   ---------   ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......     (29,746)     37,188      (6,569)
CASH AND CASH EQUIVALENTS, BEGINNING...................      37,239          51       6,620
                                                         ----------   ---------   ---------
CASH AND CASH EQUIVALENTS, ENDING......................  $    7,493   $  37,239   $      51
                                                         ==========   =========   =========

(15) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of Wayne National Bank's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Bank, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Bank since purchase, origination or issuance.

     CASH AND SHORT-TERM INVESTMENTS -- For cash, due from banks, federal funds sold and interest-bearing deposits with other banks, the carrying amount is a reasonable estimate of fair value.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

     INVESTMENT SECURITIES -- Fair values for investment securities are based on quoted market prices.

     LOANS -- The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

     DEPOSIT LIABILITIES -- The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

     STANDBY LETTERS OF CREDIT -- Because standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

     The carrying amount and estimated fair values of the Bank's financial instruments as of December 31, 1997 are as follows:

                                                              CARRYING   ESTIMATED
                                                               AMOUNT    FAIR VALUE
                                                              --------   ----------
                                                                 (IN THOUSANDS)
ASSETS
  Cash and Short-Term Investments...........................  $15,169     $15,169
  Investment Securities Available for Sale..................      535         535
  Investment Securities Held to Maturity....................    5,514       5,791
  Loans.....................................................   28,398      28,623
LIABILITIES
  Deposits..................................................   44,554      44,558
UNRECOGNIZED FINANCIAL INSTRUMENTS
  Unfunded Loan Commitments and Standby Letters of Credit...    3,141       3,141

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(16) REGULATORY CAPITAL MATTERS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and,

                       WAYNE BANCORP, INC. AND SUBSIDIARY
possibly, additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. The amounts and ratios as defined in banking regulations are presented hereafter. Management believes, as of December 31, 1997, the Bank meets all capital adequacy requirements to which it is subject and is classified as well capitalized under the regulatory framework for prompt corrective action.

     The amount of dividends available to the parent company from the subsidiary bank is limited by various banking regulatory agencies. The amount of cash dividends available for payment in 1998, without prior approval from banking regulatory agencies, approximates $500,000. Upon specific approval, banks may pay cash dividends in excess of regulatory limitations.

                                                                              TO BE WELL
                                                                           CAPITALIZED UNDER
                                                        FOR CAPITAL        PROMPT CORRECTIVE
                                      ACTUAL         ADEQUACY PURPOSES     ACTION PROVISIONS
                                ------------------   ------------------   -------------------
                                  AMOUNT     RATIO     AMOUNT     RATIO     AMOUNT      RATIO
                                ----------   -----   ----------   -----   -----------   -----
AS OF DECEMBER 31, 1997
Total Capital
  (to Risk-Weighted Assets)...  $6,250,708   20.24%  $2,470,445   8.00%   $30,880,556   10.00%
Tier I Capital
  (to Risk-Weighted Assets)...   5,977,302   19.36    1,235,222   4.00      1,852,833    6.00
Tier I Capital
  (to Average Assets).........   5,977,302   14.84    1,611,296   4.00      2,014,120    5.00
AS OF DECEMBER 31, 1996
Total Capital
  (to Risk-Weighted Assets)...   4,843,020   19.57    1,979,879   8.00      2,474,849   10.00
Tier I Capital
  (to Risk-Weighted Assets)...   4,629,051   18.70      989,940   4.00      1,484,910    6.00
Tier I Capital
  (to Average Assets).........   4,629,051   12.33    1,502,094   4.00      1,877,617    5.00

(17) EMPLOYEE BENEFIT PLANS

     The Bank established a 401(k) retirement plan during 1996 for which all employees twenty-one years of age with one year of service are eligible. The plan is funded with employee and employer contributions. Employees may contribute up to 15 percent of their annual salaries. The employer's amount of matching may vary from year to year, but will initially match 25 percent of the employee's first 6 percent of salary. Retirement plan expense for the years ended December 31, 1997 and 1996 totaled $5,890 and $5,885, respectively.

                       WAYNE BANCORP, INC. AND SUBSIDIARY

(18) RECLASSIFICATIONS

     Certain reclassifications have been made within the 1996 and 1995 financial statements to conform to the 1997 presentation.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
LIST OF EXHIBITS.....................................................
AGREEMENT AND PLAN OF MERGER.........................................
ARTICLE 1.  TRANSACTIONS AND TERMS OF THE MERGER.....................
  1.1    MERGER......................................................
  1.2    TIME AND PLACE OF CLOSING...................................
  1.3    EFFECTIVE TIME..............................................
ARTICLE 2.  TERMS OF MERGER..........................................
  2.1    ARTICLES OF INCORPORATION...................................
  2.2    BYLAWS......................................................
  2.3    DIRECTORS AND OFFICERS......................................
ARTICLE 3.  MANNER OF CONVERTING SHARES..............................
  3.1    CONVERSION OF SHARES........................................
  3.2    ANTI-DILUTION PROVISIONS....................................
  3.3    SHARES HELD BY WAYNE OR FIRST BANKING.......................
  3.4    DISSENTING SHAREHOLDERS.....................................
  3.5    FRACTIONAL SHARES...........................................
ARTICLE 4.  EXCHANGE OF SHARES.......................................
  4.1    EXCHANGE PROCEDURES.........................................
  4.2    RIGHTS OF FORMER SHAREHOLDERS OF WAYNE......................
ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF WAYNE..................
  5.1    ORGANIZATION, STANDING, AND POWER...........................
  5.2    AUTHORITY OF WAYNE; NO BREACH BY AGREEMENT..................
  5.3    CAPITAL STOCK...............................................
  5.4    WAYNE SUBSIDIARIES..........................................
  5.5    SEC FILINGS; FINANCIAL STATEMENTS...........................
  5.6    ABSENCE OF UNDISCLOSED LIABILITIES..........................
  5.7    ABSENCE OF CERTAIN CHANGES OR EVENTS........................
  5.8    TAX MATTERS.................................................
  5.9    ALLOWANCE FOR POSSIBLE LOAN LOSSES..........................
 5.10    ASSETS......................................................
 5.11    INTELLECTUAL PROPERTY.......................................
 5.12    ENVIRONMENTAL MATTERS.......................................
 5.13    COMPLIANCE WITH LAWS........................................
 5.14    LABOR RELATIONS.............................................
 5.15    EMPLOYEE BENEFIT PLANS......................................
 5.16    MATERIAL CONTRACTS..........................................
 5.17    LEGAL PROCEEDINGS...........................................
 5.18    REPORTS.....................................................
 5.19    STATEMENTS TRUE AND CORRECT.................................
 5.20    ACCOUNTING, TAX AND REGULATORY MATTERS......................
 5.21    CHARTER PROVISIONS..........................................
 5.22    BOARD RECOMMENDATION........................................
 5.23    Y-2K........................................................

                                                                       PAGE
                                                                       ----
ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF FIRST BANKING..........
  6.1    ORGANIZATION, STANDING, AND POWER...........................
  6.2    AUTHORITY OF FIRST BANKING; NO BREACH BY AGREEMENT..........
  6.3    CAPITAL STOCK...............................................
  6.4    FIRST BANKING SUBSIDIARIES..................................
  6.5    SEC FILINGS, FINANCIAL STATEMENTS...........................
  6.6    ABSENCE OF UNDISCLOSED LIABILITIES..........................
  6.7    ABSENCE OF CERTAIN CHANGES OR EVENTS........................
  6.8    TAX MATTERS.................................................
  6.9    ALLOWANCE FOR POSSIBLE LOAN LOSSES..........................
 6.10    ASSETS......................................................
 6.11    INTELLECTUAL PROPERTY.......................................
 6.12    ENVIRONMENTAL MATTERS.......................................
 6.13    COMPLIANCE WITH LAWS........................................
 6.14    LABOR RELATIONS.............................................
 6.15    EMPLOYEE BENEFIT PLANS......................................
 6.16    MATERIAL CONTRACTS..........................................
 6.17    LEGAL PROCEEDINGS...........................................
 6.18    REPORTS.....................................................
 6.19    STATEMENTS TRUE AND CORRECT.................................
 6.20    ACCOUNTING, TAX AND REGULATORY MATTERS......................
 6.21    CHARTER PROVISIONS..........................................
 6.22    BOARD RECOMMENDATION........................................
 6.23    Y2K.........................................................
ARTICLE 7.  CONDUCT OF BUSINESS PENDING CONSUMMATION.................
  7.1    AFFIRMATIVE COVENANTS OF WAYNE..............................
  7.2    NEGATIVE COVENANTS OF WAYNE.................................
  7.3    AFFIRMATIVE COVENANTS OF FIRST BANKING......................
  7.4    NEGATIVE COVENANTS OF FIRST BANKING.........................
  7.5    ADVERSE CHANGES IN CONDITION................................
  7.6    REPORTS.....................................................
ARTICLE 8.  ADDITIONAL AGREEMENTS....................................
  8.1    REGISTRATION STATEMENT......................................
  8.2    NASDAQ LISTING..............................................
  8.3    SHAREHOLDER APPROVAL........................................
  8.4    APPLICATIONS................................................
  8.5    FILINGS WITH STATE OFFICES..................................
  8.6    AGREEMENT AS TO EFFORTS TO CONSUMMATE.......................
  8.7    INVESTIGATION AND CONFIDENTIALITY...........................
  8.8    PRESS RELEASES..............................................
  8.9    CERTAIN ACTIONS.............................................
 8.10    ACCOUNTING AND TAX TREATMENT................................
 8.11    CHARTER PROVISIONS..........................................
 8.12    AGREEMENTS OF AFFILIATES....................................
 8.13    EMPLOYEE BENEFITS AND CONTRACTS.............................
 8.14    INDEMNIFICATION.............................................

                                                                       PAGE
                                                                       ----
ARTICLE 9.  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE........
  9.1    CONDITIONS TO OBLIGATIONS OF EACH PARTY.....................
  9.2    CONDITIONS TO OBLIGATIONS OF FIRST BANKING..................
  9.3    CONDITIONS TO OBLIGATIONS OF WAYNE..........................
ARTICLE 10.  TERMINATION.............................................
 10.1    TERMINATION.................................................
 10.2    EFFECT OF TERMINATION.......................................
 10.3    NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS...............
ARTICLE 11.  MISCELLANEOUS...........................................
 11.1    DEFINITIONS.................................................
 11.2    EXPENSES....................................................
 11.3    BROKERS AND FINDERS.........................................
 11.4    ENTIRE AGREEMENT............................................
 11.5    AMENDMENTS..................................................
 11.6    WAIVERS.....................................................
 11.7    ASSIGNMENT..................................................
 11.8    NOTICES.....................................................
 11.9    GOVERNING LAW...............................................
11.10    COUNTERPARTS................................................
11.11    CAPTIONS, ARTICLES AND SECTIONS.............................
11.12    INTERPRETATIONS.............................................
11.13    ENFORCEMENT OF AGREEMENT....................................
11.14    SEVERABILITY................................................

                                LIST OF EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  1.      --   Form of Agreement of Affiliates of Wayne Bancorp, Inc.
               (sec. 8.12, sec. 9.2(f)).
  2.      --   Form of Claims Letter (sec. 9.2(g)).

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of November 30, 1998, by and between FIRST BANKING COMPANY OF SOUTHEAST GEORGIA ("FIRST BANKING"), a Georgia corporation located in Statesboro, Georgia, and WAYNE BANCORP, INC. ("WAYNE"), a Georgia corporation located in Jesup, Georgia.

                                    PREAMBLE

     The respective Boards of Directors of WAYNE and FIRST BANKING are of the opinion that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of WAYNE by FIRST BANKING, pursuant to the merger of WAYNE with and into FIRST BANKING. At the effective time of such merger, the outstanding shares of the capital stock of WAYNE shall be converted into the right to receive shares of the common stock of FIRST BANKING (except as provided herein). As a result, shareholders of WAYNE shall become shareholders of FIRST BANKING, and FIRST BANKING shall conduct the business and operations of WAYNE. The transactions described in this Agreement are subject to (a) approval of the shareholders of WAYNE, (b) approval of the Georgia Department of Banking and Finance, (c) approval of the Board of Governors of the Federal Reserve, and (d) satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the merger, for federal income tax purposes, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and, for accounting purposes, shall qualify for treatment as a pooling of interests.

     Certain terms used in this Agreement are defined in Section 11.1 hereof.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1.

                      TRANSACTIONS AND TERMS OF THE MERGER

     1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, WAYNE will merge with and into FIRST BANKING in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in
Section 14-2-1106 of the GBCC (the "Merger"). FIRST BANKING shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of WAYNE and FIRST BANKING, as set forth herein.

     1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which the shareholders of WAYNE have approved this Agreement to the extent such approval is required by applicable Law; provided, however, that the date of the Effective Time shall not extend past the termination date set forth in sec. 10.1(e) hereof.

                                   ARTICLE 2.

                                TERMS OF MERGER

     2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of FIRST BANKING in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

     2.2 BYLAWS. The Bylaws of FIRST BANKING in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

     2.3 DIRECTORS AND OFFICERS.

          (a) The directors of the Surviving Corporation shall be (i) the directors of FIRST BANKING immediately prior to the Effective Time and (ii)
     J. Ashley Dukes, together with such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

          (b) The executive officers of the Surviving Corporation shall be (i) the executive officers of the Surviving Corporation immediately prior to the Effective Time and (ii) such additional persons as may thereafter be elected. Such persons shall serve as the executive officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3.

                          MANNER OF CONVERTING SHARES

     3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of WAYNE, or the shareholders of the foregoing, the shares of WAYNE shall be converted as follows:

          (a) Each share of capital stock of FIRST BANKING issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of WAYNE Common Stock (excluding shares held by any WAYNE Entity or any FIRST BANKING Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.57024 shares of FIRST BANKING Common Stock (the "Exchange Ratio").

          (c) Each warrant to acquire shares of WAYNE Common Stock not exercised prior to the Effective Time shall be forfeited.

     3.2 ANTI-DILUTION PROVISIONS. In the event FIRST BANKING changes the number of shares of FIRST BANKING Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 SHARES HELD BY WAYNE OR FIRST BANKING. Each of the shares of WAYNE Common Stock held by any WAYNE Entity or by any FIRST BANKING Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 DISSENTING SHAREHOLDERS. Any holder of shares of WAYNE Common Stock who perfects his dissenters' rights in accordance with and as contemplated by
Article 13, Part 2 of Title 14 of the GBCC, shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to FIRST BANKING the certificates or certificates representing the shares for which payment is being made. In the event that after the Effective Time, a dissenting shareholder of WAYNE fails to perfect, or effectively withdraws or loses, his right to appraisal of and payment for his shares, FIRST BANKING shall issue and deliver the consideration to which such holder of shares of WAYNE Common Stock is entitled under this
Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of WAYNE Common Stock held by him. If and to the extent required by applicable Law, WAYNE will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to FIRST BANKING.

     3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of WAYNE Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FIRST BANKING Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FIRST BANKING Common Stock multiplied by the market value of one share of FIRST BANKING Common Stock at the Effective Time. The market value of one share of FIRST BANKING Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FIRST BANKING) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                                   ARTICLE 4.

                               EXCHANGE OF SHARES

     4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, FIRST BANKING shall cause the exchange agent selected by FIRST BANKING (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of WAYNE Common Stock

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immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of WAYNE Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of WAYNE Common Stock represented by Certificates that are not registered in the transfer records of WAYNE, the consideration provided in
Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of
(i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as FIRST BANKING and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of WAYNE Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. FIRST BANKING shall not be obligated to deliver the consideration to which any former holder of WAYNE Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither FIRST BANKING nor the Exchange Agent shall be liable to a holder of WAYNE Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of WAYNE shall constitute ratification of the appointment of the Exchange Agent.

     4.2 RIGHTS OF FORMER SHAREHOLDERS OF WAYNE. At the Effective Time, the stock transfer books of WAYNE shall be closed as to holders of WAYNE Common Stock immediately prior to the Effective Time and no transfer of WAYNE Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of WAYNE Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to FIRST BANKING's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by WAYNE in respect of such shares of WAYNE Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of WAYNE shall be entitled to vote after the Effective Time at any meeting of FIRST BANKING shareholders the number of whole shares of FIRST BANKING Common Stock into which their respective shares of WAYNE Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing FIRST BANKING Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FIRST BANKING on the FIRST BANKING Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FIRST BANKING Common Stock issuable pursuant

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to this Agreement, but no dividend or other distribution payable to the holders of record of FIRST BANKING Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the FIRST BANKING Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate. No interest shall be payable with respect to any cash to be paid under Section 3.1 of this Agreement except to the extent required in connection with the exercise of dissenters' rights.

                                   ARTICLE 5.

                    REPRESENTATIONS AND WARRANTIES OF WAYNE

     WAYNE hereby represents and warrants to FIRST BANKING as follows:

     5.1 ORGANIZATION, STANDING, AND POWER. WAYNE is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. WAYNE is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. The minute book and other organizational documents for WAYNE have been made available to FIRST BANKING for its review and, except as disclosed in Section 5.1 of the WAYNE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.2 AUTHORITY OF WAYNE; NO BREACH BY AGREEMENT.

          (a) WAYNE has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of WAYNE, subject to the approval of this Agreement by the holders of a majority of the outstanding voting stock of WAYNE, which is the only shareholder vote required for approval of this Agreement, and consummation of the Merger by WAYNE. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of WAYNE, enforceable against WAYNE in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by WAYNE, nor the consummation by WAYNE of the transactions contemplated hereby, nor compliance by WAYNE with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of WAYNE's Articles of Incorporation or Bylaws, or the Charter, Articles of Incorporation, or Bylaws of any WAYNE Subsidiary or any resolution adopted by the board of

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

     directors or the shareholders of any WAYNE Entity, or (ii) except as disclosed in Section 5.2 of the WAYNE Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any WAYNE Entity under, any Contract or Permit of any WAYNE Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under or require any Consent pursuant to any Law or Order applicable to any WAYNE Entity or any of their respective material Assets (including any FIRST BANKING Entity or any WAYNE Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FIRST BANKING Entity or any WAYNE Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of applicable federal banking laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by WAYNE of the Merger and the other transactions contemplated in this Agreement.

     5.3 CAPITAL STOCK.

          (a) As of the date of this Agreement, the authorized capital stock of WAYNE consists of Ten Million (10,000,000) shares of WAYNE Common Stock, of which Five Hundred Fifty Eight Thousand Six Hundred Forty-Eight (558,648) shares are issued and outstanding, assuming all warrants to acquire WAYNE Common Stock have been exercised. All of the issued and outstanding shares of capital stock of WAYNE are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of WAYNE has been issued in violation of any preemptive rights of the current or past shareholders of WAYNE. WAYNE has reserved Fifty-Two Thousand Six Hundred Fifty (52,650) shares of WAYNE Common Stock for issuance upon the exercise of certain authorized Warrants as described in Section 5.3(a) of the WAYNE Disclosure Memorandum.

          (b) Except as set forth in Section 5.3(a), or as disclosed in Section 5.3(b) of the WAYNE Disclosure Memorandum, there are no shares of capital stock or other equity securities of WAYNE outstanding and no outstanding Equity Rights relating to the capital stock of WAYNE.

     5.4 WAYNE SUBSIDIARIES. WAYNE has disclosed in Section 5.4 of the WAYNE Disclosure Memorandum all of the WAYNE Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the WAYNE Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the WAYNE Disclosure Memorandum, WAYNE or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each WAYNE Subsidiary. No capital stock (or other equity interest) of any WAYNE Subsidiary is or may become required to be issued (other than to another WAYNE

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

Entity) by reason of any Equity Rights, and there are no Contracts by which any WAYNE Subsidiary is bound to issue (other than to another WAYNE Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any WAYNE Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any WAYNE Subsidiary (other than to another WAYNE Entity). There are no Contracts relating to the rights of any WAYNE Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any WAYNE Subsidiary. All of the shares of capital stock (or other equity interests) of each WAYNE Subsidiary held by a WAYNE Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable State Law, if any, in the case of State depository institutions) nonassessable and are owned by the WAYNE Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the WAYNE Disclosure Memorandum, each WAYNE Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each WAYNE Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. Each WAYNE Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each WAYNE Subsidiary have been made available to FIRST BANKING for its review, and, except as disclosed in Section 5.4 of the WAYNE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.5 SEC FILINGS; FINANCIAL STATEMENTS.

          (a) WAYNE has timely filed and made available to FIRST BANKING all SEC Documents required to be filed by WAYNE since December 31, 1995 (the "WAYNE SEC Reports"). The WAYNE SEC Reports (i)at the time filed complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such WAYNE SEC Reports or necessary in order to make the statements in such WAYNE SEC Reports, in light of the circumstances under which they were made, not misleading.

          (b) Each of the WAYNE Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of WAYNE and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No WAYNE Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of WAYNE as of December 31, 1997 or September 30, 1998, included in the WAYNE Financial

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

Statements or reflected in the notes thereto. No WAYNE Entity has incurred or paid any Liability since September 30, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the WAYNE Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the WAYNE Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, and (ii) WAYNE Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of WAYNE provided in Article 7.

     5.8 TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of any WAYNE Entities have been timely filed or requests for extensions have been timely filed, granted, and, to the Knowledge of WAYNE, have not expired for such periods, except to the extent that all such failures to file, taken together, are not reasonably likely to have a WAYNE Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a WAYNE Material Adverse Effect, except as reserved against in the WAYNE Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the WAYNE Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of WAYNE Entities, except for any such Liens which are not reasonably likely to have a WAYNE Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

          (b) None of the WAYNE Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) The provision for any Taxes due or to become due for any of the WAYNE Entities for the period or periods through and including the date of the respective WAYNE Financial Statements that has been made and is reflected on such WAYNE Financial Statements is sufficient to cover all such Taxes.

          (d) Deferred Taxes of WAYNE Entities have been provided for in accordance with GAAP.

          (e) Except as disclosed in Section 5.8 of the WAYNE Disclosure Memorandum, none of the WAYNE Entities is a party to any Tax allocation or sharing agreement and none of WAYNE Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was WAYNE) or has any Liability for Taxes of any Person (other than WAYNE and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (f) Each of the WAYNE Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect.

          (g) Except as disclosed in Section 5.8 of the WAYNE Disclosure Memorandum, none of the WAYNE Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

          (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of WAYNE Entities that occurred during or after any Taxable Period in which WAYNE Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

          (i) No WAYNE Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          (j) All material elections with respect to Taxes affecting WAYNE Entities have been or will be timely made.

     5.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of WAYNE included in the most recent WAYNE Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of WAYNE included in the WAYNE Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of WAYNE Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by WAYNE Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a WAYNE Material Adverse Effect.

     5.10 ASSETS.

          (a) Except as disclosed in Section 5.10 of the WAYNE Disclosure Memorandum or as disclosed or reserved against in the WAYNE Financial Statements delivered prior to the date of this Agreement, WAYNE Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a WAYNE Material Adverse Effect. All tangible properties used in the businesses of the WAYNE Entities are usable in the ordinary course of business consistent with WAYNE's past practices.

          (b) All Assets which are material to WAYNE's business on a consolidated basis, held under leases or subleases by any of the WAYNE Entities, are held under valid Contracts enforceable against WAYNE in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the

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

     court before which any proceedings may be brought), and, assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect.

          (c) WAYNE Entities currently maintain the insurance policies described in Section 5.10(c) of the WAYNE Disclosure Memorandum. None of the WAYNE Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by any WAYNE Entity under such policies.

          (d) The Assets of the WAYNE Entities include all material Assets required to operate the business of the WAYNE Entities as presently conducted.

     5.11 INTELLECTUAL PROPERTY. Each WAYNE Entity owns or has a license to use all of the Intellectual Property used by such WAYNE Entity in the ordinary course of its business. Each WAYNE Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such WAYNE Entity in connection with such WAYNE Entity's business operations, and such WAYNE Entity has the right to convey by sale or license any Intellectual Property so conveyed. No WAYNE Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of WAYNE, threatened, which challenge the rights of any WAYNE Entity with respect to Intellectual Property used, sold or licensed by such WAYNE Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of WAYNE, the conduct of the business of the WAYNE Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the WAYNE Disclosure Memorandum, no WAYNE Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

     5.12 ENVIRONMENTAL MATTERS.

          (a) Except as disclosed in Section 5.12 of the WAYNE Disclosure Memorandum, to the Knowledge of WAYNE, each WAYNE Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect.

          (b) There is no Litigation pending or, to the Knowledge of WAYNE, threatened, before any court, governmental agency, or authority or other forum in which any WAYNE Entity or any of its Operating Properties or Participation Facilities (or WAYNE in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any WAYNE Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, nor, to the Knowledge of WAYNE, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect.

          (c) Except as disclosed in Section 5.12 of the WAYNE Disclosure Memorandum, during the period of (i) any WAYNE Entity's ownership or operation of any of their respective current Assets, or (ii) any WAYNE Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of WAYNE, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. Except as disclosed in Section
     5.12 of the WAYNE Disclosure Memorandum, prior to the period of (i) any WAYNE Entity's ownership or operation of any of their respective current properties, (ii) any WAYNE Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of WAYNE, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect.

     5.13 COMPLIANCE WITH LAWS. Each WAYNE Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, and, to the Knowledge of WAYNE, there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. Except as disclosed in Section 5.13 of the WAYNE Disclosure Memorandum, none of the WAYNE Entities:

          (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

          (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect; or

          (c) since January 1, 1995, or as of the date of organization, if later, has received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any WAYNE Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, or (iii) requiring any WAYNE Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to FIRST BANKING.

     5.14 LABOR RELATIONS. No WAYNE Entity is the subject of any Litigation asserting that it or any other WAYNE Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other WAYNE Entity to bargain with any labor organization as to wages or conditions of employment, nor is any WAYNE Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any WAYNE Entity, pending or threatened, or to the Knowledge of WAYNE, is there any activity involving any WAYNE Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.15 EMPLOYEE BENEFIT PLANS.

          (a) WAYNE has disclosed in Section 5.15 of the WAYNE Disclosure Memorandum, and has delivered or made available to FIRST BANKING prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any WAYNE Entity or ERISA Affiliate (as defined in subparagraph (c) below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, "WAYNE Benefit Plans"). Each WAYNE Benefit Plan which is an "employee pension benefit plan," as that term is defined in
     Section 3(2) of ERISA, is referred to herein as an "WAYNE ERISA Plan." Each WAYNE ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140 of the Internal Revenue Code) is referred to herein as an "WAYNE Pension Plan." No WAYNE Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) All WAYNE Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. Each WAYNE ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and WAYNE has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of WAYNE, no WAYNE Entity has engaged in a transaction with respect to any WAYNE Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any WAYNE Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect.

          (c) No WAYNE Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any WAYNE Pension Plan,
     (ii) no change in the actuarial assumptions with respect to any WAYNE Pension Plan, and (iii) no increase in benefits under any WAYNE Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any WAYNE Pension Plan nor any "single employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any WAYNE Entity, or the single-employer plan of any entity which is considered one employer with WAYNE under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a WAYNE Material Adverse Effect. No WAYNE Entity has provided, or is required to provide, security to a WAYNE Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

          (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any WAYNE Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a WAYNE Material Adverse Effect. No WAYNE Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a WAYNE Material Adverse Effect. No notice of a "reportable event," within the meaning of
     Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any WAYNE Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Except as disclosed in Section 5.15 of the WAYNE Disclosure Memorandum, no WAYNE Entity has any Liability for retiree health and life benefits under any of the WAYNE Benefit Plans and there are no restrictions on the rights of such WAYNE Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a WAYNE Material Adverse Effect.

          (f) Except as disclosed in Section 5.15 of the WAYNE Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any WAYNE Entity from any WAYNE Entity under any WAYNE Benefit Plan or otherwise,
     (ii) increase any benefits otherwise payable under any WAYNE Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any WAYNE Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the WAYNE Financial Statements to the extent required by and in accordance with GAAP.

     5.16 MATERIAL CONTRACTS. Except as disclosed in Section 5.16 of the WAYNE Disclosure Memorandum or otherwise reflected in the WAYNE Financial Statements, none of the WAYNE Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any WAYNE Entity or the guarantee by any WAYNE Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any WAYNE Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among the WAYNE Entities or any Contract between any Wayne Entity and any Affiliate of Wayne, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any WAYNE Entity, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and
(vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by WAYNE with the SEC as of the date of this Agreement that has not been filed as an exhibit to WAYNE's Form 10-K filed for the fiscal year ended December 31, 1997 or in an SEC Document and identified to WAYNE (together with all Contracts referred to in Sections 5.10 and 5.15(a), the "WAYNE Contracts"). With respect to each WAYNE Contract and except as disclosed in Section 5.16 of the WAYNE Disclosure Memorandum: (i) assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect; (ii) no WAYNE Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect; (iii) no WAYNE Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of WAYNE, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.16 of the WAYNE Disclosure Memorandum, no officer, director or employee of any WAYNE Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any WAYNE Entity. All of the indebtedness of any WAYNE Entity for money borrowed is prepayable at any time by such WAYNE Entity without penalty or premium.

     5.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending or, to the Knowledge of WAYNE, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any WAYNE Entity, or against any director, employee or employee benefit plan (acting in such capacity) of any WAYNE Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any WAYNE Entity, that are reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. Section 5.17 of the WAYNE Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any WAYNE Entity is a party and which names a WAYNE Entity as a defendant or cross-defendant or for which, to the Knowledge of WAYNE, any WAYNE Entity has any potential Liability.

     5.18 REPORTS. Since January 1, 1995, each WAYNE Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for such filings which the failure to so file is not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1995, no Wayne Entity has filed any Suspicious Activity Report or any claim under any fidelity, blanket bond, general liability, errors and omissions, directors and officers or other insurance policies that pertain to the operation of its business or the ownership of its assets.

     5.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any WAYNE Entity to FIRST BANKING pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any WAYNE Entity for inclusion in the registration statement to be filed by FIRST BANKING with the SEC in accordance with Section 8.1 will, when such registration statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents that any WAYNE Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by a WAYNE Entity with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.20 ACCOUNTING, TAX AND REGULATORY MATTERS. No WAYNE Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interest accounting treatment and as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.21 CHARTER PROVISIONS. Each WAYNE Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any WAYNE Entity or restrict or impair the ability of FIRST BANKING or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any WAYNE Entity that may be directly or indirectly acquired or controlled by them.

     5.22 BOARD RECOMMENDATION. The Board of Directors of WAYNE, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of WAYNE Common Stock approve this Agreement.

     5.23 Y-2K. WAYNE has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.

                                   ARTICLE 6.

                REPRESENTATIONS AND WARRANTIES OF FIRST BANKING

     FIRST BANKING hereby represents and warrants to WAYNE as follows:

     6.1 ORGANIZATION, STANDING, AND POWER. FIRST BANKING is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. FIRST BANKING is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect. The minute book and other organizational documents for FIRST BANKING have been made available to WAYNE for its review and, except as disclosed in Section 6.1 of the FIRST BANKING Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.2 AUTHORITY OF FIRST BANKING; NO BREACH BY AGREEMENT.

          (a) FIRST BANKING has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FIRST BANKING. This Agreement represents a legal, valid, and binding obligation of FIRST BANKING, enforceable against FIRST BANKING in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by FIRST BANKING, nor the consummation by FIRST BANKING of the transactions contemplated hereby, nor compliance by FIRST BANKING with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FIRST BANKING's Articles of Incorporation or Bylaws, or the Charter, or Articles of Incorporation or Bylaws of any FIRST BANKING Entity, or any resolution adopted by the Board of Directors or the shareholders of any FIRST BANKING Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FIRST BANKING Entity under, any Contract or Permit of any FIRST BANKING Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in
     Section 9.1 (b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FIRST BANKING Entity or any of their respective material Assets (including any FIRST BANKING Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FIRST BANKING Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FIRST BANKING of the Merger and the other transactions contemplated in this Agreement.

     6.3 CAPITAL STOCK.

          (a) The authorized capital stock of FIRST BANKING consists of 10,000,000 shares of FIRST BANKING Common Stock, of which 4,702,607 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of FIRST BANKING Capital Stock are, and all of the shares of FIRST BANKING Common Stock to be issued in exchange for shares of WAYNE Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of FIRST BANKING Capital Stock has been, and none of the shares of FIRST BANKING Common Stock to be issued in exchange for shares of WAYNE Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FIRST BANKING.

          (b) Except as set forth in Section 6.3(a), or as disclosed in Section
     6.3 of the FIRST BANKING Disclosure Memorandum, there are no shares of capital stock or other equity securities of FIRST BANKING outstanding and no outstanding Equity Rights relating to the capital stock of FIRST BANKING.

     6.4 FIRST BANKING SUBSIDIARIES. FIRST BANKING has disclosed in Section 6.4 of the FIRST BANKING Disclosure Memorandum all of the FIRST BANKING Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the FIRST BANKING Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the FIRST BANKING Disclosure Memorandum, FIRST BANKING or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each FIRST BANKING Subsidiary. No capital stock (or other equity interest) of any FIRST BANKING Subsidiary are or may become required to be issued (other than to another FIRST BANKING Entity) by reason of any Equity Rights, and there are no Contracts by which any FIRST BANKING Subsidiary is bound to issue (other than to another FIRST BANKING Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any FIRST BANKING Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any FIRST BANKING Subsidiary (other than to another FIRST BANKING Entity). There are no Contracts relating to the rights of any FIRST BANKING Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any FIRST BANKING Subsidiary. All of the shares of capital stock (or other equity interests) of each FIRST BANKING Subsidiary held by a FIRST BANKING Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FIRST BANKING Entity free and clear of any Lien. Each FIRST BANKING Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each FIRST BANKING Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect. Each FIRST BANKING Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each FIRST BANKING Subsidiary have been made available to WAYNE for its review, and, except as disclosed in Section 6.4 of the FIRST BANKING Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.5 SEC FILINGS, FINANCIAL STATEMENTS.

          (a) FIRST BANKING has timely filed and made available to WAYNE all SEC Documents required to be filed by FIRST BANKING since December 31, 1995 (the "FIRST BANKING SEC Reports"). The FIRST BANKING SEC Reports (i) at the time filed complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FIRST BANKING SEC Reports or necessary in order to make the statements in such FIRST BANKING SEC Reports, in light of the circumstances under which they were made, not misleading. No FIRST BANKING Subsidiary is required to file any SEC Documents.

          (b) Each of the FIRST BANKING Financial Statements (including, in each case, any related notes) contained in the FIRST BANKING SEC Reports, including any FIRST BANKING SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of FIRST BANKING and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No FIRST BANKING Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FIRST BANKING as of December 31, 1997 and September 30, 1998, included in the FIRST BANKING Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No FIRST BANKING Entity has incurred or paid any Liability since September 30, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the FIRST BANKING Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the FIRST BANKING Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, and (ii) the FIRST BANKING Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FIRST BANKING provided in Article 7.

     6.8 TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of any of the FIRST BANKING Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a FIRST BANKING Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, except as reserved against in the FIRST BANKING Financial Statements delivered prior to the date of this Agreement or as disclosed in Section
     6.8 of the FIRST BANKING Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FIRST BANKING Entities, except for any such Liens which are not reasonably likely to have a FIRST BANKING Material Adverse Effect or with respect to which the Taxes are not vet due and payable.

          (b) None of the FIRST BANKING Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to veers currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) The provision for any Taxes due or to become due for any of the FIRST BANKING Entities for the period or periods through and including the date of the respective FIRST BANKING Financial Statements that has been made and is reflected on such FIRST BANKING Financial Statements is sufficient to cover all such Taxes.

          (d) Deferred Taxes of the FIRST BANKING Entities have been provided for in accordance with GAAP.

          (e) None of the FIRST BANKING Entities is a party to any Tax allocation or sharing agreement and none of the FIRST BANKING Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FIRST BANKING) or has any Liability for Taxes of any Person (other than FIRST BANKING and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign, Law) as a transferee or successor or by Contract or otherwise.

          (f) Each of the FIRST BANKING Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect.

          (g) Except as disclosed in Section 6.8 of the FIRST BANKING Disclosure Memorandum, none of the FIRST BANKING Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

          (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FIRST BANKING Entities that occurred during or after any Taxable Period in which the FIRST BANKING Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

          (i) No FIRST BANKING Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          (j) All material elections with respect to Taxes affecting the FIRST BANKING Entities have been or will be timely made.

     6.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The Allowance shown on the consolidated balance sheets of FIRST BANKING included in the most recent FIRST BANKING Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FIRST BANKING included in the FIRST BANKING Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the FIRST BANKING Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FIRST BANKING Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a FIRST BANKING Material Adverse Effect.

     6.10 ASSETS.

          (a) Except as disclosed in Section 6.10 of the FIRST BANKING Disclosure Memorandum or as disclosed or reserved against in the FIRST BANKING Financial Statements delivered prior to the date of this Agreement, the FIRST BANKING Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a FIRST BANKING Material Adverse Effect. All tangible properties used in the businesses of the FIRST BANKING Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FIRST BANKING's past practices.

          (b) All Assets which are material to FIRST BANKING's business on a consolidated basis, held under leases or subleases by any of the FIRST BANKING Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          (c) The FIRST BANKING Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the FIRST BANKING Entities has received notice from any insurance carrier that (i) any policy of insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased.

     There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any FIRST BANKING Entity under such policies.

          (d) The Assets of the FIRST BANKING Entities include all Assets required to operate the business of the FIRST BANKING Entities as presently conducted.

     6.11 INTELLECTUAL PROPERTY. Each FIRST BANKING Entity owns or has a license to use all of the Intellectual Property used by such FIRST BANKING Entity in the course of its business. Each FIRST BANKING Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such FIRST BANKING Entity in connection with such FIRST BANKING Entity's business operations, and such FIRST BANKING Entity has the right to convey by sale or license any Intellectual Property so conveyed. No FIRST BANKING Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of FIRST BANKING threatened, which challenge the rights of any FIRST BANKING Entity with respect to Intellectual Property used, sold or licensed by such FIRST BANKING Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the FIRST BANKING Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 6.11 of the FIRST BANKING Disclosure Memorandum, no FIRST BANKING Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section
6.11 of the FIRST BANKING Disclosure Memorandum, no officer, director or employee of any FIRST BANKING Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any FIRST BANKING Entity.

     6.12 ENVIRONMENTAL MATTERS.

          (a) To the Knowledge of FIRST BANKING, each FIRST BANKING Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect.

          (b) There is no Litigation pending or, to the Knowledge of FIRST BANKING, threatened before any court, governmental agency, or authority or other forum in which any FIRST BANKING Entity or any of its Operating Properties or Participation Facilities (or FIRST BANKING in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or
     (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any FIRST BANKING Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect.

          (c) During the period of (i) any FIRST BANKING Entity's ownership or operation of any of their respective current properties, (ii) any FIRST BANKING Entity's participation in the management of any Participation Facility or any Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect. Prior to the period of (i) any FIRST BANKING Entity's ownership or operation of any of their respective current properties, (ii) any FIRST BANKING Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of FIRST BANKING, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect.

     6.13 COMPLIANCE WITH LAWS. Each FIRST BANKING Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect. Except as disclosed in Section 6.13 of the FIRST BANKING Disclosure Memorandum, none of the FIRST BANKING Entities:

          (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

          (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to, have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect; or

          (c) since January 1, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FIRST BANKING Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, or (iii) requiring any FIRST BANKING Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to WAYNE.

     6.14 LABOR RELATIONS. No FIRST BANKING Entity is the subject of any Litigation asserting that it or any other FIRST BANKING Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FIRST BANKING Entity to bargain with any labor organization as to wages or conditions of employment, nor is any FIRST BANKING Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any FIRST BANKING Entity, pending or threatened, or to the Knowledge of FIRST BANKING, is there any activity involving any FIRST BANKING Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.15 EMPLOYEE BENEFIT PLANS.

          (a) FIRST BANKING has disclosed in Section 6.15 of the FIRST BANKING Disclosure Memorandum and has delivered or made available to WAYNE prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FIRST BANKING Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FIRST BANKING Benefit Plans"). Each FIRST BANKING Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FIRST BANKING ERISA Plan." Each FIRST BANKING ERISA Plan which is also a "defined benefit plan" (as defined in Section
     4140) of the Internal Revenue Code) is referred to herein as a "FIRST BANKING Pension Plan." No FIRST BANKING Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) All FIRST BANKING Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect. Each FIRST BANKING ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FIRST BANKING is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of First Banking, no FIRST BANKING Entity has engaged in a transaction with respect to any FIRST BANKING Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FIRST BANKING Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect.

          (c) No FIRST BANKING Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a FIRST BANKING Pension Plan, (ii) no change in the actuarial assumptions with respect to any FIRST BANKING Pension Plan, and (iii) no increase in benefits under any FIRST BANKING Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any FIRST BANKING Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FIRST BANKING Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a FIRST BANKING Material Adverse Effect. No FIRST BANKING Entity has provided, or is required to provide, security to a FIRST BANKING Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 40 1 (a)(29) of the Internal Revenue Code.

          (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FIRST BANKING Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a FIRST BANKING Material Adverse Effect. No FIRST BANKING Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a FIRST BANKING Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FIRST BANKING Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Except as disclosed in Section 6.15 of the FIRST BANKING Disclosure Memorandum, no FIRST BANKING Entity has any Liability for retiree health and life benefits under any of the FIRST BANKING Benefit Plans and there are no restrictions on the rights of such FIRST BANKING Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a FIRST BANKING Material Adverse Effect.

          (f) Except as disclosed in Section 6.15 of the FIRST BANKING Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FIRST BANKING Entity from any FIRST BANKING Entity under any FIRST BANKING Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FIRST BANKING Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FIRST BANKING Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FIRST BANKING Financial Statements to the extent required by and in accordance with GAAP.

     6.16 MATERIAL CONTRACTS. Except as disclosed in Section 6.16 of the FIRST BANKING Disclosure Memorandum or otherwise reflected in the FIRST BANKING Financial Statements, none of the FIRST BANKING Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any FIRST BANKING Entity or the guarantee by any FIRST BANKING Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any FIRST BANKING Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among FIRST BANKING Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any FIRST BANKING Entity, (vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, or (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FIRST BANKING with the SEC as of the date of this Agreement that has not been filed as an exhibit to FIRST BANKING's Form 10-K filed for the fiscal year ended December 31, 1997, or in an SEC Document and identified to FIRST BANKING (together with all Contracts referred to in Sections
6.10 and 6.15(a), the "FIRST BANKING Contracts"). With respect to each FIRST BANKING Contract and except as disclosed in Section 6.16 of the FIRST BANKING Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no FIRST BANKING Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect; (iii) no FIRST BANKING Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of FIRST BANKING, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any FIRST BANKING Entity for money borrowed is prepayable at any time by such FIRST BANKING Entity without penalty or premium.

     6.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending or, to the Knowledge of FIRST BANKING, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FIRST BANKING Entity, or against any director, employee or employee benefit plan of any FIRST BANKING Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FIRST BANKING Entity, that are reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect. Section 6.17 of the FIRST BANKING Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any FIRST BANKING Entity is a party and which names a FIRST BANKING Entity as a defendant or cross-defendant or for which any FIRST BANKING Entity has any potential Liability.

     6.18 REPORTS. Since January 1, 1995, each FIRST BANKING Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1995, no FIRST BANKING Entity has not filed any Suspicious Activity Report or any claim under any fidelity, blanket bond, general liability, errors and omissions, directors and officers or other insurance policies that pertain to the operations of its business or the ownership of its assets.

     6.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any FIRST BANKING Entity to WAYNE pursuant to this

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

Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FIRST BANKING Entity for inclusion in the Registration Statement to be filed by FIRST BANKING with the SEC, will, when such Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the documents to be filed by any FIRST BANKING Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FIRST BANKING Entity thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.20 ACCOUNTING, TAX AND REGULATORY MATTERS. No FIRST BANKING Entity has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interests accounting treatment and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.l(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.21 CHARTER PROVISIONS. Each FIRST BANKING Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any FIRST BANKING Entity or restrict or impair the ability of FIRST BANKING or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FIRST BANKING Entity that may be directly or indirectly acquired or controlled by them.

     6.22 BOARD RECOMMENDATION. The Board of Directors of FIRST BANKING, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the FIRST BANKING shareholders.

     6.23 Y2K. Each FIRST BANKING Entity is in compliance with all policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations. Section 6.23 of the FIRST BANKING Disclosure Memorandum sets forth a summary of the steps taken by FIRST BANKING to ensure such compliance.

                                   ARTICLE 7.

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 AFFIRMATIVE COVENANTS OF WAYNE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FIRST BANKING shall have been obtained, and except as otherwise expressly contemplated herein, WAYNE shall, and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 NEGATIVE COVENANTS OF WAYNE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FIRST BANKING shall have been obtained, and except as otherwise expressly contemplated herein, WAYNE covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any WAYNE entity, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a WAYNE Entity to another WAYNE Entity) in excess of an aggregate of $100,000 (for WAYNE Entities on a consolidated basis) except in the ordinary course of the business of the WAYNE Subsidiaries consistent with past practices (which shall include, for the WAYNE Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any WAYNE Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of the WAYNE Disclosure Memorandum); or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any WAYNE Entity, or, except as set forth in Section 7.2(c) of the WAYNE Disclosure Memorandum, declare or pay any dividend or make any other distribution in respect of WAYNE's capital stock; or

          (d) except for this Agreement, or pursuant to the exercise of warrants outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the WAYNE Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of WAYNE Common Stock or any other capital stock of any WAYNE Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

          (e) adjust, split, combine or reclassify any capital stock of any WAYNE Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of WAYNE Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any WAYNE Subsidiary (unless any such shares of stock are sold or otherwise transferred to another WAYNE Entity); or

          (f) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned WAYNE Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (g) grant any increase in compensation or benefits to the employees or officers of any WAYNE Entity, except in accordance with past practice specifically disclosed in Section 7.2(g) of the WAYNE Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the WAYNE Disclosure Memorandum; and enter into or amend any severance agreements with officers of any WAYNE Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any WAYNE Entity except in accordance with past practice disclosed in Section 7.2(g) of the WAYNE Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

          (h) enter into or amend any employment Contract between any WAYNE Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the WAYNE Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any WAYNE Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any WAYNE Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of the WAYNE Disclosure Memorandum, settle any Litigation involving any Liability of any WAYNE Entity for material money damages or restrictions upon the operations of any WAYNE Entity; or

          (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

     7.3 AFFIRMATIVE COVENANTS OF FIRST BANKING. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of WAYNE shall have been obtained, and except as otherwise expressly contemplated herein, FIRST BANKING shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of

Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.4 NEGATIVE COVENANTS OF FIRST BANKING. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of WAYNE shall have been obtained, and except as otherwise expressly contemplated herein, FIRST BANKING covenants and agrees that it will not amend the Articles of Incorporation or Bylaws of FIRST BANKING in any manner adverse to the holders of WAYNE Common Stock, or take any action which will materially adversely impact the ability of FIRST BANKING Entities to consummate the transactions contemplated by this Agreement.

     7.5 ADVERSE CHANGES IN CONDITION. Each of FIRST BANKING and WAYNE agrees to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect or a FIRST BANKING Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.6 REPORTS. Each of FIRST BANKING and WAYNE and their Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8.

                             ADDITIONAL AGREEMENTS

     8.1 REGISTRATION STATEMENT. As soon as practicable after execution of this Agreement, FIRST BANKING shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of FIRST BANKING Common Stock upon consummation of the Merger. WAYNE shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as FIRST BANKING may reasonably request in connection with such action. FIRST BANKING and WAYNE shall make all necessary filings with respect to the Merger under the Securities Laws.

     8.2 NASDAQ LISTING. FIRST BANKING shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of FIRST BANKING Common Stock to be issued to the holders of WAYNE Common Stock pursuant to the Merger, and FIRST

BANKING shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

     8.3 SHAREHOLDER APPROVAL. WAYNE shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, the Board of Directors of WAYNE shall recommend to its shareholders, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval (subject to the Board of Directors of WAYNE, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to WAYNE's shareholders, under applicable law), and the Board of Directors and officers of WAYNE shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of WAYNE, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to the WAYNE shareholders, under applicable law).

     8.4 APPLICATIONS. FIRST BANKING shall promptly prepare and file, and WAYNE shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement, including without limitation, the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     8.5 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, FIRST BANKING shall cause to be filed the Certificate of Merger with the Secretary of State of the State of Georgia.

     8.6 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement. The parties agree to use reasonable efforts to cause the Effective Date to occur prior to any record date set by FIRST BANKING for the payment of any dividends in 1999 (such record date or dates in 1999 shall be referred to hereafter as the "1999 FIRST BANKING Record Date"). FIRST BANKING agrees that, if the Effective Date does not occur prior to the 1999 FIRST BANKING Record Date, WAYNE will declare and pay a special dividend to its shareholders as set forth in Section 7.2(c) of the WAYNE Disclosure Memorandum.

     8.7 INVESTIGATION AND CONFIDENTIALITY.

          (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby, and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of any other Party.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

          (c) Each Party shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

          (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a WAYNE Material Adverse Effect or a FIRST BANKING Material Adverse Effect, as applicable.

     8.8 PRESS RELEASES. Prior to the Effective Time, WAYNE and FIRST BANKING shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.9 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no WAYNE Entity nor any Representatives thereof retained by any WAYNE Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of WAYNE, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to WAYNE's shareholders, under applicable Law, no WAYNE Entity or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but WAYNE may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. WAYNE shall promptly advise FIRST BANKING following the receipt of any Acquisition Proposal and the details thereof, and advise FIRST BANKING of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. WAYNE shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause its Representatives not to engage in any of the foregoing.

     8.10 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to, and to take no action which would cause the Merger not to, qualify for pooling of interests accounting treatment and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.11 CHARTER PROVISIONS. Each Party shall take, and shall cause its Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the charter, articles of incorporation, bylaws or other governing instruments of such Party or any of its Subsidiaries or restrict or impair the ability of FIRST BANKING or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any WAYNE Entity that may be directly or indirectly acquired by them.

     8.12 AGREEMENTS OF AFFILIATES. WAYNE has disclosed in Section 8.12 of the WAYNE Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of WAYNE for purposes of Rule 145 under the 1933 Act. WAYNE shall use its reasonable efforts to cause each such Person to deliver to FIRST BANKING not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of the WAYNE Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FIRST BANKING Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FIRST BANKING and WAYNE have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. Except for transfers made in compliance with Staff Accounting Bulletin No. 76, shares of FIRST BANKING Common Stock issued to such affiliates of WAYNE shall not be transferable until such time as financial results covering at least 30 days of combined operations of FIRST BANKING and WAYNE have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12. FIRST BANKING shall be entitled to place restrictive legends upon certificates for shares of FIRST BANKING Common Stock issued to affiliates of WAYNE pursuant to this Agreement to enforce the provisions of this Section 8.12. FIRST BANKING shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FIRST BANKING Common Stock by such affiliates.

     8.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, FIRST BANKING shall either (i) continue to provide to officers and employees of the WAYNE Entities employee benefits under WAYNE's existing employee benefit and welfare plans or, (ii) if FIRST BANKING shall determine to provide to officers and employees of the WAYNE Entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the WAYNE Entities employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FIRST BANKING Entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FIRST BANKING's employee benefit plans, (i) service under any qualified defined benefit plan of WAYNE shall be treated as service under FIRST BANKING's defined benefit plan, if any, (ii) service under any qualified defined

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

contribution plans of WAYNE shall be treated as service under FIRST BANKING's qualified defined contribution plans, and (iii) service under any other employee benefit plans of WAYNE shall be treated as service under any similar employee benefit plans maintained by FIRST BANKING. With respect to officers and employees of the WAYNE Entities who, at or after the Effective Time, become employees of a FIRST BANKING Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the WAYNE Entities, FIRST BANKING shall cause each comparable employee welfare benefit plan which is substituted for a WAYNE welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans. FIRST BANKING also shall cause the Surviving Bank and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the WAYNE Disclosure Memorandum to FIRST BANKING between any WAYNE Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the WAYNE Benefit Plans.

     8.14 INDEMNIFICATION.

          (a) Subject to the conditions set forth in paragraph (b) below, for a period of six years after the Effective Time, FIRST BANKING shall indemnify, defend and hold harmless each person entitled to indemnification from a WAYNE Entity (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and by WAYNE's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FIRST BANKING is required to effectuate any indemnification, FIRST BANKING shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FIRST BANKING and the Indemnified Party.

          (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify FIRST BANKING thereof. In the event of any such Liability or Litigation (whether arising before or after the Effective Time), (i) FIRST BANKING shall have the right to assume the defense thereof (provided FIRST BANKING acknowledges responsibility for such indemnification) and FIRST BANKING shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FIRST BANKING elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between FIRST BANKING and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FIRST BANKING shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that FIRST BANKING shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) FIRST BANKING shall not be liable for any settlement effected without its prior written consent; and provided further that FIRST BANKING shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                                   ARTICLE 9.

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

          (a) Shareholder Approval. The shareholders of WAYNE shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. The shareholders of FIRST BANKING shall have approved the issuance of shares of FIRST BANKING Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

          (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

          (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1 (b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect or a FIRST BANKING Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

          (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FIRST BANKING Common Stock issuable pursuant to the Merger shall have been received.

          (f) Nasdaq Listing. The shares of FIRST BANKING Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

          (g) Tax Matters. Each Party shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of WAYNE Common Stock for FIRST BANKING Common Stock will not give rise to gain or loss to the shareholders of WAYNE with respect to such exchange (except to the extent of any cash received), and (iii) neither WAYNE nor FIRST BANKING will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of WAYNE and FIRST BANKING reasonably satisfactory in form and substance to such counsel.

          (h) Harper Employee Agreement. Douglas R. Harper shall have negotiated a mutually satisfactory employment relationship with FIRST BANKING, as the Surviving Corporation.

     9.2 CONDITIONS TO OBLIGATIONS OF FIRST BANKING. The obligations of FIRST BANKING to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FIRST BANKING pursuant to Section 11.6(a):

          (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of WAYNE set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections 5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of WAYNE set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a WAYNE Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of WAYNE to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates. WAYNE shall have delivered to FIRST BANKING (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its secretary, to the effect that to the best of their Knowledge the conditions set forth in Section 9.1 as relates to WAYNE and in Section 9.2(a) and 9.2(b) have been satisfied; provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duly adopted by WAYNE's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FIRST BANKING and its counsel shall request.

          (d) Opinion of Counsel. FIRST BANKING shall have received an opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to WAYNE, dated as of the Closing Date, in form reasonably satisfactory to FIRST BANKING.

          (e) Pooling Letters. FIRST BANKING shall have received an opinion of Deloitte & Touche, dated as of the date of filing of the Registration Statement with the SEC and as of the Closing Date, addressed to FIRST BANKING and in form and substance reasonably acceptable to FIRST BANKING, to the effect that the Merger, for accounting purposes, shall qualify for treatment as a pooling of interests.

          (f) Affiliates Agreements. FIRST BANKING shall have received, within thirty (30) days of the execution of this Agreement, from each affiliate of WAYNE the affiliates letter referred to in Section 8.12 and Exhibit 1.

          (g) Claims Letters. Each of the directors and officers of WAYNE shall have executed and delivered to FIRST BANKING letters in substantially the form of Exhibit 2.

     9.3 CONDITIONS TO OBLIGATIONS OF WAYNE. The obligations of WAYNE to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by WAYNE pursuant to Section 11.6(b):

          (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of FIRST BANKING set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FIRST BANKING set forth in Section 6.20 and 6.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FIRST BANKING set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.20 and 6.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a FIRST BANKING Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FIRST BANKING to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates. FIRST BANKING shall have delivered to WAYNE (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that to the best of their knowledge the conditions set forth in Section 9.1 as relates to FIRST BANKING and in Section 9.3(a) and 9.3(b) have been satisfied, provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duty adopted by FIRST BANKING's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as WAYNE and its counsel shall request.

          (d) Opinion of Counsel. WAYNE shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FIRST BANKING, dated as of the Closing Date, in form reasonably acceptable to WAYNE.

          (e) Fairness Opinion. WAYNE shall have received an opinion from Stevens & Company that the Merger is fair from a financial point of view to the WAYNE shareholders (the "Fairness Opinion"). Such Fairness Opinion shall be received by WAYNE within 14 days of the date of this Agreement.

                                  ARTICLE 10.

                                  TERMINATION

     10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of WAYNE, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of FIRST BANKING and WAYNE; or

          (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a WAYNE Material Adverse Effect or a FIRST BANKING Material Adverse Effect, as applicable, on the breaching Party; or

          (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

          (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of WAYNE fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

          (e) By either Party in the event that the Merger shall not have been consummated by April 30, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e).

     10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 8.7(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(e) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Section 8.10.

                                  ARTICLE 11.

                                 MISCELLANEOUS

     11.1 DEFINITIONS.

          (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

          "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits, the FIRST BANKING Disclosure Memorandum and the WAYNE Disclosure Memorandum delivered pursuant hereto and incorporated herein by reference.

          "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, or any Affiliate of such Person and wherever located.

          "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by FIRST BANKING and WAYNE and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

          "CLOSING DATE" shall mean the date on which the Closing occurs.

          "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $5,000 individually, or $25,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

          "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

          "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EXHIBITS 1 THROUGH 4," inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "FIRST BANKING CAPITAL STOCK" shall mean, collectively, the FIRST BANKING Common Stock and any other class or series of capital stock of FIRST BANKING.

          "FIRST BANKING COMMON STOCK" shall mean the $1.00 par value common stock of FIRST BANKING.

          "FIRST BANKING DISCLOSURE MEMORANDUM" shall mean the written information entitled "First Banking Company of Southeast Georgia Disclosure Memorandum" delivered prior to execution of this Agreement to WAYNE describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

          "FIRST BANKING ENTITIES" shall mean, collectively, FIRST BANKING and all FIRST BANKING Subsidiaries.

          "FIRST BANKING FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of FIRST BANKING as of September 30, 1998 and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended September 30, 1998, and for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by FIRST BANKING in SEC Documents, and (ii) the consolidated balance sheets of FIRST BANKING (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1998.

          "FIRST BANKING MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of FIRST BANKING and its Subsidiaries, taken as a whole, or (ii) the ability of FIRST BANKING Entities to perform their obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to savings associations, banks, and their holding companies, and (c) actions and omissions of FIRST BANKING (or any of its Subsidiaries) taken with the prior informed written Consent of WAYNE in contemplation of the transactions contemplated hereby.

          "FIRST BANKING SUBSIDIARIES" shall mean the Subsidiaries of FIRST BANKING, which shall include the FIRST BANKING Subsidiaries described in
     Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FIRST BANKING in the future and held as a Subsidiary by FIRST BANKING at the Effective Time.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "GBCC" shall mean the Georgia Business Corporation Code.

          "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement. removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

          "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "KNOWLEDGE" as used with respect to a FIRST BANKING Entity (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such FIRST BANKING Entity. "Knowledge" as used with respect to a WAYNE Entity (including references to being aware of a particular matter) shall mean those facts that are actually known (with no obligation of inquiry) by the president and chief executive officer of such WAYNE Entity.

          "LAW" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

          "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

          "LITIGATION" shall mean any action, arbitration, cause of action. claim, complaint investigation hearing, criminal prosecution, governmental or other examination or other administrative or other proceeding relating to or affecting a Party, its business. its Assets (including Contracts related to it), or the transactions contemplated by this Agreement. but shall not include regular. periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NASDAQ NATIONAL MARKET" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

          "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "PARTY" shall mean either WAYNE or FIRST BANKING, and "Parties" shall mean WAYNE and FIRST BANKING.

          "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FIRST BANKING under the 1933 Act with respect to the shares of FIRST BANKING Common Stock to be issued to the shareholders of WAYNE in connection with the transactions contemplated by this Agreement.

          "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

          "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

          "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "SHAREHOLDERS MEETING" shall mean the meeting of the shareholders of WAYNE to be held pursuant to Section 8.3, including any adjournment or adjournments thereof.

          "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner,
     (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

          "SURVIVING CORPORATION" shall mean FIRST BANKING as the surviving corporation resulting from the Merger.

          "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          "TAX" OR TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

          "WAYNE COMMON STOCK" shall mean the $1.00 par value common stock of WAYNE.

          "WAYNE DISCLOSURE MEMORANDUM" shall mean the written information entitled "WAYNE Disclosure Memorandum" delivered prior to execution of this Agreement to FIRST BANKING describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

          "WAYNE ENTITIES" shall mean, collectively, WAYNE and all WAYNE Subsidiaries.

          "WAYNE FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of WAYNE as of September 30, 1998, and as of December 31, 1997 and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended September 30, 1998, and for the Fiscal year ended December 31, 1997, and (ii) the consolidated balance sheets of WAYNE (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 1998.

          "WAYNE MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of WAYNE and its Subsidiaries, taken as a whole, or (ii) the ability of WAYNE to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that an "WAYNE Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and
     (c) actions and omissions of WAYNE (or any of its Subsidiaries) taken with the prior informed written Consent of FIRST BANKING in contemplation of the transactions contemplated hereby.

          "WAYNE SUBSIDIARIES" shall mean the Subsidiaries of WAYNE, which shall include the WAYNE Subsidiaries described in Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of WAYNE in the future and held as a Subsidiary by WAYNE at the Effective Time.

          (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Allowance.......................................  Section 5.9
Certificates....................................  Section 4.1
Closing.........................................  Section 1.2
Effective Time..................................  Section 1.3
ERISA Affiliate.................................  Section 5.15(c)
Exchange Agent..................................  Section 4.1
Exchange Ratio..................................  Section 3.1(b)
FIRST BANKING Benefit Plans.....................  Section 6.15(a)
FIRST BANKING ERISA Plan........................  Section 6.15(a)
FIRST BANKING Pension Plan......................  Section 6.15(a)
FIRST BANKING SEC Reports.......................  Section 6.5(a)
Indemnified Party...............................  Section 8.14(a)
Merger..........................................  Section 1.1
Tax Opinion.....................................  Section 9.1(g)
WAYNE Benefit Plans.............................  Section 5.15(a)
WAYNE Contracts.................................  Section 5.16
WAYNE ERISA Plan................................  Section 5.15(a)
WAYNE Pension Plan..............................  Section 5.15(a)
WAYNE SEC Reports...............................  Section 5.5 (a)

          (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 EXPENSES.

          (a) Except as otherwise provided in this Section 11.2, each Party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

          (b) If this Agreement is terminated by FIRST BANKING (i) pursuant to Sections 10.1(b), (c) or (d)(ii), or (ii) due to the failure of the condition in Section 9.2(e) solely because of the exercise of dissenters' rights by any director of WAYNE or any member of any such director's immediate family, WAYNE shall pay to FIRST BANKING an amount equal to the lesser of $100,000 or FIRST BANKING's actual out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement.

          (c) If this Agreement is terminated by WAYNE pursuant to Sections 10.1(b) or (c), FIRST BANKING shall pay to WAYNE an amount equal to the lesser of $100,000 or WAYNE's actual out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement.

          (d) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3 BROKERS AND FINDERS. Except as set forth in Section 11.3 of the WAYNE Disclosure Memorandum with respect to Stevens & Company, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by WAYNE or by FIRST BANKING, each of WAYNE and FIRST BANKING, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of WAYNE Common Stock, there shall be made no amendment that, pursuant to the GBCC, requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of FIRST BANKING Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of WAYNE Common Stock will be exchanged for shares of FIRST BANKING Common Stock shall not be amended after the Shareholders' Meeting in a manner adverse to the holders of FIRST BANKING Common Stock without any requisite approval of the holders of the issued and outstanding shares of FIRST BANKING Common Stock entitled to vote thereon.

     11.6 WAIVERS.

          (a) Prior to or at the Effective Time, FIRST BANKING, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by WAYNE, to waive or extend the time for the compliance or fulfillment by WAYNE of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FIRST BANKING under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FIRST BANKING.

          (b) Prior to or at the Effective Time, WAYNE, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FIRST BANKING, to waive or extend the time for the compliance or fulfillment by FIRST BANKING, of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of WAYNE under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of WAYNE.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

  WAYNE:                           Wayne Bancorp, Inc.
                                     818 S. First Street
                                     Jesup, Georgia 31545
                                     Attention: J. Ashley Dukes
  Copy to Counsel:                 Nelson Mullins Riley &
                                     Scarborough, L.L.P.
                                     First Union Plaza, Suite 1400
                                     999 Peachtree Street, N.E.
                                     Atlanta, GA 30309
                                     Telecopy Number: (404) 817-6225
                                     Attention: Neil E. Grayson, Esq.
  FIRST BANKING:                   First Banking Company
                                     of Southeast Georgia
                                     P.O. Box 878
                                     40 North Main Street
                                     Statesboro, Georgia 30458
                                     Attention: James Eli Hodges
  Copy to Counsel:                 Powell, Goldstein,
                                     Frazer & Murphy LLP
                                     Sixteenth Floor
                                     191 Peachtree Street, N.E.
                                     Atlanta, GA 30303
                                     Telecopy Number: (404) 572-5954
                                     Attention: Walter G. Moeling IV, Esq.

     11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 CAPTIONS, ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                          FIRST BANKING COMPANY OF SOUTHEAST
                                          GEORGIA

                                          By:     /s/ JAMES ELI HODGES
                                            ------------------------------------
                                                      James Eli Hodges
                                            President & Chief Executive Officer

                                          WAYNE BANCORP, INC.

                                          By:      /s/ J. ASHLEY DUKES
                                            ------------------------------------
                                                      J. Ashley Dukes
                                                   Chairman of the Board

                                                                       EXHIBIT 1

                              AFFILIATE AGREEMENT

First Banking Company of Southeast Georgia
40 North Main Street
Statesboro, GA 30458

Attention: James Eli Hodges, President and Chief Executive Officer

Gentlemen:

     The undersigned is a shareholder of Wayne Bancorp, Inc. ("WAYNE"), a Georgia Corporation, and will become a shareholder of First Banking Company of Southeast Georgia ("FIRST BANKING"), a Georgia corporation, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of November 30, 1998 (the "Agreement"), by and between FIRST BANKING and WAYNE. Under the terms of the Agreement, WAYNE will be merged with and into FIRST BANKING (the
"Merger"), and the shares of the $     .     par value common stock of WAYNE
("WAYNE Common Stock") will be converted into and exchanged for shares of the
$     .     par value common stock of FIRST BANKING ("FIRST BANKING Common
Stock"). This Affiliate Agreement represents an agreement between the undersigned and FIRST BANKING regarding certain rights and obligations of the undersigned in connection with the shares of FIRST BANKING to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and FIRST BANKING hereby agree as follows:

          1. Affiliate Status. The undersigned understands and agrees that as to WAYNE he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

          2. Initial Restrictions on Disposition. The undersigned agrees that he will not sell, transfer or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of FIRST BANKING Common Stock into which his shares of WAYNE Common Stock are converted upon consummation of the Merger until such time as FIRST BANKING notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of FIRST BANKING and WAYNE. FIRST BANKING agrees that it will publish such results within 45 days after the end of the first fiscal quarter of FIRST BANKING containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

          3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

             (a) At any meeting of shareholders of WAYNE called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the undersigned shall vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by WAYNE of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of FIRST BANKING Common Stock or otherwise to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

             (b) The FIRST BANKING Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

             (c) FIRST BANKING has informed the undersigned that any distribution by the undersigned of FIRST BANKING Common Stock has not been registered under the 1933 Act and that shares of FIRST BANKING Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that FIRST BANKING is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of FIRST BANKING Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

             (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 9 hereof, have all shares of WAYNE Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

             (e) During the thirty (30) days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of WAYNE Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of WAYNE held to approve the Merger.

             (f) The undersigned is aware that FIRST BANKING intends to treat the Merger as a tax-free reorganization under Section 368 of the Code for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as FIRST BANKING for federal income tax purposes.

          4. Restrictions on Transfer. The undersigned understands and agrees that stop-transfer instructions with respect to the shares of FIRST BANKING Common Stock received by the undersigned pursuant to the Merger will be given to FIRST BANKING's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

             The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as First

        Banking Company of Southeast Georgia ("FIRST BANKING") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless
        (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is an affiliate of FIRST BANKING) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for FIRST BANKING that such sale or transfer is otherwise exempt from the registration requirements of such Act.

     Such legend will also be placed on any certificate representing FIRST BANKING securities issued subsequent to the original issuance of FIRST BANKING Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the FIRST BANKING Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner as to justify the removal of the legend therefrom. Upon the request of the undersigned, FIRST BANKING shall cause the certificates representing the shares of FIRST BANKING Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the FIRST BANKING Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), FIRST BANKING, upon the request of the undersigned, will cause the certificates representing the shares of FIRST BANKING Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by FIRST BANKING of an opinion of its counsel to the effect that such legend may be removed.

          5. Understanding of Restrictions on Disposition. The undersigned has carefully read the Agreement and this Affiliate Agreement and has discussed their requirements and impact upon his ability to sell, transfer or otherwise dispose of the shares of FIRST BANKING Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for WAYNE.

          6. Filing of Reports by FIRST BANKING. FIRST BANKING agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of FIRST BANKING Common Stock issued to the undersigned pursuant to the Merger.

          7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of FIRST BANKING Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for FIRST BANKING Common Stock, together with such additional information as the transfer agent may reasonably request. If FIRST BANKING's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), FIRST BANKING shall cause such counsel to provide such opinions as may be necessary to FIRST BANKING's transfer agent so that the undersigned may complete the proposed sale or transfer.

          8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of WAYNE and FIRST BANKING that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse and any such relative collectively own at least a ten percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least ten percent (10%) of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of FIRST BANKING or becomes a director or officer of FIRST BANKING upon consummation of the Merger, among other things, any sale of FIRST BANKING Common Stock by the undersigned within a period of less than six
     (6) months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

          9. Miscellaneous. This Affiliate Agreement is the complete agreement between FIRST BANKING and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

     This Affiliate Agreement is executed as of the      day of           ,
1998.

                                          Very truly yours,

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Print Name

                                          Address:
                                                  ------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          [add below the signatures of all
                                          registered owners of shares deemed
                                          beneficially owned by the affiliate]

                                          --------------------------------------
                                          Name

                                          --------------------------------------
                                          Name

                                          --------------------------------------
                                          Name

AGREED TO AND ACCEPTED as of
the      day of                , 1998.

FIRST BANKING COMPANY OF
SOUTHEAST GEORGIA

By:
    ----------------------------------

                                                                       EXHIBIT 2

                                                                          , 1998

First Banking Company of Southeast Georgia, Inc.
40 North Main Street
Statesboro, GA 30458

     RE: Merger between First Banking Company of Southeast Georgia, Inc. ("FIRST BANKING"), Statesboro, Georgia, and
          Wayne Bancorp, Inc. "(WAYNE"), Jesup, Georgia

Ladies and Gentlemen:

     This letter is delivered pursuant to Section 9.2(g) of the Agreement and Plan of Merger, dated as of November 30, 1998, by and between FIRST BANKING and WAYNE.

     In my capacity as an officer or a director of WAYNE, and as of the date of this letter, I do not, to the best of my knowledge, have any claims, and I am not aware of any facts or circumstances that I believe are likely to give rise to any claim, for indemnification under WAYNE'S Articles of Incorporation or Bylaws as existing on the date hereof or as may be afforded by the laws of the State of Georgia or the United States.

                                          Very truly yours,

                                          --------------------------------------
                                          Signature of Officer or Director

                                          --------------------------------------
                                          Name of Officer or Director

                                          --------------------------------------
                                          Position at WAYNE

                                                                      APPENDIX B

                 EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION
                    CODE RELATING TO DISSENTING SHAREHOLDERS

                 EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION
                    CODE RELATING TO DISSENTING SHAREHOLDERS

14-2-1301.  DEFINITIONS.

     As used in this article, the term:

          (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

          (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

          (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

          (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302.  RIGHT TO DISSENT.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

             (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

             (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholder within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (A) Alters or abolishes a preferential right of the shares;

             (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

             (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

             (D) Excludes or limits the rights of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

             (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

             (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which dissents and his or her other shares were registered in the names of different shareholders.

14-2-1320.  NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322.

14-2-1321.  NOTICE OF INTENT TO DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

          (2) Must not vote his or her shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his or her shares under this article.

14-2-1322.  DISSENTERS' NOTICE.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4) Be accompanied by a copy of this article.

14-2-1323.  DUTY TO DEMAND PAYMENT.

     (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.

14-2-1324.  SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.  OFFER OF PAYMENT.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code
Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

          (5) A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.  FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1422 and repeat the payment demand procedure.

14-2-1327.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section unless he notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation made or offered payment for his or her shares.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.

14-2-1330.  COURT ACTION.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail and publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of the Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.

14-2-1331.  COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.  LIMITATION OF ACTIONS.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                                                      APPENDIX C

                                FAIRNESS OPINION

December 14, 1998

Board of Directors
Wayne Bancorp, Inc.
818 South First Street
Jessup, Georgia 31545

Ladies and Gentlemen:

     You have asked us to advise you with respect to the fairness to the shareholders of Wayne Bancorp, Inc. ("WAYNE"), from a financial point of view, of the exchange ratio (the "Exchange Ratio") provided for in the Agreement and Plan of Merger dated as of November 30, 1998 (the "Merger Agreement") between the WAYNE and First Banking Company of Southeast Georgia ("FBCG"). The Merger Agreement provides for a merger (the "Merger") of WAYNE and FBCG pursuant to which the common shareholders of WAYNE will receive 1.57024 common shares of FBCG for every common share of WAYNE.

     Holders of stock options, stock appreciation rights, or stock warrants granted by WAYNE ("WAYNE Rights") not exercised prior to the effective time of the merger shall be forfeited.

     Termination rights to the Merger are available, as fully described in
Section 10 of the Merger Agreement, at any time prior to the effective time:

          (a) By mutual consent of FBCG and WAYNE; or

          (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party to have, individually or in the aggregate, a WAYNE Material Adverse Effect or a FBCG Material Adverse Effect, as applicable, on the breaching Party; or

          (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after giving of written notice to the breaching Party of such breach; or

          (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of WAYNE fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

          (e) By either Party in the event that the Merger shall not have been consummated by April 30, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this section 10.1(e).

     In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to FBCG and WAYNE. We have also reviewed certain other information, including financial forecasts and budgets and have discussed with WAYNE's management the business and prospects of WAYNE.

     We have also considered certain financial and stock market data of FBCG and we have compared that data with similar data for other publicly held bank holding companies and we have considered the financial terms of certain other comparable transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts and budgets, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of WAYNE's management as to the future financial performance of WAYNE. We have not made an independent evaluation or appraisal of the assets of FBCG or WAYNE and we have assumed that the aggregate allowances for loan losses for FBCG and WAYNE are adequate to cover such losses. We have not solicited third party indications of interest in acquiring WAYNE.

     It should be noted that this opinion is based on market conditions and other circumstances existing on the date hereof and this opinion does not represent our view as to what the value of the FBCG common stock necessarily will be when the FBCG common stock is issued to the stockholders of WAYNE upon consummation of the Merger.

     Stevens & Company is a financial consulting and investment banking firm that specializes in community bank transactions. We have acted as financial advisor to WAYNE in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

     Based on the above, it is our opinion that the Exchange Ratio to be received of the Merger is fair, as of the date hereof, from a financial point of view, to the common shareholders of WAYNE.

     This opinion is being delivered to the Board of Directors of WAYNE, and is not to be reproduced or, delivered to any third party without the expressed written consent of Stevens & Company, except as required by law. However, it is understood that this opinion may be included in its entirety in any communication by WAYNE or its Board of Directors to WAYNE's shareholders.

                                          STEVENS & COMPANY

                                     PROXY

                              WAYNE BANCORP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

    The undersigned hereby constitutes and appoints Douglas R. Harper and J. Ashley Dukes, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Wayne Bancorp, Inc. ("Wayne"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Wayne Shareholders to be held at the main office of Wayne located at 818 S. First Street, Jesup, Georgia 31545 on
, 1999 at     , local time, and at any adjournment or postponement thereof (the
"Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, dated
        , 1999, the receipt of which is acknowledged in the manner specified below.

1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of November 30, 1998 (the "Merger Agreement"), by and among First Banking Company of Southeast Georgia ("First Banking") and Wayne pursuant to which (i) Wayne will merge with and into First Banking, and (ii) each share of the $1.00 par value common stock of Wayne issued and outstanding at the effective time of the merger will be exchanged for
    1.57024 shares of $1.00 par value common stock of First Banking.

             FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

2. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

    Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                 DATED:
                                                       ------------------, 1999

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                    Signature if held jointly

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WAYNE BANCORP, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

     I               will              will not attend the Special Meeting.
       ------------       ------------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The provisions of the Georgia Code and the Registrant's Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under the Registrant's Bylaws, the Registrant is required to indemnify its officers and directors against reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit or proceeding to which they were made a party, or in defense of any claim, issue or matter therein, by reason of the fact that they are or were officers, directors, employees or agents of the Registrant, to the extent that they have been successful, on the merits or otherwise, in such defense. The Registrant's Bylaws also permit indemnification of its directors and officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that they are or were directors or officers of the Registrant or who, while directors or officers of the Registrant, are or were serving at the Registrant's request as directors, officers, partners, trustees, employees or agents of another entity, if they acted in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, or, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, if a determination has been made that they have met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of the Registrant, however, is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Registrant must also provide advancement of expenses incurred by any director or officer in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such advances if it is ultimately determined that he or she is not entitled to indemnification by the Registrant.

     The Registrant may not indemnify a director or officer in connection with a proceeding by or in the right of the Registrant in which the director or officer was adjudged liable to the Registrant, for appropriation of a business opportunity, for payment of unlawful dividends, in connection with a proceeding in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit or for intentional misconduct or a knowing violation of law.

     The indemnification provisions of the Georgia Code are essentially identical to those set forth above, except that the Georgia Code permits, but does not require, a corporation to advance expenses under the circumstances for such payments described above.

     The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

     The Registrant's Articles of Incorporation provide that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for a breach of the duty of care or of any other duty as a director, except in the case of: (i) wrongful appropriation of any business opportunity of the Registrant; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation or law; (iii) liability for unlawful distributions; or (iv) any transaction from which the director derived an improper personal benefit. The Georgia Code currently permits a corporation to limit the liability of its directors to the foregoing extent. If the Georgia Code is amended to permit additional limitations on liability in the future, the liability of directors of the Registrant will be limited to the fullest extent permitted under the Georgia Code.

ITEM 21 -- EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)

EXHIBIT
NUMBER                         DESCRIPTION OF EXHIBITS
-------                        -----------------------
   1    --   Agreement and Plan of Merger dated November 30, 1998 between
             First Banking and Wayne (included as Appendix A to the Proxy
             Statement/Prospectus contained herein).
   5.1  --   Opinion of Powell, Goldstein, Frazer & Murphy LLP, including consent
   8.1  --   Opinion of Powell, Goldstein, Frazer & Murphy LLP, including consent
  10.1  --   Profit Sharing Plan, as restated December 29, 1994.
  10.2  --   Trust Agreement related to the Registrant's Profit Sharing
             Plan, as amended and restated December 30, 1988, effective
             January 1, 1989.
  10.3  --   Target Benefit Retirement Plan, as restated December 29,
             1994.
  10.4  --   Trust Agreement related to the Registrant's Target Benefit
             Retirement Plan, as amended and restated December 30, 1988, effective January 1, 1989.
  10.5  --   Employment Agreement dated as of February 20, 1996 among the
             Registrant, First Bulloch Bank & Trust Company and James Eli
             Hodges.(1)
  10.6  --   Employment Agreement dated as of April 9, 1996 among the
             Registrant, Metter Banking Company and Julian C. Lane,
             Jr.(2)
  10.7  --   Employment Agreement dated as of October 20, 1998 among the
             Registrant, First Bulloch Bank & Trust Company and Douglas
             E. Wren.
  10.8  --   1997 Stock Option Plan (3)
  23.1  --   Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibits 5.1 and 8.1)
  23.2  --   Consent of Deloitte & Touche LLP
  23.3  --   Consent of McNair, McLemore, Middlebrooks & Co. LLP
  23.4  --   Consent of Stevens & Company
  24    --   Power of Attorney (see signature page to the Registration
             Statement)
  99.1  --   Form of Proxy of Wayne
  99.2  --   Consent of J. Ashley Dukes to be named in Proxy
             Statement/Prospectus

---------------

(1) Incorporated by reference to the exhibit of the same number to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995.

(2) Incorporated by reference to the exhibit of the same number to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

(3) Incorporated by reference to Appendix A to the Registrant's Proxy Statement filed under cover of Schedule 14-A for the 1997 Annual Meeting of Shareholders.

     (b) Financial Statement Schedules

     Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22 -- UNDERTAKINGS.

     (1) The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (f) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (3) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 20), or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Statesboro, State of Georgia, on February 8, 1999.

                                          FIRST BANKING COMPANY OF SOUTHEAST
                                          GEORGIA

                                          By:     /s/ JAMES ELI HODGES
                                            ------------------------------------
                                                      James Eli Hodges
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                       SIGNATURE                                    TITLE                  DATE
                       ---------                                    -----                  ----
                  /s/ JAMES ELI HODGES                    President and Director     February 8, 1999
--------------------------------------------------------    (principal executive
                    James Eli Hodges                        officer)

                /s/ JULIAN C. LANE, JR.                   Vice President and         February 8, 1999
--------------------------------------------------------    Director
                  Julian C. Lane, Jr.

                  /s/ DOUGLAS E. WREN                     Vice President and         February 8, 1999
--------------------------------------------------------    Director
                    Douglas E. Wren

                  /s/ DWAYNE E. ROCKER                    Secretary and Treasurer    February 8, 1999
--------------------------------------------------------    (principal financial
                    Dwayne E. Rocker                        and accounting officer)

                 /s/ E. RAYBON ANDERSON                   Director                   February 8, 1999
--------------------------------------------------------
                   E. Raybon Anderson

                                                          Director                   February  , 1999
--------------------------------------------------------
                  A. M. Braswell, Jr.

                 /s/ W. A. CRIDER, JR.                    Director                   February 8, 1999
--------------------------------------------------------
                   W. A. Crider, Jr.

                  /s/ C. ARTHUR HOWARD                    Director                   February 8, 1999
--------------------------------------------------------
                    C. Arthur Howard

                /s/ LANIER A. HUNNICUTT                   Director                   February 8, 1999
--------------------------------------------------------
                  Lanier A. Hunnicutt

                       SIGNATURE                                    TITLE                  DATE
                       ---------                                    -----                  ----
                  /s/ JOE P. JOHNSTON                     Director                   February 8, 1999
--------------------------------------------------------
                    Joe P. Johnston

                /s/ DAN J. PARRISH, JR.                   Director                   February 8, 1999
--------------------------------------------------------
                  Dan J. Parrish, Jr.

              /s/ CHARLES M. ROBBINS, JR.                 Director                   February 8, 1999
--------------------------------------------------------
                Charles M. Robbins, Jr.

                                                          Director                   February   , 1999
--------------------------------------------------------
                    Larry D. Weddle

                   /s/ ALVIN WILLIAMS                     Director                   February 8, 1999
--------------------------------------------------------
                     Alvin Williams

                  /s/ HARRY S. MATHEWS                    Director                   February 8, 1999
--------------------------------------------------------
                    Harry S. Mathews

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
   1      --   Agreement and Plan of Merger dated November 30, 1998 between
               First Banking and Wayne (included as Appendix A to the Proxy
               Statement/Prospectus contained herein).
   5.1    --   Opinion of Powell, Goldstein, Frazer & Murphy LLP, including consent
   8.1    --   Opinion of Powell, Goldstein, Frazer & Murphy LLP, including consent
  10.1    --   Profit Sharing Plan, as restated December 29, 1994.
  10.2    --   Trust Agreement related to the Registrant's Profit Sharing
               Plan, as amended and restated December 30, 1988, effective
               January 1, 1989.
  10.3    --   Target Benefit Retirement Plan, as restated December 29,
               1994.
  10.4    --   Trust Agreement related to the Registrant's Target Benefit
               Retirement Plan, as amended and restated December 30, 1988, effective January 1, 1989.
  10.5    --   Employment Agreement dated as of February 20, 1996 among the
               Registrant, First Bulloch Bank & Trust Company and James Eli
               Hodges.(1)
  10.6    --   Employment Agreement dated as of April 9, 1996 among the
               Registrant, Metter Banking Company and Julian C. Lane,
               Jr.(2)
  10.7    --   Employment Agreement dated as of October 20, 1998 among the
               Registrant, First Bulloch Bank & Trust Company and Douglas
               E. Wren.
  10.8    --   1997 Stock Option Plan.(3)
  23.1    --   Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibits 5.1 and 8.1)
  23.2    --   Consent of Deloitte & Touche LLP
  23.3    --   Consent of McNair, McLemore, Middlebrooks & Co. LLP
  23.4    --   Consent of Stevens & Company
  24      --   Power of Attorney (see signature page to the Registration
               Statement)
  99.1    --   Form of Proxy of Wayne
  99.2    --   Consent of J. Ashley Dukes to be named in Proxy
               Statement/Prospectus

---------------

(1) Incorporated by reference to the exhibit of the same number to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995.

(2) Incorporated by reference to the exhibit of the same number to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

(3) Incorporated by reference to Appendix A to Registrant's Proxy Statement filed under cover of Schedule 14-A for the 1997 Annual Meeting of Shareholders.